As filed with the Securities and Exchange Commission on April 16, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware Delaware	6798 6798	35-2249166 27-4536064
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

For co-registrants, please see “Table of Co-Registrants” beginning on the following page.

303 West Madison Street, Suite 2400, Chicago, Illinois 60606, (312) 855-0930

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig M. Bernfield

Chief Executive Officer

Aviv REIT, Inc.

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

(312) 855-0930

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Steven Sutherland

Robert L. Verigan

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee
7 3/4% Senior Notes due 2019 (2)	$100,000,000	100%	$100,000,000	$11,460
Guarantees of 7 3/4% Senior Notes due 2019	(3)	(3)	(3)	(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)	The 7 3/4% Senior Notes due 2019 will be the obligations of Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation.

(3)

Each of the co-registrants listed on the “Table of Co-Registrants” on the following page will guarantee on a full and unconditional basis the obligations of Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation under the 7 3/4% Senior Notes due 2019. No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Alamogordo Aviv, L.L.C.	New Mexico	6798	27-0123540
Arkansas Aviv, L.L.C.	Delaware	6798	30-0509615
Arma Yates, L.L.C.	Delaware	6798	27-3971035
Aviv Asset Management, L.L.C.	Delaware	6798	30-0305067
Aviv Financing I, L.L.C.	Delaware	6798	11-3747125
Aviv Financing II, L.L.C.	Delaware	6798	36-4597042
Aviv Financing III, L.L.C.	Delaware	6798	36-4641210
Aviv Financing IV, L.L.C.	Delaware	6798	27-0836481
Aviv Financing V, L.L.C.	Delaware	6798	27-0836548
Aviv Foothills, L.L.C.	Delaware	6798	36-4572035
Aviv Healthcare Properties Operating Partnership I, L.P.	Delaware	6798	11-3747120
Aviv Liberty, L.L.C.	Delaware	6798	36-4572034
Aviv OP Limited Partner, L.L.C.	Delaware	6798	27-3474432
Aviv REIT, Inc.	Maryland	6798	27-3200673
Avon Ohio, L.L.C.	Delaware	6798	36-4601433
Belleville Illinois, L.L.C.	Delaware	6798	32-0188341
Bellingham II Associates, L.L.C.	Delaware	6798	11-3747130
Benton Harbor, L.L.C.	Illinois	6798	36-4204807
BHG Aviv, L.L.C.	Delaware	6798	36-4601432
Biglerville Road, L.L.C.	Delaware	6798	35-2410897
Bonham Texas, L.L.C.	Delaware	6798	30-0358809
Bradenton ALF Property, L.L.C.	Delaware	6798	45-4444919
Burton NH Property, L.L.C.	Delaware	6798	11-3714506
California Aviv, L.L.C.	Delaware	6798	38-3786697
California Aviv Two, L.L.C.	Delaware	6798	26-4117080
Camas Associates, L.L.C.	Delaware	6798	36-4340182
Casa/Sierra California Associates, L.L.C.	Delaware	6798	36-4572017
Chatham Aviv, L.L.C.	Delaware	6798	27-0354315
Chenal Arkansas, L.L.C.	Delaware	6798	04-3835270
Chippewa Valley, L.L.C.	Illinois	6798	36-4065826
Clarkston Care, L.L.C.	Delaware	6798	76-0802028
Clayton Associates, L.L.C.	New Mexico	6798	36-4572014
Colonial Madison Associates, L.L.C.	Delaware	6798	38-3741678
Columbia View Associates, L.L.C.	Delaware	6798	36-4204809
Columbus Texas Aviv, L.L.C.	Delaware	6798	38-3735473
Columbus Western Avenue, L.L.C.	Delaware	6798	71-0960205
Commerce Nursing Homes, L.L.C.	Illinois	6798	36-4122632
Commerce Sterling Hart Drive, L.L.C.	Delaware	6798	27-5458991
Conroe Rigby Owen Road, L.L.C.	Delaware	6798	27-5458820
CR Aviv, L.L.C.	Delaware	6798	20-5354773
Crooked River Road, L.L.C.	Delaware	6798	27-5081057
Cuyahoga Falls Property, L.L.C.	Delaware	6798	35-2419468
Darien ALF Property, L.L.C.	Delaware	6798	30-0694838
Denison Texas, L.L.C.	Delaware	6798	32-0173170
East Rollins Street, L.L.C.	Delaware	6798	38-3838004
Effingham Associates, L.L.C.	Illinois	6798	36-4150491
Elite Mattoon, L.L.C.	Delaware	6798	36-4454111
Elite Yorkville, L.L.C.	Delaware	6798	36-4454114
Falfurrias Texas, L.L.C.	Delaware	6798	61-1501714

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Florence Heights Associates, L.L.C.	Delaware	6798	11-3747131
Fountain Associates, L.L.C.	Delaware	6798	36-4572016
Four Fountains Aviv, L.L.C.	Delaware	6798	36-4601434
Fredericksburg South Adams Street, L.L.C.	Delaware	6798	27-5459311
Freewater Oregon, L.L.C.	Delaware	6798	36-2280966
Fullerton California, L.L.C.	Delaware	6798	36-4480527
Gardnerville Property, L.L.C.	Delaware	6798	37-1657201
Germantown Property, L.L.C.	Delaware	6798	45-4444655
Giltex Care, L.L.C.	Delaware	6798	36-4572036
Great Bend Property, L.L.C.	Delaware	6798	27-3971138
Heritage Monterey Associates, L.L.C.	Illinois	6798	36-4056688
HHM Aviv, L.L.C.	Delaware	6798	32-0205746
Hidden Acres Property, L.L.C.	Delaware	6798	27-2457250
Highland Leasehold, L.L.C.	Delaware	6798	20-2873499
Hobbs Associates, L.L.C.	Illinois	6798	36-4177337
Hot Springs Aviv, L.L.C.	Delaware	6798	30-0470700
Houston Texas Aviv, L.L.C.	Delaware	6798	36-4587739
Hutchinson Kansas, L.L.C.	Delaware	6798	51-0559326
Idaho Associates, L.L.C.	Illinois	6798	36-4114446
Iowa Lincoln County Property, L.L.C.	Delaware	6798	45-4445450
Jasper Springhill Street, L.L.C.	Delaware	6798	27-5458704
Kansas Five Property, L.L.C.	Delaware	6798	36-1647542
Karan Associates, L.L.C.	Delaware	6798	11-3747208
Karan Associates Two, L.L.C.	Delaware	6798	61-1514965
KB Northwest Associates, L.L.C.	Delaware	6798	36-4572025
Kingsville Texas, L.L.C.	Delaware	6798	37-1522939
Manor Associates, L.L.C.	Delaware	6798	36-4572020
Mansfield Aviv, L.L.C.	Delaware	6798	32-0183852
Massachusetts Nursing Homes, L.L.C.	Delaware	6798	20-2873416
McCarthy Street Property, L.L.C.	Delaware	6798	38-3855495
Minnesota Associates, L.L.C.	Delaware	6798	36-4469552
Missouri Associates, L.L.C.	Delaware	6798	36-4572033
Missouri Regency Associates, L.L.C.	Delaware	6798	36-4572031
Montana Associates, L.L.C.	Illinois	6798	36-4149849
Monterey Park Leasehold Mortgage, L.L.C.	Delaware	6798	32-0267202
Mt. Vernon Texas, L.L.C.	Delaware	6798	35-2270167
Murray County, L.L.C.	Delaware	6798	36-4708756
Newtown ALF Property, L.L.C.	Delaware	6798	27-4083571
N.M. Bloomfield Three Plus One Limited Company	New Mexico	6798	74-2748292
N.M. Espanola Three Plus One Limited Company	New Mexico	6798	74-2748289
N.M. Lordsburg Three Plus One Limited Company	New Mexico	6798	74-2748286
N.M. Silver City Three Plus One Limited Company	New Mexico	6798	74-2748283
Northridge Arkansas, L.L.C.	Delaware	6798	04-3835262
Norwalk ALF Property, L.L.C.	Delaware	6798	27-4083805
Oakland Nursing Homes, L.L.C.	Delaware	6798	36-4572018
October Associates, L.L.C.	Delaware	6798	36-4572030
Ogden Associates, L.L.C.	Delaware	6798	36-4412291
Ohio Aviv, L.L.C.	Delaware	6798	36-4597043
Ohio Aviv Two, L.L.C.	Delaware	6798	27-5081906
Ohio Aviv Three, L.L.C.	Delaware	6798	27-5082021
Ohio Pennsylvania Property, L.L.C.	Delaware	6798	32-0350654

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Omaha Associates, L.L.C.	Delaware	6798	36-4572019
Orange ALF Property, L.L.C.	Delaware	6798	27-4083471
Orange, L.L.C.	Illinois	6798	36-4095365
Oregon Associates, L.L.C.	Delaware	6798	36-4572024
Peabody Associates, L.L.C.	Delaware	6798	36-4572029
Peabody Associates Two, L.L.C.	Delaware	6798	27-5346222
Pomona Vista L.L.C.	Illinois	6798	36-4111095
Prescott Arkansas, L.L.C.	Delaware	6798	04-3835264
Raton Property Limited Company	New Mexico	6798	36-4111094
Red Rocks, L.L.C.	Illinois	6798	36-4192351
Richland Washington, L.L.C.	Delaware	6798	26-0081509
Riverside Nursing Home Associates, L.L.C.	Delaware	6798	36-4340184
Rose Baldwin Park Property L.L.C.	Illinois	6798	36-4111092
Salem Associates, L.L.C.	Delaware	6798	36-4572028
San Juan NH Property, L.L.C.	Delaware	6798	11-3714511
Sandalwood Arkansas Property, L.L.C.	Delaware	6798	61-1665105
Santa Ana-Bartlett, L.L.C.	Illinois	6798	36-4212739
Santa Fe Missouri Associates, L.L.C.	Illinois	6798	36-4165126
Savoy/Bonham Venture, L.L.C.	Delaware	6798	36-4572026
Searcy Aviv, L.L.C.	Delaware	6798	38-3779442
Sedgwick Properties, L.L.C.	Delaware	6798	36-4694767
Skagit Aviv, L.L.C.	Delaware	6798	36-4641209
Skyview Associates, L.L.C.	Delaware	6798	36-4572023
Southeast Missouri Property, L.L.C.	Delaware	6798	27-3502072
Southern California Nevada, L.L.C.	Delaware	6798	30-0705746
Star City Arkansas, L.L.C.	Delaware	6798	43-2089308
Sun-Mesa Properties, L.L.C.	Illinois	6798	36-4047650
Texas Fifteen Property, L.L.C.	Delaware	6798	35-2437626
Tujunga, L.L.C.	Delaware	6798	36-4389732
VRB Aviv, L.L.C.	Delaware	6798	76-0802032
Washington-Oregon Associates, L.L.C.	Illinois	6798	36-4192347
Watauga Associates, L.L.C.	Illinois	6798	36-4163268
Wellington Leasehold, L.L.C.	Delaware	6798	27-3971187
West Pearl Street, L.L.C.	Delaware	6798	81-0637081
Wheeler Healthcare Associates, L.L.C.	Texas	6798	74-2752353
Willis Texas Aviv, L.L.C.	Delaware	6798	37-1522942
Woodland Arkansas, L.L.C.	Delaware	6798	04-3835266
Xion, L.L.C.	Illinois	6798	36-4062845
Yuba Aviv, L.L.C.	Delaware	6798	11-3750228

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 16, 2012

P R O S P E C T U S

$100,000,000

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

Exchange Offer for

7 3/4% Senior Notes due 2019

On March 28, 2012, Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the “Issuers”) issued $100.0 million in aggregate principal amount of unregistered 7 3/4% Senior Notes due 2019 (which we refer to as the “Old Notes”). We are conducting the exchange offer in order to provide you with an opportunity to exchange your Old Notes for freely tradable 7 3/4% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (which we refer to as the “Exchange Notes”). Other than the issuance date and the aggregate principal amount, the terms of the Exchange Notes are substantially identical to $300.0 million in aggregate principal amount of unregistered 7 3/4% Senior Notes due 2019 that were issued on February 4 and April 5, 2011 and which were subsequently exchanged on August 22, 2011 for notes registered under the Securities Act (which we refer to as the “Existing Notes” and, together with the Old Notes and the Exchange Notes, the “Notes”).

Terms of the Exchange Offer:

—	Expires 5:00 p.m., New York City time, , 2012, unless extended.

—	You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

—	The exchange offer is subject to customary conditions that may be waived by us.

—	We will not receive any proceeds from the exchange offer.

—	The exchange of Old Notes for Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

—	All Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for Exchange Notes.

Terms of the Exchange Notes:

—	The Exchange Notes will mature on February 15, 2019. The Exchange Notes will pay interest semi-annually in cash in arrears on February 15 and August 15 of each year, beginning on August 15, 2012.

—

The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv REIT, Inc. (“Aviv REIT”) and, with certain exceptions, all of its existing and future restricted subsidiaries, other than the Issuers.

—

The Exchange Notes and the senior guarantees will be our general unsecured senior obligations and will be subordinated to all of our and the guarantors’ existing and future secured indebtedness to the extent of the assets securing such secured indebtedness, pari passu with all existing and future senior unsecured indebtedness and senior to all existing and future senior subordinated indebtedness. The subordinated guarantees provided by the borrowers under our existing term loan and acquisition credit line will be general unsecured senior obligations and will be subordinated to all of the obligations of those borrowers under our existing term loan and acquisition credit line or any permitted refinancing of those facilities, pari passu with all existing and future senior unsecured indebtedness and senior to all existing and future senior subordinated indebtedness.

—	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”

—	Upon a change of control, we must give holders the opportunity to sell their Exchange Notes to us at 101% of their principal amount plus accrued and unpaid interest, if any.

—

The terms of the Exchange Notes are identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see the “Risk Factors” section beginning on page 13 of this prospectus.

No public market exists for the outstanding Old Notes. We do not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated for the Exchange Notes.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of the Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Exchange Notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. Examples of forward-looking statements include all statements

i

regarding our expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, projected growth opportunities and potential acquisitions, plans and objectives of management for future operations, and compliance with and changes in governmental regulations. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipates,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in this prospectus and in filings made by us with the Securities and Exchange Commission . There may be additional risks of which we are presently unaware or that we currently deem immaterial. Forward-looking statements are not guarantees of future performance. We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION AND PORTFOLIO STATISTICS

In this prospectus, we use financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles (“GAAP”). The “non-GAAP” financial measures used in this prospectus include FFO, Adjusted FFO, EBITDA and Adjusted EBITDA. We derive these measures as follows:

—

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to our financial statements results in FFO representing net income before depreciation, impairments, and gain on sale of assets (net).

—

Adjusted FFO represents FFO before deferred rental income, stock-based compensation, amortization of intangible income, amortization of deferred financing costs, offering costs, indemnity expense, loss on extinguishment of debt and change in fair value of derivatives.

—	EBITDA represents net income before interest expense (net), taxes, depreciation and amortization of deferred financing costs.

—

Adjusted EBITDA represents EBITDA before stock-based compensation, amortization of intangible income, offering costs, indemnity expense, acquisition transaction costs, loss on impairment of assets, loss on extinguishment of debt, deferred rent write-offs, change in fair value of derivatives and gain on sale of assets (net).

The indenture governing the Notes uses the terms Adjusted FFO and Adjusted EBITDA. For further discussion of the terms used in the indenture governing the Notes, see “Description of Exchange Notes—Certain Definitions.” For a further description of how FFO, Adjusted FFO, EBITDA and Adjusted EBITDA are calculated from, and a reconciliation of those measures to, our net income, see “Summary—Summary Financial Data.”

Our management uses FFO, Adjusted FFO, EBITDA and Adjusted EBITDA as important supplemental measures of our operating performance and liquidity. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue and as an indicator of our ability to incur and service debt. Because FFO and Adjusted FFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items and because EBITDA and Adjusted EBITDA exclude certain non-cash charges and adjustments and amounts spent on interest and taxes, they provide our management with performance measures that, when compared year over year or with other real estate investment trusts, or REITs, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and, with respect to FFO and Adjusted FFO, interest costs, in each case providing perspective not immediately apparent from net income. In addition, we believe that FFO, Adjusted FFO, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.

We offer these measures to assist the users of our financial statements in assessing our financial performance and liquidity under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP, nor are they indicative of funds available to fund our cash needs, including our ability to make payments on our indebtedness. In addition, our calculations of these measures are not necessarily comparable to similar measures as calculated by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors should not rely on these measures as a substitute for any GAAP measure, including net income or revenues.

In addition to these non-GAAP financial measures, we present certain statistics in this prospectus regarding our portfolio of properties. These statistics include EBITDAR coverage, EBITDARM coverage, Portfolio Occupancy and Quality Mix, which are derived as follows:

—

EBITDAR coverage represents EBITDAR, which we define as earnings before interest, taxes, depreciation, amortization and rent expense, of our operators for the applicable period, divided by the rent paid to us by our operators during such period.

—

EBITDARM coverage represents EBITDARM, which we define as earnings before interest, taxes, depreciation, amortization, rent expense and management fees charged by the operator, of our operators for the applicable period, divided by the rent paid to us by our operators during such period.

—

Portfolio Occupancy represents the average daily number of beds at our properties that are occupied during the applicable period divided by the total number of beds at our properties that are available for use during the applicable period.

—	Quality Mix represents total revenues from all payor sources, excluding Medicaid revenues, at our properties divided by the total revenue at our properties for the applicable period.

We calculate “annualized rent” for properties during the year ended December 31, 2011 by utilizing the amount of rent under contract as of December 31, 2011 and assume that amount of rent was received in respect of such property throughout the year.

We derive these statistics from reports that we receive from our operators pursuant to our triple-net leases. As a result, our portfolio statistics typically lag our own financial statements by approximately one quarter. In order to determine EBITDAR and EBITDARM coverage for the period presented, EBITDAR and EBITDARM coverage is stated only with respect to properties owned by us and operated by the same operator for the entire period. Accordingly, EBITDAR and EBITDARM coverage for the twelve months ended September 30, 2011 included 157 of the 225 properties in our portfolio as of December 31, 2011.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market share and industry conditions from third-party sources or based upon our estimates using such sources when available. While we believe that such information and estimates are reasonable and reliable, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been independently verified.

TRADEMARKS

As used in this prospectus, “Aviv REIT,” “Aviv Healthcare” and “Aviv Financing” are trademarks of our company. This prospectus also refers to brand names, trademarks or service marks of other companies. All brand names and other trademarks or service marks cited in this prospectus are the property of their respective holders.

SUMMARY

This summary highlights selected information appearing in this prospectus and may not contain all of the information that is important to you. This prospectus includes information about the Exchange Notes and the exchange offer as well as information regarding our business and detailed financial data. You should read this prospectus in its entirety, including “Risk Factors” and the financial statements and related notes appearing elsewhere in this prospectus, before deciding to participate in the exchange offer.

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “Aviv REIT,” “we,” “company,” “us” and “our” refer to Aviv REIT, Inc. and its subsidiaries, including the Issuers. Throughout this prospectus, we refer to operators and tenants by their commonly-known trade names; however, each operator or tenant may operate through a variety of legal entities, some or all of which may not be under common ownership. In addition, we use the words “operator” and “tenant” interchangeably when referring to these unaffiliated third parties.

Our Company

We operate as a self-administered, self-managed real estate investment trust, or REIT, that focuses on the ownership of healthcare properties, principally skilled nursing facilities (“SNFs”). We generate our revenues through long-term triple-net leases with a diversified group of high quality operators throughout the United States. Through our predecessor entities, we have been in the business of financing SNF operators through triple-net leases for over 30 years. We believe that we have one of the largest SNF portfolios in the United States which consisted of 225 properties, of which 200 were SNFs, with 20,875 licensed beds in 26 states leased to 35 operators, as of December 31, 2011. For the year ended December 31, 2011, our revenues and Adjusted EBITDA were $104.7 million and $91.6 million, respectively. See “Presentation of Non-GAAP Financial Information and Portfolio Statistics” and “Summary Financial Data.”

We believe we are well positioned to benefit from our diversified portfolio of properties and extensive network of operator relationships. We focus on cultivating close relationships with our operators by working closely with them to help them achieve their business objectives. As a result of these efforts, we are in a position to effectively manage our portfolio, make additional investments and continue to expand our business. From April 2005 through December 2011, we completed $663.5 million of acquisitions. In 2011, we completed $217.9 million of acquisitions and investments. We target EBITDAR and EBITDARM coverages that we believe allow us to balance our rental income with appropriate operating and financial performance for our operators. Our EBITDAR and EBITDARM coverages for the twelve months ended September 30, 2011 were 1.5x and 2.0x, respectively.

The structure of our triple-net leases has significantly contributed to our consistent and stable performance and positions us to benefit from a long-term stream of rental income. Our leases typically have initial terms of ten years or more, annual rent escalation provisions of 2% to 3% and typically do not have operator purchase options. We also seek additional support for the rental income generated by the leases through guarantees, master leases, cross-default provisions and security deposits. As of December 31, 2011, the leases for 223 of our 225 properties were supported by personal and/or corporate guarantees.

Corporate Information

Aviv REIT was incorporated as a Maryland corporation on July 30, 2010 and operates in a manner intended to allow it to qualify as a REIT for federal income tax purposes. Aviv REIT is the sole general partner of Aviv Healthcare Properties Limited Partnership. The Partnership was formed as a Delaware partnership on March 4, 2005.

Our headquarters are located at 303 West Madison Street, Suite 2400, Chicago, Illinois 60606. Our telephone number is (312) 855-0930. Our internet website is http://www.avivreit.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Exchange Offer

On March 28, 2012, the Issuers sold, through a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), $100,000,000 in aggregate principal amount of 7 3/4% Senior Notes due 2019 (the “Old Notes”), all of which are eligible to be exchanged for notes which have been registered under the Securities Act (the “Exchange Notes”). Other than the issuance date and the aggregate principal amount, the terms of the Exchange Notes are substantially identical to $300.0 million in aggregate principal amount of unregistered 7 3/4% Senior Notes due 2019 that were issued on February 4 and April 5, 2011 and which were subsequently exchanged on August 22, 2011 for notes registered under the Securities Act (which we refer to as the “Existing Notes” and, together with the Old Notes and the Exchange Notes, the “Notes”).

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes (the “registration rights agreement”). Under the registration rights agreement, we are required to cause a registration statement for substantially identical notes, which will be issued in exchange for the Old Notes, to be filed with the Securities and Exchange Commission (the “SEC”) and to use our reasonable best efforts to complete the exchange offer by August 10, 2012. You may exchange your Old Notes for Exchange Notes in the exchange offer. You should read the discussion under the headings “The Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

Securities to be Exchanged	Up to $100,000,000 principal amount of 7 3/4% Senior Notes due 2019.

The Exchange Offer; Securities Act Registration	We are offering to exchange the Old Notes for an equal principal amount of the Exchange Notes. Old Notes may be exchanged only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The exchange offer is being made pursuant to the registration rights agreement, which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. The exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete and except for our obligations to file a shelf registration statement under the circumstances described below, you will no longer be entitled to any exchange or registration rights with respect to Old Notes.

You may tender your outstanding Old Notes for Exchange Notes by following the procedures described under the heading “The Exchange Offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, or a later date and time to which the Issuers may extend it.

Withdrawal Rights	You may withdraw your tender of the Old Notes at any time prior to the expiration date of the exchange offer. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC.

For more information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes Through Brokers and Banks	Because the Old Notes are represented by global book-entry notes, the Depositary Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes.

To tender your outstanding Old Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of the exchange offer. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your outstanding Old Notes must be tendered in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

See “The Exchange Offer” for more information regarding the procedures for tendering Old Notes.

Effect of Not Tendering Old Notes	If you do not tender your Old Notes or if you do tender them but they are not accepted by us, your Old Notes will continue to be subject to the existing restrictions on transfer. Except for our obligation to file a shelf registration statement under the circumstances described below, we will have no further obligation to provide for the registration of the Old Notes under the Securities Act. If your outstanding Old Notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your outstanding Old Notes.

Resale of the Exchange Notes	Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the Exchange Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

—	are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

—	are acquiring the Exchange Notes in the ordinary course of business; and

—	have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

In addition, each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Old Notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. For more information, see “Plan of Distribution.”

Any holder of Old Notes, including any broker-dealer, who:

—	is our affiliate,

—	does not acquire the Exchange Notes in the ordinary course of its business, or

—	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes,

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

Appraisal or Dissenters’ Rights	Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material United States Federal Income Tax Considerations	Your exchange of Old Notes for Exchange Notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” for a summary of U.S. federal tax consequences associated with the exchange of Old Notes for Exchange Notes and the ownership and disposition of those Exchange Notes.

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes pursuant to the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—Exchange Agent.”

Shelf Registration Statement	The registration rights agreement requires that we file a shelf registration statement, in addition to or in lieu of conducting the exchange offer, in the event that:

(1)	we are not required to file the exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by law or SEC policy; or

(2)	for any reason, we do not consummate the exchange offer by August 10, 2012; or

(3)	any holder notifies us that:

—	it is not permitted under law or SEC policy to participate in the exchange offer;

—

it cannot publicly resell new notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that holder;

—	it is a broker-dealer and holds Old Notes that it has not exchanged and that it acquired directly from us or one of our affiliates; or

—	an initial purchaser so requests (with respect to Old Notes that have not been resold and that it acquired directly from us or one of our affiliates).

You should refer to the section titled “Risk Factors” beginning on page 13 of this prospectus for a description of some of the risks you should consider before participating in the exchange offer.

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The terms of the Exchange Notes are identical to the terms of the Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes do not apply to the Exchange Notes. Other than the issuance date and the aggregate principal amount, the terms of the Exchange Notes are substantially identical to the Existing Notes. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuers	Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation.

Securities Offered	$100,000,000 principal amount of 7 3/4% Senior Notes due 2019.

Maturity	February 15, 2019.

Interest Rate	Interest will accrue from February 15, 2012 at a rate of 7.750% per annum or from the date of the last payment of interest on the Old Notes, whichever is later. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months. We will not pay interest on Old Notes tendered and accepted for exchange.

Interest Payment Dates	Each February 15 and August 15, beginning on August 15, 2012.

Ranking	The Exchange Notes and the senior guarantees thereof will be the Issuers’ and such guarantors’ senior unsecured obligations and will rank:

—

senior to all existing and future indebtedness that by its terms is expressly subordinated to the Exchange Notes, including the subordinated guarantees provided by the Issuers and such guarantors of the obligations under our Acquisition Credit Line and Term Loan;

—

pari passu with all existing and future senior unsecured indebtedness, including a limited unsecured guarantee of the obligations under our Acquisition Credit Line and Term Loan provided by Aviv Healthcare Properties Limited Partnership;

—	effectively junior to all secured indebtedness to the extent of the value of the collateral securing such debt, including the 2014 Revolver and the 2016 Revolver; and

—	structurally subordinate to all of the existing and future liabilities of our subsidiaries that do not guarantee the Exchange Notes.

The subordinated guarantees of the Exchange Notes will be such guarantors’ subordinated unsecured obligations and will rank:

—	senior to all existing and future indebtedness of such guarantors that by its terms is expressly subordinated to subordinated guarantees of such guarantors;

—	pari passu with all existing and future senior unsecured indebtedness of such guarantors; and

—	contractually junior to such guarantors’ obligations under our Acquisition Credit Line and Term Loan.

Guarantees	The Exchange Notes will be guaranteed by Aviv REIT and the existing subsidiaries and (subject to certain exceptions) future subsidiaries of the Issuers (other than the subsidiaries that hold properties subject to mortgages whose terms prohibit such subsidiaries from entering into guarantees of other indebtedness). In each instance, the Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by the applicable guarantors. If we do not make payments required by the Exchange Notes, the guarantors must make them. The subsidiary guarantees may be released under certain circumstances.

Optional Redemption	We may redeem some or all of the Exchange Notes at any time on or after February 15, 2015, at the redemption prices specified under the section “Description of Exchange Notes—Optional Redemption” plus accrued and unpaid interest, if any, to the redemption date. We may also redeem some or all of the Exchange Notes before February 15, 2015 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Optional Redemption after Equity Offering	At any time prior to February 15, 2014, we may also redeem up to 35% of the original aggregate principal amount of the Notes (including the Exchange Notes) with the proceeds from specific kinds of equity offerings at a redemption price equal to 107.750% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Exchange Notes—Optional Redemption.”

Change of Control Offer	If a change in control of our company occurs, we must give holders the opportunity to sell their Exchange Notes to us at 101% of their principal amount plus accrued and unpaid interest, if any. We, however, may not be able to pay the required price for the Exchange Notes presented to us at the time of a change of control event because we may have insufficient funds.

Restrictive Covenants	The indenture governing the Notes (including the Exchange Notes) contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

—	incur or guarantee additional indebtedness;

—	incur or guarantee secured indebtedness;

—	pay dividends or distributions on, or redeem or repurchase, our capital stock;

—	make certain investments or other restricted payments;

—	sell assets;

—	enter into transactions with affiliates;

—	merge or consolidate or sell all or substantially all of our assets; and

—	create restrictions on the ability of our restricted subsidiaries to pay dividends or other amounts to us.

In addition, we are required to maintain Total Unencumbered Assets (as defined in “Description of Exchange Notes”) of at least 150% of our unsecured indebtedness. These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes—Covenants.”

Absence of a Public Market for the Exchange Notes	The Exchange Notes are a new issue of securities with no established public market. We do not intend to apply for listing of the Exchange Notes on any securities exchange.

You should refer to the section titled “Risk Factors” beginning on page 13 of this prospectus for a description of some of the risks you should consider before investing in the Exchange Notes.

Summary Financial Data

You should read the following summary historical consolidated financial and other data in connection with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

The summary historical consolidated financial data as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 have been derived from the audited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership and other unaudited information appearing elsewhere in this prospectus. The summary historical balance sheet data as of December 31, 2009 have been derived from the audited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership, which are not included in this prospectus.

	Year Ended December 31,
	(in thousands)
Operating Information	2009	2010	2011
Revenues
Rental income	$82,775	$85,240	$92,326
Tenant recoveries	6,056	6,442	7,175
Interest on loans to lessees	3,493	5,226	5,246

Total revenues	92,324	96,908	104,747
Expenses
Rent and other operating expenses	612	575	891
General and administrative	7,741	11,475	17,589
Offering costs	6,864	—	—
Real estate taxes	6,232	6,475	7,282
Depreciation	17,528	17,854	20,847
Loss on impairment	—	96	6,091

Total expenses	38,977	36,475	52,700

Operating income	53,347	60,433	52,047
Other income and expenses
Interest and other income	466	133	843
Interest expense	(26,570)	(22,723)	(36,010)
Change in fair value of derivatives	6,988	2,931	—
Amortization of deferred financing costs	(550)	(1,008)	(2,664)
Earn out accretion	—	—	(267)
Gain on sale of assets, net	—	512	1,171
Loss on extinguishment of debt	—	(2,295)	(3,807)

Total other income and expenses	(19,666)	(22,450)	(40,734)

Net income	$33,681	$37,983	$11,313

	As of December 31,
	(in thousands)
Balance Sheet Information	2009	2010	2011
Cash and cash equivalents (1)	$15,543	$13,029	$40,862
Loan receivables	28,970	36,611	33,031
Rental properties, net of accumulated depreciation	577,736	627,101	822,588
Total assets (1)	665,130	731,400	951,421
Mortgage and other notes payable	480,105	440,576	600,474
Total liabilities (2)	527,598	486,244	704,162
Total equity (3)	74,562	245,156	247,259

	As of December 31,
Other Information	2009	2010	2011
Number of properties	172	185	225
Number of licensed beds	16,884	17,997	20,875

	Year Ended December 31,
	(in thousands)
Other Information	2009	2010	2011
Cash flows provided by operating activities (2)	$40,042	$54,680	$52,088
Cash flows used in investing activities	(38,493)	(75,117)	(207,056)
Cash flows provided in financing activities (3)	4,632	17,923	182,800
Purchase of rental properties	(16,376)	(54,884)	(181,214)
Capital improvements and other	(13,508)	(7,883)	(30,770)
Funds from operations (FFO) (4)	51,209	55,421	37,080
Adjusted FFO (4)	43,554	51,691	47,032
EBITDA (5)	77,863	79,435	69,992
Adjusted EBITDA (5)	76,135	81,322	91,649

	As of December 31,
Other Information	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges (6)	1.66x	1.63x	2.23x	2.60x	1.29x

(1)	Cash and cash equivalents and total assets as of December 31, 2011 and 2010, respectively, include $1.7 million and $1,000, respectively, of cash held at Aviv REIT, Inc.

(2)	Total liabilities as of December 31, 2011 and cash flow provided by operating activities for the year ended December 31, 2011 includes $1.7 million related to accrued distributions on time-based stock options granted by Aviv REIT, Inc. that have not yet vested.

(3)	Total equity as of December 31, 2011 and 2010, respectively, and cash flows provided by financing activities for the year ended December 31, 2010, includes $1,000 of equity in Aviv REIT, Inc.

(4)	FFO represents net income before depreciation and gain/loss on sale of assets and impairments of depreciated real estate. Adjusted FFO represents FFO before deferred rental income, stock-based compensation, amortization of intangible income, amortization of deferred financing costs, offering costs, indemnity expense, loss on extinguishment of debt and change in fair value of derivatives. For a discussion of FFO and Adjusted FFO, including their limits as financial measures, see “Presentation of Non-GAAP Financial Information and Portfolio Statistics.”

The following table is a reconciliation of FFO and Adjusted FFO to net income, the most directly comparable measure calculated in accordance with GAAP:

	Year Ended December 31,
	(in thousands)
Funds from Operations	2009	2010	2011
Net income	$33,681	$37,983	$11,313
Depreciation	17,528	17,854	20,847
Loss on impairment of assets	—	96	6,091
Gain on sale of assets, net	—	(512)	(1,171)

FFO	51,209	55,421	37,080
Deferred rental (income) loss	(6,389)	(3,056)	467
Stock-based compensation	406	1,632	1,972
Amortization of intangible income	(2,098)	(3,681)	(1,366)
Amortization of deferred financing costs	550	1,008	2,665
Offering costs (a)	6,864	—	—
Indemnity expense (b)	—	1,003	2,407
Change in fair value of derivatives	(6,988)	(2,931)	—
Non-cash loss on extinguishment of debt	—	2,295	3,807

Adjusted FFO	$43,554	$51,691	$47,032

(a)	Represents costs associated with a planned initial public offering of our company in 2009 that was abandoned.

(b)	Represents expenses related to two of our operators to indemnify the operators for certain government obligations owed by the prior operators from whom we are seeking reimbursement. We do not expect to recover all of the amount for which we are seeking reimbursement.

(5)	EBITDA represents net income before interest expense (net), taxes, depreciation and amortization of deferred financing costs. Adjusted EBITDA represents EBITDA before stock-based compensation, amortization of intangible income, offering costs, indemnity expense, acquisition transaction costs, loss on impairment of assets, loss on extinguishment of debt, deferred rent write-offs, change in fair value of derivatives and gain on sale of assets (net). For a discussion of EBITDA and Adjusted EBITDA, including their limits as financial measures, see “Presentation of Non-GAAP Financial Information and Portfolio Statistics.”

The following table is a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable measure calculated in accordance with GAAP:

	Year Ended December 31,
	(in thousands)
EBITDA	2009	2010	2011
Net Income	$33,681	$37,983	$11,313
Interest expense	26,104	22,590	35,167
Depreciation	17,528	17,854	20,847
Amortization of deferred financing costs	550	1,008	2,665

EBITDA	77,863	79,435	69,992
Stock-based compensation	406	1,632	1,972
Amortization of intangible income	(2,098)	(3,681)	(1,366)
Offering costs (a)	6,864	—	—
Indemnity expense (b)	—	1,003	2,407
Acquisition transaction costs (c)	88	618	2,824
Loss on impairment of assets (d)	—	96	6,091
Loss on extinguishment of debt (e)	—	2,295	3,807
Change in fair value of derivatives	(6,988)	(2,931)	—
Deferred rent write-offs (f)	—	3,367	7,093
Gain on sale of assets, net	—	(512)	(1,171)

Adjusted EBITDA	$76,135	$81,322	$91,649

(a)	Represents costs associated with a planned initial public offering of our company in 2009 that was abandoned.

(b)	Represents expenses related to two of our operators to indemnify the operators for certain government obligations owed by the prior operators from whom we are seeking reimbursement. We do not expect to recover all of the amount for which we are seeking reimbursement.

(c)	Represents fees and expenses associated with 46 properties acquired in 2011.

(d)	Represents a write-down in book value in 2011 of two properties held for future sale.

(e)	Represents a non-cash loss in debt extinguishment relating to a write-off of deferred financing fees associated with the repayment of debt in connection with the offering of our Existing Notes.

(f)	Represents deferred rent write-offs for 15 of our properties, which primarily relate to the transition of certain properties to Saber and the shortening of leases for certain properties operated by Eagle.

(6)	For purposes of the ratio of earnings to fixed charges, earnings consists of net income before fixed charges. Fixed charges consist of interest expensed and capitalized and amortized premiums, preferred dividends, discounts and capitalized expenses related to indebtedness.

RISK FACTORS

An investment in the Exchange Notes involves significant risks. You should consider the following risks in addition to information included elsewhere in this prospectus before deciding to participate in the exchange offer. If any of the matters highlighted by the risks discussed in this prospectus occur, our business, prospects, financial condition, results of operations and our ability to service our debt could be materially and adversely affected, and you could lose all or a part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Relating to Our Business and Operations

Our business is dependent upon our tenants successfully operating their businesses and their failure to do so could have a material adverse effect on our ability to successfully and profitably operate our business.

We depend on our tenants to operate the properties we own in a manner which generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes and maintain the properties in a manner so as not to jeopardize their operating licenses or regulatory status. The ability of our tenants to fulfill their obligations under our leases may depend, in part, upon the overall profitability of their operations, including any other SNFs or other properties or businesses they may acquire or operate. Cash flow generated by certain individual properties have not in the past been, and currently are not, sufficient for a tenant to meet its obligations to us. Our financial position could be weakened and our ability to fulfill our obligations under our indebtedness could be limited if any of our major tenants were unable to meet their obligations to us or failed to renew or extend their relationship with us as their lease terms expire, or if we were unable to lease or re-lease our properties on economically favorable terms. While we have generally been successful in the past in transitioning properties from one tenant to another where properties are underperforming, there can be no assurance that we will be able to continue to identify and successfully transition underperforming properties going forward. In addition, from time to time we may recognize deferred rent write-offs in connection with transitioning properties. These adverse developments could arise due to a number of factors, including those described in the risk factors below, including those under the heading “—Risks Relating to Our Tenants and the Skilled Nursing Facility Industry.”

We are subject to risks associated with debt financing, which could negatively impact our business and our ability to repay maturing debt.

Financing for future investments and our maturing commitments may be provided by borrowings under our credit facilities, private or public offerings of debt, the assumption of secured indebtedness, mortgage financing on a portion of our owned portfolio or through joint ventures. We are subject to risks normally associated with debt financing, including the risks that our cash flow will be insufficient to make timely payments of interest, that we will be unable to refinance existing indebtedness or support collateral obligations and that the terms of refinancing will not be as favorable as the terms of existing indebtedness. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions, our cash flow may not be sufficient in all years to repay all maturing debt and to pay distributions to our stockholders. Furthermore, if prevailing interest rates, changes in our debt ratings or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to that refinanced indebtedness would increase, which could reduce our profitability. Moreover, additional debt financing increases the amount of our leverage, which could negatively affect our ability to obtain additional financing in the future or make us more vulnerable to a downturn in our results of operations or the economy generally. See “—Risks Relating to the Notes and Our Other Indebtedness.”

Certain tenants account for a significant percentage of our rental income, and the failure of any of these tenants to meet their obligations to us could materially reduce our rental income and net income.

For the year ended December 31, 2011, approximately 15.8% of our annualized rent under existing leases was from Saber, which operated 25 of our properties in Florida, Massachusetts, Ohio and Pennsylvania, approximately 10.9% of our annualized total rent under existing leases was from Evergreen, which operated 17 of our properties in California, Montana, Nevada, Oregon and Washington, and approximately 10.0% of our annualized total rent under existing leases was from Daybreak, which operated 32 of our properties in Texas.

No other tenant generated more than 8.2% of our annualized total rent under existing leases for the year ended December 31, 2011.

The failure or inability of any of these tenants, or of other tenants that account for a significant percentage of our rental income, to meet their obligations to us could materially reduce our rental income and net income, which could in turn materially adversely affect our results of operations and our ability to make payments on our indebtedness, including the Notes.

The geographic concentration of our properties could leave us vulnerable to an economic downturn, regulatory or reimbursement changes or acts of nature in those areas, resulting in a decrease in our revenues or otherwise negatively impacting our results of operations.

For the year ended December 31, 2011, the three states from which we derived the largest amount of annualized rent under existing leases were California (16.9%), Texas (13.4%) and Ohio (8.7%). As a result of these concentrations, the conditions of local economies and real estate markets, changes in governmental rules and regulations, particularly with respect to Medicaid, acts of nature and other factors that may result in a decrease in demand for long-term care services in these states could have an adverse impact on our tenants’ revenues, costs and results of operations, which may affect their ability to meet their obligations to us.

Our portfolio currently consists predominantly of SNFs; any significant cost increases, reductions in reimbursement rates or other regulatory changes could negatively affect our tenants’ businesses and their ability to meet their obligations to us.

Our portfolio is predominately comprised of SNFs. As a result of our focus on SNFs, any changes in governmental rules and regulations, particularly with respect to Medicare and Medicaid reimbursement, or any other changes negatively affecting SNFs, could have an adverse impact on our tenants’ revenues, costs and results of operations, which may affect their ability to meet their obligations to us. In particular, CMS’ final rule regarding 2012 Medicare payment rates for SNF became effective on October 1, 2011 and is expected to reduce reimbursement rates on SNFs by approximately 11.1% on a system-wide basis for the U.S. federal government’s fiscal year 2012. Although we are unable to predict the extent of the final rule’s impact on our SNF tenants, we expect that the final rule will have an adverse impact on the business and financial results of our SNF tenants, which may adversely affect our business, financial position or results of operations if our SNF tenants are not able to timely make their rental payments.

We may not be successful in identifying and consummating suitable acquisitions or investment opportunities, which may impede our growth and negatively affect our results of operations and may result in the use of a significant amount of management resources.

Our ability to expand through acquisitions is integral to our business strategy and requires us to identify suitable acquisition or investment opportunities that meet our criteria and are compatible with our growth strategy. Accordingly, we may often be engaged in evaluating potential transactions and other strategic alternatives. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transaction, we may devote a significant amount of our management resources to such a transaction, which could negatively impact our operations. In addition, we may incur significant costs in connection with seeking acquisitions or other strategic opportunities, regardless of whether the contemplated transactions are completed, and in combining our operations in the event that any such transactions are completed.

Our ability to acquire properties successfully may be constrained by the following significant risks:

—	competition from other real estate investors with significant capital, including publicly-traded REITs and institutional investment funds;

—	competition from other potential acquirers may significantly increase the purchase price for a property we acquire, which could reduce our growth prospects;

—	unsatisfactory results of our due diligence investigations or failure to meet other customary closing conditions; and

—	failure to finance an acquisition on favorable terms or at all.

If any of these risks are realized, our business, financial condition and results of operations and our ability to make payments on our indebtedness, including the Notes, may be materially and adversely affected.

The fact that we must distribute 90% of our REIT taxable income annually in order to maintain our qualification as a REIT may limit our ability to rely upon rental payments from our leased properties or subsequently acquired properties in order to finance acquisitions. As a result, if debt or equity financing is not available on acceptable terms, further acquisitions might be limited or curtailed.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and our ability to make payments on our indebtedness.

Beginning with the fiscal year ending December 31, 2012, we will be required to perform system and process evaluation and testing of our internal control over financial reporting to allow management to begin reporting on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We cannot be certain that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that we will not identify material weaknesses in our internal control over financial reporting. If we fail to comply with the requirements of Section 404 or if we identify and report a material weakness, it may affect the reliability of our internal control over financial reporting, which could adversely affect the trading price of the Notes, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Because real estate investments are relatively illiquid, our ability to promptly sell properties in our portfolio is limited.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. In addition, our properties are special purpose properties that could not be readily converted to general residential, retail or office use. Transfers of operations of SNFs and other healthcare properties are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. To the extent we are unable to sell any properties for our book value, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. We may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate. These facts and any others that would impede our ability to respond to adverse changes in the performance of our properties may have a material adverse effect on our business, financial condition and results of operations.

Uninsured losses or losses in excess of our tenants’ insurance coverage could adversely affect our financial position and our cash flow.

Under the terms of our leases, our tenants are required to maintain comprehensive general liability, fire, flood, earthquake, boiler and machinery, nursing home or long-term care professional liability and extended coverage insurance with respect to our properties with policy specifications, limits and deductibles set forth in the leases or other written agreements between us and the tenant. However, our properties may be adversely affected by casualty losses which exceed insurance coverages and reserves. Should an uninsured loss occur, we could lose both our investment in, and anticipated profits and cash flows from, the property. Even if it were practicable to restore the property to its condition prior to the damage caused by a major casualty, the operations of the affected property would likely be suspended for a considerable period of time. In the event of any substantial loss affecting a property, disputes over insurance claims could arise.

As an owner of real property, we may be exposed to environmental liabilities.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property, such as us, may be liable in certain circumstances for the costs of investigation, removal, remediation or release of hazardous or toxic substances (including materials containing asbestos) at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons or adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances, and liability may be imposed on the owner in connection with the activities of a tenant at the property. The cost of any required investigation, remediation, removal, fines or personal or property damages and the owner’s liability therefore could exceed the value of the property and/or the assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect our tenants’ ability to attract additional residents, our ability to sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenues.

Although our leases require the tenant to indemnify us for certain environmental liabilities, the scope of such obligations may be limited. For instance, some of our leases do not require the tenant to indemnify us for environmental liabilities arising before the tenant took possession of the premises. Further, we cannot assure you that any such tenant would be able to fulfill its indemnification obligations. If we were to be liable for any such environmental liabilities and were unable to seek recovery against our tenants, our business, financial condition and results of operations could be materially and adversely affected.

We depend upon our key employees and our failure to retain or attract sufficient numbers of qualified personnel could have a material adverse effect on our business.

Our future performance depends to a significant degree upon the continued contributions of our management team and other employees. As of December 31, 2011, we had 24 full-time employees and six part-time employees and, as a result, the loss of even a small number of our employees may have an adverse effect on our business. Accordingly, our future success depends on our ability to retain, attract, hire and train skilled management and other qualified personnel. Competition for qualified employees is intense, and we compete for qualified employees with companies that may have greater financial resources than we have. Consequently, we may not be successful in retaining, attracting, hiring and training the people we need, which would seriously impede our ability to implement our business strategy.

Craig M. Bernfield has significant influence over our board of directors.

Pursuant to a Stockholders Agreement entered into by Aviv REIT, Inc., an affiliate of Lindsay Goldberg, LLC, a representative of certain limited partners related to the family of Zev Karkomi and an entity formed by Craig M. Bernfield, our Chairman, President and Chief Executive Officer, a total of eleven votes are to be cast at all meetings of Aviv REIT’s board of directors. Subject to certain exceptions, Class B directors, who are designated by Mr. Bernfield, are entitled to cast a total of six such votes. As a result, subject to certain exceptions, Mr. Bernfield has the ability to effectively control many of our decisions and substantially influence our business, policies, affairs and matters requiring the approval of our board of directors, including the determination of the outcome of many significant corporate transactions.

Risks Relating to Our Tenants and the Skilled Nursing Facility Industry

Our tenants’ failure to comply with the requirements of governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations or new legislative developments may affect their ability to meet their obligations to us.

Our tenants are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing laws. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. We have no direct control over our tenants’ ability to meet the numerous federal, state and local regulatory requirements. The failure of any of our tenants to comply with these laws, requirements and regulations may affect their ability to meet their obligations to us. In particular:

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Licensing and Certification.    Our tenants and facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically surveyed by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of reimbursement payments until all licensure or certification issues have been resolved and the necessary licenses or certification are obtained or reinstated. In addition, some states require that SNFs obtain governmental approval, in the form of a Certificate of Need, or CON, or similar certification, that generally varies by state and is subject to change, prior to the addition or construction of new beds, the addition of services or certain capital expenditures. The CON laws and regulations may restrict our ability to add new facilities or expand an existing facility’s size or services. In addition, CON laws may constrain our ability to lease a particular property to a new tenant.

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Medicare and Medicaid Certification.    A significant portion of the revenues of our tenants that operate SNFs is derived from participation in government-funded reimbursement programs, primarily Medicare and Medicaid, and failure to maintain certification to participate in these programs could result in a loss of funding from such programs. Loss of certification could cause the revenues of our tenants to decline, potentially jeopardizing their ability to meet their obligations to us.

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Fraud and Abuse Laws and Regulations.    There are various highly complex federal and state laws governing a wide array of referrals, financial relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit financial inducements for referrals, filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Violations of these laws subject persons and entities to termination from participation in Medicare, Medicaid and other federally funded healthcare programs or result in the imposition of treble damages and fines or other penalties, which may affect that tenant’s ability to meet its obligations to us or to continue operating the facility.

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Other Laws.    Other laws that impact how our tenants conduct their operations include: federal and state laws designed to protect the confidentiality and security of patient health information; state and local licensure laws; laws protecting consumers against deceptive practices; laws generally affecting our tenants’ management of property and equipment and how our tenants generally conduct their operations, such as fire, health and safety, and environmental laws; federal and state laws affecting assisted living facilities mandating quality of services and care, and quality of food service; resident rights (including abuse and neglect laws); and health standards set by the federal Occupational Safety and Health Administration. We cannot predict the effect additional costs to comply with these laws may have on the expenses of our tenants and their ability to meet their obligations to us.

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Legislative and Regulatory Developments.    Because all of our properties are used as healthcare properties, we will be impacted by the risks associated with the healthcare industry, including healthcare reform. While the expansion of healthcare coverage may result in some additional demand for services provided by tenants, reimbursement levels may be lower than the costs required to provide such services, which could materially adversely affect the ability of tenants to generate profits and pay rent under their lease agreements with us and thereby could materially adversely affect our business, financial position or results of operations. Regulatory proposals and rules are released on an ongoing basis that may have an impact on the healthcare system in general and the skilled nursing and long-term care industries in particular. We cannot predict whether any legislative or regulatory proposals will be adopted or, if adopted, what effect, if any, these proposals would have on our tenants and their ability to meet their obligations to us.

Our tenants depend on reimbursement from government and other third-party payors; reimbursement rates from such payors may be reduced, which could cause our tenants’ revenues to decline and affect their ability to meet their obligations to us.

The ability of our tenants to generate revenue and profit influences the underlying value of our properties. Revenues of our tenants are generally derived from payments for patient care. Sources of such payments for SNFs include Medicare, state Medicaid programs, private insurance carriers, healthcare service plans, health maintenance organizations, preferred provider arrangements, self-insured employers and the patients themselves. Medicare and Medicaid programs, as well as numerous private insurance and managed care plans, generally require participating providers to accept government-determined reimbursement levels as payment in full for services rendered, without regard to a facility’s charges. Changes in the reimbursement rate or methods of payment from third-party payors, including Medicare and Medicaid, or the implementation of other measures to reduce reimbursements for services provided by our tenants, have in the past and could in the future result in a substantial reduction in our tenants’ revenues. Additionally, revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. There also continue to be new legislative and regulatory proposals that could impose further limitations on government and private payments to healthcare providers. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance. Moreover, healthcare facilities continue to experience pressures from private payors attempting to control healthcare costs, and reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors. We cannot assure you that adequate reimbursement levels will continue to be available for the services provided by our tenants. Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our tenants’ liquidity, financial condition and results of operations, which could cause the revenues of our tenants to decline and which may affect their ability to meet their obligations to us.

Government budget deficits could lead to a reduction in Medicaid and Medicare reimbursement.

A number of states are currently managing budget deficits, which may put pressure on states to decrease reimbursement rates for our tenants with the goal of decreasing state expenditures under their state Medicaid programs. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in Medicaid due to unemployment and declines in family incomes. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement to our tenants under both the Medicaid and Medicare programs. Potential reductions in Medicaid and Medicare reimbursement to our tenants could reduce the cash flow of our tenants and their ability to meet their obligations to us.

Our tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.

Our tenants may be subject to claims that their services have resulted in resident injury or other adverse effects. The insurance coverage maintained by our tenants, whether through commercial insurance or self-insurance, may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to our tenants due to state law prohibitions or limitations of availability. As a result, our tenants operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. From time to time, there may also be increases in government investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as increases in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or government investigation, whether currently asserted or arising in the future, could lead to potential termination from government programs, large penalties and fines and otherwise have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which could result in its bankruptcy or insolvency or have a material adverse effect on the tenant’s business and its ability to meet its obligations to us.

Moreover, advocacy groups that monitor the quality of care at healthcare facilities have sued healthcare facility operators and called upon state and federal legislators to enhance their oversight of trends in healthcare facility ownership and quality of care. Patients have also sued healthcare facility operators and have, in certain cases, succeeded in winning very large damage awards for alleged abuses. This litigation and potential litigation in the future has materially increased the costs incurred by our tenants for monitoring and reporting quality of care compliance. In addition, the cost of medical malpractice and liability insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Increased costs could limit our tenants’ ability to meet their obligations to us, potentially decreasing our revenue and increasing our collection and litigation costs. To the extent we are required to remove or replace a tenant, our revenue from the affected property could be reduced or eliminated for an extended period of time.

The bankruptcy, insolvency or financial deterioration of our tenants could delay or prevent our ability to collect unpaid rents or require us to find new tenants.

We receive substantially all of our income as rent payments under leases of our properties. We have very limited control over the success or failure of our tenants’ businesses and, at any time, any of our tenants may experience a downturn in its business that may weaken its financial condition. As a result, our tenants may fail to make rent payments when due or declare bankruptcy. Any tenant failures to make rent payments when due or tenant bankruptcies could result in the termination of the tenant’s lease and could have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and our ability to make payments on our indebtedness, including the Notes.

If tenants are unable to comply with the terms of the leases, we may be forced to modify the leases in ways that are unfavorable to us. Alternatively, the failure of a tenant to perform under a lease could require us to declare a default, repossess the property, find a suitable replacement tenant, operate the property or sell the property. There is no assurance that we would be able to lease a property on substantially equivalent or better terms than the prior lease, or at all, find another tenant, successfully reposition the property for other uses or sell the property on terms that are favorable to us.

If any lease expires or is terminated, we could be responsible for all of the operating expenses for that property until it is re-leased or sold. If we experience a significant number of un-leased properties, our operating expenses could increase significantly. Any significant increase in our operating costs may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and our ability to make payments on our indebtedness, including the Notes.

Any bankruptcy filing by or relating to one of our tenants could bar all efforts by us to collect pre-bankruptcy debts from that tenant or seize its property. A tenant bankruptcy could also delay our efforts to collect past due balances under the leases and could ultimately preclude collection of all or a portion of these sums. It is possible that we may recover substantially less than the full value of any unsecured claims we hold, if any, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and our ability to make payments on our indebtedness, including the Notes. Furthermore, dealing with a tenant’s bankruptcy or other default may divert management’s attention and cause us to incur substantial legal and other costs.

If one or more of our tenants files for bankruptcy relief, the U.S. federal Bankruptcy Code provides that a debtor has the option to assume or reject the unexpired lease within a certain period of time. However, our leases with tenants that lease more than one of our properties are generally made pursuant to a single master lease covering all of that tenant’s properties leased from us, or are cross-defaulted with other leases, and consequently there is uncertainty about how such arrangements may be treated in a bankruptcy. It is possible that in bankruptcy the debtor-tenant may be required to assume or reject the master lease or cross-defaulted leases as a whole, rather than making the decision on a property-by-property basis, thereby preventing the debtor-tenant from assuming the better performing properties and terminating the master lease or cross-defaulted leases with respect to the poorer performing properties. The U.S. federal Bankruptcy Code generally requires that a debtor must assume or reject a contract in its entirety. Thus, under this scenario, a debtor could not choose to keep the beneficial provisions of a contract while rejecting the burdensome ones; the contract must be assumed or rejected as a whole. However, where under applicable state law a contract (even though it is contained in a single document) is determined to be divisible or severable into different agreements, or similarly, where a collection of documents is determined to constitute separate agreements instead of a single, integrated contract, then in those circumstances a debtor/trustee may be allowed to assume some of the divisible or separate agreements while rejecting the others.

Risks Relating to the Notes and Our Other Indebtedness

We have substantial indebtedness and we have the ability to incur significant additional indebtedness.

We have substantial indebtedness and we may increase our indebtedness in the future. As of December 31, 2011, we had total indebtedness of $600.5 million outstanding. After giving pro forma effect to the sale of the Old Notes and the application of the net proceeds therefrom to repay certain outstanding indebtedness, we anticipate that we would have had total indebtedness of approximately $619.6 million as of December 31, 2011, including $400.0 million of indebtedness with respect to the Notes (excluding $4.4 million of net debt premium balance). Our level of indebtedness could have important consequences to investors. For example, it could:

—	limit our ability to satisfy our obligations with respect to the Notes and our other debt;

—	increase our vulnerability to general adverse economic and industry conditions;

—	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business;

—	increase our cost of borrowing;

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require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business;

—	require us to pledge as collateral substantially all of our assets;

—	require us to maintain certain debt coverage and financial ratios at specified levels, thereby reducing our financial flexibility;

—	limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

—	limit our ability to make distributions to our stockholders, which may cause us to become subject to federal corporate income tax on any income that we do not distribute;

—	expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interests;

—	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

—	place us at a potential competitive disadvantage compared to our competitors that have less debt.

In addition, the indenture governing the Notes permits us to incur substantial additional debt, including secured debt (to which the Notes will be effectively subordinated). If we incur additional debt, the related risks described above could intensify.

We may be unable to service our indebtedness, including the Notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the Notes, depends on and is subject to our future financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the banking and capital markets. Our business may fail to generate sufficient cash flow from operations or future borrowings may be unavailable to us under our Acquisition Credit Line, our 2014 Revolver, our 2016 Revolver or from other sources in an amount sufficient to enable us to make payments on our debt, including the Notes, to refinance our debt or to fund our other liquidity needs, including making distributions and dividends to maintain our REIT status. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the Notes. We may be unable to refinance any of our debt, including our Term Loan, our 2016 Revolver, our Acquisition Credit Line, our 2014 Revolver and the Existing Notes, on commercially reasonable terms or at all. In particular, our 2016 Revolver, our Acquisition Credit Line and our 2014 Revolver will mature prior to the maturity of the Notes. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as asset sales, equity issuances and/or negotiations with our lenders to restructure the applicable debt. Our Term Loan, our 2016 Revolver, our Acquisition Credit Line, our 2014 Revolver and the indenture governing the Notes restrict, and market or business conditions may limit, our ability to take some or all of these actions. Any restructuring or refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. In addition, although the indenture governing the Notes limits our ability to incur additional indebtedness, this limitation is subject to a number of significant exceptions and the amount of additional indebtedness incurred could nevertheless be substantial. Furthermore, the indenture governing the Notes does not impose any limitation on our ability to incur liabilities that are not considered indebtedness thereunder.

The Notes and the guarantees are unsecured and are effectively subordinated to our secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Notes and the guarantees are the Issuers’ and the guarantors’ unsecured obligations. The indenture governing the Notes generally permits us to incur secured indebtedness so long as we maintain a specified ratio of unencumbered assets to unsecured debt. The Notes and the guarantees are effectively subordinated to all of our existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such obligations, including our Term Loan, our 2016 Revolver, our Acquisition Credit Line and our 2014 Revolver. Our obligations under our Term Loan, our 2016 Revolver, our Acquisition Credit Line and our 2014 Revolver are secured by first lien mortgages on certain of our properties, a pledge of the capital stock of subsidiaries owning such properties and other customary collateral, including an assignment of leases and rents with respect to such mortgaged properties. After giving pro forma effect to the sale of the Old Notes and the application of the net proceeds therefrom to repay certain outstanding indebtedness, we anticipate that, as of December 31, 2011, we would have had an aggregate of approximately $196.9 million of secured mortgage indebtedness, $15.0 million of secured indebtedness under our 2014 Revolver and $7.7 million of other secured indebtedness. In addition, we will have $100.0 million available for borrowing under our Acquisition Credit Line, $10.0 million available for borrowing under our 2014 Revolver and up to $187.5 million available for borrowing under our 2016 Revolver (of which approximately $40.5 million was available based on the borrowing base formula as of March 2, 2012). Because the Notes are unsecured obligations, your right of repayment may be compromised in the following situations:

—	We enter into bankruptcy, liquidation, reorganization or other winding-up;

—	There is a default in payment under any of our secured debt; or

—	There is an acceleration of any of our secured debt.

If any of these events occurs, the secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture governing the Notes at such time. As a result, upon the occurrence of any of these events, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims. You may therefore not be fully repaid if we or the subsidiary guarantors become insolvent or otherwise fail to make payment on the Notes.

Certain guarantees of the Notes are subordinated to the borrowings of the applicable Note guarantors under our credit facilities.

The guarantees of the subordinated guarantee subsidiaries rank behind all of the subordinated guarantee subsidiaries’ indebtedness under our Acquisition Credit Line or any permitted refinancing thereof. After giving pro forma effect to the sale of the Old Notes and the application of the net proceeds therefrom, our revenues attributable to the properties held by the subordinated guarantee subsidiaries would have been $52.2 million for the year ended December 31, 2011, and, as of December 31, 2011, these properties would have accounted for 40.9% of our total real estate investments, net of accumulated depreciation. After giving pro forma effect to the sale of the Old Notes and the application of the net proceeds therefrom, as of December 31, 2011, the subordinated guarantee subsidiaries would have had aggregate secured indebtedness to third parties of approximately $196.9 million.

As a result of this subordination, upon any distribution to the creditors of the subordinated guarantee subsidiaries in a bankruptcy, liquidation or reorganization or similar proceeding relating to the subordinated guarantee subsidiaries or their property, the holders of the indebtedness under our Term Loan and our Acquisition Credit Line of the subordinated guarantee subsidiaries will be entitled to be paid in full before any payment may be made with respect to the guarantees of the Notes of such subordinated guarantee subsidiaries. In addition, all payments on the guarantees of the Notes by the subordinated guarantee subsidiaries will be blocked until payment in full of the Acquisition Credit Line (or any permitted refinancing thereof).

Because amounts otherwise payable to the holders of the Notes by the subordinated guarantee subsidiaries in a bankruptcy or similar proceeding are required to be paid to the lenders under our Term Loan and our Acquisition Credit Line instead, the holders of the Notes may receive less, ratably, than the holders of trade payables or other unsecured, unsubordinated creditors in any such proceeding. Holders of the Notes may not be fully repaid if we or the subordinated guarantee subsidiaries become insolvent or otherwise fail to make payment on the Notes. See “Description of Exchange Notes—Subordination of Guaranties of Subordinated Guaranty Subsidiaries” for a full description of the subordination provisions.

The Notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the Notes or in the future do not guarantee the Notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the bankruptcy, liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including creditors (including mortgage holders) and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before distributing any of their assets to us. Our revenues attributable to the properties held by the non-guarantor subsidiaries was $1.6 million for the year ended December 31, 2011, and, as of December 31, 2011, these properties accounted for 2.8% of Aviv REIT’s total real estate investments, net of accumulated depreciation.

We rely on our subsidiaries for our operating funds, and our non-guarantor subsidiaries have no obligation to supply us with any funds.

We conduct our operations through subsidiaries and depend on our subsidiaries for the funds necessary to operate and repay our debt obligations. We depend on the transfer of funds from our subsidiaries to make the payments due under the Notes. Under certain circumstances, one or more of our subsidiaries may be released from its, or may not be required to provide a, guarantee of the Notes, and in such circumstances, will not be required to fund any of our obligations with respect to the Notes. Each of our subsidiaries is a distinct legal entity and has no obligation, contingent or otherwise, to transfer funds to us. In addition, our ability to make payments under the Notes, and the ability of our subsidiaries to transfer funds to us, could be restricted by the terms of subsequent financings.

Covenants in our debt agreements will restrict our activities and could adversely affect our business.

Our debt agreements, including the indenture governing the Notes, our Term Loan, our 2016 Revolver, our Acquisition Credit Line and our 2014 Revolver, contain various covenants that limit our ability and the ability of our restricted subsidiaries to engage in various transactions including:

—	Incurring additional secured and unsecured debt;

—	Paying dividends or making other distributions on, redeeming or repurchasing the capital stock of Aviv REIT;

—	Making investments or other restricted payments;

—	Entering into transactions with affiliates;

—	Issuing stock of or interests in restricted subsidiaries;

—	Engaging in non-healthcare related business activities;

—	Creating restrictions on the ability of our restricted subsidiaries to pay dividends or other amounts to us;

—	Selling assets; or

—	Effecting a consolidation or merger or selling all or substantially all of our assets.

These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, our Term Loan, our 2016 Revolver, our Acquisition Credit Line and our 2014 Revolver require us to maintain specified financial covenants, which include a maximum leverage ratio and a minimum fixed charge coverage ratio, as well as satisfy other financial condition tests. The indenture governing the Notes requires us to maintain Total Unencumbered Assets (as defined in “Description of Exchange Notes”) of at least 150% of our unsecured indebtedness. Our ability to meet these requirements may be affected by events beyond our control, and we may not meet these requirements.

A breach of any of the covenants or other provisions in our debt agreements could result in an event of default, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. We may be unable to maintain compliance with these covenants and, if we fail to do so, we may be unable to obtain waivers from the lenders and/or amend the covenants. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt.

A rise in interest rates may impact our future debt costs.

After giving effect to the sale of the Old Notes, as of December 31, 2011, we anticipate we would have had $110.0 million of borrowings available under our Acquisition Credit Line and 2014 Revolver. In addition, in January 2012, we closed on our 2016 Revolver which, as of March 2, 2012, had borrowing availability of approximately $40.5 million. Any amounts borrowed under the facilities would accrue interest at variable rates. Because we may incur a significant amount of indebtedness that bears interest at a variable rate, we may be exposed to market risks relating to changes in interest rates. A significant increase in interest rates could impact the ability of our subsidiaries to make distributions to us, which would reduce or available cash and impact our ability to finance future investments and meet maturing commitments. Rising interest rates could limit our ability to refinance existing debt when it matures or cause us to pay higher interest rates upon refinancing.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the Notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and (i) was insolvent or rendered insolvent by reason of such incurrence, (ii) was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

—	The sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

—

The present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

—	It could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will have a fair market value of its assets greater than the total amount of its liabilities (including contingent liabilities), will have a present fair salable value of its assets greater than the amount that will be required to pay its probable liabilities on its debts as they become absolute and matured, will be able to realize upon its assets and pay its debts and other liabilities, including contingent liabilities, as they mature, and will not have unreasonably small capital. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. In addition, each guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer laws, or may eliminate the subsidiary guarantor’s obligations or reduce the subsidiary guarantor’s obligations to an amount that effectively makes the guarantee worthless.

There may be no way to distinguish between the Existing Notes and the Exchange Notes if the obligations under the Existing Notes or the related guarantees were voided, subordinated or reduced.

The Exchange Notes, together with the Existing Notes and the Old Notes, are part of a single class under the indenture governing the Notes. If any of the Existing Notes are tainted by a court finding of a fraudulent conveyance, the Exchange Notes may be tainted as well, particularly if it is not possible to distinguish the Exchange Notes from the Existing Notes. In this case, the Exchange Notes may become indistinguishable from the Existing Notes or additional notes issued in the future to the extent they bear the same CUSIP number as the Existing Notes. The Existing Notes or additional notes may have been or may be issued under circumstances in which there is an increased risk that a court would determine the issuance of such notes or any guarantee thereof constitutes a fraudulent conveyance or in which the court would apply the savings clause to eliminate or reduce the guarantee of the notes. In such a scenario, because such class of notes shares the same CUSIP number as the Exchange Notes, there will be no way to distinguish between the other notes and the Exchange Notes if the obligations under such other notes or the related guarantees were voided, subordinated or reduced, and therefore the Exchange Notes and guarantees thereof may be similarly voided, subordinated or reduced.

We may not have the funds necessary to finance the repurchase of the Notes in connection with a change of control offer required by the indenture governing the Notes.

Upon the occurrence of specific kinds of change of control events, the indenture governing the Notes requires us to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the Notes. In addition, restrictions under our Term Loan, our 2016 Revolver, our Acquisition Credit Line, our 2014 Revolver or other future debt, may not allow us to repurchase the Notes upon a change of control. If we could not refinance such senior debt or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the Notes, which would constitute an event of default under the indenture governing the Notes, which in turn would constitute a default under our Term Loan, our 2016 Revolver, our Acquisition Credit Line and our 2014 Revolver. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture governing the Notes although these types of transactions could affect our capital structure or credit ratings and the holders of the Notes. See “Description of Exchange Notes—Repurchase of Notes upon a Change of Control.”

Courts interpreting change of control provisions under New York law (which is the governing law of the indenture governing the Notes) have not provided clear and consistent meanings of such change of control provisions which leads to subjective judicial interpretation. In addition, a court case in Delaware has questioned whether an indenture change of control provision, similar to the one contained in the indenture governing the Notes, related to a change of control as a result of a change in the composition of a board of directors could be unenforceable on public policy grounds. Accordingly, the ability of a holder of Notes to require us to repurchase Notes as a result of a change in the composition of our board of directors is uncertain. Another court may not enforce the change of control provisions in the indenture governing the Notes as written for the benefit of the holders, and the change of control provisions could be impacted if we become a debtor in a bankruptcy case.

An active trading market may not develop for the Notes, which may hinder your ability to liquidate your investment.

We do not intend to list the Old Notes or any Exchange Notes that may be issued under the exchange offer on any national securities exchange or seek the admission of the Old Notes or any Exchange Notes for quotation through any automated inter-dealer quotation system. As a result, an active trading market for the Notes may not develop or be sustained. If an active trading market for the Notes fails to develop or be sustained, the trading price of the Notes could be adversely affected.

The liquidity of the trading market for the Notes and the trading price quoted for the Notes may be adversely affected by many factors, some of which are beyond our control, including:

—	Prevailing interest rates;

—	Demand for high yield debt securities generally;

—	General economic conditions;

—	Our financial condition, performance and future prospects;

—	Our credit rating; and

—	Prospects for companies in our industry generally.

Historically, the market of non-investment grade debt like the Notes has been subject to disruptions that have caused substantial market price fluctuations in the price of securities that are similar to the Notes. Therefore, even if a trading market for the Notes develops, it may be subject to disruptions and price volatility.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes, if any, could cause the liquidity or market value of the Notes to decline.

The Notes have been rated by rating agencies. A rating is not a recommendation to purchase, sell or hold the Notes. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes.

Risks Relating to Our Tax Status and Other Tax Related Matters

Our failure to remain qualified as a REIT would have significant adverse consequences to us and our ability to make payments on our indebtedness, including the Notes.

Aviv REIT intends to operate in a manner that will allow it to be taxed as a REIT for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). Aviv REIT made the election to be taxed as a REIT effective as of its taxable year ending December 31, 2010. We have not requested and do not plan to request a ruling from the Internal Revenue Service (the “IRS”) that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. If we fail to qualify or lose our qualification as a REIT, we will face serious tax consequences that would substantially reduce the funds available for satisfying our obligations for each of the years involved because:

—	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to U.S. federal income tax at regular corporate rates;

—	we also could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

—	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following a year during which we were disqualified.

Qualification as a REIT involves the application of highly technical and complex Code provisions and regulations promulgated thereunder for which there are only limited judicial and administrative interpretations. Even a technical or inadvertent violation could jeopardize our ability to remain qualified as a REIT. The complexity of these provisions and of the applicable U.S. Treasury Department regulations that have been promulgated under the Code is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to remain qualified as a REIT. In order to remain qualified as a REIT, we must satisfy a number of requirements on a continuing basis, including requirements regarding the composition of our assets, sources of our gross income and stockholder ownership. Also, we must make distributions to stockholders aggregating annually at least 90% of our net taxable income, excluding capital gains.

As a result of these factors, our failure to qualify as a REIT also could impair our ability to expand our business, raise capital and make payments on our indebtedness, including the Notes.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. Any of these taxes would decrease cash available for the payment of our debt obligations. In addition, we may use taxable REIT subsidiaries (“TRSs”) to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Such TRSs will be subject to corporate level income tax at regular rates.

To maintain our REIT qualification, we may be forced to borrow funds during unfavorable market conditions.

To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding net capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our net taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to qualify as a REIT and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis, or possibly on a long-term basis, to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These borrowing needs could result from, among other things, a difference in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt amortization payments. The terms of the indenture governing the Notes, our Term Loan, our Acquisition Credit Line, our 2014 Revolver and our 2016 Revolver restrict our ability to incur additional indebtedness.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets generally does not constitute “gross income” for purposes of the 75% gross income test or the 95% gross income test, if certain requirements are met. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary, or TRS. This could increase the cost of our hedging activities because a domestic TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common stock and impair our ability to raise capital through the sale of equity. The U.S. federal income tax rules that affect REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. Revisions in U.S. federal tax laws and interpretations thereof could cause us to change our investments and commitments, which could also affect the tax considerations of an investment in our common stock and impair our ability to raise capital through the sale of equity.

We have limited experience operating as a REIT and therefore may have difficulty in successfully and profitably operating our business in compliance with the regulatory requirements applicable to REITs.

Aviv REIT was formed on July 30, 2010, and we have limited experience operating as a REIT and complying with the numerous technical restrictions and limitations set forth in the Code, as applicable to REITs. As a result, we cannot assure you that we will be able to successfully operate as a REIT or comply with regulatory requirements applicable to REITs, and you should be especially cautious in drawing conclusions about the ability of our management team to operate our business.

Risks Relating to the Exchange Offer

You may not be able to sell your Old Notes if you do not exchange them for Exchange Notes in the exchange offer.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, your Old Notes will continue to be subject to restrictions on transfer. In general, you may not offer, sell or otherwise transfer the Old Notes in the United States unless they are:

—	registered under the Securities Act;

—	offered or sold pursuant to an exemption from the Securities Act and applicable state securities laws; or

—	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

The Issuers and the guarantors do not currently anticipate that they will register the Old Notes under the Securities Act and, except for the limited instances involving the initial purchasers or holders of the Old Notes who are not eligible to participate in the exchange offer or who do not receive freely transferable Exchange Notes in the exchange offer, they will not be under any obligation to do so under the registration rights agreement or otherwise.

Your ability to sell your Old Notes may be significantly more limited and the price at which you may be able to sell your Old Notes may be significantly lower if you do not exchange them for Exchange Notes in the exchange offer.

To the extent that the Old Notes are tendered and accepted for exchange in the exchange offer, the trading market for the Old Notes that remain outstanding may be significantly more limited. As a result, the liquidity of the Old Notes not tendered and accepted for exchange could be adversely affected. The extent of the market for Old Notes and the availability of price quotations would depend on a number of factors, including the number of holders of Old Notes remaining outstanding and the interest of securities firms in maintaining a market in the Old Notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for the Old Notes that are not exchanged in the exchange offer may be affected adversely to the extent that the Old Notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the Old Notes that are not exchanged more volatile.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary, including an Agent’s Message (as defined in “The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks”). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks” and “The Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the Old Notes, we entered into a registration rights agreement pursuant to which we agreed, for the benefit of the holders of the Old Notes, at our cost, to use our reasonable best efforts:

(1)	to file with the SEC an exchange offer registration statement pursuant to which we and the guarantors will offer, in exchange for the Old Notes, new notes identical in all material respects to, and evidencing the same indebtedness as, the Old Notes (but will not contain terms with respect to transfer restrictions or provide for the additional interest described below);

(2)	to cause the exchange offer registration statement to be declared effective under the Securities Act prior to July 11, 2012; and

(3)	to cause the exchange offer to be consummated by August 10, 2012 (the “Consummation Deadline”).

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the Exchange Notes issued in the exchange offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

(1)	such holder is not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

(2)	such Exchange Notes are acquired in the ordinary course of the holder’s business; and

(3)	such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes:

(1)	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

(2)	in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Old Notes for its own account as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read the section entitled “Plan of Distribution” for more details regarding these procedures for the transfer of Exchange Notes. We have agreed, for a period of 180 days after the exchange offer is consummated, to make this prospectus available to any broker-dealer for use in connection with any resale of the Exchange Notes.

In order to participate in the exchange offer, each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer will be required to make the representations described below under “—Representations.”

Shelf Registration Statement

In the event that:

(1)	we are not required to file the exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by law or SEC policy; or

(2)	for any reason, we do not consummate the exchange offer by August 10, 2012; or

(3)	any holder notifies us that:

—	it is not permitted under law or SEC policy to participate in the exchange offer;

—

it cannot publicly resell new notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that holder;

—	it is a broker-dealer and holds Old Notes that it has not exchanged and that it acquired directly from us or one of our affiliates; or

—	an initial purchaser so requests (with respect to Old Notes that have not been resold and that it acquired directly from us or one of our affiliates);

then in addition to or in lieu of conducting the exchange offer, we will be required to file a shelf registration statement with the SEC to cover resales of the Old Notes or the Exchange Notes, as the case may be. In that case, we will use our reasonable best efforts to (a) cause the registration statement to become effective (i) in the case of clause (1) above, by the 90th day after we determine we are not permitted to file the exchange offer registration statement or to consummate the exchange offer due to a change in law or policy but in any event not earlier than July 11, 2012, (ii) in the case of clause (2) above, by the 90th day after the Consummation Deadline, and (iii) in the case of clause (3) above, by the 90th day after receipt of such notice but in any event not later than July 11, 2012, and (b) maintain the effectiveness of the registration statement for two years or such lesser period after which all the notes registered therein have been sold under the Securities Act.

Additional Interest

If (1) we have not filed the exchange offer registration statement or the shelf registration statement by the dates described above as required by the registration rights agreement, (2) the exchange offer registration statement or the shelf registration statement is not declared effective by the dates described above as required by the registration rights agreement, (3) we do not consummate the exchange offer described in this prospectus by the Consummation Deadline, or (4) the shelf registration statement is declared effective, but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of any Notes registered under the shelf registration statement during the periods specified in the registration rights agreement, then we will be in default under the registration rights agreement. If one or more of the registration defaults occurs, the annual interest rate on the Old Notes will increase by 0.25% per annum during the 90-day period immediately following such default. The amount of additional interest will increase by an additional 0.25% per annum at the end of each subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.00% per annum. When we have cured all of the registration defaults, the interest rate on the Old Notes will revert immediately to the original level.

The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The Notes will not have rights to additional interest as set forth above upon the consummation of the exchange offer.

Terms of the Exchange Offer

We are offering to exchange up to $100.0 million aggregate principal amount of the Exchange Notes, the issuance of which has been registered under the Securities Act, for an equal principal amount of the Old Notes. Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Old Notes have been registered under the Securities Act and will not have transfer restrictions or contain the additional interest provisions of the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the indenture governing the Notes. Consequently, the Old Notes and the Exchange Notes will be treated as a single class of debt securities under the indenture governing the Notes.

As of the date of this prospectus, Old Notes representing $100.0 million in aggregate principal amount were outstanding, and there was one registered holder, Cede & Co., as nominee of DTC. This prospectus is being sent to all registered holders of the Old Notes.

The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC. We will be deemed to have accepted for exchange properly tendered Old Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering the Exchange Notes to such holders.

Old Notes that are not tendered for exchange in the exchange offer or that are tendered but we do not accept for exchange will remain outstanding and continue to accrue interest and will continue to be entitled to the rights and benefits such holders have under the indenture relating to the Old Notes. The Old Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses” and “—Transfer Taxes” below.

Expiration Date; Extensions; Amendments

The exchange offer will remain open for at least 30 days, and in all events will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on                    , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify in writing by press release or other public announcement the registered holders of Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

(1)	to delay accepting any Old Notes, to extend the exchange offer or, if any of the conditions to the exchange offer set forth below under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer, by giving written notice of such delay, extension or termination to the exchange agent; or

(2)	to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner that we determine to constitute a material change in the exchange offer, or if we waive a condition to the exchange offer, we will promptly disclose such amendment or waiver in a manner reasonably calculated to inform the holders of Old Notes of such amendment or waiver, and we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate the exchange offer as provided in this prospectus before accepting any Old Notes for exchange or if we amend the terms of the exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to promptly after expiration or termination of the exchange offer, as applicable, exchange all Old Notes properly tendered and accepted for exchange in the exchange offer and return all Old Notes not accepted for exchange.

Procedures for Tendering Old Notes Through Brokers and Banks

Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of the exchange offer.

To tender your Old Notes in the exchange offer, you must:

(1)	comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures described below; and

(2)	the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted Agent’s Message (defined below), before the expiration date.

IF YOU WISH TO ACCEPT THE EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                     , 2012.

In order to accept the exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf, will seek to establish an ATOP account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that the agreement may be enforced against such participant.

Each Agent’s Message must include the following information:

(1)	Name of the beneficial owner tendering such Old Notes;

(2)	Account number of the beneficial owner tendering such Old Notes;

(3)	Principal amount of Old Notes tendered by such beneficial owner; and

(4)	A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under “—Representations” below.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS AND AGREES TO BE BOUND BY THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE LETTER OF TRANSMITTAL.

The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.

We will decide all questions about the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to: (1) reject any and all tenders of any particular Old Note not properly tendered; (2) refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and (3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Representations

To participate in the exchange offer, each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer will be required to make the following representations:

(1)	it has full corporate (or similar) power and authority to tender, exchange, assign and transfer the Old Notes and to acquire the Exchange Notes;

(2)	when the Old Notes are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim; and

(3)	if such holder is a broker dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then such holder will comply with the applicable provisions of the Securities Act with respect to any resale of the Exchange Notes. See “Plan of Distribution.”

Broker-dealers who cannot make the representations in item (3) of the paragraph above cannot use this prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

Each holder of Old Notes that wishes to exchange Old Notes for Exchange Notes in the exchange offer and any beneficial owner of those Old Notes also will be required to make the following representations:

(1)	neither the holder nor any beneficial owner of the Old Notes is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuers;

(2)	neither the holder nor any beneficial owner of the Old Notes is engaged in or intends to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes;

(3)	any Exchange Notes to be acquired by the holder and any beneficial owner of the Old Notes pursuant to the exchange offer will be acquired in the ordinary course of business of the person receiving such Exchange Notes; and

(4)	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1)	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

(2)	in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Old Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

No Guaranteed Delivery

There are no guaranteed delivery procedures provided for by us in conjunction with the exchange offer. Holders of Old Notes must timely tender their Old Notes in accordance with the procedures set forth herein.

Withdrawal Rights

You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the Old Notes to be withdrawn;

(2)	identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; and

(3)	specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if, at any time before the expiration of the exchange offer, (1) we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction or (2) any action or proceeding has been instituted or threatened in any court or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, could reasonably be expected to impair our ability to proceed with the exchange offer or have a material adverse effect on us.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time before the expiration of the exchange offer in our sole discretion. Our failure to exercise any of the foregoing rights at any time will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer. If we waive any conditions of the exchange offer, we will promptly disclose such waiver in a manner reasonably calculated to inform the holders of the Old Notes of such waiver.

In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any Old Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any such event we are required to use our reasonable best efforts to promptly obtain the withdrawal of any stop order.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal to the exchange agent addressed as follows:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., EXCHANGE AGENT

By registered or certified mail, overnight delivery:

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attn: Mr. David Mauer

For information call:

(212) 815-3687

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made through DTC by The Bank of New York Mellon Trust Company, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees and expenses, fees and expenses of compliance with federal securities and state securities or blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our officers and employees and by persons so engaged by the exchange agent.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

Consequences of Failure to Exchange

If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the registration rights agreement and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Old Notes will not continue to be entitled to any additional interest that the indenture governing the Notes provides for if we do not complete the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial, tax, legal and other advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in the open market or in privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a shelf registration statement to permit resales of any untendered Old Notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes, we will receive, in exchange, Old Notes in like principal amount. The form and terms of the Exchange Notes are identical to the form and terms of the Old Notes, except as otherwise described under the heading “The Exchange Offer—Terms of the Exchange Offer.” The Old Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expense of the exchange offer.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and the capitalization of Aviv Healthcare Properties Limited Partnership as of December 31, 2011:

—	on an actual basis; and

—	on an as adjusted basis to give effect to the sale of the Old Notes and the application of the net proceeds therefrom to repay certain outstanding indebtedness.

You should read this table in connection with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the more detailed information contained in our historical consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2011
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$39.2	$39.2

Debt:
Revolving credit facilities (1)	$15.0	$15.0
Acquisition credit line (2)	72.2	0.0
Mortgage term loan (2)	196.9	196.9
Other secured debt (3)	13.8	7.7
7 3/4% Senior Notes due 2019 (4)	300.0	400.0

Total debt	597.9	619.6
Total equity	247.3	247.3

Total capitalization	$845.2	$866.9

(1)	In February 2011, we entered into a $25.0 million revolving credit facility with Bank of America (our 2014 Revolver). In January 2012, we repaid all amounts outstanding under the 2014 Revolver, the properties securing the credit facility were released and the borrowing availability under the credit facility was reduced to $0. On January 31, 2012, we entered into a $187.5 million secured revolving credit facility with General Electric Capital Corporation (our 2016 Revolver). As of March 2, 2012, we had an outstanding principal balance of $17.6 million under the 2016 Revolver. The net proceeds from the sale of the Old Notes were used to repay $4.8 million of the additional indebtedness incurred under the 2016 Revolver after December 31, 2011.

(2)	In September 2010, we refinanced all of our existing mortgage indebtedness by entering into a secured credit facility consisting of a $405.0 million mortgage term loan (our Term Loan) and a $100.0 million acquisition credit line (our Acquisition Credit Line). The net proceeds from the sale of the Old Notes issued in March 2012 were used to repay the $72.2 million of indebtedness outstanding under the Acquisition Credit Line as of December 31, 2011, as well as additional indebtedness incurred after December 31, 2011 of $15.4 million.

(3)	In November 2010, we entered into a construction and term loan agreement providing a loan of up to $6.4 million to finance the renovation of a SNF located in Arkansas, $6.1 million of which was outstanding as of December 31, 2011 (the construction and term loan). Also in November 2010, we entered into loan agreements in the aggregate principal amount of $7.8 million relating to the acquisition of a SNF located in California. The net proceeds from the sale of the Old Notes were used to repay the $6.1 million of indebtedness outstanding under the construction and term loan.

(4)	Reflects $300.0 million of Notes issued in February 2011 and April 2011 (excluding $2.6 million net balance related to such Notes) and $100.0 million of Notes issued in March 2012 (excluding $1.8 million net premium balance related to such Notes).

SELECTED FINANCIAL DATA

You should read the following selected historical consolidated data in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

The selected historical consolidated financial data as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 have been derived from the audited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership appearing elsewhere in this prospectus. The selected historical financial data as of December 31, 2009, 2008 and 2007 and for the years ended December 31, 2008 and 2007 have been derived from the audited historical consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership, which are not included in this prospectus. The historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended December 31,
Operating Information	2007	2008	2009	2010	2011
Revenues
Rental income	$67,755	$72,143	$82,775	$85,240	$92,326
Tenant recoveries	4,274	4,831	6,056	6,442	7,175
Interest on loans to lessees	370	1,859	3,493	5,226	5,246

Total revenues	72,399	78,833	92,324	96,908	104,747
Expenses
Rent and other operating expenses	658	1,088	612	575	891
General and administrative	4,929	6,809	7,741	11,475	17,589
Offering costs	—	—	6,864	—	—
Real estate taxes	4,306	5,116	6,232	6,475	7,282
Depreciation	12,938	14,616	17,528	17,854	20,847
Loss on impairment	2,987	932	—	96	6,091

Total expenses	25,818	28,561	38,977	36,475	52,700

Operating income	46,581	50,272	53,347	60,433	52,047
Other income and expenses
Interest and other income	1,413	2,012	466	133	843
Interest expense	(24,254)	(26,272)	(26,570)	(22,723)	(36,010)
Change in fair value of derivatives	(6,946)	(8,674)	6,988	2,931	—
Amortization of deferred financing costs	(439)	(537)	(550)	(1,008)	(2,664)
Earn out accretion	—	—	—	—	(267)
Gain on sale of assets, net	—	—	—	512	1,171
Loss on extinguishment of debt	—	—	—	(2,295)	(3,807)

Total other income and expenses	(30,226)	(33,471)	(19,666)	(22,450)	(40,734)

Income from continuing operations	16,355	16,801	33,681	37,983	11,313
Discontinued operations	43	73	—	—	—

Net income	$16,398	$16,874	$33,681	$37,983	$11,313

	As of December 31,
Balance Sheet Information	2007	2008	2009	2010	2011
Cash and cash equivalents	$16,377	$9,361	$15,543	$13,028	$40,862
Loan receivables	34,920	20,361	28,970	36,611	33,031
Rental properties, net of accumulated depreciation	475,695	564,600	577,736	627,101	822,588
Total assets	560,230	634,368	665,130	731,400	951,421
Mortgage and other notes payable	386,356	463,546	480,105	440,576	600,474
Total liabilities	434,536	519,096	527,598	486,244	704,162
Total equity	94,258	77,871	74,562	245,156	247,259

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with “Special Note Regarding Foward-Looking Statements,” “Risk Factors,” and the consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

Overview

We operate a self-administered real estate investment trust, or REIT, that focuses on the ownership of healthcare properties, principally skilled nursing facilities (“SNFs”). We generate our revenues through long-term triple-net leases with a diversified group of high quality operators throughout the United States. Through our predecessor entities, we have been in the business of financing operators of SNFs for over 30 years. We believe that we have one of the largest SNF portfolios in the United States which as of December 31, 2011 consisted of 225 properties, of which 200 were SNFs, with 20,875 licensed beds in 26 states leased to 35 operators.

We believe we are well positioned to benefit from our diversified portfolio of properties and extensive network of operator relationships. We focus on cultivating close relationships with our tenants by working closely with them to help them achieve their business objectives. As a result of these efforts, we are in a position to effectively manage our portfolio, make additional investments and continue to expand our business.

We lease our properties to a diversified group of 35 operators with no single operator representing more than 15.8% of our revenues for the year ended December 31, 2011. We have a geographically diversified portfolio of properties located in 26 states, with no state representing more than 16.9% of our annualized total rent under existing leases for the year ended December 31, 2011. Our properties are leased to third party tenants under long-term triple-net leases. The operators are responsible for all operating costs and expenses related to the property, including facility maintenance and insurance required in connection with the properties and the business conducted on the properties, taxes levied on or with respect to the properties (other than taxes on our income) and all utilities and other services necessary or appropriate for the properties and the business conducted on the properties. Our leases are typically master leases with initial terms of 10 years or more, annual rent escalation provisions of 2% to 3%, guarantees, cross-default provisions and security deposits and typically do not have operator purchase options. As of December 31, 2011, the leases for 223 of our 225 properties were supported by personal and/or corporate guarantees. As of December 31, 2011, our leases had an average remaining term of 8.4 years.

We finance investments through borrowings under our credit facilities, unsecured senior notes, private placements of equity securities, project specific first mortgages or a combination of these methods. We compete with other public and private companies who provide lease and/or mortgage financing to operators of a variety of different types of healthcare properties. While the overall landscape for healthcare finance is competitive, we are disciplined and selective about the investments we make and have a strong track record of identifying qualified operators and attractive markets in which to invest. As a key part of our growth strategy, we evaluate acquisition opportunities on an ongoing basis and are in various stages of due diligence, preliminary discussions or competitive bidding with respect to a number of potential transactions, some of which would be significant. None of these potential significant transactions is so far advanced as to make the transaction reasonably certain.

Factors Affecting Our Business and the Business of Our Tenants

The continued success of our business is dependent on a number of macroeconomic and industry trends. Many of these trends will influence our ongoing ability to find suitable investment properties while other factors will impact our tenants’ ability to conduct their operations profitably and meet their obligations to us.

Industry Trends

One of the primary trends affecting our business is the long-term increase in the average age of the U.S. population. This increase in life expectancy is expected to be a primary driver for growth in the healthcare and

SNF industry. We believe this demographic trend is resulting in an increased demand for services provided to the elderly. We believe that the low cost healthcare setting of a SNF will benefit our tenants and facilities in relation to higher-cost healthcare providers. We believe that these trends will support a growing demand for the services provided by SNF operators, which in turn will support a growing demand for our properties.

The growth in demand for services provided to the elderly has resulted in an increase in healthcare spending. The Centers for Medicare and Medicaid Services, or CMS, and the Office of the Actuary forecast that U.S. healthcare expenditures will increase from approximately $2.3 trillion in 2008 to approximately $4.5 trillion in 2019. Furthermore, according to CMS, national expenditures for SNFs are expected to grow from approximately $144 billion in 2009 to approximately $246 billion in 2019, representing a compound annual growth rate, or CAGR, of 5.5%.

Liquidity and Access to Capital

Our single largest cost is the interest expense we incur on our debt obligations. In order to continue to expand and optimize our capital to expand our portfolio, we rely on access to the capital markets on an ongoing basis. We seek to balance this reliance by maintaining ready access to funds to make investments as these opportunities arise. We have extensive experience in and a successful track record of raising debt and equity capital over the past 30 years.

Our indebtedness outstanding is comprised principally of term loans secured by first mortgages, unsecured obligations under the Senior Notes and borrowings under our Term Loan, Acquisition Credit Line and 2014 Revolver.

Substantially all of such indebtedness is scheduled to mature in late 2015 or thereafter.

Factors Affecting Our Tenants’ Profitability

Our revenues are derived from rents we receive from triple-net leases with our tenants. Certain economic factors present both opportunities and risks to our tenants and, therefore, influence their ability to meet their obligations to us. These factors directly affect our tenants’ operations and, given our reliance on their performance under our leases, present risks to us that may affect our results of operations or ability to meet our financial obligations. The recent U.S. economic slowdown and other factors have resulted in cost-cutting at both the federal and state levels, which, in certain situations, resulted in a reduction of reimbursement rates and levels to our tenants under both the Medicare and Medicaid programs.

Our tenants’ revenues are largely derived from third-party sources. Therefore, we indirectly rely on these same third-party sources to obtain our rents. The majority of these third-party payments come from the federal Medicare program and state Medicaid programs. Our tenants also receive payments from other third-party sources, such as private insurance companies or private-pay residents, but these payments typically represent a small portion of our tenants’ revenues. The sources and amounts of our tenants’ revenues are determined by a number of factors, including licensed bed capacity, occupancy rates, the acuity profile of residents and the rate of reimbursement. Changes in the acuity profile of the residents as well as the mix among payor types, including private pay, Medicare and Medicaid, may significantly affect our tenants’ profitability and, in turn, their ability to meet their obligations to us. Managing, billing and successfully collecting third-party payments is a relatively complex activity that requires significant experience and is critical to the successful operation of a SNF.

Labor and related expenses typically represent our tenants’ largest cost component. Therefore, the labor markets in which our tenants operate affect their ability to operate cost effectively and profitably. In order for our tenants to be successful, they must possess the management capability to attract and maintain skilled and motivated workforces. Much of the required labor needed to operate a SNF requires specific technical experience and education. As a result, our tenants may be required to increase their payroll costs to attract labor and adequately staff their operations. Increases in labor costs due to higher wages and greater employee benefits required to attract and retain qualified personnel could affect our tenants’ ability to meet their obligations to us.

While our revenues are generated from the rents our tenants pay to us, we seek to establish our rent at an appropriate level so that our tenants are able to succeed. This requires discipline to ensure that we do not overpay for the properties we acquire. While we operate in a competitive environment, we carefully assess the long-term risks facing our tenants as we consider an investment. Because our leases are long-term arrangements, we are required to assess both the short and long-term capital needs of the properties we acquire. SNFs are generally highly specialized real estate assets. We believe we have developed broad expertise in assessing the short and long-term needs of this asset class.

On July 29, 2011, CMS released its final rule regarding 2012 Medicare payment rates for SNFs, which became effective October 1, 2011. The rule recalibrates the method of calculating Medicare reimbursement rates, and is likely to cause the reimbursement rates for SNFs to be reduced by approximately 11.1% on a system-wide basis for fiscal year 2012.

Components of Our Revenues, Expenses and Cash Flow

—	Revenues

Our revenues consist primarily of the rents and associated charges we collect from our tenants as stipulated in our long-term triple-net leases. In addition to rent under existing leases, a part of our revenues is made up of other cash payments owed to us by our tenants. Additionally, we recognize certain non-cash revenues. These other cash and non-cash revenues are highlighted below. While not a significant part of our revenues, we also earn interest from a variety of loans outstanding.

—	Rental Income

Rental income represents rent under existing leases that is paid by our tenants. In addition, this includes deferred rental income relating to straight-lining of rents as well as rental income from intangible amortization. Both deferred rental income and rental income from intangible amortization are explained in further detail below under “—Components of Cash Flow—Cash Provided by Operations.”

—	Tenant Recoveries

All of our leases have real estate escrow clauses that require our tenants to make estimated payments to us to cover their current real estate tax obligations. We collect money for these taxes and are reimbursed by our tenants. We account for the receipt of these amounts as revenue and the payment of the actual taxes as an expense (real estate taxes). Because the escrow charges to our tenants are made on an estimated basis, the amounts recognized as revenue and corresponding expense will differ slightly in any given fiscal period.

—	Interest on Loans to Lessees

We earn interest on certain capital advances and loans we make to our tenants for a variety of purposes, including for capital expenditures at our properties for which we receive additional rent. While we amend our leases to reflect the additional rent owed as a result of these income producing capital expenditures, we recognize the investment as a loan for accounting purposes when the lease term exceeds the useful life of the capital expenditure. In addition, we recognize rent associated with direct financing leases, in part, as interest income.

—	Expenses

We recognize a variety of cash and non-cash charges in our financial statements. Our cash expenses consist primarily of the interest expense on the borrowings we incur in order to make our investments and the general and administrative costs associated with operating our business. These interest charges are associated with our Term Loan, Acquisition Credit Line and 2014 Revolver as well as certain asset specific loans.

—	Rent and Other Operating Expenses

When we lease a property, we recognize related rent expense.

—	General and Administrative

Our general and administrative costs consist primarily of payroll and payroll related expense, including non-cash stock based compensation. In addition to payroll, we incur accounting, legal and other professional fees as well as certain other administrative costs of running our business, along with certain expenses related to bank charges, franchise taxes, corporate filing fees, and transaction related costs.

—	Real Estate Taxes

All of our leases have real estate escrow clauses that require our tenants to make estimated payments to us to cover their current real estate tax obligations. We collect money for these taxes and are reimbursed by our tenants. We account for the receipt of these amounts as revenue (tenant recoveries) and the payment of the actual taxes as an expense. Because the escrow charges to our tenants are made on an estimated basis, the amounts recognized as revenue and corresponding expense will differ slightly in any given fiscal period.

—	Depreciation

We incur depreciation expense on all of our long-lived assets. This non-cash expense is designed under generally accepted accounting principles, or GAAP, to reflect the economic useful lives of our assets.

—	Loss on Impairment of Assets

We have implemented a policy that requires management to make quarterly assessments of the market value of our properties relative to the amounts at which we carry them on our balance sheet. This assessment requires a combination of factors. Certain subjective factors such as market condition and property condition are considered as well as lease structure. We consider these results in our assessment of whether potential impairment indicators are present. We utilize subjective financial modeling that compares the sum of the undiscounted cash flows from future contractual rents plus the terminal value against the depreciated book value of an asset. When undiscounted cash flows are less than the depreciated book value of an asset, we record a charge to reflect the asset at its estimated fair value.

Other Income and Expenses

—	Interest and Other Income

We sweep our excess cash balances into overnight interest-bearing accounts.

—	Interest Expense

We recognize the interest we incur on our existing borrowings as an interest expense.

—	Change in Fair Value of Derivatives

We have implemented Accounting Standards Codification (ASC) 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through changes in other comprehensive income as a component of equity in our financial statements via hedge accounting.

—	Amortization of Deferred Financing Costs

We incur non-cash charges that reflect costs incurred with arranging certain debt instruments. We generally recognize these costs over the term of the respective debt instrument for which the costs were incurred.

—	Gain on sale of assets, net

We record any gain resulting from the sale of assets at the time of sale. We record any losses resulting from the sale of assets at the time we enter into a definitive agreement for the sale of the asset.

—	Loss on Extinguishment of Debt

We recognize costs relating to extinguishing debt prior to initial termination dates when we incur them, including the non-cash write-off of deferred financing cost.

Components of Cash Flow

Cash Provided by Operations.    Cash provided by operations is derived largely from net income by adjusting our revenues for those amounts not collected in cash during the period in which the revenue is recognized and for cash collected that was billed in prior periods or will be billed in future periods. Net income is further adjusted by adding back expenses charged in the period that is not paid for in cash during the same period. We make our distributions based largely on cash provided by operations. Key non-cash add-backs, in addition to depreciation and the amortization of deferred financing charges, in deriving cash provided by operations are:

Deferred Rental Income (loss).    We recognize deferred rental income (loss) as a result of the accounting treatment of many of our long-term leases that include fixed rent escalation clauses. Because most of our leases contain fixed rent escalations, we “straight-line” our lease revenue recognition. Straight-lining involves spreading the rents we expect to earn during the term of a lease under its escalation clause over the lease term. As a result, during the first half of a lease term with a fixed escalation clause, we accrue a receivable for rents owed but not paid until future periods. During the second half of the lease term, our cash receipts exceed our recognized revenues and we amortize the receivable.

Rental Income from Intangible Amortization.    We incur non-cash rental income adjustments from the amortization of certain intangibles resulting from the required application of purchase accounting in the initial recording of our real estate acquisitions. At the date of acquisition, all assets acquired and liabilities assumed are recorded at their respective fair value, including any value attributable to in-place lease agreements. Any identified above or below market lease intangible asset or liability is amortized over the remaining lease term as a non-cash adjustment to rental income.

Non Cash Stock Based Compensation.    We incur non-cash expense associated with the share-based payments to certain employees. The share-based payments are in the form of stock options. Expense is recognized ratably with the vesting schedule based on the grant date fair value of the options.

The following table represents the time based option awards activity for the years ended December 31, 2011 and 2010, respectively.

	2011	2010
Outstanding at January 1	21,866	—
Granted	1,610	21,866
Exercised	—	—
Cancelled/Forfeited	—	—

Outstanding at December 31	23,476	21,866

Options exercisable at end of period	—	—

Weighted average fair value of options granted to date	$112.62	$108.55

Weighted average remaining contractual life (years)	8.71	9.72

The following table represents the time based option awards outstanding for the years ended December 31, 2011 and 2010, respectively, as well as other Plan data:

	2011	2010
Range of exercise prices	$1,000 - $1,139	$1,000 - $1,084
Outstanding	23,476	21,866
Remaining contractual life (years)	8.71	9.72
Weighted average exercise price	$1,011	$1,002

We use the Black-Scholes option pricing model to estimate the grant date fair value of the options. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2011 and 2010.

	2011	2010
Weighted average dividend yield	8.13%	10.28%
Weighted average risk-free interest rate	2.02%	2.10%
Weighted average expected life	7.0 years	7.0 years
Weighted average estimated volatility	38.10%	38.00%
Weighted average exercise price	$1,134.76	$1,001.83
Weighted average fair value of options granted (per option)	$168.01	$108.55

Aviv REIT recorded non-cash compensation expenses of $1,122,000 and $338,000 for the years ended December 31, 2011 and 2010, respectively, related to the time based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations.

At December 31, 2011, the total compensation cost related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to approximately $1,180,000.

For the year ended December 31,	Options
2012	$672,000
2013	353,000
2014	144,000
2015	11,000

Total	$1,180,000

Non Cash Loss on Extinguishment of Debt.    We incurred certain expense associated with the partial pre-payment of our secured mortgage term loan. Costs associated with the origination of this loan were capitalized and are being ratably expensed over the life of the loan. When we pre-paid this loan in part, we recognized a prorated non-cash expense write-off for the unamortized capitalized debt costs.

Reserve for Uncollected Rental Income and Uncollectable Loan Receivable.    We incur an expense estimate for a reserve based upon our historical collection record of billed rental income and collections of loan receivables.

Investing Activities

Cash used in investing activities consists of cash that is used during a period for making new investments, capital expenditures and tenant loans offset by cash provided by investing activities from net loan receivables and sales of rental properties.

Financing Activities

Cash provided by financing activities consists of cash we received from issuances of debt and equity capital. This cash provides the primary basis for the investments in new properties, capital expenditures and tenant loans. While we may invest a portion of our cash from operations into new investments, as a result of our distribution requirements to maintain our REIT status, it is likely that additional debt or equity issuances will finance the majority of our investment activity. Cash used in financing activities consists of repayment of debt and distributions/dividends paid to partners/stockholders.

Results of Operations

The following is a discussion of the consolidated results of operations, financial position and liquidity and capital resources of the Partnership.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Revenues

Revenues increased $7.8 million, or 8.1%, from $96.9 million for the year ended December 31, 2010 to $104.7 million for the same period in 2011. The increase in revenue generally resulted from additional rent associated with the acquisitions and investments made during 2011 and 2010 acquisitions and investments not owned for the entire period, offset by the write-off of deferred rental income as a result of owned assets being transitioned to new operators resulting in new lease agreements.

Detailed changes in revenues for the year ended December 31, 2011 compared to the same period in 2010 were as follows:

—

Rental income increased $7.1 million, or 8.3%, from $85.2 million for the year ended December 31, 2010 to $92.3 million for the same period in 2011. The increase is primarily due to additional cash rent of approximately $6.5 million associated with the current year acquisitions and rent from 2010 acquisitions and investments not owned for the entire period offset by the write-off of deferred rental income of approximately $7.1 million as a result of owned assets being transitioned to new operators resulting in new lease agreements for the year ended December 31, 2011 as compared to approximately $3.4 million for the same period in 2010.

—	Tenant recoveries increased $0.7 million, or 11.4%, from $6.4 million for the year ended December 31, 2010 to $7.2 million for the same period in 2011. The increase was a result of the additional tenant recoveries associated with real estate taxes for newly acquired facilities. The increase was also due to an increase in tenant recoveries related to increases in real estate taxes from investments held more than one year.

—	Interest on loans to tenants remained consistent over the fiscal periods.

Expenses

Expenses increased $16.2 million, or 44.5%, from $36.5 million for the year ended December 31, 2010 to $52.7 million for the same period in 2011. These increases were primarily due to an increase in general and administrative expenses of $6.1 million which was mainly attributable to $2.4 million in indemnity expense compared to $1.0 million for the same period in 2010, $2.8 million in closing costs expensed in conjunction with the 2011 acquisitions compared to $0.6 million for the same period in 2010 and $1.4 million in bad debt expense compared to $0.8 million in the same period for 2010. The increase was also attributed to a $6.1 million loss on impairment for two of our facilities during 2011 compared to $96,000 loss taken in the same period for 2010 and an increase of $3.0 million in depreciation due to the increased acquisition and investment activity in 2011 as well as investment activity from 2010 which was not owned for the entire period.

Detailed changes in expenses for the year ended December 31, 2011 compared to the same period in 2010 were as follows:

—

Rent and other operating expenses increased $0.3 million, or 55.0%, from $0.6 million for the year ended December 31, 2010 to $0.9 million for the same period in 2011. This increase is primarily due to changes in insurance premiums offset by a decrease in rent for the corporate space for the year ended December 31, 2011.

—

General and administrative expense increased $6.1 million, or 53.3%, from $11.5 million for the year ended December 31, 2010 to $17.6 million for the same period in 2011. These increases were primarily due to $2.4 million in indemnity expense compared to $1.0 million for the same period in 2010, $2.8 million in closing costs expensed in conjunction with the 2011 acquisitions compared to $0.6 million for the same period in 2010 and $1.4 million in bad debt expense compared to $0.8 million in the same period for 2010. The increase was also due to a $0.7 million increase in office salaries and share based compensation.

—

Real estate tax expense increased by $0.8 million, or 12.5%, from $6.5 million for the year ended December 31, 2010 compared to $7.3 million for the same period in 2011. The increase is associated with additional taxes for newly acquired facilities described above.

—

Depreciation expense increased $3.0 million, or 16.8%, from $17.9 million for the year ended December 31, 2010 to $20.8 million for the same period in 2011. The increase was a result of an increase in depreciation expense associated with newly acquired facilities described above in 2011 and a full year of depreciation for 2010 acquisitions that were not owned for the full period.

—

Loss on impairment expense increased $6.0 million from $96,000 for the year ended December 31, 2010 to $6.1 million for the same period in 2011. The increase was a result of the anticipated loss on sale for two properties that are anticipated to be sold subsequent to December 31, 2011.

Other Income and Expenses

—

Interest and other income increased $0.7 million from $0.1 million for the year ended December 31, 2010 to $0.8 million for the same period in 2011. The increase was primarily due to $810,000 of sales proceeds from the sale of bed licenses at two of our facilities.

—

Interest expense increased $13.3 million, or 58.5%, from $22.7 million for the year ended December 31, 2010 to $36.0 million for the same period in 2011. The majority of the increase was due to an increase in the interest rate on our debt associated with our credit facilities and senior notes. The increase was also due to an increase in debt due to acquisitions acquired in 2011 and acquisitions acquired in 2010 that were not owned for the full year period.

—

Income relating to the change in fair value of derivatives decreased $2.9 million from a gain of $2.9 million in the year ended December 31, 2010 to $0 in the same period in 2011. We settled our existing swaps in September 2010 as part of our debt refinancing. We entered into new swap arrangements in November 2010 that have been deemed to be eligible for hedge accounting, and such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income.

—

Amortization of deferred financing fees increased $1.7 million from $1.0 million for the year ended December 31, 2010 to $2.7 million for the same period in 2011. The increase was due to additional fees incurred in conjunction with our new $405 million mortgage term loan entered into in September 2010 and our $300 million issuance of Senior Notes in 2011 and subsequent amortization.

—

Earnout accretion increased $0.3 million from $0 for the year ended December 31, 2010 to $0.3 million for the same period in 2011. The increase is due to the amortization of an earnout provision liability related to an acquisition that closed in May 2011.

—

Gain on sale of assets increased $0.7 million, or 128.7%, from $0.5 million for year ended December 31, 2010 to $1.2 million for the same period in 2011. This increase was due to the sale of assets that were held for strategic repositioning.

—

Loss on extinguishment of debt increased $1.5 million, or 65.9%, from $2.3 million for the year ended December 31, 2010 to $3.8 for the same period in 2011. This cost was a result of prepaying certain corporate indebtedness prior to maturity and the non-cash write-off of deferred financing costs.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Revenues

Revenues increased $4.6 million, or 4.7%, from $92.3 million for the year ended December 31, 2009 to $96.9 million for the same period in 2010. The $4.6 million increase was a result of the additional rent and tenant recoveries associated with $79.2 million of acquisitions and investments, consisting principally of newly acquired facilities and capital expenditures for which we receive additional rent, made in the year ended December 31, 2010.

Detailed changes in revenues for the year ended December 31, 2010 compared to the same period in 2009 were as follows:

—

Rental income increased $2.5 million, or 3.0%, from $82.8 million for the year ended December 31, 2009 to $85.2 million for the same period in 2010. The $2.5 million increase was a result of the additional rent associated with $79.2 million of acquisitions and investments, consisting principally of newly acquired facilities for which we receive additional rent, made in the year ended December 31, 2010, as well as the rent from those investments made in the year ended December 31, 2009 that were not owned for the entire 2009 period.

—

Tenant recoveries increased $386,000, or 6.4%, from $6.1 million for the year ended December 31, 2009 to $6.4 million for the same period in 2010. The increase was a result of the additional tenant recoveries associated with real estate taxes for newly acquired facilities included in the $79.2 million of acquisitions and investments made in the year ended December 31, 2010 as well as the tenant recoveries from those investments made in the year ended December 31, 2009 that were not owned for the entire 2009 period. The increase was also due to an increase in tenant recoveries related to increases in real estate taxes from investments held more than one year, offset by a real estate tax refund to tenants as a result of lower actual real estate taxes in the 2009 period.

—

Interest on loans to tenants increased $1.7 million, or 49.6%, from $3.5 million for the year ended December 31, 2009 to $5.2 million for the same period in 2010. Most of this increase in the 2010 period was a result of capital expenditures that we made in our properties for which we receive additional rent.

Expenses

Expenses decreased $2.5 million, or 6.4%, from $39.0 million for the year ended December 31, 2009 to $36.5 million for the same period in 2010. The decrease was primarily due to a decrease in one time offering costs that were expensed in 2009 when the company made the decision to not move forward with its IPO effort. This decrease was offset by an increase in general and administrative expenses of $3.7 million which was attributable to $1.6 million of share-based compensation expense in 2010. There was an additional $500,000 in bonus for employees as a result of meeting certain corporate performance goals in 2010 that were not met in 2009.

Detailed changes in expenses for the year ended December 31, 2010 compared to the same period in 2009 were as follows:

—	Rent and other operating expenses were comparable period over period.

—

General and administrative expense increased $3.7 million, or 48.2%, from $7.7 million for the year ended December 31, 2009 to $11.5 million for the same period in 2010. The increase was primarily due to $1.6 million of share-based compensation expense in 2010 and an additional $500,000 in bonus for employees as a result of meeting certain corporate performance goals in 2010 that were not met in 2009.

—

Real estate tax expense increased $243,000, or 3.9%, from $6.2 million for the year ended December 31, 2009 to $6.5 million for the same period in 2010. This increase was a result of an increase in real estate tax expense associated with 13 newly acquired facilities included in the $79.2 million of acquisitions and investments made during the year ended December 31, 2010 as well as the real estate tax expense from those investments made in the year ended December 31, 2009 that were not owned for the entire 2009 period. The increase was also due to increases in real estate taxes from investments held more than one year, offset by a real estate tax refund to tenants as a result of lower actual real estate taxes in the 2009 period. To a much lesser extent the increase was associated with year-to-year increases in real estate taxes related to investments held more than a year.

—

Depreciation expense increased $326,000, or 1.9%, from $17.5 million for the year ended December 31, 2009 to $17.9 million for the same period in 2010. The increase was a result of an increase in depreciation expense associated with 13 newly acquired facilities included in the $79.2 million of acquisitions and investments made during the year ended December 31, 2010 as well as the depreciation expense from those investments made in the year ended December 31, 2009 that were not owned for the entire 2009 period.

—

Loss on impairment of assets increased $96,000, from $0 for the year ended December 31, 2009 to $96,000 for the same period in 2010. The 2010 expense was to record a property at estimated selling price less costs to dispose.

Other Income and Expenses Including Income (Loss) from Discontinued Operations

—

Interest and other income decreased $333,000 or 71.5%, from $466,000 for the year ended December 31, 2009 to $133,000 for the same period in 2010. Most of this decrease was a result of a decrease in average cash balances.

—

Interest expense decreased $3.8 million, or 14.5%, from $26.6 million for the year ended December 31, 2009 to $22.7 million for the same period in 2010. The majority of the decrease was due to a decrease in swap interest expense relating to contracts expiring in 2010 as well as a significant paydown of debt in September 2010.

—

Income relating to the change in fair value of derivatives decreased $4.1 million, or 58.1%, from a gain of $7.0 million in the year ended December 31, 2009 to a gain of $2.9 million in the same period in 2010. This is a result of a change in the fair value of our swaps during the period.

—

Amortization increased $458,000, or 83.3%, from $550,000 for the year ended December 31, 2009 to $1.0 million for the same period in 2010. The increase was due to additional fees incurred in conjunction with our new $405 million mortgage term loan entered into in September 2010.

—	Gain on sale of assets, net was $512,000 for the year ended December 31, 2010 as a result of the disposal of two properties in July 2010 and one property in December 2010.

—

Loss on extinguishment of debt was $2.3 million for the year ended December 31, 2010. This cost was a result of prepaying certain corporate indebtedness prior to maturity and the non-cash write-off by deferred financing costs.

Property Acquisitions and Dispositions

Aviv REIT had the following rental property activity during the year ended December 31, 2011 as described below:

—

In January 2011, Aviv Financing I, L.L.C., an indirect wholly-owned subsidiary of Aviv REIT (“Aviv Financing I”), acquired a property in Kansas from an unrelated third party for a purchase price of $3,045,000. Aviv REIT financed this purchase with cash and borrowings of $2,131,000 under the Acquisition Credit Line.

—

In March 2011, Aviv Financing II, L.L.C., an indirect wholly-owned subsidiary of Aviv REIT (“Aviv Financing II”), acquired a property in Pennsylvania from an unrelated third party for a purchase price of approximately $2,200,000. Aviv REIT financed this purchase with cash.

—	In March 2011, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $9,581,000. Aviv REIT financed this purchase through cash.

—

In March 2011, Aviv Financing II acquired a property in Florida from an unrelated third party for a purchase price of approximately $10,000,000. Aviv REIT financed this purchase with borrowings of $10,200,000 under the 2014 Revolver.

—	In April 2011, Aviv Financing II acquired three properties in Ohio from an unrelated third party for a purchase price of $9,250,000. Aviv REIT financed this purchase with cash.

—	In April 2011, Aviv Financing II acquired a property in Kansas from an unrelated third party for a purchase price of $1,300,000. Aviv REIT financed this purchase with cash.

—	In April 2011, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $2,093,000. Aviv REIT financed this purchase with cash.

—	In April 2011, Aviv Financing II acquired three properties in Texas from an unrelated third party for a purchase price of $8,707,000. Aviv REIT financed this purchase with cash.

—	In May 2011, Aviv Financing II acquired three properties in Kansas from an unrelated third party for a purchase price of $2,273,000. Aviv REIT financed this purchase with cash.

—	In May 2011, Aviv Financing II acquired a property in Missouri from an unrelated third party for a purchase price of $5,470,000. Aviv REIT financed this purchase with cash.

—

In May 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $12,000,000. Aviv REIT financed this purchase with cash. As part of this acquisition, Aviv REIT recognized an approximate $3,333,000 addition to the purchase price as per the guidance within ASC 805 as it relates to the earn-out provision defined at closing (Level 3). Aviv REIT financed this purchase with cash.

—

In August 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,100,000. Aviv REIT financed this purchase through borrowings under the Acquisition Credit Line.

—

In August 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $5,500,000. Aviv REIT financed this purchase through borrowings under the Acquisition Credit Line.

—

In September 2011, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of $3,200,000. Aviv REIT financed this purchase through borrowings under the Acquisition Credit Line.

—

In November 2011, Aviv Financing I acquired a property in Oklahoma from an unrelated third party for a purchase price of $3,300,000. Aviv REIT financed this purchase through borrowings of $1,940,000 under the Acquisition Credit Line.

—	In November 2011, Aviv Financing I sold three vacant land parcels in Massachusetts to unrelated third parties for a sales price of $1,360,000 and recognized a gain of approximately $1,110,000.

—

In November 2011, Aviv Financing I acquired five properties in Kansas from an unrelated third party for a purchase price of $10,800,000. Aviv REIT financed this purchase through borrowings of $7,560,000 under the Acquisition Credit Line.

—

In November 2011, Aviv Financing I acquired seven properties in Pennsylvania and Ohio from an unrelated third party for a purchase price of $50,142,813. Aviv REIT financed this purchase with cash and through borrowings of approximately $37,340,000 under the Acquisition Credit Line.

—

In November 2011, Aviv Financing I acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,657,187. Aviv REIT financed this purchase with cash. In December 2011, Aviv REIT added borrowings of approximately $4,660,000 under the Acquisition Credit Line in connection with this property.

—

In December 2011, Aviv Financing I acquired eleven properties in California and Nevada from an unrelated third party for a purchase price of $24,845,100. Aviv REIT financed this purchase with cash and through borrowings of $17,392,000 under the Acquisition Credit Line.

—

In December 2011, Aviv Financing I acquired a property in Arkansas from an unrelated third party for a purchase price of $4,750,000. Aviv REIT financed this purchase with cash and through borrowings of $3,325,000 under the Acquisition Credit Line.

—	In December 2011, Aviv Financing I sold a vacant land parcel in Massachusetts to an unrelated third party for a sales price of $150,000 and recognized a gain of approximately $60,000.

Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings. We believe that the net cash provided by operations and availability under our 2016 Revolver will be adequate to fund our operating requirements, debt service and the payment of dividends in accordance with REIT requirements of the federal income tax laws for the next twelve months. We expect to meet our long-term liquidity requirements, such as scheduled debt maturities and property acquisitions, through long-term secured and unsecured borrowings and the issuance of additional equity securities.

We intend to repay indebtedness incurred under our credit facilities from time to time, to provide capacity for acquisitions or otherwise, out of cash flow and from the proceeds of issuances of additional equity interests and other securities.

We intend to invest in additional properties and portfolios as suitable opportunities arise and adequate sources of financing are available. We are currently evaluating additional potential investments consistent with the normal course of our business. These potential investments are in various stages of evaluation with both existing and new tenants and include acquisitions, development projects, income producing capital expenditures and other investment opportunities. There can be no assurance as to whether or when any portion of these investments will be completed. Our ability to complete investments is subject to a number of risks and variables, including our ability to negotiate mutually agreeable terms with the counterparties and our ability to finance the purchase price. We may not be successful in identifying and consummating suitable acquisitions or investment opportunities, which may impede our growth and negatively affect our results of operations and may result in the use of a significant amount of management resources. We expect that future investments in properties will depend on and will be financed by, in whole or in part, our existing cash, the proceeds from issuances of securities or borrowings (including under Acquisition Credit Line and our 2016 Revolver).

Indebtedness Outstanding

Our indebtedness outstanding is comprised principally of borrowings under our Term Loan, Acquisition Credit Line and the Senior Notes. We had a total indebtedness of approximately $597.9 million as of December 31, 2011 (excluding a debt premium of approximately $2.6 million). Substantially all of such indebtedness is scheduled to mature in late 2015 or thereafter.

As of December 31, 2011, we were in compliance with the financial covenants of our outstanding debt and lease agreements and the indenture governing our Senior Notes.

Term Loan and Acquisition Credit Line

On September 17, 2010, Aviv Financing I entered into a five year credit agreement with General Electric Capital Corporation, which provides a $405.0 million mortgage term loan and a $100.0 million acquisition credit line, which we refer to as the “Term Loan” and the “Acquisition Credit Line,” respectively. The Partnership provides a limited unsecured guarantee of the Term Loan and the Acquisition Credit Line.

The interest rate applicable to the Term Loan and the Acquisition Credit Line is based upon LIBOR, subject to a 1.25% floor, plus 4.5%. At our option the interest rate may be calculated at the prime rate plus 4.5%. The interest rate under the Term Loan and the Acquisition Credit Line was 5.75% on December 31, 2011.

The Acquisition Credit Line is available for draw until September 2013 and can be paid down and redrawn until that time. The Acquisition Credit Line may be used for financing acquisitions and certain property improvements. Draws on the Acquisition Credit Line are limited to 70% of the total cost of the applicable acquisition or renovation and draws for renovation projects are further limited to an aggregate of $25.0 million outstanding at any one time.

The initial term of the Term Loan and the Acquisition Credit Line expires in September 2015, with two one-year extension options provided that certain conditions precedent for the extensions are satisfied, including, without limitation, payment of a fee equal to 0.25% of the then existing principal balance of the Term Loan and the Acquisition Credit Line and meeting certain debt service coverage and debt yield tests.

The Term Loan and the Acquisition Credit Line contain customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, and sell or otherwise transfer certain assets as well as customary events of default. The Term Loan and the Acquisition Credit Line generally require the consolidated borrowers under the facility to maintain a debt service coverage ratio of 1.50:1.00 and a distribution coverage ratio of 1.10:1.00. In addition, the Partnership and its consolidated subsidiaries must maintain a debt service coverage ratio of 1.25:1.00 and a debt yield ratio of greater than 17.25%. We are permitted to include cash on hand in calculating such debt service coverage ratios.

Immediately following any draw on the Acquisition Credit Line, both before and after giving effect to such draw, the consolidated borrowers under the Term Loan and the Acquisition Credit Line must have a pro forma debt yield ratio of at least 18%. Our debt yield ratio is the ratio of (i) either consolidated EBITDA or rental revenue for the most recently completed two fiscal quarter period times two to (ii) the average daily outstanding principal balance of loans outstanding under the Term Loan and the Acquisition Credit Line during the period.

7.75% Senior Notes due 2019

On February 4, 2011 we, through the Partnership and Aviv Healthcare Capital Corporation (collectively, the “Issuers”), issued $200.0 million aggregate principal amount of senior unsecured notes (the “Senior Notes”) in a private placement. The Issuers are majority owned subsidiaries of Aviv REIT. Such Senior Notes were sold at par, resulting in gross proceeds of $200.0 million and net proceeds of approximately $194.3 million after deducting commissions and expenses. The net proceeds from the offering of such Senior Notes were used to repay all outstanding indebtedness under our acquisition credit line and to partially repay our outstanding mortgage term loan.

On April 5, 2011 we issued an additional $100.0 million aggregate principal amount of Senior Notes. Such Senior Notes were sold at a premium, resulting in gross proceeds of $102.8 million and net proceeds of approximately $99.8 million after deducting commissions and expenses. The net proceeds from the offering of such Senior Notes were used to partially repay indebtedness outstanding under our mortgage term loan, and together with proceeds from additional equity investments made by Aviv REIT’s shareholders, to fund pending investments.

On July 21, 2011, the Issuers launched an exchange offer in order to provide investors with an opportunity to exchange the Senior Notes issued in the aforementioned private placements for freely tradable notes that have been registered under the Securities Act of 1933. The exchange was consummated on August 22, 2011, and 100% of the Senior Notes were exchanged for registered Senior Notes.

The obligations under the Senior Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv REIT and certain of our existing and, subject to certain exceptions, future subsidiaries.

The Senior Notes are redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on or after February 15, 2015, at the redemption prices set forth in the indenture governing the Senior Notes (the “Indenture”), plus accrued and unpaid interest to the applicable redemption date. In addition, prior to February 15, 2015, the Issuers may redeem all or a portion of the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest to the applicable redemption date. At any time, or from time to time, on or prior to February 15, 2014, the Issuers may redeem up to 35% of the principal amount of the Senior Notes, using the proceeds of specific kinds of equity offerings, at a redemption price of 107.75% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

The Indenture governing the Senior Notes contains restrictive covenants that, among other things, restrict the ability of Aviv REIT, the Issuers and their restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments or other restricted payments; (v) sell assets; (vi) create liens on their assets; (vii) enter into transactions with affiliates; (viii) merge or consolidate or sell all or substantially all of their assets; and (ix) pay dividends or other amounts to Aviv REIT. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Senior Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding Senior Notes may become due and payable immediately.

Revolving Credit Facilities

2014 Revolver

On February 4, 2011, the Partnership, under Aviv Financing IV, L.L.C., an indirect wholly-owned subsidiary of the Partnership, entered into a $25 million secured revolving credit facility with Bank of America (the “2014 Revolver”). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2014 Revolver. The interest rate under the 2014 Revolver is generally based on the Prime lending rate, but has a LIBOR option (subject to a floor of 1.0%), plus, in the case of both Prime and LIBOR, a margin that is determined by our leverage ratio from time to time. The initial term of the 2014 Revolver expires in January 2014 with a one-year extension option. We have the right to increase the amount of the 2014 Revolver by up to $75.0 million (resulting in total availability of $100.0 million), provided that certain conditions precedent are satisfied.

As of December 31, 2011, the 2014 Revolver had an outstanding balance of $15 million. Subsequently, the balance was repaid, the properties securing the 2014 Revolver were released, and the borrowing availability under the 2014 Revolver was reduced to $0. The 2014 Revolver is currently secured only by a pledge of the capital stock of Aviv Financing IV, L.L.C. (our subsidiary which may in the future act as the holding company of subsidiaries owning properties on which first lien mortgages securing the 2014 Revolver may be granted). Subsequent to December 31, 2011, no such property-owning subsidiaries existed. However, the 2014 Revolver remains effective, and we may add properties to such subsidiaries in the future, thereby creating borrowing availability under the facility. The borrowing availability under the 2014 Revolver is subject to a borrowing base calculation based on, among other factors, the lesser of (i) the amount of a hypothetical mortgage based on the net revenues for the prior four quarters (on a pro forma basis for recently acquired properties) and (ii) 65% of the appraised value, in each case, of the properties securing the 2014 Revolver. The maximum availability under the 2014 Revolver may be permanently reduced at our option.

2016 Revolver

On January 31, 2012, the Partnership, under Aviv Financing V, L.L.C., an indirect wholly-owned subsidiary of the Partnership, entered into a $187.5 million secured revolving credit facility with General Electric Capital Corporation (the “2016 Revolver”). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2016 Revolver. The interest rate under our 2016 Revolver is generally based on LIBOR (subject to a floor of 1.0%) plus 4.25%. The initial term of 2016 Revolver expires in January 2016 with a one-year extension option, provided that certain conditions precedent are satisfied. The proceeds from the 2016 Revolver are available for general corporate purposes. The amount of the 2016 Revolver may be increased by up to $87.5 million (resulting in total availability of up to $275 million), provided that certain conditions precedent are satisfied.

The 2016 Revolver is currently secured by first lien mortgages on 23 of our properties, a pledge of the capital stock of our subsidiaries that own such properties and of Aviv Financing V, L.L.C. (the holding company of such property-owning subsidiaries) and other customary collateral, including an assignment of leases and rents with respect to such mortgaged properties. The borrowing availability under the 2016 Revolver is subject to a borrowing base calculation based on, among other factors, the lesser of (i) 70% of the appraised value of the properties securing the 2016 Revolver, (ii) the aggregate EBITDAR (earnings before interest expense, income taxes, depreciation and amortization, rent expense paid to the Partnership and certain other extraordinary items) reported by the tenants of the properties securing the 2016 Revolver for the most recent two fiscal quarters multiplied by 2 divided by 18.6% and (iii) rental revenue from the properties securing the 2016 Revolver for the most recent two fiscal quarters multiplied by 2 divided by 15.5%. As of March 2, 2012, the borrowing availability under the 2016 Revolver based on clause (i) of the preceding sentence was $40.5 million. As of March 2, 2012, the 2016 Revolver had an outstanding principal balance of $17.6 million.

The maximum availability under the 2016 Revolver may be permanently reduced, at the Partnership’s option, provided that, if such reduction is a partial reduction of the maximum availability under the 2016 Revolver and occurs prior to January 31, 2013, a fee of 0.5% will be due on the amount of such reduction. The outstanding principal under the 2016 Revolver may be repaid in whole or in part without premium or penalty, provided that such prepayments (i) are made in a minimum principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof and (ii) are made no more than once per month.

The 2016 Revolver provides that no loans or other extensions of credit can be made under the 2016 Revolver unless the maximum amount available under the 2016 Revolver (based on the borrowing base calculation as of the relevant date) has been drawn.

Revolving Credit Facilities Generally

The 2014 Revolver and 2016 Revolver contain customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, and sell or otherwise transfer certain assets as well as customary events of default. The 2014 Revolver and 2016 Revolver also require us to comply with specified financial covenants, which include a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum tangible net worth requirement. We are permitted to include cash on hand in calculating our leverage ratio under both the 2014 Revolver and 2016 Revolver.

Contractual Obligations

The following table shows the amounts due in connection with the contractual obligations described above as of December 31, 2011 (including future interest payments).

	Payments Due by Period
	(in thousands)
	Less than 1 Year	1-3 Years	3-5 Years		More than 5 Years	Total
Mortgage term loan and other notes payable	$22,569	$66,332	$275,165	(1)	$—	$364,066
7 3/4% Senior Notes due 2019 (2)	23,250	46,500	46,500		350,375	466,625

Total	$45,819	$112,832	$321,665	(1)	$350,375	$830,691

(1)	Primarily relates to maturity of indebtedness under our Term Loan and Acquisition Credit Line in September 2015. Does not give effect to any amounts to be drawn under the acquisition credit line which would also mature in September 2015. See “—Term Loan and Acquisition Credit Line” above.

(2)	Reflects $300 million outstanding of our 7 3/4% Senior Notes due 2019.

Cash Flows

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

—

Cash provided by operations decreased $2.6 million, or 4.7%, from $54.7 million for the year ended December 31, 2010 to $52.1 million for the same period in 2011. The decrease was due to a decrease in net income for the year ended December 31, 2011 compared to the same period in 2010.

—

Cash used in investing activities increased $131.9 million from $75.1 million for the year ended December 31, 2010 to $207.1 million for the same period in 2011. This increase was largely due to the increase in acquisition and investment activity in the year ended December 31, 2011, as compared to the same period in 2010.

—

Cash provided by financing activities increased $164.5 million from cash provided of $17.9 million for the year ended December 31, 2010 to cash provided of $182.8 million for the same period in 2011. The increase was primarily due to the $159.9 million increase in outstanding debt and $40.4 million equity issuance during the period used for investment activity. No cash was used to redeem partnership units in 2011 as was the case in the same period in 2010 along with an additional deferred contribution of $35.0 million.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

—

Cash provided by operations increased $14.6 million, or 36.6%, from $40.0 million for the year ended December 31, 2009 to $54.7 million for the same period in 2010. The increase was primarily due to an increase in our accounts payable, an increase in net income, and an increase in non-cash stock-based compensation and non-cash loss on extinguishment of debt.

—

Cash used in investing activities increased $36.6 million, or 95.1%, from cash used of $38.5 million for the year ended December 31, 2009 to cash used of $75.1 million for the same period in 2010. This increase was largely due to the increase in investment activity in the year ended December 31, 2010, as compared to the same period in 2009.

—

Cash provided by financing activities increased $13.3 million, or 286.9%, from $4.6 million for the year ended December 31, 2009 to $17.9 million for the same period in 2010. The increase was primarily due to our transaction with Lindsay Goldberg on September 17, 2010.

Summary of Critical Accounting Policies

Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the REIT, the Partnership, the Operating Partnership, and all controlled subsidiaries and joint ventures. Aviv REIT considers itself to control an entity if it is the majority owner of and has voting control over such entity or the power to control a variable interest entity. The portion of the net income or loss attributed to third parties is reported as net income allocable to noncontrolling interests on the consolidated statements of operations, and such parties’ portion of the net equity in such subsidiaries is reported on the consolidated balance sheets as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Rental Properties

Aviv REIT periodically assesses the carrying value of rental properties and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the rental properties will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the rental properties and related intangibles to their estimated fair value. The estimated fair value of Aviv REIT’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectibility is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to deferred rent receivable. Income recognized from this policy is titled deferred rental income. Additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred and are reflected as tenant recoveries on the consolidated statements of operations.

Lease Accounting

Aviv REIT, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statement of operations as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as rental properties in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to Aviv REIT’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease.

All of Aviv REIT’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Loan Receivables

Loan receivables consist of capital improvement loans to tenants and working capital loans to operators. Loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding loans and notes receivable for collectability. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. As of December 31, 2011 and December 31, 2010, loan receivable reserves amounted to $2.2 million and $0.8 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates.

Stock-Based Compensation

Aviv REIT follows ASC 718, Stock Compensation (ASC 718), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated statements of operations based on their grant date fair values. On September 17, 2010, Aviv REIT adopted a 2010 Management Incentive Plan (the Plan) as part of the transaction with Lindsay Goldberg. A pro-rata allocation of non-cash stock-based compensation expense is made to Aviv REIT and noncontrolling interests for awards granted under the Plan. The Plan’s non-cash stock-based compensation expense by Aviv REIT through December 31, 2011 is summarized in Footnote 9 in the notes to financial statements appearing elsewhere in this prospectus.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

Level 1—	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or;

Level 2—	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

Level 3—	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Aviv REIT’s interest rate swaps are valued using models developed internally by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon Aviv REIT’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. Aviv REIT had outstanding mortgage and other notes payable obligations with a carrying value of approximately $600.5 million and $440.6 million as of December 31, 2011 and December 31, 2010, respectively. The fair value of debt as of December 31, 2011 was $597.7 million and as of December 31, 2010 approximates its carrying value based upon interest rates available to Aviv REIT on similar borrowings. Management estimates the fair value of its loan receivables using a discounted cash flow analysis based upon Aviv REIT’s current interest rates for loan receivables with similar maturities and collateral securing the indebtedness. Aviv REIT had outstanding loan receivables with a carrying value of $33.0 million and $36.6 million as of December 31, 2011 and December 31, 2010, respectively. The fair value of loan receivables as of December 31, 2011 and as of December 31, 2010 approximate its carrying value based upon interest rates available to Aviv REIT on similar borrowings.

Derivative Instruments

Aviv REIT has implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of Aviv REIT’s derivative instruments are recorded in the consolidated statements of operations if the derivative does not qualify for or Aviv REIT does not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting.

Income Taxes

For federal income tax purposes, Aviv REIT elected, with the filing of its initial 1120 REIT, U.S. Income Tax Return for Real Estate Investment Trusts, to be taxed as a Real Estate Investment Trust (“REIT”) effective as of the transaction with Lindsay Goldberg that occurred on September 17, 2010. To qualify as a REIT, Aviv REIT must meet certain organizational, income, asset and distribution tests. Aviv REIT currently intends to comply with these requirements and maintain REIT status. If Aviv REIT fails to qualify as a REIT in any taxable year, Aviv REIT will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not elect REIT status for four subsequent years. However, Aviv REIT may still be subject to federal excise tax. In addition, Aviv REIT may be subject to certain state and local income and franchise taxes. Historically, Aviv REIT and its predecessor have generally only incurred certain state and local income and franchise taxes, but these amounts were immaterial in each of the periods presented. Prior to the transaction with Lindsay Goldberg, the Partnership was a limited partnership and the consolidated operating results were included in the income tax returns of the individual partners. No uncertain income tax positions exist as of December 31, 2011 or December 31, 2010, respectively.

Business Combinations

The Company allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed, the Company makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of the Company’s diverse operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a requirement of the Mortgage (Level 3). The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

The Company determines fair values as follows:

—	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

—	Rental properties are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

—	The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

—	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Company determines the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within the Company’s portfolio, or third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain tenants, including tenant allowances, tenant improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Company also estimates the value of tenant or other customer relationships acquired by considering the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with such tenant, such tenant’s credit quality, expectations of lease renewals with such tenant, and the potential for significant, additional future leasing arrangements with such tenant. The Company amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations in rental income.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on Aviv REIT’s consolidated financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We use some derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors.

We entered into a swap arrangement on November 5, 2010 to hedge $200 million of floating rate debt. If LIBOR were to increase by 100 basis points, we do not expect there would be any significant effect on the interest expense on our pro forma variable rate debt as our floating rate credit agreement is subject to a LIBOR floor of 125 basis points. Interest rate risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure. The fair value of our debt outstanding as of December 31, 2011 was approximately $597.7 million.

BUSINESS

Our Company

We operate as a self-administered, self-managed real estate investment trust, or REIT, that focuses on the ownership of healthcare properties, principally skilled nursing facilities (“SNFs”). We generate our revenues through long-term triple-net leases with a diversified group of high quality operators throughout the United States. Through our predecessor entities, we have been in the business of financing SNF operators through triple-net leases for over 30 years. We believe that we have one of the largest SNF portfolios in the United States which consisted of 225 properties, of which 200 were SNFs, with 20,875 licensed beds in 26 states leased to 35 operators, as of December 31, 2011. For the year ended December 31, 2011, our revenues and Adjusted EBITDA were $104.7 million and $91.6 million, respectively. See “Presentation of Non-GAAP Financial Information and Portfolio Statistics” and “Summary Financial Data.”

We believe we are well positioned to benefit from our diversified portfolio of properties and extensive network of operator relationships. We focus on cultivating close relationships with our operators by working closely with them to help them achieve their business objectives. As a result of these efforts, we are in a position to effectively manage our portfolio, make additional investments and continue to expand our business. From April 2005 through December 2011, we completed $663.5 million of acquisitions. In 2011, we completed $217.9 million of acquisitions and investments. We target EBITDAR and EBITDARM coverages that we believe allow us to balance our rental income with appropriate operating and financial performance for our operators. Our EBITDAR and EBITDARM coverages for the twelve months ended September 30, 2011 were 1.5x and 2.0x, respectively.

The structure of our triple-net leases has significantly contributed to our consistent and stable performance and positions us to benefit from a long-term stream of rental income. Our leases typically have initial terms of 10 years or more, annual rent escalation provisions of 2% to 3% and typically do not have operator purchase options. We also seek additional support for the rental income generated by the leases through guarantees, master leases, cross-default provisions and security deposits. As of December 31, 2011, the leases for 223 of our 225 properties were supported by personal and/or corporate guarantees.

Our Competitive Strengths

We believe the following strengths serve as the foundation for our success:

Track Record of Disciplined Investing

We, through our predecessor entities, have been in the business of owning healthcare properties for over 30 years and were one of the first providers of financing to SNF operators through triple-net leases. We are disciplined and selective about the investments we make and have a strong track record of identifying operators and attractive markets in which to invest. This has enabled us to successfully complete $663.5 million of acquisitions from April 2005 to December 2011, including $217.9 million of acquisitions and investments in 2011. In order to effectively manage our investments, we have implemented systems and processes to monitor the performance of our operators and properties, including annual site visits, regular contact with our operators and quarterly financial reviews.

Large, Diverse Portfolio

We believe we have one of the largest portfolios of SNFs in the United States, with significant operator and geographic diversification. As of December 31, 2011, our portfolio consisted of 225 properties with 20,875 licensed beds. We lease our properties to a diversified group of 35 operators with no single operator representing more than 15.8% of our annualized total rent under existing leases for the year ended December 31, 2011. Our properties are located in 26 states, with no state representing more than 16.9% of our annualized total rent under existing leases for the year ended December 31, 2011. We believe our track record and extensive network of industry relationships puts us in a position to continue to identify and complete investments that enhance the quality and diversification of our portfolio.

High Quality Operators

As a result of our many years of experience and industry contacts, we have a portfolio of, and an ability to identify, high quality operators. We believe each of our 35 operators possesses local market knowledge, hands-on management and a proven track record. Many of our operators are among the largest and most established SNF operators in their respective markets, with management typically possessing 20 years or more of industry experience. We believe our management team’s extensive experience provides us with a key advantage in evaluating an operator’s prospects for success and enables us to identify the appropriate operator for each of our properties. As of December 31, 2011, 175 of our 225 properties are leased to operators with whom we have had a relationship for at least 5 years, and 82 of our 225 properties are leased to operators with whom we have had a relationship for at least 10 years.

Attractive Long-Term Leases

Our existing portfolio of leases and our lease structure position us to take advantage of a stable, long-term stream of rental income. Our leases typically have initial terms of 10 years or more, annual rent escalation provisions of 2% to 3%, guarantees, master lease or cross-default provisions and security deposits. Our leases typically are co-terminous within an operator relationship and do not have operator purchase options. As of December 31, 2011, the leases for 223 of our 225 properties were supported by personal and/or corporate guarantees. We proactively seek to extend our leases, including at the time we make additional acquisitions, capital expenditures or other investments with our operators. As of December 31, 2011, our leases had an average remaining term of 8.4 years. Our track record of successfully extending our leases enables us to benefit from continuity of management by our operators.

Experienced Senior Management Team Supported by Strong Equity Sponsorship

Many members of our management team have been with us for 10 years or more, have significant industry experience and also have a meaningful ownership stake. Our senior management team has extensive experience in the SNF industry and other relevant areas of expertise. Craig Bernfield, our Chairman, President and Chief Executive Officer and co-founder, has more than 20 years of experience as an investor in the SNF industry. In addition, Steven Insoft, our Chief Operating Officer, Chief Financial Officer and Treasurer, also has more than 20 years of experience in our industry, including with investors, operators and other REITs.

In September 2010, we entered into a new strategic partnership with an affiliate of Lindsay Goldberg, LLC (“Lindsay Goldberg”), a highly regarded private investment firm. We believe our relationship with Lindsay Goldberg has provided us with valuable support to facilitate our growth. Lindsay Goldberg has invested $302.8 million in our company’s equity to date, and has committed to provide additional equity capital to support our growth.

Our Business Strategies

Our primary goal is to continue our track record of disciplined investing, which we intend to accomplish through the following business strategies:

Maintain Balance Sheet Strength and Liquidity

We plan to maintain a capital structure that will provide substantial resources and liquidity to support our business and its continued growth. We had approximately $78.6 million of liquidity as of December 31, 2011, consisting of cash and cash equivalents and borrowings available under our Acquisition Credit Line and our 2014 Revolver. The Acquisition Credit Line also permits a portion of the borrowing availability to be used to fund property improvements, for which we typically receive increased rents. In January 2012, we closed on our 2016 Revolver which as of March 2, 2012 had an availability of approximately $40.5 million. In the future, we intend to use a mix of debt financing sources, including unsecured term debt, credit facility borrowings and mortgage debt, to continue to optimize both our flexibility and cost of capital. In addition, Lindsay Goldberg has committed to provide additional equity capital to support our growth.

Continue to Grow and Enhance Portfolio Diversification

We plan to capitalize on our successful track record by strategically and opportunistically pursuing new investments that will further enhance the diversification, strength and success of our portfolio. We evaluate acquisition opportunities on an ongoing basis and are in various stages of due diligence, preliminary discussions or competitive bidding with respect to a number of potential transactions, some of which would be significant. We intend to continue to make disciplined investments in a broad range of property and portfolio transactions, including through the following strategies:

—	Pursue Additional Investments with our Existing Operators

We intend to work closely with our existing operators to identify additional investment opportunities in their existing markets, as well as to leverage our experience and relationships with them to expand into new markets and property types. We believe our focus and commitment to relationships are key factors in our operators’ decisions to enter into leases with us. In addition to new property acquisitions, we plan to continue to support our operators by providing capital for modernization and improvement of our properties, for which we typically receive increased rents.

—	Expand our Network of Operator Relationships

We intend to continue to expand our extensive network of operator relationships that we have built and cultivated over the years. We plan to strengthen these relationships that have allowed us to identify a significant number of transactions over the years. When making new investments, we will continue to focus on operators that meet our investment criteria, including our standards for quality and experience of management, credit worthiness and historical financial and operating performance. We believe our reputation, experience and credibility will lead us to relationships with new high quality operators and related investment opportunities.

—	Selectively Diversify into Other Healthcare Property Types

We intend to continue to acquire assisted living facilities, independent living facilities, retirement communities, continuum of care facilities and other healthcare properties. When pursuing these transactions, we intend to enter into triple-net leases with experienced operators that meet our investment criteria.

Our Portfolio

As of December 31, 2011, our portfolio consisted of 225 properties with 20,875 licensed beds in 26 states leased to 35 operators. As of December 31, 2011, our properties consisted of 200 SNFs, 10 traumatic brain injury facilities, 12 assisted living facilities, two independent living facilities and one vacant parcel of land. We lease our properties to a diversified group of 35 operators with no single operator representing more than 15.8% of our annualized total rent under existing leases for the year ended December 31, 2011. We have a geographically diversified portfolio of properties located in 26 states with no state representing more than 16.9% of our annualized total rent under existing leases for the year ended December 31, 2011.

For the twelve months ended September 30, 2011, our Portfolio Occupancy was 73.9% and our Quality Mix was 45.8%. Since 2006, our annual Portfolio Occupancy has remained stable. When making new investments, we seek to balance these measures with value and lease rent levels.

The following tables set forth information about our operator and state diversification as of and for the year ended December 31, 2011.

Operator Diversification

Operator	Percentage of Total Rent (1)	Number of Properties	Number of Licensed Beds
Saber	15.8%	25	2,422
Evergreen	10.9	17	1,552
Daybreak	10.0	32	3,267
SunMar	8.2	13	1,463
Benchmark	6.3	14	1,436
Cathedral Rock	6.0	12	1,080
Sun	4.0	11	973
Deseret	3.8	17	889
ConvaCare	3.6	8	1,132
Eagle	3.6	10	691
Bridgemark	3.2	6	702
New Beginnings	3.2	3	366
Preferred	2.7	4	561
Maplewood	2.7	4	343
Care Meridian	2.2	11	144
Markleysburg	1.9	5	502
Hi-Care	1.5	3	319
Good Samaritan	1.4	2	214
Covenant Care	1.1	2	302
Hope	0.9	2	104
Lion	0.8	1	330
Concepts	0.8	3	337
Transitions Healthcare	0.7	1	135
Homestead	0.6	6	613
Heyde	0.6	2	157
Gilmer	0.5	1	112
Orion	0.5	1	109
24/7	0.5	1	85
Northpoint	0.5	1	95
UltraCare Healthcare	0.4	1	73
LTP Generations	0.3	2	95
Health Dimensions	0.2	1	90
Fountain	0.2	1	80
Tana Bell	0.2	1	65
Safe Haven	0.2	1	37

Total	100.0%	225	20,875

(1)	Total rent represents the annualized rent under existing leases for the year ended December 31, 2011.

State Diversification

State	Percentage of Total Rent (1)	Number of Properties	Number of Licensed Beds
California	16.9%	32	2,413
Texas	13.4	43	4,620
Ohio	8.7	16	1,405
Arkansas	7.6	14	1,835
Pennsylvania	7.6	10	1,134
Missouri	7.1	15	1,556
Washington	4.7	12	661
New Mexico	4.6	9	782
Illinois	4.3	9	1,029
Kansas	3.8	16	915
Massachusetts	3.5	10	877
Arizona	2.9	5	641
Connecticut	2.6	4	343
Oregon	2.3	6	493
Idaho	1.7	5	467
Nevada	1.4	2	181
Nebraska	1.0	2	282
Michigan	1.0	2	204
Florida	1.0	1	90
Wisconsin	0.9	3	247
Minnesota	0.7	3	162
Virginia	0.5	1	104
Montana	0.5	2	174
Utah	0.5	1	85
Tennessee	0.4	1	102
Oklahoma	0.4	1	73

Total	100.0%	225	20,875

(1)	Total rent represents the annualized rent under existing leases for the year ended December 31, 2011. In the case where the property’s master lease includes more than one state, rent was allocated proportionately by number of licensed beds in each state.

Portfolio Occupancy

The following table sets forth information about our Portfolio Occupancy by state as of September 30, 2011:

State	Portfolio Occupancy	State Average Occupancy (1)
California	88.4%	85.0%
Texas	60.2%	70.8%
Arkansas	78.7%	73.5%
Missouri	63.5%	71.7%
Washington	79.5%	80.9%
New Mexico	83.1%	83.1%
Illinois	80.1%	78.3%
Ohio	78.3%	85.0%
Massachusetts	89.7%	88.4%
Pennsylvania	89.0%	90.2%

(1)	Represents Nursing Facility State Occupancy Rate as reported by American Health Care Association (AHCA). AHCA occupancy data is calculated by dividing the sum of all facility patients in the state occupying certified beds by the sum of all the certified beds in the state reported at the time of the current standard survey. The data is based on the most current standard health surveys conducted in SNFs on or before December 2011.

Lease Expiration

The following table sets forth information regarding the expiration dates of our leases as of December 31, 2011:

Year	Number of Properties with Leases Expiring		Percentage of Total Rent (1)
2013	5		3.2
2014	5		0.8
2015	11		3.9
2016	8		4.0
2017	10		2.8
2018	22		11.9
2019	8		4.3
2020	40		14.5
2021	99		44.4
2022	2		0.5
Thereafter	12		9.7

Total	222	(2)	100.0%

(1)	Total rent represents the rent under existing leases for the year ended December 31, 2011.

(2)	The total number of properties with leases expiring excludes two properties for which we provide asset management services only, one property subject to a leasehold mortgage and one property subject to a second mortgage loan.

Our Industry

We operate as a REIT and own healthcare properties, principally SNFs, located in the United States. According to The Centers for Medicare & Medicaid Services, or CMS, healthcare is one of the largest industries in the United States and total U.S. healthcare expenditures are projected to grow from approximately $2.6 trillion in 2010 to approximately $4.6 trillion in 2020. Within the healthcare industry, national expenditures for SNFs are expected to grow from approximately $144 billion in 2010 to approximately $219 billion in 2020, according to CMS, representing a compound annual growth rate, or CAGR, of 4.3%. The SNF market is highly fragmented and, according to the American Health Care Association, comprises approximately 15,650 facilities with approximately 1.7 million certified beds as of December 2011.

This growth will be driven, in part, by the aging of the population and increased life expectancies. According to the U.S. Census Bureau, the number of Americans aged 65 or older is expected to increase from approximately 37 million in 2006 to approximately 55 million in 2020, representing a CAGR of 2.8%, compared to a total U.S. population CAGR of 0.9% over the same period. In response to growing healthcare costs, the U.S. federal government has adopted cost containment measures that encourage the treatment of patients in more cost effective settings, such as SNFs. As a result, we believe that many high-acuity patients that would have been previously treated in long-term acute care hospitals and in- patient rehabilitation facilities are increasingly being cared for in SNFs. We believe that these trends will support a growing demand for the services provided by SNF operators, which in turn will support a growing demand for our properties.

The growth in the total demand for SNF services has resulted in a greater need for many of our operators to access capital for growth, which we believe provides an attractive opportunity for us to invest in healthcare properties. Operators are increasingly relying on capital sources, such as our company, to finance their growth plans for acquisitions and other real estate-related investments so they may deploy their capital into their operations. To generate liquidity and operating capital, operators also often decide to sell real estate assets and lease them back, enabling them to monetize the value of their real estate, while maintaining control over their operations. These sale-leaseback transactions enable us to acquire properties and benefit from continuity of management.

Competition

The market for making investments in healthcare facilities is highly competitive and fragmented. We compete with other public and private companies who provide lease and/or mortgage financing to operators of a variety of different types of healthcare properties. We also face competition leasing available properties to prospective operators. We compete with these other companies based on reputation, purchase price and financing alternatives offered and the relationship that develops during the term of the lease.

We have experience identifying and underwriting the abilities of qualified regional and national operators. We believe that this experience helps us identify new tenant relationships and new opportunities with existing relationships. We believe that our historical focus primarily on SNFs has enabled us to develop broad expertise in the markets in which we compete.

Regulation

Typically, operators of SNFs receive significant funding from governmental programs and are regulated by the states and the federal government. Operators of SNFs are subject to federal and state laws that regulate the type and quality of the nursing care provided, ancillary services (e.g., respiratory, occupational, physical and infusion therapies), qualifications of the administrative personnel and nursing staff, the adequacy of the physical plant and equipment, distribution of pharmaceuticals, reimbursement and rate setting and operating policies. In addition, most, if not all, of our tenants are subject to extensive laws and regulations pertaining to healthcare fraud and abuse, including kickbacks and false claims. The following discussion describes certain material U.S. federal and state healthcare laws and regulations that may affect our operations and those of our tenants. However, the discussion does not address all applicable federal, state and local healthcare laws and regulations that could affect our operations and those of our tenants.

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Licensing and Certification.    Our tenants and facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically surveyed by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of reimbursement payments until all licensure or certification issues have been resolved and the necessary licenses or certification are obtained or reinstated. Transfers of operations of SNFs and other healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate.

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Certificate of Need.    Some states require that SNFs obtain governmental approval, in the form of a Certificate of Need, or CON, or similar certification, that generally varies by state and is subject to change, prior to the addition or construction of new beds, the addition of services or certain capital expenditures. The CON laws and regulations may restrict our ability to add new facilities or expand an existing facility’s size or services. In addition, CON laws may constrain our ability to lease a particular property to a new tenant.

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Medicare and Medicaid Certification.    A significant portion of the revenues of our tenants that operate SNFs is derived from participation in government-funded reimbursement programs, primarily Medicare and Medicaid, and failure to maintain certification to participate in these programs could result in a loss of funding from such programs. Medicare and Medicaid laws also require operators of SNFs to comply with extensive standards governing operations.

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Fraud and Abuse Laws and Regulations.    There are various highly complex federal and state laws governing a wide array of referrals, financial relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit financial inducements for referrals, filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Violations of these laws subject persons and entities to termination from participation in Medicare, Medicaid and other federally funded healthcare programs or result in the imposition of treble damages and fines or other penalties.

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Other Laws.    Other laws that impact how our tenants conduct their operations include: federal and state laws designed to protect the confidentiality and security of patient health information; state and local licensure laws; laws protecting consumers against deceptive practices; laws generally affecting our tenants’ management of property and equipment and how our tenants generally conduct their operations, such as fire, health and safety, and environmental laws; federal and state laws affecting assisted living facilities mandating quality of services and care, and quality of food service; resident rights (including abuse and neglect laws); and health standards set by the federal Occupational Safety and Health Administration.

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Legislative and Regulatory Developments.    On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act (“PPACA”) and the Health Care and Education Reconciliation Act of 2010, which amends the PPACA (collectively, the “Health Reform Laws”). Together, these two measures make the most sweeping and fundamental changes to the U.S. health care system undertaken since the creation of Medicare and Medicaid. These new laws include a large number of health-related provisions that are scheduled to take effect over the next four years, including expanding Medicaid eligibility, requiring most individuals to have health insurance, establishing new regulations on health plans, establishing health insurance exchanges and modifying certain payment systems to encourage more cost-effective care and a reduction of inefficiencies and waste, including through new tools to address fraud and abuse. Because all of our properties are used as healthcare properties, we will be impacted by the risks associated with the healthcare industry, including healthcare reform. While the expansion of healthcare coverage may result in some additional demand for services provided by tenants, reimbursement levels may be lower than the costs required to provide such services, which could materially adversely affect the ability of tenants to generate profits and pay rent under their lease agreements with us and thereby could materially adversely affect our business, financial position or results of operations. The Health Reform Laws also enhance certain fraud and abuse penalty provisions that could apply to our operators and tenants in the event of one or more violations of the federal health care regulatory laws. In addition, there are provisions that impact the health coverage that we and our tenants provide to our respective employees. Furthermore, regulatory proposals and rules are released on an ongoing basis that may have an impact on the healthcare system in general and the skilled nursing and long-term care industries in particular. On July 29, 2011, CMS released its final rule regarding 2012 Medicare payment rates for SNFs, which became effective October 1, 2011. The rule recalibrates the method of calculating Medicare reimbursement rates, and is likely to cause the reimbursement rates for SNFs to be reduced by approximately 11.1% on a system-wide basis for fiscal year 2012.

Environmental Matters

In addition to environmental risks relating to releases of hazardous substances, our properties are subject to environmental laws regulating, among other things, air emissions, wastewater discharges and the handling and disposal of wastes, including medical wastes. Certain of our properties utilize above or underground storage tanks to store heating oil for use at the properties. Other properties were built during the time that asbestos-containing building materials were routinely installed in residential and commercial structures. Our leases obligate our tenants to comply with applicable environmental laws and to indemnify us if their noncompliance results in losses or claims against us. A tenant’s failure to comply could result in fines and penalties or the requirement to undertake corrective actions which may result in significant costs to the tenant and thus adversely affect their ability to meet their obligations to us.

Pursuant to U.S. federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be required to investigate, remove and/or remediate a release of hazardous substances or other regulated materials at, or emanating from, such property. Further, under certain circumstances, such owners or operators of real property may be held liable for property damage, personal injury and/or natural resource damage resulting from or arising in connection with such releases. Certain of these laws have been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. We also may be liable under certain of these laws for damage that occurred prior to our ownership of a property or at a site where we sent wastes for disposal. The failure to properly remediate a property may also adversely affect the owner’s ability to lease, sell or rent the property or to borrow funds using the property as collateral.

In connection with the ownership of our current or past properties and any properties that we may acquire in the future, we could be legally responsible for environmental liabilities or costs relating to a release of hazardous substances or other regulated materials at or emanating from such property. In order to assess the potential for such liability, we typically engage a consultant to conduct a limited environmental assessment of each property prior to acquisition and oversee our properties in accordance with environmental laws. Most of our leases require tenants to conduct all activities in compliance with environmental laws and to indemnify the owner for any harm caused by the failure to do so. We are not aware of any environmental issues that are expected to have a material impact on the operations of any of our properties. See “Risk Factors—Risks Relating to Our Business and Operations.”

Insurance

Under the terms of our leases, our tenants are required to maintain comprehensive general liability, fire, flood, earthquake, boiler and machinery, nursing home or long-term care professional liability and extended coverage insurance with respect to our properties with policy specifications, limits and deductibles set forth in the lease agreement or other written agreement between us and the tenant. In some limited situations, we have agreed in our leases to pay half of the cost of earthquake insurance. We believe that our properties are covered by adequate insurance provided by reputable companies and with commercially reasonable deductibles and limits. Our leases provide that insurance premiums are the responsibility of the tenant, and our tenants are responsible for any increases in premiums. In addition, we carry contingent property and liability coverage for our properties encumbered by the existing credit facility.

Employees

As of December 31, 2011, we had 24 full-time employees and six part-time employees. We believe that our relationships with our employees are good. None of our employees is represented by a union.

Corporate Information

Aviv REIT was incorporated as a Maryland corporation on July 30, 2010 and operates in a manner intended to allow it to qualify as a REIT for federal income tax purposes. Aviv REIT is the sole general partner of the Partnership. The Partnership was formed as a Delaware partnership on March 4, 2005.

Our headquarters are located at 303 West Madison Street, Suite 2400, Chicago, Illinois 60606. Our telephone number is (312) 855-0930. Our internet website is http://www.avivreit.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Legal Proceedings

In late 2011, after a dispute with a small number of its limited partners, the Partnership filed a declaratory judgment motion in the Delaware Chancery Court seeking confirmation that certain adjustments to the distributions of cash flows of the Partnership were made in accordance with the partnership agreement following the investment in the Partnership by Aviv REIT and related financing transactions. The dispute relates to the relative distributions among classes of limited partners that existed prior to the investment by Aviv REIT.

In addition, we are involved in various unresolved legal actions and proceedings, which arise in the normal course of our business. Although the outcome of a particular proceeding can never be predicted, we do not believe that the result of any of these other matters will have a material adverse effect on our business, operating results, or financial position.

MANAGEMENT

Set forth below are the names, ages (as of December 31, 2011) and positions of Aviv REIT’s directors and executive officers:

Name	Age	Position
Craig M. Bernfield	50	Chairman of the Board (Class B), Chief Executive Officer and President
Steven J. Insoft	47	Chief Operating Officer, Chief Financial Officer and Treasurer
Michael W. Dees	38	Director (Class A)
Alan E. Goldberg	57	Director (Class A)
Robert D. Lindsay	57	Director (Class A)
Ari Ryan	36	Director (Class C)
J. Russell Triedman	42	Director (Class A)

The following are biographical summaries of the experience of Aviv REIT’s directors and executive officers.

Craig M. Bernfield.    Mr. Bernfield is our Chief Executive Officer and President and has served in such capacity since he co-founded Aviv Healthcare Properties Limited Partnership in 2005. Since September 2010, Mr. Bernfield has also served as the Chairman of our board of directors. Prior to co-founding our company, Mr. Bernfield was Chief Executive Officer and President of Karell Capital Ventures, Inc., or KCV, which he joined in 1990. KCV managed the entities that were combined in 2005 in connection with the formation of Aviv Healthcare Properties Limited Partnership. Mr. Bernfield has been an investor in the nursing home industry for approximately 20 years and was the co-founder of some of the entities that were combined in 2005. Mr. Bernfield received a J.D. degree from The University of Chicago Law School and a B.S. degree in Finance from the College of Business at the University of Illinois at Urbana-Champaign. Mr. Bernfield brings extensive business, managerial and leadership experience to our board of directors. With over 20 years of experience as an investor in the SNF industry, Mr. Bernfield provides the board of directors with a vital understanding and appreciation of our business and the industry. His position as co-founder, Chief Executive Officer and President of our company also make Mr. Bernfield uniquely qualified to serve as the Chairman of our board of directors.

Steven J. Insoft.    Mr. Insoft is our Chief Operating Officer, Chief Financial Officer and Treasurer and has served in such capacity since 2005. Prior to joining our company in 2005, Mr. Insoft spent eight years as a Vice President and Senior Investment Officer of Nationwide Health Properties, Inc., a publicly-traded REIT. Before that, he was President and Chief Financial Officer of CMI Senior Housing & Healthcare, Inc., a privately-held nursing home and assisted living facility operations and development company, for seven years. Mr. Insoft received an M.B.A. from Columbia University and a B.S.E. in Electrical Engineering from the University of Pennsylvania.

Michael W. Dees.    Mr. Dees has served as a member of our board of directors since September 2010. Mr. Dees has been with Lindsay Goldberg since 2004, serving as Principal before becoming Partner in 2009. Previously, he worked at Morgan Stanley in the mergers and acquisitions and the Capital Partners groups in New York and in the Real Estate Private Equity group in Tokyo. Mr. Dees has served as a director for Rosetta LLC and Klöckner & Co. AG. Mr. Dees currently serves as a director of Bell Nursery Holdings, LLC, Crane & Co., Inc., OTLG C.V. and Weener Plastik AG. Mr. Dees’ experience advising growth-oriented companies and his position with an affiliate of Aviv REIT’s largest stockholder, LG Aviv L.P., qualify him for service on our board of directors.

Alan E. Goldberg.    Mr. Goldberg has served as a member of our board of directors since September 2010. Mr. Goldberg is a Co-Managing Partner of Goldberg Lindsay & Co., LLC, which he co-founded in 2001.

Previously, he served as Chairman and Chief Executive Officer of Morgan Stanley Private Equity from February 1998 to January 2001. Mr. Goldberg joined Morgan Stanley in 1978. Mr. Goldberg has served as a director of Energy Solutions, Inc., Wacker Construction Equipment AG, Klöckner & Co. AG, FSB Global Holdings, Inc., Alliant Insurance Services, Inc., Keystone Foods Holdings LLC, Smurfit-Stone Container Corporation and Rosetta LLC. Mr. Goldberg currently serves as a director of FAPS Holdings, Inc., Maine Beverage Company, LLC, PL Olefins LLC, Continental Energy Systems LLC, Intermex Holdings, Inc., The Brock Group, Inc., Brightstar Corp., PL Propylene LLC, RECON Holdings III Inc., Ambulatory Services of America, Inc., Crane & Co., Inc., Scandza AS, PSC, LLC, Panadero Aggregates Holdings, LLC and Pacific Architects and Engineers Incorporated. He also serves as a trustee of Yeshiva University. Mr. Goldberg’s years of business, financial, managerial, executive and board experience across a broad spectrum of industries make him a valuable member of our board of directors. He also indirectly controls (together with Robert D. Lindsay) Aviv REIT’s largest stockholder, LG Aviv L.P.

Robert D. Lindsay.    Mr. Lindsay has served as a member of our board of directors since September 2010. Mr. Lindsay is a Co-Managing Partner of Goldberg Lindsay & Co., LLC, which he co-founded in 2001. In addition, Mr. Lindsay serves as the Managing General Partner of Bessemer Holdings, which he joined in 1991. Prior to Bessemer Holdings, Mr. Lindsay was a Managing Director at Morgan Stanley Private Equity. Mr. Lindsay has served as a director of Energy Solutions, Inc., Wacker Construction Equipment AG, Klöckner & Co. AG, Keystone Foods Holdings LLC, FSB Global Holdings, Inc., Rosetta LLC and Alliant Insurance Services, Inc. He also serves as President and CEO of Bessemer Securities LLC, a director of The Bessemer Group, Incorporated and its subsidiary banks, including Bessemer Trust Company, N.A., and as a director of Pike Electric Corporation, FAPS Holdings, Inc., Maine Beverage Company, LLC, PL Olefins LLC, Continental Energy Systems LLC, Intermex Holdings, Inc., The Brock Group LLC, Bell Nursery Holdings, LLC, Brightstar Corporation, PL Propylene LLC, Ambulatory Services of America, Inc., Crane & Co., Inc., Scandza AS, PSC, LLC, Panadero Aggregates Holdings, LLC and Pacific Architects and Engineers Incorporated. He also serves as a trustee of the Cold Spring Harbor Biological Laboratory and St. Paul’s School in Concord, New Hampshire. Mr. Lindsay’s years of business, financial, managerial, executive and board experience across a broad spectrum of industries make him a valuable member of our board of directors. He also indirectly controls (together with Alan E. Goldberg) Aviv REIT’s largest stockholder, LG Aviv L.P.

Ari Ryan.    Mr. Ryan has served as a member of our board of directors since September 2010. Mr. Ryan is an independent real estate investor and developer and entrepreneur. Mr. Ryan participates in real estate syndications and financing and as a consultant to start up enterprises of all types. He currently manages a private commercial and residential real estate portfolio and serves on the board of directors of the Friends of the Israel Defense Forces, Western Region. Mr. Ryan is the grandson of the late Zev Karkomi, our co-founder. Mr. Ryan’s entrepreneurial experience in the real estate industry and his familial connection to our co-founder make him a valuable member of our board of directors.

J. Russell Triedman.    Mr. Triedman has served as a member of our board of directors since September 2010. Mr. Triedman also serves as a Partner at Lindsay Goldberg, LLC, which he joined in 2001. Previously, he worked as a Principal at Bessemer Holdings from 2000 to 2001. He also worked as a Director at Fox Paine & Company, LLC, a San Francisco-based private equity firm, in the mergers and acquisitions and high yield finance groups at Cravath, Swaine & Moore LLP and in the private equity group of Brown Brothers Harriman & Co. Mr. Triedman has served as a director of Keystone Foods Holdings LLC and FSB Global Holdings, Inc. Mr. Triedman also serves as a director of Continental Energy Systems LLC, Pike Electric Corporation and Pacific Architects and Engineers Incorporated. Mr. Triedman’s experience advising growth-oriented companies and his position with an affiliate of Aviv REIT’s largest stockholder, LG Aviv L.P., qualify him for service on our board of directors.

Board of Directors

Aviv REIT’s charter provides for three classes of directors: Class A Directors, Class B Directors and Class C Directors. Each director serves for a term expiring at the next annual meeting of stockholders and when his successor has been duly elected and qualifies. The number and identity of directors serving on Aviv REIT’s board of directors is determined pursuant to a Stockholders Agreement (the “Stockholders Agreement”) entered into by Aviv REIT, Lindsay Goldberg, an entity formed by Mr. Bernfield and Mr. Ryan, as representative of certain limited partners (the “Karkomi Investors”) related to the family of Zev Karkomi, who co-founded Aviv Healthcare Properties Limited Partnership with Mr. Bernfield. The Stockholders Agreement provides for a total of eleven votes to be cast at all meetings of Aviv REIT’s board of directors. Subject to certain exceptions, the Class A Directors, who are designated by Lindsay Goldberg, are entitled to cast a total of four such votes, the Class B Directors, who are designated by Mr. Bernfield, are entitled to cast a total of six such votes and the Class C Directors, who are designated by the Karkomi Investors, are entitled to cast one such vote. If Mr. Bernfield dies or becomes disabled, the Class B Directors will be designated by an individual previously designated by Mr. Bernfield and agreed to by Lindsay Goldberg. For additional information regarding our relationship with Lindsay Goldberg, see “Certain Relationships and Related Transactions.”

COMPENSATION DISCUSSION AND ANALYSIS

The primary goal of our executive compensation program is to attract, motivate and retain top-caliber talent needed to lead us in achieving business success. Our compensation approach has traditionally been reflective of the operation of our business as a closely held private company and the compensation tools available to us in that structure. Historically, the principal owners have been solely responsible for setting and adjusting the overall design of our pay programs for the named executive officers. Our Chief Executive Officer has negotiated executive compensation packages as part of the hiring process and reviewed each executive’s compensation as part of the annual performance review and budgeting process.

Historically, in setting or adjusting our executive compensation packages, management has relied upon “going rate” information provided by recruiting firms, our historical pay practices, and wage increase information from various publicly available sources when making decisions about the amounts and forms of compensation provided to our executives. Additionally, the Chief Executive Officer has considered the following:

—	seniority, skill and responsibilities of each executive;

—	internal equity among pay levels of our executive officers; and

—	the individual performance of each executive officer.

Our current executive compensation program consists of the following elements, each of which is described in more detail below:

Element	Description	Rationale
Base salary	— Based on position-specific responsibilities and performance — Paid at a rate established at the beginning of each year	— Required to deliver competitive pay and attract and retain required talent

Annual incentive	— Opportunity to earn a percentage of base salary based upon performance against pre-determined company and individual performance objectives	— Provide compensation opportunity that encourages strong performance and focuses individuals on key goals — Provide competitive earning opportunity

Equity 1. Class D Units 2. Phantom Class C Units 3. Management Incentive Plan (MIP)	— Differentiated equity awards granted based on level of responsibility, seniority and/or ability to influence value creation	— Aligns executives with shareholder value creation — Provides a long-term incentive vehicle to provide additional performance-based pay opportunity — Creates a retention mechanism

Benefits and Perquisites	— Consistent with those offered to all employees	— Executives should not receive preferential perquisite, health or welfare treatment

Our compensation philosophy and structure were established in 2008 following our engagement of Towers Perrin, (Towers Watson was then formed as a result of the 2010 merger between Towers Perrin and Watson Wyatt). In October 2010, we engaged Pay Governance LLC, the “Consultant” (following the merger of Towers Perrin and Watson Wyatt, our principal consultant participated in the formation of Pay Governance). Our principal owners engaged Towers Perrin to conduct a review of and assist in formalizing our executive compensation program.

Prior to 2011, the last formal competitive assessment was conducted by Towers Perrin in 2008 and covered base salary levels, short-term incentive awards, and equity incentive awards for our named executive officers. Towers Perrin relied on data from three primary sources in order to define competitive market compensation levels and assist us in formulating compensation ranges and in developing incentive program design for our named executive officers. The three data sources included:

—	proxy data obtained from publicly-traded non-healthcare REITs;

—	proxy data obtained from publicly-traded healthcare industry REITs; and

—	general industry data obtained from Towers Perrin’s compensation database.

The review has remained relevant for our organization and workforce and provided the general framework within which decisions regarding executive compensation were made for 2011.

Base salary

Salaries for named executive officers are established based on position-specific responsibilities, taking into account competitive market compensation for similar positions, the skills and experience of the individual, internal equity among executive officers, individual performance, and other subjective relevant factors. Base salaries have historically been reviewed annually and adjustments made where deemed appropriate, or at other times to reflect significant changes in job responsibilities or market conditions.

Annual incentive awards

For fiscal year 2011, bonuses were awarded under our annual incentive program. Target annual bonus opportunities were set based on our employee pay structure and internal equity considerations. Bonuses are paid in lump sum by March 15th of the following fiscal year.

The table below illustrates the annual incentive award opportunity levels for our named executive officers, as a percent of base salary.

Officer	Threshold	Target	High	Portion of Award Tied to Corporate Performance
Craig M. Bernfield	25%	50%	75%	100%
Steven J. Insoft	12.5%	25%	37.5%	65%

All employees have the opportunity to earn a maximum of 150% of their target award, depending on performance.

The measures used for the determination of the award are largely objective and reflect the applicable named executive officer’s role in the overall success of our business. Mr. Insoft also has select departmental and team-based goals in addition to his corporate performance goals. The achievement of such departmental and team-based goals is determined through our formal review process, which includes both a mid-year and year-end review for each of such named executive officers.

All employees have some portion of their annual incentive opportunity tied to the performance of the business as a whole. The corporate performance goals used in determining 2011 bonuses are set forth below.

Measure of Corporate Performance	Weighting (as a % of Total Corporate Component)
AFFO Growth	50.0%
Rent Collection	12.5%
EBITDARM Coverage	12.5%
Gross Investment	25.0%

Equity Awards

D Unit Awards

Mr. Insoft, along with a number of our employees, has been granted Class D units.

Mr. Insoft received a grant of 2,000 Class D units in January of 2006 following his commencement of employment with us. His award of 2,000 Class D units reflected his relative status in the organization as the Senior Vice President, Finance, in consideration of the size of the awards provided to other employees and expectations for him to become the Chief Financial Officer and contribute to our long-term success. We also intended for his award to provide a meaningful retention value.

The Class D units vest as follows:

—	20% vested on December 31, 2010;

—	40% vested on December 31, 2011; and

—	the remaining 40% vest upon the earlier of:

—	expiration of a lock-up period with respect an “initial public offering” by us; and

—	at the time of certain “fundamental transactions” involving Aviv Healthcare Properties Limited Partnership;

subject to the named executive officer’s employment with us through the applicable vesting date.

Phantom Class C Units

In 2007, Mr. Insoft was also granted phantom Class C units with a value equal to 5% of the Class C units as of any date. Mr. Insoft was granted the phantom Class C units as part of discussions related to his hiring, given our desire for him to participate in an equity-based arrangement that would align him with investors. The final value and terms and conditions of the grant itself were finalized after his hiring date. The grant was made in November of 2007 in recognition of our goals to align him with investors and his anticipated role as CFO. In addition, we wanted to recognize the value of unvested awards that Mr. Insoft was forfeiting at his prior employer in his decision to join our organization.

Of the original phantom Class C units granted, 80% were settled as of December 31, 2011 in Class C Units. The remaining 20% of such phantom Class C units will vest on December 31,2012, generally subject to Mr. Insoft’s continued employment with us through the applicable vesting date. The vesting of such phantom Class C units will accelerate in the event of a “change in control” following which Mr. Bernfield ceases to control our organization. If such phantom Class C units become vested, then they will be settled in Class C units or cash at our discretion on January 1, 2018. In addition, certain earnings on the Class C units underlying such phantom interest, once vested, are payable annually to Mr. Insoft until such interest is settled.

Management Incentive Plan

Each of our named executive officers was granted awards under our Management Incentive Program (MIP), which was adopted in 2010 in conjunction with our Lindsay Goldberg recapitalization. Outstanding awards granted under the MIP have two components, which are described in the table below.

MIP Award Type	Description	Vesting Treatment
Time-Based Nonqualified Stock Options	Option to purchase shares of Aviv REIT, Inc. at a price established at the time of grant, subject to time-based vesting	Annually in 25% tranches over 4 years beginning on 1st anniversary of grant date, with accelerated vesting upon a “liquidity event,” subject to employment with us through the applicable vesting date

Performance-Based Nonqualified Stock Options	Option to purchase shares of Aviv REIT, Inc. at a price established at the time of grant, subject to performance-based vesting	Fully upon a “liquidity event,” provided that Lindsay Goldberg has achieved a 15% internal rate of return on its investment in us, subject to employment with us through such date

In addition, named executive officers are entitled to receive dividend equivalents on their time-based nonqualified stock options (NSOs). Dividend equivalents accrued since the date of grant of each NSO are paid to the named executive officer upon vesting of the portion of the NSO on which such dividend equivalent is based. Following vesting and until the NSO is exercised or terminated, periodic additional dividend equivalents will be paid generally on the earlier of:

—	the last day of the calendar quarter in which such dividends were paid to shareholders of Aviv REIT, Inc.; and

—	three business days following the named executive officer’s termination of employment with us.

Benefits and perquisites

Each of our named executive officers participates in the retirement and health/welfare benefit plans generally available to all employees. In 2011, we did not offer any perquisites to our named executive officers.

Employment agreements

We have no agreements in place with either of our named executive officers, and they are considered “at will” employees.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to (i) our Chief Executive Officer and President and (ii) our Chief Operating Officer, Chief Financial Officer and Treasurer, each of whom was serving as an executive officer on December 31, 2011.

Summary compensation table

The following table sets forth the annual base salary, bonus, long-term equity incentive awards and other compensation earned by or granted with respect to our named executive officers during 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Craig M. Bernfield,	2011	$500,092	$0	$115,760	$375,075	$0	$990,927
Chief Executive Officer & President	2010	$490,286	$0	$1,017,138	$275,783	$0	$1,783,207
	2009	$480,673	$0	$0	$60,085	$0	$540,758

Steven J. Insoft,	2011	$306,591	$0	$61,657	$114,975	$0	$483,223
Chief Operating Officer, Chief Financial Officer & Treasurer	2010	$300,579	$0	$542,492	$94,395	$176,225	$1,113,691
	2009	$294,685	$0	$0	$50,648	$206,798	$552,131

(1)	Reflects the value of time-based MIP awards which were granted in 2011. While the time-based NSOs have a grant date fair market value for financial reporting purposes, the performance-based NSOs have a grant date fair value but it is impossible to know at the time of the grant the likelihood of vesting due to the return threshold and employment requirements.

(2)	Mr. Insoft received distributions from unsettled Phantom Class C Units in 2009, 2010 and 2011.

Grants of plan-based awards

The following table shows certain information relating to our non-equity incentive plan awards and options to purchase shares of our common stock granted to the named executive officers in 2011.

Name			Estimated Possible Potential Payments Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Share)	Grant Date Closing Price of Common Stock ($/Share)	Grant Date Fair Value of Stock and Option Awards
	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Craig M. Bernfield	—		$125,025	$250,050	$375,075	—	—	—	—	—
	1/4/2011	(1)					195	$1,124.22	$1,124.22	$29,073
	1/4/2011	(2)					390	$1,124.22	$1,124.22	$0
	10/28/2011	(1)					494	$1,138.93	$1,138.93	$86,687
	10/28/2011	(2)					988	$1,138.93	$1,138.93	$0

Steven J. Insoft	—		$38,325	$76,650	$114,975	—	—	—	—	—
	1/4/2011	(1)					104	$1,124.22	$1,000.00	$15,505
	1/4/2011	(2)					208	$1,124.22	$1,000.00	$0
	10/28/2011	(1)					263	$1,138.93	$1,083.93	$46,151
	10/28/2011	(2)					526	$1,138.93	$1,083.93	$0

(1)	Time-based nonqualified stock options.

(2)	Performance-based nonqualified stock options. As noted in the Summary Compensation Table, there is no grant date fair value for these awards, as it is impossible to know at the time of grant the likelihood of vesting due to the return threshold and employment requirements.

Outstanding equity awards at fiscal year end

The following table sets forth certain information concerning unexercised options held by the named executive officers at December 31, 2011.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexcercised Options- Exercisable	Number of Securities Underlying Unexcercised Options- Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Yet Vested	Market Value of Shares or Units of Stock that Have Not Yet Vested ($)
Craig M. Bernfield	2,292	25,209	$1,000.00	—	—	—
	—	560	$1,083.93	—	—	—
	—	585	$1,124.22	—	—	—
	—	1,482	$1,183.93	—	—	—

Steven J. Insoft	1,222	13,445	$1,000.00	—	800 Class D Units	$213,119
	27	299	$1,083.93	—	—	—
	—	312	$1,124.22	—	—	—
	—	789	$1,138.93	—	—	—

Option exercises and stock vested at fiscal year end

No options were exercised in 2011. The table below shows stock awards that vested on December 31, 2011. No other awards vested during the year.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Craig M. Bernfield	800	$213,119
Steven J. Insoft (1)	1	$272,905

(1)	Includes 800 Class D Units and 1% of Class C value vested on 12/31/11.

Potential payments upon change of control

As described above, the following will result from certain change in control transactions:

—	40% of the Class D units held by a named executive officer will become vested upon the earlier of:

—	expiration of a lock-up period with respect an “initial public offering” by us; and

—	at the time of certain “fundamental transactions” involving Aviv Healthcare Properties Limited Partnership.

—

Any unvested phantom Class C units held by Mr. Insoft will become fully vested upon a “change in control” following which Mr. Bernfield ceases to control our organization, subject to his employment with us through such date.

—	Unvested time-based NSOs under the MIP become vested upon a “liquidity event,” subject to employment with us through such date.

—

Performance-based NSOs under the MIP become fully vested upon a “liquidity event,” provided that Lindsay Goldberg has achieved a 15% internal rate of return on its investment in us, subject to employment with us through such date.

Assuming a change in control event occurred on December 31, 2011, the table below summarizes the estimate of the full benefit that would be realized by our executives. The table shows the full value of all equity that would vest related to the change in control. No other payments or benefits are provided under a change in control. No payments or benefits are provided under any other potential termination event.

Name	Change-in-Control
Craig M. Bernfield
Cash Severance	$0
Class D Unit	0
MIP	1,017,138

Total	$1,017,138

Steven J. Insoft
Cash Severance	$0
Class D Unit	213,119
Phantom Class C Unit	0
MIP	542,492

Total	$755,611

DIRECTOR COMPENSATION

We have not established a director compensation program at this time. While certain advisors to our board of directors have received compensation, no compensation was paid to any director in 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000, and a member of our board of directors, an executive officer or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. We have not implemented a formal written policy relating to the review, approval or ratification of related party transactions. However, in practice all such related party transactions are reported to, and approved by, our full board of directors. Factors considered by the board when deliberating such transactions include: Our board of directors will consider all relevant facts and circumstances when deliberating such transactions, including whether the terms of the transaction are fair to us and whether the transaction is consistent with, and contributes to, our growth strategy.

The related party transactions listed below were all approved by our General Partner prior to the formation of our board of directors.

Strategic Equity Transaction with Lindsay Goldberg

In September 2010, we consummated a strategic equity transaction with an affiliate of Lindsay Goldberg, LLC (“Lindsay Goldberg”). Lindsay Goldberg is a private investment firm that focuses on partnering with well-managed, closely-held businesses and entrepreneur-led enterprises to help facilitate growth and value creation in industries such as healthcare, consumer products, commodity-based manufacturing, energy services, business services, financial services and energy infrastructure. Lindsay Goldberg manages approximately $10 billion of capital across three funds and its team of investment professionals has collectively completed more than 120 transactions with an aggregate value in excess of $15 billion. Some of its other investments include ASA Medical, Brightstar, Brock, Continental Energy Systems, PetroLogistics and PSC.

In connection with the transaction, Lindsay Goldberg, through the formation of our current general partner, Aviv REIT, made an aggregate investment in us, including through the contribution of limited partnership interests it purchased from certain of our limited partners concurrently with its investment, of $217.8 million. Lindsay Goldberg subsequently made an aggregate of $125.0 million in additional equity investments in Aviv REIT, and may elect to make additional discretionary equity investments in Aviv REIT. As a result of the transaction, Lindsay Goldberg owns a majority of the equity of Aviv REIT.

In connection with the transaction, we entered into a Stockholders Agreement with Lindsay Goldberg, a representative of certain limited partners related to the family of Zev Karkomi and an entity formed by Mr. Bernfield. The Stockholders Agreement sets forth certain provisions regarding the governance and control of Aviv REIT. The Stockholders Agreement provides that, subject to certain exceptions, Lindsay Goldberg is entitled to designate up to four Class A Directors, with such directors being entitled to cast a total of four votes on any matter before the board of directors, Mr. Bernfield is entitled to designate up to four Class B Directors, with such directors being entitled to cast a total of six votes on any matter before the board of directors, and the Karkomi Investors are entitled to designate one Class C Director, with such director entitled to cast one vote on any matter before the board of directors. If Mr. Bernfield dies or becomes disabled, the Class B Directors will be designated by an individual previously designated by Mr. Bernfield and agreed to by Lindsay Goldberg. The Stockholders Agreement also requires that certain material corporate activities must be approved by all Class A Directors in addition to the Class B Directors. Further, during any period in which the value of the common stock of Aviv REIT held by Lindsay Goldberg, as calculated at any fiscal year end in accordance with the Stockholders Agreement among the stockholders of Aviv REIT, is less than 79.5% of the aggregate amount of investments made by Lindsay Goldberg in Aviv REIT, the Class A Directors shall be entitled to cast such number of votes equal to the percentage of Lindsay Goldberg’s fully diluted ownership of Aviv REIT multiplied by eleven, the Class C Director shall be entitled to cast one vote and the Class B Directors shall be entitled to cast any remaining votes.

Loans to Mr. Insoft

On November 1, 2007, Steven Insoft, our Chief Financial Officer and Treasurer, was granted phantom partnership units in Aviv Healthcare Properties Limited Partnership equal to a percentage of the value of units held by certain of the limited partners. The award vests ratably over time and may be settled in cash or in class C units of Aviv Healthcare Properties Limited Partnership. On September 17, 2010 and December 31, 2010, Mr. Insoft’s award vested in part and Mr. Insoft was awarded class C units representing the vested portion of his award. In addition, we paid Mr. Insoft an amount of cash representing the taxes due on the vested portion of his award. In exchange, Mr. Insoft executed promissory notes payable to us in the aggregate principal amount of $311,748 that accrued interest at the then-applicable long-term Federal rate. On April 29, 2011, Mr. Insoft repaid the promissory notes in full. The aggregate amount repaid was $315,421. From the date of issuance to the date of repayment, Mr. Insoft paid an aggregate of $5,788 of interest on the notes.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our policies with respect to investments, financing and certain other activities. These policies may be amended and revised from time to time at the discretion of the board of directors of Aviv REIT. The indenture governing the Notes, our Term Loan, our Acquisition Credit Line, our 2014 Revolver and our 2016 Revolver limit our ability to make certain investments, incur or guarantee indebtedness or sell our assets. See “Description of Exchange Notes—Covenants” and “Description of Other Indebtedness.”

Investment Policies

Investments in Real Estate or Interests in Real Estate

We conduct all of our investment activities through our operating partnership and its subsidiaries. Our investment objectives are to increase cash flow, provide quarterly cash distributions, maximize the value of our properties and acquire properties with cash flow growth potential. Additionally, we will seek to selectively expand and upgrade both our current properties and any newly-acquired properties. Our business is focused primarily on healthcare properties, principally SNFs, and activities directly related thereto. We have not established a specific policy regarding the relative priority of our investment objectives. We currently lease our properties to our tenants pursuant to long-term triple-net leases which require the tenant to bear all of the costs associated with the property.

We expect to pursue our investment objectives through the ownership of properties by our subsidiaries, but may also make investments in other entities, including joint ventures. We currently intend to focus on acquiring SNFs in those areas in which we own and also strategically select new markets when opportunities are available that meet our investment criteria. We anticipate that future investment and development activity will be focused primarily in the United States, but will not be limited to any geographic area. We intend to engage in such future investment activities in a manner that is consistent with requirements applicable to REITs for U.S. federal income tax purposes. Provided we comply with these requirements, however, there are no limitations on the percentage of our assets that may be invested in any one real estate asset.

We may enter into joint ventures from time to time, if we determine that doing so would be the most effective means of raising capital. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring properties, or a combination of these methods. Any such financing or indebtedness will have priority over our equity interest in such property. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

We do not have a specific policy as to the amount or percentage of our assets which will be invested in any specific property, but anticipate that our real estate investments will continue to be diversified among a relatively large number of facilities. As of December 31, 2011, our portfolio of investments consists of 225 properties located in 26 states leased to 35 operators.

From time to time, we may make investments or agree to terms that support the objectives of our tenants without necessarily maximizing our short-term financial return, which may allow us to build long-term relationships and acquire properties otherwise unavailable to our competition. We believe these dynamics create long-term, sustainable relationships and, in turn, profitability for us.

Purchase, Sale and Development of Properties

Our policy is to acquire properties primarily for generation of current income and long-term value. Although we do not currently intend to sell any properties, we will sell certain properties where our management determines such properties do not fit our strategic objectives or where such action would be in the best interest of our company. From time to time, we may also engage in strategic development opportunities. These opportunities may involve replacing or renovating properties in our portfolio that have become economically obsolete or identifying new sites that present an attractive opportunity and complement our existing portfolio.

Investments in Real Estate Mortgages

While we emphasize equity real estate investments in healthcare real estate properties, we may invest in mortgages and other real estate interests consistent with the rules applicable to REITs. The mortgages in which we may invest may be either first mortgages or junior mortgages, and may or may not be insured by a governmental agency. Investments in real estate mortgages are subject to the risk that one or more borrowers may default and that the collateral securing mortgages may not be sufficient to enable us to recover our full investment.

Investments in Securities or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the gross income and asset requirements required for REIT qualification, we may, but do not presently intend to, invest in securities of entities engaged in real estate activities or securities of other issuers (normally partnership interests, limited liability company interests or other joint venture interests in special purpose entities owning properties), including for the purpose of exercising control over such entities. We may acquire some, all or substantially all of the securities or assets of other REITs or entities engaged in real estate activities where such investment would be consistent with our investment policies and the REIT requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests we must meet in order to qualify as a REIT under the Code. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the 1940 Act, and we would generally divest appropriate securities before any such registration would be required.

Financing Policies

We employ leverage in our capital structure in amounts that we determine from time to time. Our board of directors has not adopted a policy which limits the total amount of indebtedness that we may incur, but we will consider a number of factors in evaluating our level of indebtedness from time to time, as well as the amount of such indebtedness that will be either fixed or variable rate. Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur nor do they restrict the form in which our indebtedness will be taken (including recourse or non-recourse debt, cross collateralized debt, etc.). We may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, growth and acquisition opportunities and other factors.

To the extent that our board of directors or management determines that it is necessary to raise additional capital, we may borrow under our credit facilities, issue debt or equity securities, including additional partnership units, retain earnings (subject to the REIT distribution requirements for U.S. federal income tax purposes), assume secured indebtedness, obtain mortgage financing on a portion of our owned properties, engage in a joint venture, or employ a combination of these methods. As long as our operating partnership is in existence, the proceeds of all equity capital raised by us will be contributed to our operating partnership in exchange for additional interests in our operating partnership, which will dilute the ownership interests of the limited partners in our operating partnership.

Other Investment Policies

We may, but do not presently intend to, make investments other than as previously described. We may offer shares of our common stock or other equity or debt securities in exchange for cash or property and to repurchase or otherwise re-acquire shares of our common stock or other equity or debt securities in exchange for cash or property. We may issue additional series of our preferred stock from time to time. We have not engaged in trading, underwriting or the agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in a manner consistent with the REIT requirements of the Code unless, because of business circumstances or changes in the Code (or the U.S. Treasury regulations promulgated thereunder), our board of directors determines that it is no longer in our best interests for us to qualify as a REIT. We intend to make investments in such a way that we will not be treated as an “investment company” under the 1940 Act. Our policies with respect to such activities may be reviewed and modified from time to time by our board of directors without notice to or the vote of our stockholders.

Lending Policies

We do not have a policy limiting our ability to make loans to other persons. Subject to REIT qualification rules, we may make loans to third parties. For example, we may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold or we may consider making loans to joint ventures in which we or they participate or may participate in the future. We may choose to guarantee the debt of certain joint ventures with third parties. Consideration for those guarantees may include, but are not limited to, fees, long-term management contracts, options to acquire additional ownership and promoted equity positions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Aviv REIT’s common stock as of March 1, 2012 for the following: (i) each of Aviv REIT’s directors and named executive officers, (ii) all persons who are directors and executive officers of Aviv REIT as a group and (iii) any person who is known by Aviv REIT to be the beneficial owner of more than 5% of Aviv REIT’s common stock. No director or named executive officer is the beneficial owner of Aviv REIT’s preferred stock, and no person is known by Aviv REIT to be the beneficial owner of more than 5% of Aviv REIT’s preferred stock.

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned (1)		Percent of Common Stock
Directors and Named Executive Officers:
Craig M. Bernfield	2,394	(2)	*
Steven J. Insoft	1,276	(3)	*
Michael W. Dees	—		—
Alan E. Goldberg	292,968	(4)	99.99%
Robert D. Lindsay	292,968	(4)	99.99%
Ari Ryan	—		—
J. Russell Triedman	—		—
All persons who are directors and executive officers as a group (7 persons, each of whom is named above)	292,969		100.00%
5% Stockholder:
LG Aviv L.P.	292,968	(5)	99.99%
Alan E. Goldberg	292,968	(4)	99.99%
Robert D. Lindsay	292,968	(4)	99.99%

*	Less than 1.00%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Percentage ownership is determined based on 292,969 shares of Aviv REIT common stock outstanding as of March 1, 2012. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	Includes 2,393 shares of common stock issuable upon exercise of stock options vesting on or before April 30, 2012.

(3)	Represents 1,276 shares of common stock issuable upon exercise of stock options vesting on or before April 30, 2012.

(4)	Mr. Lindsay and Mr. Goldberg indirectly have shared control over LG Aviv L.P., the majority stockholder of Aviv REIT. By virtue of this relationship, they may be deemed to have or share beneficial ownership of securities held by LG Aviv L.P. Mr. Lindsay and Mr. Goldberg expressly disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The address for Mr. Lindsay and Mr. Goldberg is c/o Lindsay Goldberg LLC, 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(5)

LG Aviv L.P. is the direct owner of the shares. Mr. Lindsay and Mr. Goldberg indirectly have shared control over LG Aviv L.P. LG Aviv L.P. disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. The address for LG Aviv L.P. is c/o Lindsay Goldberg LLC, 630 Fifth Avenue, 30th Floor, New York, New York, 10111.

The following table sets forth certain information regarding the beneficial ownership of each class of the partnership units of Aviv Healthcare Properties Limited Partnership as of March 1, 2012 for the following: (i) each of Aviv REIT’s directors and named executive officers, (ii) all persons who are directors and executive officers of Aviv REIT as a group and (iii) any person who is known by Aviv REIT to be the beneficial owner of more than 5% of Aviv Healthcare Properties Limited Partnership’s units.

Name of Beneficial Owner	Amount of Class A Units Beneficially Owned (1)	Percent of Class A Units	Amount of Class B Units Beneficially Owned (1)	Percent of Class B Units	Amount of Class C Units Beneficially Owned (1)		Percent of Class C Units	Amount of Class D Units Beneficially Owned (1)	Percent of Class D Units	Amount of Class F Units Beneficially Owned (1)	Percent of Class F Units	Amount of Class G Units Beneficially Owned (1)		Percent of Class G Units	Amount of Class G Preferred Units Beneficially Owned (1)	Percent of Class G Preferred Units
Directors and Named Executive Officers:
Craig M. Bernfield	1,099,793	8.2%	932,247	20.6%	48.5	(2)	48.5%	—	—	100	100.0%	292,969	(3)	100.0%	—	—
Steven J. Insoft.	—	—	—	—	3.0	(4)	3.0%	400	5.0%	—	—	—		—	—	—
Michael W. Dees	—	—	—	—	—		—	—	—	—	—	—		—	—	—
Alan E. Goldberg	—	—	—	—	—		—	—	—	—	—	292,968	(5)	99.99%	—	—
Robert D. Lindsay	—	—	—	—	—		—	—	—	—	—	292,968	(5)	99.99%	—	—
Ari Ryan (6)	6,845,291	50.9%	2,786,183	59.3%	48.5	(7)	48.5%	—	—	—	—	—		—	—	—
J. Russell Triedman	—	—	—	—	—		—	—	—	—	—	—		—	—	—
All persons who are directors and executive officers as a group (7 persons, each of whom is named above)	7,958,988	59.1%	3,616,067	79.9%	100.0		100.0%	900	11.2%	100	100.0%	292,969		100.0%	—	—
5% Unitholder:
Aviv REIT, Inc. (8)	—	—	—	—	—		—	—	—	—	—	292,969		100.0%	—	—
Alan E. Goldberg (5)	—	—	—	—	—		—	—	—	—	—	292,968	(5)	99.99%	—	—
Robert D. Lindsay (5)	—	—	—	—	—		—	—	—	—	—	292,968	(5)	99.99%	—	—
Craig M. Bernfield (9)	1,099,793	8.2%	932,247	20.6%	48.5	(2)	48.5%	—	—	100	100.0%	292,969	(3)	100.0%	—	—
Steven J. Insoft (9)	—	—	—	—	—		—	400	5.0%	—	—	—		—	—	—
Ari Ryan (6)(9)	6,845,291	50.9%	2,786,183	59.3%	48.5	(7)	48.5%	—	—	—	—	—		—	—	—

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Percentage ownership is determined based on 13,467,223 Class A Units, 4,523,145 Class B Units, 100 Class C Units, 8,050 Class D Units, 100 Class F Units, 292,969 Class G Units and 125 Class G Preferred Units of Aviv Healthcare Properties Limited Partnership outstanding as of March 1, 2012. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all units beneficially owned.

(2)	Includes 1 unit that is held by Mr. Bernfield subject to a phantom unit award grant to Mr. Insoft.

(3)	Represents 292,968 Class G Units held by Aviv REIT, Inc. and 1 Class G Unit held by Craig M. Bernfield REIT, L.L.C. Mr. Bernfield, as Chief Executive Officer and President of Aviv REIT, Inc., has shared control over Aviv REIT, Inc. By virtue of his position, he may be deemed to have beneficial ownership of securities beneficially owned by Aviv REIT, Inc. Mr. Bernfield expressly disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(4)	Reflects Class C Units held by Steven J. Insoft Investments, L.L.C., which is 99% owned by Mr. Insoft and 1% owned by his wife, Susan M. Insoft. Such units are also pledged as collateral to secure a loan in favor of Mr. Insoft.

(5)	Mr. Lindsay and Mr. Goldberg indirectly have shared control over LG Aviv L.P., the majority stockholder of Aviv REIT, Inc., which is the general partner of Aviv Healthcare Properties Limited Partnership. By virtue of this relationship, they may be deemed to have or share beneficial ownership of securities held by Aviv REIT, Inc. Mr. Lindsay and Mr. Goldberg expressly disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The address for Mr. Lindsay and Mr. Goldberg is c/o Lindsay Goldberg LLC, 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(6)	Mr. Ryan holds Class A Units, Class B Units and Class C Units through various trusts and limited liability companies, of which he is the sole beneficial owner. Such units are also pledged as collateral to secure various loans.

(7)	Includes 1 unit that is held by Mr. Ryan subject to a phantom unit award grant to Mr. Insoft.

(8)	The address for Aviv REIT, Inc. is 303 West Madison Street, Suite 2400, Chicago, Illinois, 60606.

(9)	The address for Mr. Bernfield, Mr. Insoft and Mr. Ryan is c/o Aviv REIT, Inc., 303 West Madison Street, Suite 2400, Chicago, Illinois, 60606.

No director or named executive officer is the beneficial owner of Aviv Healthcare Capital Corporation’s common stock. As of March 1, 2012, Aviv Healthcare Properties Limited Partnership was the beneficial owner of 100% of Aviv Healthcare Capital Corporation’s common stock. Aviv Healthcare Properties Limited Partnership’s address is c/o Aviv REIT, Inc., 303 West Madison Street, Suite 2400, Chicago, Illinois, 60606.

DESCRIPTION OF OTHER INDEBTEDNESS

Existing Notes

In February and April 2011, we completed the offering of $300,000,000 aggregate principal amount of our 7  3/4% Senior Notes due 2019 (the “Existing Notes”). In August 2011, all of the Existing Notes were subsequently exchanged for substantially identical registered notes under the Securities Act. The terms of the Existing Notes are identical to the Exchange Notes except as to the offering price and issue date and which, together with the Old Notes and Exchange Notes, will be treated as a single class under the indenture governing the Old Notes and the Existing Notes. The Existing Notes mature on February 15, 2019 and bear interest at a rate of 7.750% per annum, payable semi-annually in cash in arrears on February 15 and August 15 of each year. The Existing Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv REIT and, with certain exceptions, all of our existing and future restricted subsidiaries, other than the Issuers. The Existing Notes and the senior guarantees are our general unsecured senior obligations and are effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness to the extent of the assets securing such secured indebtedness, pari passu with all existing and future senior unsecured indebtedness and senior to all existing and future senior subordinated indebtedness. Guarantees provided by subsidiary guarantors that are borrowers under our Acquisition Credit Line and our Term Loan will be such guarantors’ subordinated unsecured obligations and will be contractually junior to such guarantors’ obligations under the Acquisition Credit Line and Term Loan. For additional information on the terms of the Existing Notes, including terms relating to, among other things, redemption, repurchase at the option of holders upon specified changes of control, covenants and events of default, see “Description of Exchange Notes.”

Term Loan and Acquisition Credit Line

On September 17, 2010, Aviv Financing I entered into a five year credit agreement with General Electric Capital Corporation, which provides a $405.0 million mortgage term loan and a $100.0 million acquisition credit line, which we refer to as the “Term Loan” and the “Acquisition Credit Line,” respectively. The Partnership provides a limited unsecured guarantee of the Term Loan and the Acquisition Credit Line.

The interest rate applicable to the Term Loan and the Acquisition Credit Line is based upon LIBOR, subject to a 1.25% floor, plus 4.5%. At our option the interest rate may be calculated at the prime rate plus 4.5%. The interest rate under the Term Loan and the Acquisition Credit Line was 5.75% on December 31, 2011.

The Acquisition Credit Line is available for draw until September 2013 and can be paid down and redrawn until that time. The Acquisition Credit Line may be used for financing acquisitions and certain property improvements. Draws on the Acquisition Credit Line are limited to 70% of the total cost of the applicable acquisition or renovation and draws for renovation projects are further limited to an aggregate of $25.0 million outstanding at any one time.

The initial term of the Term Loan and the Acquisition Credit Line expires in September 2015, with two one-year extension options provided that certain conditions precedent for the extensions are satisfied, including, without limitation, payment of a fee equal to 0.25% of the then existing principal balance of the Term Loan and the Acquisition Credit Line and meeting certain debt service coverage and debt yield tests.

The Term Loan and the Acquisition Credit Line contain customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, and sell or otherwise transfer certain assets as well as customary events of default. The Term Loan and the Acquisition Credit Line generally require the consolidated borrowers under the facility to maintain a debt service coverage ratio of 1.50:1.00 and a distribution coverage ratio of 1.10:1.00. In addition, the Partnership and its consolidated subsidiaries must maintain a debt service coverage ratio of 1.25:1.00 and a debt yield ratio of greater than 17.25%. We are permitted to include cash on hand in calculating such debt service coverage ratios.

Immediately following any draw on the Acquisition Credit Line, both before and after giving effect to such draw, the consolidated borrowers under the Term Loan and the Acquisition Credit Line must have a pro forma debt yield ratio of at least 18%. Our debt yield ratio is the ratio of (i) either consolidated EBITDA or rental revenue for the most recently completed two fiscal quarter period times two to (ii) the average daily outstanding principal balance of loans outstanding under the Term Loan and the Acquisition Credit Line during the period.

The borrowers under the Term Loan and the Acquisition Credit Line will provide guarantees of the Notes, which guarantees will be subordinated to the obligations of such borrowers under the Term Loan and the Acquisition Credit Line. In turn, each guarantor of the Notes that is not a borrower under our Term Loan and the Acquisition Credit Line, the 2014 Revolver or the 2016 Revolver and has not previously guaranteed such facilities has provided guarantees to the lenders under such facilities, which guarantees will be subordinated to the obligations of such subsidiaries under the Notes guarantees.

Senior Secured Revolving Credit Facilities

2014 Revolver

On February 4, 2011, the Partnership, under Aviv Financing IV, L.L.C., an indirect wholly-owned subsidiary of the Partnership, entered into a $25 million secured revolving credit facility with Bank of America (the “2014 Revolver”). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2014 Revolver. The interest rate under the 2014 Revolver is generally based on the Prime lending rate, but has a LIBOR option (subject to a floor of 1.0%), plus, in the case of both Prime and LIBOR, a margin that is determined by our leverage ratio from time to time. The initial term of the 2014 Revolver expires in January 2014 with a one-year extension option. We have the right to increase the amount of the 2014 Revolver by up to $75.0 million (resulting in total availability of $100.0 million), provided that certain conditions precedent are satisfied.

As of December 31, 2011, the 2014 Revolver had an outstanding balance of $15 million. Subsequently, the balance was repaid, the properties securing the 2014 Revolver were released, and the borrowing availability under the 2014 Revolver was reduced to $0. The 2014 Revolver is currently secured only by a pledge of the capital stock of Aviv Financing IV, L.L.C. (our subsidiary which may in the future act as the holding company of subsidiaries owning properties on which first lien mortgages securing the 2014 Revolver may be granted). Subsequent to December 31, 2011, no such property-owning subsidiaries existed. However, the 2014 Revolver remains effective, and we may add properties to such subsidiaries in the future, thereby creating borrowing availability under the facility. The borrowing availability under the 2014 Revolver is subject to a borrowing base calculation based on, among other factors, the lesser of (i) the amount of a hypothetical mortgage based on the net revenues for the prior four quarters (on a pro forma basis for recently acquired properties) and (ii) 65% of the appraised value, in each case, of the properties securing the 2014 Revolver. The maximum availability under the 2014 Revolver may be permanently reduced at our option.

2016 Revolver

On January 31, 2012, the Partnership, under Aviv Financing V, L.L.C., an indirect wholly-owned subsidiary of the Partnership, entered into a $187.5 million secured revolving credit facility with General Electric Capital Corporation (the “2016 Revolver”). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2016 Revolver. The interest rate under our 2016 Revolver is generally based on LIBOR (subject to a floor of 1.0%) plus 4.25%. The initial term of 2016 Revolver expires in January 2016 with a one-year extension option, provided that certain conditions precedent are satisfied. The proceeds from the 2016 Revolver are available for general corporate purposes. The amount of the 2016 Revolver may be increased by up to $87.5 million (resulting in total availability of up to $275 million), provided that certain conditions precedent are satisfied.

The 2016 Revolver is currently secured by first lien mortgages on 23 of our properties, a pledge of the capital stock of our subsidiaries that own such properties and of Aviv Financing V, L.L.C. (the holding company of such property-owning subsidiaries) and other customary collateral, including an assignment of leases and rents with respect to such mortgaged properties. The borrowing availability under the 2016 Revolver is subject to a borrowing base calculation based on, among other factors, the lesser of (i) 70% of the appraised value of the properties securing the 2016 Revolver, (ii) the aggregate EBITDAR (earnings before interest expense, income taxes, depreciation and amortization, rent expense paid to the Partnership and certain other extraordinary items) reported by the tenants of the properties securing the 2016 Revolver for the most recent two fiscal quarters multiplied by 2 divided by 18.6% and (iii) rental revenue from the properties securing the 2016 Revolver for the most recent two fiscal quarters multiplied by 2 divided by 15.5%. As of March 2, 2012, the borrowing availability under the 2016 Revolver based on clause (iii) of the preceding sentence was approximately $40.5 million. As of March 2, 2012, the 2016 Revolver had an outstanding principal balance of $17.6 million. The 2016 Revolver was subsequently repaid in full from the net proceeds of the sale of the Old Notes.

The maximum availability under the 2016 Revolver may be permanently reduced, at the Partnership’s option, provided that, if such reduction is a partial reduction of the maximum availability under the 2016 Revolver and occurs prior to January 31, 2013, a fee of 0.5% will be due on the amount of such reduction. The outstanding principal under the 2016 Revolver may be repaid in whole or in part without premium or penalty, provided that such prepayments (i) are made in a minimum principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof and (ii) are made no more than once per month.

The 2016 Revolver provides that no loans or other extensions of credit can be made under the 2014 Revolver unless the maximum amount available under the 2016 Revolver (based on the borrowing base calculation as of the relevant date) has been drawn.

Revolving Credit Facilities Generally

The 2014 Revolver and 2016 Revolver contain customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, and sell or otherwise transfer certain assets as well as customary events of default. The 2014 Revolver and 2016 Revolver also require us to comply with specified financial covenants, which include a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum tangible net worth requirement. We are permitted to include cash on hand in calculating our leverage ratio under both the 2014 Revolver and the 2016 Revolver.

Other Indebtedness

In November 2010, we entered into loan agreements in the aggregate principal amount of $7.8 million relating to the acquisition of a SNF located in California. The loans accrue interest at the rate of 6.0% per annum and are secured by a lien on the property. Payments of principal and accrued interest are made monthly and the loan is to be paid in full no later than December 2015.

DESCRIPTION OF EXCHANGE NOTES

The indenture under which the Exchange Notes are to be issued is the same indenture under which the Old Notes and Existing Notes were issued. Any Old Note that remains outstanding after the completion of the exchange offer, together with the Exchange Notes issued in connection with the exchange offer and the Existing Notes issued in February and April 2011, will be treated as a single class of securities under the indenture. As used in this “Description of Exchange Notes,” except as otherwise specified or the context otherwise requires, the Old Notes, the Exchange Notes and the Existing Notes are referred to together as the “Notes.”

The following is a summary of the material provisions of the indenture governing the Notes among Aviv REIT, Inc., Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, the subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. It does not restate that agreement, and we urge you to read the indenture in its entirety, which is available upon request to Aviv REIT at the address indicated under “Where You Can Find More Information” elsewhere in this prospectus, because it, and not this description, defines your rights as a noteholder.

You can find the definitions of certain capitalized terms used in this description under the subheading “—Certain Definitions.” The term “Partnership” as used in this section refers only to Aviv Healthcare Properties Limited Partnership and not any of its subsidiaries, the term “Issuers” as used in this section refers only to Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation and not to any of their subsidiaries and the term “Aviv REIT” or “Parent” as used in this section refers only to Aviv REIT, Inc. and not to any of its subsidiaries.

General

On February 4, 2011, the Issuers, Aviv REIT and the subsidiary guarantors entered into an indenture providing for the issuance by the Issuers of their 7 3/4% Senior Notes due 2019. On February 4, 2011 and April 5, 2011 the Issuers issued $300,000,000 aggregate principal amount of such notes (the “Existing Notes”). On March 28, 2012 the Issuers issued an additional $100,000,000 aggregate principal amount of such notes (the “Old Notes”), which constituted “Additional Notes” for purposes of the indenture. The Issuers may issue additional notes from time to time under the indenture, subject to the terms and conditions of the indenture. The Notes and any further Additional Notes issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Additional Notes will not necessarily be fungible with the Notes for U.S. federal income tax purposes.

The Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019. The Notes bear interest at a rate of 7.750% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2012.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, in accordance with the terms of the indenture.

Interest on the Exchange Notes will accrue from February 15, 2012 or from the date of the last payment of interest on the Old Notes, whichever is later. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not pay interest on Old Notes tendered and accepted for exchange.

The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Issuers are entitled to require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants” and applicable law, the Issuers are entitled to issue additional notes under the indenture, in addition to the Notes. The Existing Notes, the Old Notes, the Exchange Notes and any other additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Additional notes will not necessarily be fungible with the Notes for U.S. federal income tax purposes.

Guaranties and Subsidiary Guarantors

The Notes are guaranteed on an unsecured senior basis by Aviv REIT and certain subsidiaries of the Partnership (such subsidiaries are referred to herein as “Senior Guaranty Subsidiaries”) and on an unsecured subordinated basis by certain other subsidiaries of the Partnership that are borrowers under our existing Acquisition Line and Term Loan (such subsidiaries are referred to herein as “Subordinated Guaranty Subsidiaries”). The Subordinated Guaranty Subsidiaries have agreed in the indenture that they will not incur or suffer to exist any indebtedness that is senior in right of payment to the applicable Subordinated Guaranty Subsidiary’s guarantee other than the Acquisition Line and the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture) and any secured Currency Agreements or Interest Rate Agreements with the lenders under the Acquisition Line and the Term Loan. See “— Covenants —Prohibition on Incurrence of Senior Debt by the Subordinated Guaranty Subsidiaries.” Certain other subsidiaries of the Partnership hold properties that are subject to mortgages the terms of which prohibit such subsidiaries from entering into guarantees of other indebtedness, including the Notes and our revolving credit facility (such subsidiaries are referred to herein as “Real Property Non-Guarantor Subsidiaries”). Accordingly, the Notes will not be guaranteed by the Real Property Non-Guarantor Subsidiaries, any Unrestricted Subsidiaries we may create in the future or any future Restricted Subsidiaries that do not otherwise guarantee (or become a co-borrower in respect of) Indebtedness of the Issuers or of a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes (or the applicable Subsidiary Guaranty). As of the date of this prospectus, there are no Unrestricted Subsidiaries.

Our revenues attributable to the properties held by the Subordinated Guaranty Subsidiaries were $52.2 million for the year ended December 31, 2011, and, as of December 31, 2011, these properties accounted for 40.9% of our total real estate investments, net of accumulated depreciation. After giving pro forma effect to the sale of the Old Notes and the use of proceeds therefrom, as of December 31, 2011, the Subordinated Guaranty Subsidiaries would have had aggregate secured indebtedness to third parties of approximately $196.9 million. Our revenues attributable to the properties held by the Real Property Non-Guarantor Subsidiaries were $1.6 million for the year ended December 31, 2011, and, as of December 31, 2011, these properties accounted for 2.8% of our total real estate investments, net of accumulated depreciation. As of December 31, 2011, the Real Property Non-Guarantor Subsidiaries had aggregate mortgage indebtedness to third parties of approximately $13.8 million.

The guarantees of Aviv REIT and the Subsidiary Guarantors will be unconditional regardless of the enforceability of the Notes and the indenture. Subject to certain exceptions, each future Restricted Subsidiary that subsequently guarantees Indebtedness of the Issuers or of a Subsidiary Guarantor (or the applicable Subsidiary Guaranty) will be required to execute a Subsidiary Guaranty. See “—Covenants—Future Guaranties by Restricted Subsidiaries.”

Pursuant to the indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “—Covenants—Consolidation, Merger and Sale of Assets” and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under “—Covenants—Limitation on Asset Sales”; provided, however, that, in the case of a consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Parent, the Issuers or a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1)	the sale (including any sale pursuant to any exercise or remedies by a holder of Indebtedness of the Company or of a Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Parent; or

(2)	the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Parent or a Subsidiary of the Parent and as permitted by the indenture and if in connection therewith the Parent provides a certificate to the trustee to the effect that the Parent will comply with its obligations described below under “—Covenants—Limitation on Asset Sales” in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

The Subsidiary Guaranty of a Subsidiary Guarantor also will be released under specified circumstances, including in connection with a disposition of a Subsidiary Guarantor’s Capital Stock if various conditions are satisfied. See “—Covenants—Future Guaranties by Restricted Subsidiaries.”

Optional Redemption

Optional Redemption.    Except as described below, the Issuers are not entitled to redeem any Notes prior to February 15, 2015. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on and after February 15, 2015, upon not less than 30 days’ nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on February 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Year	Redemption Price
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%

Prior to February 15, 2015, the Issuers will be entitled, at their option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address or as otherwise provided in accordance with the procedures of DTC, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on February 15, 2015 (such redemption price being described in the first paragraph in this “—Optional Redemption” section exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through February 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after February 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated by the Issuers on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to February 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to February 15, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Issuers, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuers.

“Reference Treasury Dealer” means each of Banc of America Securities LLC and its successors and assigns, Morgan Stanley & Co. Incorporated and its successors and assigns and RBC Capital Markets, LLC and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to February 15, 2014, the Issuers are entitled, at their option, to use an amount equal to all or a portion of the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes (together with the Existing Notes and any additional notes) issued under the indenture at a redemption price of 107.750% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that:

(1)	at least 65% of the principal amount of Notes originally issued under the indenture remains outstanding immediately after such redemption; and

(2)	the Issuers make such redemption not more than 120 days after the consummation of any such Equity Offering.

The Issuers or their Affiliates are entitled to acquire Notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be more or less than the consideration for which the Notes are being sold and may be less than any redemption price then in effect and could be for cash or other consideration.

Selection and Notice of Redemption for Optional Redemptions

In the event that the Issuers elect to redeem less than all of the Notes, selection of the Notes for redemption will be made by the trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed; or

(2)	on a pro rata basis, by lot or by such method as the trustee will deem fair and appropriate.

No Notes of a principal amount of $2,000 or less will be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the Notes on a pro rata basis to the extent practicable, by lot or such other method as the trustee in its sole discretion shall deem to be fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements (subject to DTC procedures). Notice of redemption will be mailed by first-class mail or as otherwise provided in accordance with the procedures of DTC at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Notices of redemption may be given prior to the completion of an Equity Offering, and any redemption or notice may, at the Issuers’ discretion, be subject to the completion of an Equity Offering. Unless the Issuers default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Sinking Fund

There will be no sinking fund payments for the Notes.

Ranking

The Notes are senior unsecured obligations of the Issuers, and rank equally in right of payment with other existing and future unsecured senior Indebtedness of the Issuers. The Notes are effectively junior to all of the Issuers’ secured Indebtedness to the extent of the value of the collateral securing such debt, including our $25.0 million revolving credit facility, contractually subordinated to the Indebtedness of the Subordinated Guaranty Subsidiaries under the Acquisition Line and the Term Loan (and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan, including our existing swap arrangements relating to $200.0 million of our outstanding Indebtedness under the Term Loan) and structurally subordinated to all Indebtedness of the Real Property Non-Guarantor Subsidiaries. As of December 31, 2011, after giving pro forma effect to the sale of the Old Notes and the use of proceeds therefrom (but not giving effect to any other transactions occurring after December 31, 2011):

(1)	the Issuers and Subsidiary Guarantors, on a consolidated basis, would have had approximately $619.6 million of Indebtedness outstanding, including the Notes, $196.9 million of which would have been comprised of secured Indebtedness of the Subordinated Guaranty Subsidiaries outstanding under our Term Loan (all of which would be contractually and effectively senior to the subordinated guaranties in favor of the Notes);

(2)	the Issuers and Senior Guaranty Subsidiaries would have had $10.0 million in secured borrowings available under our 2014 Revolver given the borrowing base requirements of the facility (all of which would be effectively senior to the Notes to the extent of the value of the underlying assets);

(3)	the Subordinated Guaranty Subsidiaries would have had $100.0 million in secured borrowings available under our Acquisition Credit Line (all of which would be contractually and effectively senior to the subordinated guaranties in favor of the Notes); and

(4)	the Real Property Non-Guarantor Subsidiaries would have had $7.7 million of Indebtedness outstanding (all of which would have been structurally senior to the Notes).

For information regarding the effect of transactions after December 31, 2011, see note (1) under “Capitalization.”

The guarantee of each Senior Guaranty Subsidiary is an unsecured senior obligation of such Senior Guaranty Subsidiary and ranks equally in right of payment with all existing and future unsecured senior Indebtedness of such Senior Guaranty Subsidiary. The guarantee of each Subordinated Guaranty Subsidiary is an unsecured subordinated obligation of such Subordinated Guaranty Subsidiary and ranks equally with all existing and future unsecured senior Indebtedness of such Subordinated Guaranty Subsidiary except that the such guarantee is subordinated to the Indebtedness of such Subordinated Guaranty Subsidiary under the Acquisition Line and the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture) and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan. See “—Guaranties and Subsidiary Guarantors” for a description of which entities will guarantee the Notes.

Subordination of Guaranties of Subordinated Guaranty Subsidiaries

The indenture provides that no payments or distributions may be made by the Subordinated Guaranty Subsidiaries on their guaranties of the Notes until the full and final payment in cash and performance of all obligations under the documents governing the Acquisition Line and the Term Loan and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan. If any payment or distribution is received by the Trustee or any holder of Notes prior to the full and final payment in cash and performance of all obligations under the documents governing the Acquisition Line and the Term Loan and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan, then the holder thereof will generally be required to deliver such payment or distribution to General Electric Capital Corporation in its capacity as Administrative Agent (the “Senior Agent”) for the lenders under the Acquisition Line and the Term Loan and the counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan to the extent necessary to pay the Acquisition Line, the Term Loan and any obligations under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan in full in cash, and, until so delivered, the same shall be held in trust as the property of the Senior Agent and the lenders under the Acquisition Line and the Term Loan and the counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan. Notwithstanding the foregoing, subject to compliance with the documents governing the Acquisition Line and the Term Loan and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan, the Subordinated Guaranty Subsidiaries will be entitled to make dividends and distributions to their equity owners (including, ultimately, the Senior Guaranty Subsidiaries and the Issuers which are not subject to subordination provisions under the indenture).

Neither the Trustee nor any holder of Notes shall challenge the existence or priority of the Acquisition Line, the Term Loan or any secured Currency Agreements or Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan or declare any of the Subordinated Guaranty Subsidiaries’ guaranties of the Notes to be due and payable or otherwise accelerate the maturity of the principal of such guaranties until the full and final payment in cash and performance of all obligations under the documents governing the Acquisition Line and the Term Loan and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan.

Further, neither the Trustee nor any holder of Notes shall contest the validity, perfection, priority or enforceability of any Lien granted or ostensibly granted by any Subordinated Subsidiary Guarantor to, or arising in favor of, the Senior Agent or any lender under the Acquisition Line or the Term Loan or any counterparty under any secured Currency Agreements or Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan, any payment on the Acquisition Line, the Term Loan or any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan, or the allowance of the Acquisition Line, the Term Loan or any secured Currency Agreements or Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan as a senior secured claim. Further, neither the Trustee nor any holder of Notes shall have any right to seek, be party to, or accept any Lien granted by any Subordinated Subsidiary Guarantor or enforce any such Lien.

Upon any payment or distribution of the assets of the Subordinated Guaranty Subsidiaries upon a total or partial liquidation or dissolution or reorganization of or bankruptcy or similar proceeding relating to such Subordinated Guaranty Subsidiaries or their property:

(1)	the lenders under the Acquisition Line and the Term Loan and the counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan shall first be fully and finally paid in cash before the holders of the Notes are entitled to receive any payment;

(2)	until the Acquisition Line, the Term Loan and any obligations under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan are fully and finally paid in cash, any payment or distribution to which the holders of the Notes would be entitled but for the subordination provisions of the indenture will be made to lenders under the Acquisition Line and the Term Loan and the counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan in accordance with the priorities then existing among such lenders to the extent necessary to pay in full all such amounts then remaining unpaid, except that the holders of the Notes may receive certain securities that are subordinate and junior in right of payment to the payment of the Acquisition Line, the Term Loan and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan;

(3)	until the Acquisition Line, the Term Loan and any obligations under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan are fully and finally paid in cash, (i) all or any lenders under the Acquisition Line and the Term Loan and any counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan may provide financing to the applicable Subordinated Guaranty Subsidiaries or any of their affiliates and subsidiaries pursuant to Section 364 of the U.S. federal Bankruptcy Code or other applicable law on such terms and conditions and in such amounts as such lenders, in their sole discretion, may decide, without seeking or obtaining the consent of the Trustee or any holder of Notes and (ii) the Trustee and the holders of the Notes shall not oppose or object to the payment of interest as provided under Section 506(b) and (c) of the U.S. federal Bankruptcy Code to any lenders under the Acquisition Line and the Term Loan or counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan; and

(4)	if a distribution is made to holders of Notes that, due to the subordination provisions of the indenture, should not have been made to them, such holders of Notes are required to hold it in trust for the lenders under the Acquisition Line and the Term Loan and the counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan.

Notwithstanding the foregoing, the holders of the Notes and the Trustee (i) may file a proof of claim in a bankruptcy or similar proceeding involving any Subordinated Guaranty Subsidiary, which proof of claim shall indicate the subordination provisions of the indenture and (ii) shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the holders of the Notes.

The Subordinated Guaranty Subsidiaries have agreed in the indenture that they will not incur or suffer to exist any indebtedness that is senior in right of payment to the applicable Subordinated Guaranty Subsidiary’s guaranty other than the Acquisition Line and the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture) and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan. In the event that the Acquisition Line or the Term Loan are refinanced by Permitted Refinancing Indebtedness, the subordination provisions described above will be permitted to apply equivalently to such Permitted Refinancing Indebtedness.

The subordination provisions described above will not prevent a Default from occurring under the indenture upon the failure of the Issuers to pay interest or principal with respect to the Notes when due by their terms.

Because amounts otherwise payable to the holders of the Notes by the Subordinated Guaranty Subsidiaries in a bankruptcy or similar proceeding are required to be paid to the lenders under the Acquisition Line and the Term Loan and the counterparties under any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan instead, the holders of the Notes may receive less, ratably, than the holders of trade payables or other unsecured, unsubordinated creditors in any such proceeding. Holders of the Notes may not be fully repaid if we or the Subordinated Guaranty Subsidiaries become insolvent or otherwise fail to make payment on the Notes.

A holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the indenture and appoints the Trustee its attorney-in-fact for such purpose.

Suspension of Covenants

During a Suspension Period, the Parent and its Restricted Subsidiaries will not be subject to the following corresponding provisions of the indenture:

—	“—Covenants—Limitation on Indebtedness”;

—	“—Covenants—Maintenance of Total Unencumbered Assets”;

—	“—Covenants—Limitation on Restricted Payments”;

—	“—Covenants—Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries”;

—	“—Covenants—Future Guaranties by Restricted Subsidiaries”;

—	“—Covenants—Limitation on Transactions with Affiliates”;

—	“—Covenants—Limitation on Asset Sales”;

—	“—Covenants—Prohibition on Incurrence of Senior Debt by the Subordinated Guaranty Subsidiaries”; and

—	clause (3) of the “Consolidation, Merger and Sale of Assets” covenant.

All other provisions of the indenture will apply at all times during any Suspension Period so long as any Notes remain outstanding thereunder.

“Suspension Period” means any period:

(1)	beginning on the date that:

(A)	the Notes have Investment Grade Status;

(B)	no Default or Event of Default has occurred and is continuing; and

(C)	the Issuers have delivered an officers’ certificate to the trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

(2)	ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status.

On each Reversion Date, all Indebtedness, liens thereon and dividend blockages incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (12) under the third paragraph under the “Limitation on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Adjusted Funds From Operations during the Suspension Period for the purpose of the first bullet under clause (C) of the first paragraph of such covenant, and (y) the items specified in the five bullets under clause (C) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as a Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that is of the type described in the third paragraph of the “Limitation on Restricted Payments” covenant (other than the Restricted Payment referred to in clause (2) of the such third paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of such third paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the third paragraph of the “Limitation on Restricted Payments” covenant, shall be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date. For purposes of the “—Limitation on Asset Sales” covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Parent, the Issuers or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period. For purposes of the “—Maintenance of Total Unencumbered Assets” covenant, if the Issuers and their Restricted Subsidiaries are not in compliance with such covenant as of a Reversion Date, no Default or Event of Default will be deemed to have occurred for up to 120 days following the Reversion Date, provided that neither the Issuers nor any of their Restricted Subsidiaries shall incur any Secured Indebtedness until such time that the requirements of such covenant have been satisfied.

Covenants

The indenture contains, among others, the following covenants:

Limitation on Indebtedness

(1)

The Parent will not Incur any Indebtedness (including Acquired Indebtedness) other than the guarantees issued on the Issue Date, other Indebtedness existing on the Issue Date, and guarantees of Indebtedness of the Issuers or any other Restricted Subsidiary of the Parent provided such

Indebtedness is permitted by and Incurred in accordance with this covenant. The Parent will not permit any of its Restricted Subsidiaries (including the Issuers) to Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis is greater than 60% of Adjusted Total Assets.

(2)	The Issuers will not, and will not permit any of their Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3)	The Parent will not permit any of its Restricted Subsidiaries (including the Issuers) to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuers and their Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.

(4)	Notwithstanding paragraphs (1), (2) or (3) above, the Parent or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(A)	Indebtedness of the Parent, the Issuers or any of the Subsidiary Guarantors outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed $400 million;

(B)	Indebtedness of the Issuers or any of their Restricted Subsidiaries owed to:

—	the Issuers evidenced by an unsubordinated promissory note, or

—	any Restricted Subsidiary;

provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C)	Indebtedness of the Issuers or any of their Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed primarily to protect the Issuers or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(D)	Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly:

—	used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control,

—	used to redeem all the Notes as described above under “Optional Redemption,”

—	deposited to defease the Notes as described below under “Defeasance,” or

—	deposited to discharge the obligations under the Notes and indenture as described below under “Satisfaction and Discharge”;

(E)	(i) Guarantees by the Parent of Indebtedness of the Issuers or any of the Subsidiary Guarantors, (ii) Guarantees by any Restricted Subsidiaries of the Issuers of Indebtedness of the Issuers provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Future Guaranties by Restricted Subsidiaries” covenant described below, and (iii) any Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;

(F)	Existing Indebtedness;

(G)	Indebtedness represented by the Notes and the Guaranties issued on the Issue Date and the exchange notes and related exchange guarantees to be issued in exchange for such Notes and Guaranties pursuant to the registration rights agreement;

(H)	Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;

(I)	Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(J)	Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business;

(K)	Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(L)	Indebtedness supported by a letter of credit procured by the Issuers or their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(M)	Guarantees (a) incurred in the ordinary course of business or (b) constituting Investments that are (i) included in the calculation of the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, (ii) made pursuant to clause (11) under the third paragraph under the “—Limitation on Restricted Payments” covenant or (iii) made in reliance on clause (9) or (18) of the definition of “Permitted Investments”;

(N)	Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the provisions of paragraphs (1), (2) or (3) of this covenant or clauses (F), (G), (N), (O) or (P) of this paragraph (4);

(O)

Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate principal amount at any time outstanding not to exceed, when taken together with all then outstanding net Investments in Unrestricted Subsidiaries and joint ventures made in reliance on clause (9) of the definition of “Permitted Investments,” the greater of $20 million and 2.0% of the Adjusted Total Assets of such Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (N) above in respect of Indebtedness incurred under this clause (O) shall be deemed to have been incurred under this clause (O) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (O); or

(P)	additional Indebtedness of the Issuers and Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $20 million and 2.0% of the Parent’s Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (N) above in respect of Indebtedness incurred under this clause (P) shall be deemed to have been incurred under this clause (P) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (P).

(5)	Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. Further, notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum principal amount of Indebtedness, other than obligations under Currency Agreements and Interest Rate Agreements, that the Subordinated Guaranty Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not exceed $340 million, which amount shall be permanently reduced by any scheduled amortization or mandatory repayments (other than out of the net proceeds of any Permitted Refinancing Indebtedness incurred which are used to refund, refinance or replace such Indebtedness) of such Indebtedness of such Subordinated Guaranty Subsidiaries.

(6)	For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant,

—

Indebtedness Incurred and outstanding under the Credit Agreement, our Acquisition Line or our Term Loan on or prior to the Issue Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this “Limitation on Indebtedness” covenant, and

—	Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (P) of paragraph (4) above or is entitled to be incurred pursuant to paragraphs (1), (2) and (3) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that the Issuers would be entitled to have incurred any then outstanding Indebtedness under paragraphs (1), (2) and (3) of this covenant, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Maintenance of Total Unencumbered Assets

The Issuers and their Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis.

Limitation on Restricted Payments

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on or with respect to Capital Stock of the Parent or of any Restricted Subsidiary of the Parent held by Persons other than the Parent or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) and (ii) pro rata dividends or other distributions made by a Subsidiary that is not wholly owned to minority stockholders (or owners of equivalent interests in the event the Subsidiary is not a corporation);

(2)	purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Parent held by any Person (other than a Restricted Subsidiary of the Parent);

(3)	make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Subsidiary Guaranty of such Subsidiary Guarantor, in each case excluding (i) any intercompany Indebtedness between or among the Parent, the Issuers or any of the Subsidiary Guarantors and (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase; or

(4)	make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)	a Default or Event of Default shall have occurred and be continuing,

(B)	the Issuers could not Incur at least $1.00 of Indebtedness in compliance with both paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant, or

(C)	the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of, without duplication:

—

95% of the aggregate amount of the Adjusted Funds From Operations (or, if the Adjusted Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant (or if no such reports have yet been required to be filed with the SEC pursuant to the indenture, for which internal financial statements are available), plus

—

100% of the aggregate Net Cash Proceeds received by the Parent after the Issue Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent, including from an issuance or sale permitted by the indenture of Indebtedness of the Parent or any of its Restricted Subsidiaries for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Parent but excluding any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes, plus

—

an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Parent or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Parent and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary and treated as a Restricted Payment, plus

—

the fair market value of noncash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Parent utilized pursuant to clauses (3) or (4) of the second succeeding paragraph) of the Parent subsequent to the Issue Date (including upon conversion or exchange of the Common Units for Capital Stock of the Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units), plus

—

without duplication, in the event the Parent or any Restricted Subsidiary of the Parent makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Parent, an amount not to exceed the amount of Investments previously made by the Parent and its Restricted Subsidiaries in such Person and treated as a Restricted Payment.

Notwithstanding the foregoing, the Parent and any of its Restricted Subsidiaries may declare or pay any dividend or make any distribution or take other action (that would have otherwise been a Restricted Payment) that is necessary to maintain the Parent’s status as a REIT under the Code if (i) the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets and (ii) no Default or Event of Default shall have occurred and be continuing.

The foregoing provisions shall not be violated by reason of:

(1)	the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with the foregoing paragraph;

(2)	the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or to a Subsidiary Guaranty including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred in compliance with paragraph (1), (2) or (3) or pursuant to clause (N) of paragraph (4) of the “—Limitation on Indebtedness” covenant;

(3)	(a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than any Disqualified Stock or any Capital Stock sold to a Restricted Subsidiary of the Parent or to an employee stock ownership plan or any trust established by the Parent) or from substantially concurrent contributions to the equity capital of the Parent (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (3) shall be excluded from the amount described in the second bullet of clause (4)(C) of this covenant;

(4)	the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Subsidiary Guaranty of such Subsidiary Guarantor in exchange for, or out of the proceeds of, an issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Parent within 90 days of such principal payment, repurchase, redemption, retirement, defeasance or other acquisition;

(5)	payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Parent;

(6)	the payment of regularly scheduled cash dividends on shares of Redeemable Cumulative Preferred Stock in an amount not to exceed $15,625 per calendar year;

(7)

the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Parent held by any current or former officer, director, consultant or employee of the Parent or any of its Restricted Subsidiaries (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by the Parent and its Restricted Subsidiaries pursuant to this clause (7) shall not exceed $5.0 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by the Parent or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over for one additional calendar year; provided further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the net cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Parent, in each case, to officers, directors, consultants or employees of the Parent or any of its Subsidiaries that occurs after the Issue Date, to the extent such cash proceeds (i) have not otherwise been and are not thereafter applied to permit the payment of any other Restricted Payment or (ii) are not attributable to loans made by the Parent or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by the Parent and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (7); provided further, however, that cancellation of Indebtedness owing to the Parent from members of management of the Parent or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of the Parent shall not be deemed to constitute a Restricted Payment for purposes of the indenture;

(8)	the repurchase of Capital Stock deemed to occur (i) upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof, and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;

(9)	upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the Offer to Purchase (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuers or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness), at a purchase price not greater than 101% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(10)	within 90 days after completion of any offer to repurchase Notes pursuant to the covenant described above under the caption “—Limitation on Asset Sales” (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuers or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale (or similarly defined term in such other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(11)	the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Parent; or

(12)	additional Restricted Payments in an aggregate amount not to exceed $20 million;

provided, however, that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

The net amount of any Restricted Payment permitted pursuant to the second paragraph of this covenant and clause (1) of the immediately preceding paragraph shall be included in calculating whether the conditions of clause (C) of the first paragraph of this covenant have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (2) through (12) of the immediately preceding paragraph shall be excluded in calculating whether the conditions of clause (C) of the first paragraph of this covenant have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this covenant, the Parent and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (12) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph of this covenant (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this covenant.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

—	pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Parent or any of its Restricted Subsidiaries,

—	pay any Indebtedness owed to the Parent or any other Restricted Subsidiary,

—	make loans or advances to the Parent or any other Restricted Subsidiary, or

—	transfer its property or assets to the Parent or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)	existing under, by reason of or with respect to, the indenture, the Notes, the Guaranties, the Credit Agreement, the Acquisition Line, the Term Loan and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially less favorable, taken as a whole, to the holders of the Notes than those in effect on the Issue Date;

(2)	existing under, by reason of or with respect to any other Credit Facility of the Issuers permitted under the indenture; provided, however, that the encumbrances and restrictions contained in the agreement or agreements governing the other Credit Facility are not materially less favorable, taken as a whole, to the holders of the Notes than those contained in any of the Credit Agreement, the Acquisition Line or the Term Loan (with respect to other credit agreements) or the indenture (with respect to other indentures), in each case as in effect on the Issue Date;

(3)	existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(4)	existing with respect to any Person or the property or assets of such Person acquired by the Parent or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially less favorable, taken as a whole, to the holders of the Notes than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition;

(5)	existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements to the extent they are limited in application to the Restricted Subsidiary party to such agreement;

(6)	in the case of the last bullet in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

—	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

—

existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary not otherwise prohibited by the indenture,

—

existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

—

arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary in any manner material to the Parent and its Restricted Subsidiaries taken as a whole;

(7)	with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

(8)	existing under, by reason of or with respect to Indebtedness permitted to be incurred pursuant to paragraph (4)(N) of the covenant described under “—Limitation on Indebtedness;” provided, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially less favorable, taken as a whole, to the holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced; and

(9)	contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

—	the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

—

the encumbrance or restriction is not materially less favorable, taken as a whole, to the holders of the Notes than is customary in comparable financings (as determined by the good faith judgment of the Parent), and

—	the Parent, in its good faith, determines that such an encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Parent or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Parent or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital

Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Future Guaranties by Restricted Subsidiaries

The Parent will not permit any Restricted Subsidiary of the Issuers, directly or indirectly, to Guarantee any Indebtedness of the Issuers or of a Subsidiary Guarantor (“Guaranteed Indebtedness”), unless in either case such Restricted Subsidiary within 30 calendar days executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guaranty by such Restricted Subsidiary; provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. The Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 calendar day period described above.

If the Guaranteed Indebtedness:

—

ranks equally with the Notes (or the applicable Subsidiary Guaranty) in right of payment, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guaranty issued pursuant to this covenant in right of payment; or

—

is subordinate in right of payment to the Notes (or the applicable Subsidiary Guaranty), then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guaranty issued pursuant to this covenant at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes (or the applicable Subsidiary Guaranty).

Any such Subsidiary Guaranty by a Restricted Subsidiary issued pursuant to this covenant shall provide by its terms that it shall be automatically and unconditionally released and discharged:

(1)	upon any sale, exchange or transfer (including by way of merger or consolidation), to any Person not a Subsidiary of the Parent, of Capital Stock held by the Parent and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) such that, immediately after giving effect to such transaction, such Restricted Subsidiary would no longer constitute a Subsidiary of the Parent,

(2)	in connection with the merger or consolidation of such Restricted Subsidiary with (a) an Issuer or (b) any other Guarantor (provided that the surviving entity remains a Guarantor),

(3)	if the Parent properly designates such Restricted Subsidiary as an Unrestricted Subsidiary under the indenture,

(4)	upon the Legal Defeasance (as defined below) or Covenant Defeasance (as defined below) or satisfaction and discharge of the indenture,

(5)	upon a liquidation or dissolution of such Restricted Subsidiary permitted under the indenture, or

(6)	upon the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guaranty, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Affiliates

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Parent or with any Affiliate of the Parent or any of its Restricted Subsidiaries, in each case involving consideration in excess of $2.5 million, except upon terms that are not materially less favorable, taken as a whole, to the Parent or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)	transactions (A) approved by a majority of the disinterested directors of the Board of Directors of the Parent or (B) for which the Parent or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view;

(2)	any transaction solely between the Parent and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

(3)	the payment of reasonable fees and compensation to, and indemnification and similar arrangements on behalf of, current, former or future directors of the Parent or any Restricted Subsidiary;

(4)	the issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent;

(5)	any Restricted Payments not prohibited by the “—Limitation on Restricted Payments” covenant;

(6)	any contracts, instruments or other agreements or arrangements in each case as in effect on the date of the indenture, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplemental thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Parent and the Restricted Subsidiaries, taken as a whole, at the time executed than the original agreement or arrangements as in effect on the date of the indenture;

(7)	any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Parent or any Restricted Subsidiary with current, former or future officers and employees of the Parent or such Restricted Subsidiary and the payment of compensation to officers and employees of the Parent or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(8)	loans and advances to officers and employees of the Parent or any Restricted Subsidiary or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business and consistent with past practice;

(9)	transactions with a Person that is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Capital Stock of, or controls such Person; or

(10)	any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant and not covered by (2) through (11) of the immediately foregoing paragraph:

—	the aggregate amount of which exceeds $10 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and

—	the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Asset Sales

The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)	the consideration received by the Parent or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2)	at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, that, with respect to the sale of one or more properties up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities of the Parent or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Parent and its Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Parent or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(b)	any securities, notes or other obligations received by the Issuers or any such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(c)	any Designated Non-Cash Consideration received by the Issuers or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (x) $20 million and (y) 2.0% of the Parent’s Adjusted Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent or any such Restricted Subsidiary may apply such Net Cash Proceeds to:

(1)	prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuer or a Subsidiary Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to the Parent or an Affiliate of the Parent);

(2)	make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if, in the case of an Investment, such Person is, or will become as a result thereof, a Restricted Subsidiary;

(3)	prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuer or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if the Parent, the Issuers or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, the Issuers will equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuers shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, up to the principal amount of Notes that would otherwise be prepaid;

(4)	fund all or a portion of an optional redemption of the Notes as described under “—Optional Redemption”;

(5)	make one or more capital expenditures;

(6)	acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(7)	undertake any combination of the foregoing;

provided, that the Parent will be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Parent or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, make a capital expenditure or acquire Replacement Assets in compliance with the provisions described in clauses (2), (5) and (6) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such excess Net Cash Proceeds, the Parent may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such excess Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365 day period as set forth in this paragraph and not so applied by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $15 million, the Issuers shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Parent may use such Excess Proceeds for any purpose not prohibited by the indenture. If the aggregate purchase price of the Notes and the other Pari Passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Parent shall select the Notes to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 initial principal amount and multiples of $1,000 thereafter. Upon completion of each Offer to Purchase, the amount of Excess Proceeds shall be reset at zero. The Parent may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365 day period (as such period may be extended in accordance with the indenture). Nothing in this paragraph shall preclude the Issuers from making an Offer to Purchase even if the amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals less than $15 million.

Prohibition on Incurrence of Senior Debt by the Subordinated Guaranty Subsidiaries

The Subordinated Guaranty Subsidiaries will not incur or suffer to exist any Indebtedness that is senior in right of payment to the applicable Subordinated Guaranty Subsidiary’s guarantee other than the Acquisition

Line and the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture) and any secured Currency Agreements and Interest Rate Agreements provided to the lenders under the Acquisition Line and the Term Loan.

Consolidation, Merger and Sale of Assets

The Parent will not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Parent unless:

(1)	the Parent shall be the continuing Person, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired such property and assets of the Parent shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Parent on its Guaranty and under the indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Parent on its Guaranty and under the indenture);

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness in compliance with both paragraphs (1) and (3) of the “—Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary; and

(4)	the Parent delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Parent, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired all or substantially all of the Parent’s and its Restricted Subsidiaries’ property and assets;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Parent; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

The Parent will not permit the Issuers or any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	the resulting, surviving or transferee Person (if not such Issuer or such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Issuer or Subsidiary was organized or under the laws of the United States of America or any state or jurisdiction thereof, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Issuer or Subsidiary Guarantor, as applicable, under the Notes or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor or all or substantially all of its assets (x) that has been disposed of in its entirety to another Person (other than to the Parent or an Affiliate of the Parent), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Parent provides an Officers’ Certificate to the trustee to the effect that the Parent will comply with its obligations under the covenant described under “—Limitation on Asset Sales;”

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Parent delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the indenture and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, the Parent and the surviving Persons.

Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of the Parent or an Affiliate of the Parent or a Restricted Subsidiary of the Parent or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor, the Issuers or the Parent (provided that this clause (ii) shall not permit a Senior Guaranty Subsidiary to merge with or into or transfer all or part of its properties and assets to any Subordinated Guaranty Subsidiary), or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

Repurchase of Notes upon a Change of Control

The Issuers shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (if any) to the Payment Date.

There can be no assurance that the Issuers will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuers that might be outstanding at the time). The above covenant requiring the Issuers to repurchase the Notes will, unless consents are obtained, require the Issuers to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

The Issuers will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or if notice of redemption has been given pursuant to

“Optional Redemption” above. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Parent and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and the Parent. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “—Covenants—Limitations on Indebtedness.” Such restrictions in the indenture can be waived only with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The Term Loan, the Acquisition Line and the Credit Agreement provide that the occurrence of certain change of control events with respect to the Parent would constitute a default thereunder. Future credit agreements that the Parent enters into may contain similar provisions. Such defaults could result in amounts outstanding under the Term Loan, the Acquisition Line and the Credit Agreement and such other agreements being declared immediately due and payable or lending commitments being terminated.

The definition of Change of Control includes a phrase relating to the sale, exchange or other transfer of “all or substantially all” of the properties or assets of the Parent and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, exchange or other transfer of less than all of the assets of the Parent and its Subsidiaries taken as a whole to another Person or group may be uncertain. Because the Parent and its Subsidiaries are in the business of leasing their assets, the lease of all or substantially all of the assets of the Parent and its Subsidiaries would not constitute a Change of Control.

A Change of Control would be triggered at such time as the majority of the members of the Board of Directors of the Parent no longer include individuals who constitute the Board of Directors of the Parent on the Issue Date (together with any new or replacement directors whose election or nomination was approved by a vote of at least a majority of the members of the Board of Directors then in office who were members on the Issue Date or whose election or nomination was so approved or whose election was made in accordance with any voting agreement to which Parent is then a party). You should note, however, that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, the Parent may nevertheless avoid triggering a Change of Control under a clause similar to the provision described in the prior sentence if the outgoing directors were to approve the new directors for the purpose of such Change of Control clause.

The provisions under the indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

SEC Reports and Reports to Holders

Whether or not the Parent is then required to file reports with the SEC, the Parent shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Parent with the SEC is not permitted under the Exchange Act, the Parent shall, within 15 days after the time the Parent would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the trustee and upon written request supply copies of such documents and reports to any holder and shall post such documents and reports on the Parent’s public website. The Parent shall supply the trustee and each holder, without cost to such holder, copies of such reports and other information.

Notwithstanding the foregoing, such requirements to file such reports shall be deemed satisfied either (1) prior to the report required for the fiscal quarter ending June 30, 2011 by providing the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required by such reports to the trustee and upon written request supplying copies of such information to any holder and posting such information on the Parent’s public website or (2) prior to and including the report required for the fiscal quarter ending June 30, 2011 to the extent the information required by such reports is contained in the exchange offer registration statement or shelf registration statement required by the registration rights agreement then on file with the SEC, including any amendments thereto.

So long as permitted by the SEC, at any time that either (x) one or more Subsidiaries of the Parent is an Unrestricted Subsidiary or (y) the Parent holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuers and, in either case, such Unrestricted Subsidiary or other assets taken together would represent 5% or more of the Total Assets of the Parent and its Subsidiaries as of the latest quarterly financial statements, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries and other material assets of the Parent.

Beginning with the results and information for the fiscal quarter ending June 30, 2011, the Parent shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three Business Days prior to (i) the disclosure of the annual, quarterly and periodic information required above and (ii) the date of the conference call required to be held in accordance with the preceding sentence, the Parent shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.

Notwithstanding anything herein to the contrary, the Parent will not be deemed to have failed to comply with any of its obligations under this covenant for purposes of clause (4) under “Events of Default” until 30 days after the date any report hereunder is due.

Events of Default

Events of Default under the indenture include the following:

(1)	default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;

(3)	default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent or the failure by the Issuers to consummate an Offer to Purchase in accordance with the “—Covenants—Limitations on Asset Sales” or “—Repurchase of Notes upon a Change of Control” covenants;

(4)	the Parent defaults in the performance of or breaches any other covenant or agreement of the Parent in the indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

(5)	there occurs with respect to any issue or issues of Indebtedness of the Parent or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

—

an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

—

the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)	any final and non-appealable judgment or order (not covered by insurance) for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

—	shall be rendered against the Parent or any Significant Subsidiary and shall not be paid or discharged, and

—

there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)	a court of competent jurisdiction enters a decree or order for:

—	relief in respect of the Parent or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

—

appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent or any Significant Subsidiary, or

—

the winding up or liquidation of the affairs of the Parent or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)	the Parent or any Significant Subsidiary:

—

commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

—

consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or such Significant Subsidiary or for all or substantially all of the property and assets of the Parent or such Significant Subsidiary, or

—	effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Parent or the Issuers) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Parent or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Parent or the Issuers, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

—

all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

—	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the indenture or the Notes unless:

(1)	the holder gives the trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain officers of the Parent to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Parent and its Restricted Subsidiaries and of its performance under the indenture and that the Parent has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Parent will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture within 30 days of becoming aware of any such default unless such default has been cured before the end of the 30 day period.

Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”) and cure all then existing Events of Default. Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guaranties, and the indenture shall cease to be of further effect as to all outstanding Notes and Guaranties, except as to

(1)	rights of holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)	the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trust, duties, and immunities of the trustee, and the Issuers’ obligations in connection therewith, and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes,

(2)	in the case of Legal Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States confirming that:

(a)	the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the funds deposited in connection therewith),

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the funds deposited in connection therewith),

(6)	the Issuers shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by them with the intent of preferring the holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others, and

(7)	the Issuers shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when

(1)	either:

(a)	all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuers have paid all other sums payable under the indenture by the Parent or the Issuers; and

(3)	the Issuers have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuers and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any Note,

(2)	reduce the principal amount of, or premium, if any, or interest on, any Note,

(3)	change the place of payment of principal of, or premium, if any, or interest on, any Note,

(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

(5)	reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend the indenture,

(6)	waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived),

(7)	voluntarily release a Guarantor of the Notes, except as permitted by the indenture,

(8)	reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(9)	modify or change any provisions of the indenture affecting the ranking of the Notes or the Guaranties as to right of payment or in any manner adverse to the holders of the Notes in any material.

Notwithstanding the preceding, without the consent of any holder, the Parent, the Issuers, the Subsidiary Guarantors and the trustee may amend the indenture:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation or other entity of the obligations of the Parent, the Issuers or any Subsidiary Guarantor under the indenture;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)	to add guaranties with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

(5)	to add to the covenants of the Parent, the Issuers or a Subsidiary Guarantor for the benefit of the holders or to surrender any right or power conferred upon the Parent, the Issuers or a Subsidiary Guarantor;

(6)	to make any change that does not adversely affect the rights of any Holder in any material respect;

(7)	to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8)	to make any amendment to the provisions of the indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(9)	to conform the text of the indenture or the Guaranties or the Notes to any provision of the “Description of Notes” section of the offering memorandum relating to the Old Notes to the extent that such provision in the “Description of Notes” section of the offering memorandum relating to the Old Notes was intended to be a substantially verbatim recitation of a provision of the indenture, the Guaranties or the Notes;

(10)	to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(11)	to release a Subsidiary Guarantor from its Subsidiary Guaranty as permitted by and in accordance with the indenture;

(12)	to provide for a reduction in the minimum denominations of the Notes;

(13)	to comply with the rules of any applicable securities depositary; or

(14)	to provide for the issuance of additional notes and related guarantees in accordance with the limitations set forth in the indenture.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, the Parent is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Parent nor any Affiliate of the Parent may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to all holders and is paid to all holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent, the Issuers or the Guarantors in the indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent, the Issuers or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.

Concerning the Trustee

The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Parent or the Issuers, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this Description of Exchange Notes. Please refer to the indenture for the definition of other capitalized terms used in this Description of Exchange Notes that are not defined below.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Acquisition Line” means the $100 million revolving credit line under a credit agreement dated as of September 17, 2010, among Aviv Financing I, L.L.C., as the parent borrower, the other borrowers named therein, General Electric Capital Corporation, as administrative agent and a lender, and the other lenders named therein.

“Adjusted Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):

(1)	Consolidated Interest Expense;

(2)	provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(3)	depreciation and amortization (including amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period);

(4)	the amount of integration costs deducted (and not added back) in such period in computing Adjusted Consolidated Net Income, including any one-time direct transaction or restructuring costs incurred in connection with acquisitions, not to exceed for any period 10% of Adjusted Consolidated EBITDA (calculated on a pro forma basis for any relevant transaction giving rise to the calculation of Adjusted Consolidated EBITDA but before giving effect to the costs described in this clause (4));

(5)	proceeds from any business interruption insurance;

(6)	any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Parent and any of its Subsidiaries;

(7)	all extraordinary or non-recurring non-cash gain or loss or expense, together with any related provision for taxes; and

(8)	all other non-cash items (other than deferred rental loss) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill) and long-lived assets pursuant to GAAP, less all non-cash items (other than deferred rental income) increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Parent and its Restricted Subsidiaries in conformity with GAAP.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to Adjusted Consolidated Net Income to compute Adjusted Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included in calculating Adjusted Consolidated Net Income.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Parent or charges resulting from the redemption of preferred stock of the Parent) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1)	the net income of any Person, other than the Parent or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or any of its Restricted Subsidiaries by such Person during such period;

(2)	the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period; provided, however, that Adjusted Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments made in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3)	the cumulative effect of a change in accounting principles;

(4)	costs associated with initiating public company reporting, including compliance with the Sarbanes-Oxley Act of 2002, not to exceed an aggregate of $5.0 million;

(5)	any after-tax gains or losses attributable to Asset Sales; and

(6)	all extraordinary gains and extraordinary losses.

“Adjusted Funds From Operations” for any period means Adjusted Consolidated Net Income for such period, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was added or deducted, as applicable, in calculating such Adjusted Consolidated Net Income):

(1)	gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2)	non-cash asset impairment charges;

(3)	non-cash charges related to redemptions of Preferred Stock of the Parent;

(4)	any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Parent and any of its Subsidiaries;

(5)	the amortization of financing fees and the write-off of financing costs;

(6)	deferred rental income (loss); and

(7)	any other non-cash charges associated with the sale or settlement of any Interest Rate Agreement or other hedging or derivative instruments.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)	Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2)	any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means:

(1)	an investment by the Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment; or

(2)	an acquisition by the Parent or any of its Restricted Subsidiaries from any other Person of assets that constitute all or substantially all of a division or line of business, or one or more properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Parent or any of its Restricted Subsidiaries, other than to the Parent, the Issuers or another Restricted Subsidiary, of:

(1)	all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2)	all or substantially all of the assets that constitute a division or line of business, or one or more properties, of the Parent or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Parent or any of its Restricted Subsidiaries to any Person other than the Parent, the Issuers or any of their Restricted Subsidiaries of:

(1)	all or any of the Capital Stock of any Restricted Subsidiary of the Parent;

(2)	all or substantially all of the assets that constitute a division or line of business of the Parent or any of its Restricted Subsidiaries; or

(3)	any property and assets of the Parent or any of its Restricted Subsidiaries outside the ordinary course of business of the Parent or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Parent;

provided, however, that “Asset Sale” shall not include:

—	the lease or sublease of any Real Estate Asset;

—	sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

—

the sale, conveyance, transfer, disposition or other transfer of all or substantially all of the assets of the Parent as permitted by the covenant described under “Consolidation, Merger and Sale of Assets”;

—	the license or sublicense of intellectual property or other general intangibles;

—

the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned by the Parent after giving effect to such issuance is at least equal to the percentage interest prior to such issuance;

—	any issuance of Capital Stock (other than Disqualified Stock) by the Parent or the Issuers in order to acquire assets used or useful in a Permitted Business;

—	the surrender or waiver of contract rights or the settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

—	any Restricted Payment permitted by the “Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment;

—	sales, transfers or other dispositions of assets with a fair market value not in excess of $5.0 million in any transaction or series of related transactions;

—

sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (2) of the third paragraph of the “Limitation on Asset Sales” covenant;

—	sales or other dispositions of cash or Temporary Cash Investments;

—	the creation, granting, perfection or realization of any Lien permitted under the indenture;

—

the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Parent and its Restricted Subsidiaries, taken as a whole;

—	any transfer or other disposition constituting a taking, seizure, condemnation or other eminent domain proceeding; and

—

sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Parent or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by the lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)	the sum of the products of:

—	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

—	the amount of such principal payment, by

(2)	the sum of all such principal payments.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, and including options, warrants and other rights to purchase such shares, interests, participations or other equivalents, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person. For clarity purposes, GAAP for purposes of this definition shall be deemed GAAP as in effect on the date of the indenture.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1)	any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) (other than to a Permitted Holder, the Parent or its Restricted Subsidiaries); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(2)	a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a Permitted Holder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Parent on a fully diluted basis;

(3)	the approval by the holders of Capital Stock of the Parent of any plan or proposal for the liquidation or dissolution of the Parent (whether or not otherwise in compliance with the provisions of the indenture); or

(4)	individuals who on the Issue Date constitute the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Parent’s shareholders was (a) approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was so approved or (b) made in accordance with any voting agreement to which the Parent is then a party and which was in effect on the Issue Date) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of the Partnership, each having the rights and obligations set forth in the Partnership’s limited partnership agreement, as such agreement may be amended from time to time.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Parent and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

—	the interest portion of any deferred payment obligations;

—	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

—	the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Parent or any of its Restricted Subsidiaries; and

—	all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Parent and its Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP and (B) (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees (but not revolving loan commitment fees) and (v) non-cash costs associated with Interest Rate Agreements and Currency Agreements.

“Credit Agreement” means the Credit Agreement, dated as of February 4, 2011, by and among the Restricted Subsidiaries of the Parent now or hereafter party thereto as borrowers or guarantors, the Parent as guarantor, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement, Term Loan or Acquisition Line), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Parent, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)	required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2)	redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Covenants—Limitation on Restricted Payments.” Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Disqualified Stock shall not include Common Units.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Parent or any successor entity of the Parent permitted pursuant to the indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Subsidiaries that was in existence on the date of the indenture until such amounts are repaid.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with the provisions of the indenture described under the caption “—Covenants,” any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $20 million will be as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of the Parent acting in good faith, each of whose determination will be conclusive.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “—Covenants—SEC Reports and Reports to Holders” covenant (or if no such reports have yet been required to be filed with the SEC, for which internal financial statements are available).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis. For clarity purposes, in determining whether a lease is a Capitalized Lease or an operating lease and whether interest expense exists, such determination shall be made in accordance with GAAP as in effect on the date of the indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and each Subsidiary Guarantor.

“Guaranty” means a Guaranty by each Guarantor for payment of the Notes by such Guarantor.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)	all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations and Attributable Debt;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

—

the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

—	Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

—

Indebtedness shall not include any indemnification, earnouts, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

—

Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

—	the aggregate amount of Adjusted Consolidated EBITDA for the then applicable Four Quarter Period to

—	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1)	pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)	Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)

pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset

Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4)	pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Parent or any of its Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5)	the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(6)	consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Parent may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Parent and its Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)	the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)	the fair market value of the Capital Stock (or any other Investment) held by the Parent or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

—

“Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

—

the fair market value of the assets (net of liabilities (other than liabilities to the Parent or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

—	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Status” means, with respect to the Parent or the Issuers, when the Notes have both (1) a rating of “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P (or, if either such agency ceases to rate the Notes for reasons outside the control of the Parent, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act selected by the Parent as a replacement agency), in each case published by the applicable agency.

“Issue Date” means February 4, 2011.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)	with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Parent or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of:

—	brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

—

provisions for all taxes actually paid or payable as a result of such Asset Sale by the Parent and its Restricted Subsidiaries, taken as a whole, after taking into account any available tax credits or deductions and any tax sharing arrangements;

—

payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

—

so long as after giving pro forma effect to any such distribution (i) the aggregate principal amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets; and (ii) no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of Parent’s Capital Stock as a result of such Asset Sale in order for Parent to maintain its status as a REIT and any related pro rata distributions to holders of the Partnership’s Capital Stock; and

—

amounts reserved by the Parent and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(2)	with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Offer to Purchase” means an offer to purchase Notes by the Issuers from the holders commenced by sending a notice to the trustee and each holder electronically or by first class mail at its registered address or otherwise in accordance with the procedures of DTC stating:

(1)	the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)	that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice or otherwise in accordance with DTC’s applicable procedures prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)	that holders will be entitled to withdraw their election by using the ATOP System in accordance with DTC’s applicable procedures or if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter or instruction to DTC, as applicable, setting forth the name of such holder, the principal amount of Notes delivered for purchase and, if applicable, a statement that such holder is withdrawing his election to have such Notes purchased; and

(7)	that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Issuers shall:

—	accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

—	deposit with the Paying Agent no later than 12:00 p.m. New York City time money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

—

promptly thereafter deliver, or cause to be delivered, to the trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Issuers.

The Paying Agent shall promptly wire to the holders of Notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered (and in the case of Notes held in book entry form, the trustee shall hold such global notes as custodian for DTC); provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuers will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuers will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with, or senior in right of payment to, the Notes or the Guaranty thereof by such Guarantor, as applicable, including Indebtedness outstanding under the Credit Agreement, the Acquisition Line and the Term Loan.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Parent and its Restricted Subsidiaries are engaged or propose to be engaged in (as described in the offering memorandum relating to the Old Notes) on the Issue Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Holders” means LG Aviv L.P. (and any other investment fund that is an Affiliate of Lindsay Goldberg LLC) and Craig Bernfield.

“Permitted Investment” means:

(1)

an Investment in (a) the Parent or any of its Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Parent or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person, provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer, and provided further that such Investment was not an Investment in any Subordinated Guaranty Subsidiary consisting of any Real Estate Assets in existence on the Issue Date of any of the Issuers or the Senior Guaranty Subsidiaries;

(2)	investments in cash and Temporary Cash Investments;

(3)	Investments made by the Parent or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant or from any other disposition or transfer of assets not constituting an Asset Sale;

(4)	Investments represented by Guarantees that are otherwise permitted under the indenture;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)	Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(7)	any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of the Parent or the Partnership, which the Parent or the Partnership did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(8)	any Investment existing on the Issue Date;

(9)	Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause and all Indebtedness then outstanding pursuant to clause 4(O) of the covenant described under “—Covenants—Limitation on Indebtedness,” not to exceed the greater of $20 million and 2.0% of Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Adjusted Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(10)	obligations under Currency Agreements and Interest Rate Agreements otherwise permitted under the indenture;

(11)	Permitted Mortgage Investments;

(12)	any transaction which constitutes an Investment to the extent permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Covenants —Limitation on Transactions with Affiliates” (except transactions described under clauses (1), (5), (9) and (10) of such paragraph);

(13)	any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(14)	pledges or deposits by a Person under workers compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(15)	any Investment acquired by the Parent or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(16)	any Investment consisting of a loan or advance to officers, directors or employees of the Parent or any of its Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of the Parent or (b) made in the ordinary course of business not to exceed $2.5 million at any one time outstanding;

(17)	any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by the Parent and any of its Restricted Subsidiaries in connection with such plans; and

(18)	additional Investments not to exceed the greater of $25 million and 2.5% of Adjusted Total Assets at any time outstanding.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgages, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivatives or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, independent living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (including Acquired Indebtedness) of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has:

(a)	a final maturity date later than (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (y) the date that is 91 days after the maturity of the Notes, and

(b)	an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or 91 days more than the Average Life of the Notes;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes or any Guaranty, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or such Guaranty on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Guaranty, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Guaranty; and

(5)	such Indebtedness is incurred either (a) by the Parent, an Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Parent.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Real Estate Revenues” means, with respect to any Real Estate Asset of the Parent and its Restricted Subsidiaries owned as of December 31, 2010, the annualized rental revenues for such Real Estate Asset, calculated based on the monthly rental revenue for such Real Estate Asset as of December 31, 2010 and assuming such Real Estate Asset had been held by the Parent and its Restricted Subsidiaries during the four-quarter period ended December 31, 2010, all as set forth on a schedule attached to the indenture.

“Redeemable Cumulative Preferred Stock” means the 12.5% Series A Redeemable Cumulative Preferred Stock of the Parent existing on the Issue Date having a maximum liquidation preference of $125,000.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, any reference herein to a “Restricted Subsidiary” shall be to a Restricted Subsidiary of the Issuers. For the avoidance of doubt, the Issuers are considered Restricted Subsidiaries of the Parent for purposes of the indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or any Restricted Subsidiary of any property, whether owned by the Parent or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Parent or any of its Restricted Subsidiaries.

“Senior Guaranty Subsidiaries” means all Subsidiary Guarantors other than the Subordinated Guaranty Subsidiaries.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Stated Maturity” means:

(1)	with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)	with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable,

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Guaranty Subsidiaries” means (i) the Subsidiary Guarantors that are borrowers or guarantors in respect of the Acquisition Line or the Term Loan on the Issue Date plus (ii) any Subsidiary Guarantors that become borrowers or guarantors in respect of the Acquisition Line or the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture, to the extent such Permitted Refinancing Indebtedness is designated by the Issuers as “Designated Senior Debt” for purposes of the indenture) in the future in connection with acquisitions or other investments but, in case of this clause (ii), excluding any Restricted Subsidiaries of the Issuers in existence on the Issue Date that are not party to the credit agreement governing the Acquisition Line or the Term Loan on the Issue Date; provided, however, that any Subsidiary Guarantor that ceases to be a borrower or guarantor in respect of the Acquisition Line or the Term Loan (or such Permitted Refinancing Indebtedness) in accordance with the terms thereof shall, from and after such date, no longer be a Subordinated Subsidiary Guarantor for purposes of the indenture (but, for the avoidance of doubt, shall remain a Subsidiary Guarantor unless released in accordance with the terms of the indenture).

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Subsidiary of the Issuers on the Issue Date, including the Senior Guaranty Subsidiaries and the Subordinated Guaranty Subsidiaries, but excluding the Real Property Non-Guarantor Subsidiaries, and (ii) each other Person that is required to become a Guarantor by the terms of the indenture after the Issue Date, in each case, until such Person is released from its Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guaranty by a Subsidiary Guarantor.

“Temporary Cash Investment” means any of the following:

(1)	United States dollars;

(2)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3)	time deposit accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state or jurisdiction thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)	commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any state or jurisdiction thereof with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6)	securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(7)	any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (6) of this definition.

“Term Loan” means the $405 million term loan under a credit agreement dated as of September 17, 2010, among Aviv Financing I, L.L.C., as the parent borrower, the other borrowers named therein, General Electric Capital Corporation, as administrative agent and a lender, and the other lenders named therein.

“Total Assets” means, for any Person as of any date, the sum of (i) in the case of any Real Estate Assets that were owned as of December 31, 2010, the Real Estate Revenues specified for such Real Estate Assets divided by 0.0975, plus (ii) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after December 31, 2010 that are then owned by such Person or any of its Restricted Subsidiaries, plus (iii) the book value of all assets (excluding Real Estate Assets, intangibles and deferred rent receivable) of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Unrestricted Subsidiary” means

(1)	any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of the Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any of its Restricted Subsidiaries; provided, however, that:

—

any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

—

either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described above; and

—

if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants described above.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

—	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

—

all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors of the Parent shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences to beneficial owners of the Notes of (i) the exchange of the Old Notes for Exchange Notes pursuant to the exchange offer and (ii) the acquisition, ownership, and disposition of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This discussion applies only to beneficial owners of Old Notes whose Old Notes are tendered and accepted in the exchange offer and that have held the Old Notes, and will hold the Exchange Notes, as “capital assets” within the meaning of section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that might be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, partnerships (or entities properly classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, and persons holding the Notes as part of a hedging or conversion transaction or a straddle. The discussion does not address any foreign, state, local or non-income tax consequences of the acquisition, ownership or disposition of the Notes to beneficial owners of the Notes.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of a Note who or which is for U.S. federal income tax purposes:

—	a citizen or individual resident of the United States;

—

a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

—	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

—

a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “Non-U.S. Holder” means any beneficial owner of a Note who or which is not a U.S. Holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

If a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes is a beneficial owner of a Note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the entity. Such entities and partners in such entities should consult their own tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of a Note.

This discussion is for general purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Taxation of U.S. Holders

Exchange Offer

The exchange of the Old Notes for the Exchange Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. As a result, a U.S. Holder will not be required to recognize any gain or loss as a result of an exchange of Old Notes for Exchange Notes. In addition, each U.S. Holder will have the same tax basis and holding period in the Exchange Notes as the Old Notes.

Payments of Interest

Stated interest on Notes beneficially owned by a U.S. Holder generally will be taxable as ordinary interest income at the time payments are accrued or are received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Pre-Issuance Accrued Stated Interest

A portion of the price paid upon initial issuance for an Old Note issued on April 5, 2011, was allocable to stated interest that “accrued” prior to the date the Note was issued (the “pre-issuance accrued stated interest”). We intend to take the position that a portion of the stated interest received, in an amount equal to the pre-issuance accrued stated interest, on the first interest payment date of such a Note should be treated as a return of the pre-issuance accrued stated interest to an initial Holder of the Note and not as a payment of stated interest on the Note. Amounts treated as a return to the U.S. Holder of pre-issuance accrued stated interest should not be taxable when received but should reduce a U.S. Holder’s adjusted tax basis in a Note by a corresponding amount.

Amortizable Bond Premium

If a U.S. Holder purchases a Note for an amount (excluding any amounts that are treated as pre-issuance accrued stated interest as described above) that exceeds the sum of all amounts payable on the Note after the purchase date other than stated interest, a U.S. Holder will be considered to have purchased the Note with amortizable bond premium equal to that excess. A U.S. Holder generally may elect to amortize the premium using a constant yield method over the remaining term of the Note and may offset income otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. The election to amortize premium on a constant yield method will also apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) a U.S. Holder holds at the beginning of or acquires in or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If a U.S. Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss that the U.S. Holder would otherwise recognize on the sale, exchange, redemption or other disposition of the Note.

Market Discount

If a U.S. Holder acquires a Note in a secondary market transaction for an amount that is less than, in general, its principal amount, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes to such U.S. Holder, unless such difference is considered to be de minimis, as described in section 1278(a)(2)(C) of the Code. Under the market discount rules of the Code, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange or redemption or other taxable disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis, although in certain circumstances an election may be made to accrue market discount on a constant interest basis. A U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry Notes with market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired on or after the first day of the taxable year to which such election applies and is irrevocable without the consent of the IRS. The tax basis in a Note will be increased by the amount of market discount included in income as a result of such election. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership, and disposition of Notes with market discount.

Payments under Certain Events

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest on and stated redemption price at maturity of the Notes. See, e.g., “Description of Exchange Notes—Optional Redemption” and “Description of Exchange Notes—Repurchase of Notes Upon a Change of Control.” These contingencies could subject the Notes to the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” We believe and intend to take the position that the foregoing contingencies should not result in the Notes being treated as contingent payment debt instruments. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS were to successfully challenge this position, the amount, timing and character of payments under the Notes may differ, which could increase the present value of a U.S. Holder’s U.S. federal income tax liability with respect to the Notes. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Sale, Exchange or Redemption of the Notes

Upon the sale, redemption, exchange (other than pursuant to the exchange offer) or other taxable disposition of the Notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the Notes, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in the Notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder’s adjusted tax basis in the Notes generally will be its cost for the Notes increased by the amount of any market discount previously included in the U.S. Holder’s gross income and decreased by (i) any amortized premium on the Notes and (ii) any pre-issuance accrued stated interest.

Except as described above under “—Payments under Certain Events” and “—Market Discount,” the gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the Notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the Notes for more than 12 consecutive months. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

Backup Withholding and Information Reporting

In general, a U.S. Holder that is not an “exempt recipient” will be subject to U.S. federal backup withholding tax at the applicable rate (currently 28%) with respect to payments on the Notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the Notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the Notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on interest paid on the Notes so long as:

—	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of the stock of Aviv Healthcare Capital Corporation entitled to vote;

—	the Non-U.S. Holder is not a “controlled foreign corporation” that is related to us, actually or by attribution, through stock ownership;

—	the Non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in Aviv Healthcare Properties Limited Partnership; and

—

either (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or a suitable substitute form that it is not a United States person (as defined in the Code), and provides its name and address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder, and furnishes to us a copy thereof.

A Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the Notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes us a properly completed and executed IRS Form W-8BEN claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of Notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

Sale, Exchange or Redemption of the Notes

Generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a Note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “—Payments of Interest” above) will be exempt from U.S. federal income and withholding tax, unless:

—

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

—	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

Effectively Connected Income

If interest, gain or other income recognized by a Non-U.S. Holder on a Note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will not be subject to the withholding tax discussed above if the Non-U.S. Holder provides us with a properly completed and executed IRS Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest, gain or other income as if it were a United States person (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is a corporation, it may be subject to an additional 30% branch profits tax.

Backup Withholding and Information Reporting

We must report annually to the IRS and to a Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments.” Such backup withholding and additional information reporting will not apply to payments on the Notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under “—Payments of Interest” is received from the Non-U.S. Holder.

Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a Note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States person (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person (as defined in the Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a Note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Code) and it satisfies certain other conditions or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely matter.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder’s particular situation. Prospective purchasers of the Notes should consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the Notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

PLAN OF DISTRIBUTION

If you are a broker-dealer that receives Exchange Notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any broker-dealer participates in the exchange offer and so notifies us, we have agreed, for 180 days after the exchange offer is consummated, to make this prospectus, as amended or supplemented, available to that broker-dealer for use in connection with resales, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal.

—	We will not receive any proceeds from any sale of Exchange Notes by broker-dealers.

—

Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

—

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes.

—

Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

—

The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer), subject to certain prescribed limitations, and will provide indemnification against certain liabilities, including certain liabilities that may arise under the Securities Act, to broker-dealers that make a market in the Old Notes and exchange Old Notes in the exchange offer for Exchange Notes.

By its acceptance of the exchange offer, any broker-dealer that receives Exchange Notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Exchange Notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and have furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

LEGAL MATTERS

Certain legal matters relating to the validity of the Exchange Notes will be passed upon by Sidley Austin LLP, Chicago, Illinois. Certain legal matters relating to Maryland law will be passed upon by Venable LLP. Certain legal matters relating to New Mexico law will be passed upon by Jones & Smith Law Firm, LLC. Certain legal matters relating to Texas law will be passed upon by McDonald Sanders, P.C.

EXPERTS

The consolidated financial statements of Aviv REIT, Inc. and Subsidiaries and Aviv Healthcare Properties Limited Partnership and Subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 included in this prospectus and registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.avivreit.com. We are not incorporating by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus. Information may also be obtained from us at Aviv REIT, Inc., 303 West Madison Street, Chicago, Illinois, 60606, Attention: Investor Relations, telephone (312) 855-0930.

We have filed with the SEC a registration statement on Form S-4, including exhibits and schedules filed with the registration statement, under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information.

INDEX TO FINANCIAL STATEMENTS

AVIV REIT, INC. AND SUBSIDIARIES

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or have been omitted because sufficient information has been included in the notes to the Consolidated Financial Statements.

AVIV REIT, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Stockholders

Aviv REIT, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Aviv REIT, Inc. and Subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2011. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviv REIT, Inc. and Subsidiaries at December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Chicago, Illinois

March 13, 2012

AVIV REIT, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2011	2010
Assets
Cash and cash equivalents	$40,862,023	$13,029,474
Deferred rent receivable	29,926,203	30,660,773
Tenant receivables, net	6,007,800	1,168,842
Rental properties and financing leases, at cost:
Land	102,925,122	76,466,020
Buildings and improvements	750,130,484	568,959,630
Furniture, fixtures and equipment	55,411,980	46,846,643
Assets under direct financing leases	10,916,181	10,777,184

	919,383,767	703,049,477
Less accumulated depreciation	(96,796,028)	(75,948,944)

Net rental properties	822,587,739	627,100,533

Deferred finance costs, net	13,142,330	9,957,636
Loan receivables, net	33,031,117	36,610,638
Other assets	5,864,045	12,872,323

Total assets	$951,421,257	$731,400,219

Liabilities and equity
Accounts payable and accrued expenses	$18,124,167	$6,012,809
Tenant security and escrow deposits	15,739,917	13,658,384
Other liabilities	34,824,629	25,996,492
Deferred contribution	35,000,000	—
Mortgage and other notes payable	600,473,578	440,575,916

Total liabilities	704,162,291	486,243,601

Equity:
Stockholders’ equity
Common stock (par value $0.01; 262,237 and 227,002 shares outstanding, respectively)	2,622	2,270
Additional paid-in-capital	264,960,352	223,838,999
Accumulated deficit	(21,382,823)	(2,261,839)
Accumulated other comprehensive (loss) income	(1,867,759)	2,188,155

Stockholders’ equity	241,712,392	223,767,585
Noncontrolling interests	5,546,574	21,389,033

Total equity	247,258,966	245,156,618

Total liabilities and equity	$951,421,257	$731,400,219

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2011	2010	2009
Revenues
Rental income	$92,326,121	$85,240,144	$82,775,078
Tenant recoveries	7,174,851	6,441,786	6,055,703
Interest on loans to lessees—capital expenditures	1,267,275	1,779,620	1,662,107
Interest on loans to lessees—working capital and capital lease	3,978,754	3,446,226	1,830,791

Total revenues	104,747,001	96,907,776	92,323,679

Expenses
Rent and other operating expenses	890,812	574,646	612,185
General and administrative	17,589,024	11,475,122	7,741,087
Offering costs	—	—	6,863,948
Real estate taxes	7,281,628	6,475,230	6,231,776
Depreciation	20,847,084	17,853,799	17,527,656
Loss on impairment	6,091,721	96,000	—

Total expenses	52,700,269	36,474,797	38,976,652

Operating income	52,046,732	60,432,979	53,347,027

Other income and expenses:
Interest and other income	843,794	133,286	466,177
Interest expense	(36,010,044)	(22,722,785)	(26,570,071)
Change in fair value of derivatives	—	2,931,309	6,987,825
Amortization of deferred financing costs	(2,664,934)	(1,008,059)	(550,327)
Earnout accretion	(266,902)	—	—
Gain on sale of assets, net	1,170,991	511,552	—
Loss on extinguishment of debt	(3,806,513)	(2,295,562)	—

Total other income and expenses	(40,733,608)	(22,450,259)	(19,666,396)

Net income	11,313,124	37,982,720	33,680,631
Distributions and accretion on Class E Preferred Units	—	(17,371,893)	(14,569,875)
Net income allocable to common units of Partnership/noncontrolling interests	(5,107,353)	(16,779,731)	(19,110,756)

Net income allocable to stockholders	$6,205,771	$3,831,096	$—

Net income	$11,313,124	$37,982,720
Unrealized (loss) gain on derivative instruments	(7,391,774)	4,094,432

Total comprehensive income	$3,921,350	$42,077,152

Net income allocable to stockholders	$6,205,771	$3,831,096
Unrealized (loss) gain on derivative instruments, net of noncontrolling interest portion of $3,335,860 and $1,906,277, respectively	(4,055,914)	2,188,155

Total comprehensive income allocable to stockholders	$2,149,857	$6,019,251

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Equity

Years Ended December 31, 2011, 2010 and 2009

	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Partners’ Equity	Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at January 1, 2009	—	$—	$—	$—	$—	$—	$76,915,331	$955,861	$77,871,192
Net income	—	—	—	—	—	—	33,459,477	221,154	33,680,631
Issuance of warrants	—	—	—	—	—	—	8,399,117	—	8,399,117
Non-cash unit-based compensation	—	—	—	—	—	—	406,000	—	406,000
Distributions to partners and accretion on Class E Preferred Units and other	—	—	—	—	—	—	(45,794,832)	—	(45,794,832)

Balance at December 31, 2009	—	—	—	—	—	—	73,385,093	1,177,015	74,562,108
Net income	—	—	—	—	—	—	30,583,743	230,305	30,814,048
Non-cash unit-based compensation	—	—	—	—	—	—	304,500	—	304,500
Distributions to partners and accretion on Class E Preferred Units and other	—	—	—	—	—	—	(68,635,411)	—	(68,635,411)
Capital contributions	—	—	—	—	—	—	—	268,902	268,902
Redemption of warrants	—	—	—	—	—	—	(17,001,453)	—	(17,001,453)
Reclassification of equity at Merger date	—	—	—	—	—	—	(18,636,472)	18,636,472	—

Subtotal at September 17, 2010 (Merger—See Note 1)	—	—	—	—	—	—	—	20,312,694	20,312,694
Non-cash stock (unit)-based compensation	—	—	337,598	—	—	337,598	—	989,900	1,327,498
Distributions to partners								(5,251,962)	(5,251,962)
Capital contributions	227,002	2,270	234,977,172	—	—	234,979,442	—	94,548	235,073,990
Cost of raising capital	—	—	(11,475,771)	—	—	(11,475,771)	—	—	(11,475,771)
Unrealized gain on derivative instruments	—	—	—	—	2,188,155	2,188,155	—	1,906,277	4,094,432
Dividends to stockholders	—	—	—	(6,092,935)	—	(6,092,935)	—	—	(6,092,935)
Net income	—	—	—	3,831,096	—	3,831,096	—	3,337,576	7,168,672

Balance at December 31, 2010	227,002	2,270	223,838,999	(2,261,839)	2,188,155	223,767,585	—	21,389,033	245,156,618
Non-cash stock (unit)-based compensation	—	—	1,121,705	—	—	1,121,705	—	850,200	1,971,905
Distributions to partners	—	—	—	—	—	—		(18,883,909)	(18,883,909)
Capital contributions	35,235	352	39,999,648	—	—	40,000,000	—	419,757	40,419,757
Unrealized loss on derivative instruments	—	—	—	—	(4,055,914)	(4,055,914)	—	(3,335,860)	(7,391,774)
Dividends to stockholders	—	—	—	(25,326,755)	—	(25,326,755)	—	—	(25,326,755)
Net income	—	—	—	6,205,771	—	6,205,771	—	5,107,353	11,313,124

Balance at December 31, 2011	262,237	$2,622	$264,960,352	$(21,382,823)	$(1,867,759)	$241,712,392	$—	$5,546,574	$247,258,966

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2011	2010	2009
Operating activities
Net income	$11,313,124	$37,982,720	$33,680,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,847,084	17,853,799	17,527,656
Amortization of deferred financing costs	2,664,934	1,008,059	550,327
Accretion of debt premium	(197,873)	—	—
Change in fair value of derivatives	—	(2,931,309)	(6,987,825)
Deferred rental loss (income), net	466,595	(3,056,430)	(6,388,600)
Rental income from intangible amortization, net	(1,365,836)	(3,681,109)	(2,097,655)
Non-cash stock (unit)-based compensation	1,971,905	1,631,998	406,000
Gain on sale of assets, net	(1,170,991)	(511,552)	—
Non-cash loss on extinguishment of debt	3,806,513	1,437,233	—
Loss on impairment of assets	6,091,721	96,000	—
Reserve for uncollectible loan receivables	1,426,149	750,000	—
Accretion of earn-out provision for previously acquired rental properties	266,902	—	—
Changes in assets and liabilities:
Due from related parties	—	15,816	10,000
Tenant receivables	(6,103,511)	(317,123)	(365,523)
Other assets	2,596,091	177,666	3,022,578
Accounts payable and accrued expenses	6,146,173	3,357,961	145,652
Tenant security deposits and other liabilities	3,329,333	866,527	1,141,304
Due to related parties	—	—	(602,253)

Net cash provided by operating activities	52,088,313	54,680,256	40,042,292

Investing activities
Purchase of rental properties	(181,214,201)	(54,884,043)	(16,375,694)
Proceeds from sales of rental properties	1,510,000	4,085,825	—
Payment of earn-out provision for previously acquired rental properties	—	(9,600,731)	—
Capital improvements and other developments	(30,769,934)	(7,883,130)	(13,507,673)
Loan receivables received from (funded to) others, net	3,417,924	(6,834,568)	(8,609,528)

Net cash used in investing activities	(207,056,211)	(75,116,647)	(38,492,895)

Financing activities
Borrowings of debt	$404,928,032	$442,789,570	$35,651,073
Repayment of debt	(244,832,497)	(482,522,690)	(19,091,756)
Payment of financing costs	(9,607,704)	(10,567,931)	(102,803)
Payment for swap termination	—	(3,380,160)	—
Capital contributions	40,419,757	235,342,892	—
Deferred contribution	35,000,000	—	—
Cost of raising capital	—	(11,475,771)	—
Redemption of Class E Preferred Units and warrants	—	(92,001,451)	—
Redemption of Class F Units	—	(23,602,649)	—
Proceeds from issuance of warrants	—	—	8,399,117
Net proceeds from issuance of Class E Preferred Units	—	—	17,898,975
Cash distributions to partners	(19,484,658)	(36,658,452)	(38,122,989)
Cash dividends to stockholders	(23,622,483)	—	—

Net cash provided by financing activities	182,800,447	17,923,358	4,631,617

Net increase (decrease) in cash and cash equivalents	27,832,549	(2,513,033)	6,181,014
Cash and cash equivalents:
Beginning of year	13,029,474	15,542,507	9,361,493

End of year	$40,862,023	$13,029,474	$15,542,507

Supplemental cash flow information
Cash paid for interest	$29,025,490	$20,983,000	$27,771,260

Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$8,383,836	$6,092,935	$—
Accrued distributions payable to partners	$4,646,091	$5,246,840	$3,650,000
Write-off of deferred rent receivable	$7,093,438	$3,367,164	$—
Write-off of in-place lease intangibles, net	$35,536	$1,392,034	$—
Write-off of deferred finance costs, net	$3,806,513	$1,235,969	$—
Write-off of debt discount	$—	$202,307	$—
See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Description of Operations and Formation

Aviv REIT, Inc., a Maryland corporation, and Subsidiaries (the REIT) is the sole general partner of Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and Subsidiaries (the Partnership). The Partnership is a majority owned subsidiary that owns all of the real estate properties. In these footnotes, the Company refers generically to Aviv REIT, Inc., the Partnership, and their subsidiaries. The Partnership was formed in 2005 and directly or indirectly owned or leased 223 properties, principally skilled nursing facilities, across the United States at December 31, 2011. The Company generates the majority of its revenues by entering into long-term triple-net leases with qualified local, regional, and national operators. In addition to the base rent, leases provide for tenants to pay the Company an ongoing escrow for real estate taxes. Furthermore, all operating and maintenance costs of the buildings are the responsibility of the tenants. Substantially all depreciation expense reflected in the consolidated statements of operations relates to the ownership of real estate properties. The Company manages its business as a single business segment as defined in Accounting Standards Codification (ASC) 280, Segment Reporting.

The Partnership is the general partner of Aviv Healthcare Properties Operating Partnership I, L.P. (the Operating Partnership), a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware company. The Operating Partnership has five wholly owned subsidiaries: Aviv Financing I, LLC (Aviv Financing I), a Delaware limited liability company; Aviv Financing II, LLC (Aviv Financing II), a Delaware limited liability company; Aviv Financing III, LLC (Aviv Financing III), a Delaware limited liability company; Aviv Financing IV, LLC (Aviv Financing IV), a Delaware limited liability company; and Aviv Financing V, LLC (Aviv Financing V), a Delaware limited liability company.

On September 17, 2010, the predecessor to the Partnership entered into an agreement (the Merger Agreement), by and among the REIT, Aviv Healthcare Merger Sub LP, a Delaware limited partnership of which the REIT is the general partner (Merger Sub), Aviv Healthcare Merger Sub Partner LLC, a Delaware limited liability company and a wholly owned subsidiary of the REIT, and the predecessor to the Partnership. Pursuant to the Merger Agreement, the predecessor to the Partnership merged (the Merger) with and into Merger Sub, with Merger Sub continuing as the surviving entity with the identical name (the Surviving Partnership). Following the Merger, the REIT remains as the sole general partner of the Surviving Partnership and the Surviving Partnership, as the successor to the predecessor to the Partnership, became the general partner of the Operating Partnership.

All of the business, assets and operations will continue to be held by the Operating Partnership and its subsidiaries. The REIT’s equity interest in the Surviving Partnership will be linked to future investments in the REIT, such that future equity issuances by the REIT (pursuant to the Stockholders Agreement, the REIT’s management incentive plan or otherwise as agreed between the parties) will result in a corresponding increase in the REIT’s equity interest in the Surviving Partnership. The REIT is authorized to issue 2 million shares of common stock (par value $0.01) and 1,000 shares of preferred stock (par value $1,000). As a result of the common control of the REIT (which was newly formed) and the predecessor to the Partnership, the Merger, for accounting purposes, did not result in any adjustment to the historical carrying value of the assets or liabilities of the Partnership. The REIT was funded in September 2010 with approximately $235 million from its stockholders. The REIT contributed the net proceeds of its capital raise to the Partnership in exchange for Class G Units in the Partnership. Periods prior to September 17, 2010 represent the results of operations and financial condition of the Partnership, as predecessor to the Company. On January 4, 2011, an additional 8,895 shares of common stock were issued by the REIT in connection with a $10 million equity contribution by the REIT’s stockholders on January 25, 2011. An additional 26,340 shares of common stock were issued by the REIT on October 28, 2011 concurrent with a $30 million equity contribution by the REIT’s stockholders. At December 31, 2011, there were 262,237 shares of common stock and 125 shares of preferred stock outstanding. An additional 30,730 shares of common stock were issued by the REIT on January 23, 2012 in connection with a

$35 million equity contribution by the REIT’s stockholders on December 27, 2011. The contribution received prior to year end and the issuance of the shares is recognized as a liability as of December 31, 2011 as the shares of common stock were not issued until after December 31, 2011. Dividends on each outstanding share of preferred stock accrue on a daily basis at the rate of 12.5% per annum of the sum of $1,000 plus all accumulated and unpaid dividends thereon which are in arrears. The REIT makes annual distributions on the preferred shares in the aggregate amount of $15,625 per year. With respect to the payment of dividends or other distributions and the distribution of the REIT’s assets upon dissolution, liquidation, or winding up, the preferred stock will be senior to all other classes and series of stock of the REIT. The preferred stock has not been shown separately in the consolidated balance sheets, is immaterial, and included in additional paid-in-capital.

The operating results of the Partnership are allocated based upon the respective economic interests therein. As of December 31, 2011, the REIT owned 57.0% of the Partnership. The REIT weighted-average ownership of the Partnership for the year ended December 31, 2011 was 54.9%. On December 27, 2011 the REIT’s stockholders contributed $35 million to the REIT, which was further contributed to the Partnership, increasing the REIT ownership of the Partnership to 59.7% in January 2012.

2. Summary of Significant Accounting Policies

Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the REIT, the Partnership, the Operating Partnership, and all controlled subsidiaries. The Company considers itself to control an entity if it is the majority owner of and has voting control over such entity or the power to control a variable interest entity. The portion of the net income or loss attributed to third parties is reported as net income allocable to noncontrolling interests on the consolidated statements of operations, and such parties’ portion of the net equity in such subsidiaries is reported on the consolidated balance sheets as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. The Company maintains cash and cash equivalents in United States banking institutions that exceed amounts insured by the Federal Deposit Insurance Corporation. The Company believes the risk of loss from exceeding this insured level is minimal.

Rental Properties

The Company periodically assesses the carrying value of rental properties and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the rental properties will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the rental properties and related intangibles to their estimated fair value. The estimated fair value of the Company’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis. As part of the impairment evaluation during 2011, three buildings were impaired for approximately $6.1 million to reflect the difference between the book value and the fair value (Level 3). As part of the impairment evaluation during 2010, a building in Hometown, Texas was impaired for $96,000 to reflect the difference between the book value and fair value (Level 3). The property was sold on December 31, 2010, with an immaterial gain subsequent to the impairment of $96,000 previously taken. The impairment evaluation during 2009 did not result in any recognition of impairment.

Buildings and building improvements are recorded at cost and have been assigned estimated 40-year lives and are depreciated on the straight-line method. Personal property, furniture, and equipment have been assigned estimated lives ranging from 7 to 10 years and are depreciated on the straight-line method.

The Company may advance monies to its lessees for the purchase, generally, of furniture, fixtures, or equipment or other purposes. Required minimum lease payments due from the lessee increase to provide for the repayment of such amounts over a stated term. These advances in the instance where the depreciable life of the newly purchased asset is less than the remaining lease term are reflected as loan receivables on the consolidated balance sheets, and the incremental lease payments are bifurcated between principal and interest over the stated term. In the instance where the depreciable life of the newly purchased assets is longer than the remaining lease term, the purchase is recorded as property. In other instances, explicit loans are made to lessees for working capital and other funding needs and provide for monthly principal and interest payments generally ranging from 5 to 10 years.

Purchase Accounting

The Company allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed, the Company makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of the Company’s diverse operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a requirement of the Mortgage (Level 3). The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

The Company determines fair values as follows:

—	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

—	Rental properties are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

—	The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

—	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Company determines the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within the Company’s portfolio, or third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain tenants, including tenant allowances, tenant improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Company also estimates the value of tenant or other customer relationships acquired by considering the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with such tenant, such tenant’s credit quality, expectations of lease renewals with such tenant, and the potential for significant, additional future leasing arrangements with such tenant. The Company amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations in rental income.

Prior to the Merger on September 17, 2010, Aviv Asset Management, L.L.C. (AAM) was a nonconsolidated management company to the Partnership based on the application of appropriate accounting guidance (as discussed in Footnote 12). Upon the Merger, AAM became a consolidated entity of the Company and is presented as such for all periods included herein with all periods shown at historical cost (carryover basis with no adjustments to fair value). This treatment is in accordance with ASC 805 due to the fact that AAM was under common control prior and subsequent to the Merger.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to deferred rent receivable. Income recognized from this policy is titled deferred rental income. Additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred and are reflected as tenant recoveries on the consolidated statements of operations.

Below is a summary of the components of rental income for the years ended December 31, 2011, 2010, and 2009:

	2011	2010	2009
Cash rental income	$91,426,880	$78,502,605	$74,288,823
Deferred rental (loss) income	(466,595)	3,056,430	6,388,600
Rental income from intangible amortization	1,365,836	3,681,109	2,097,655

Total rental income	$92,326,121	$85,240,144	$82,775,078

During the years ended December 31, 2011 and 2010, deferred rental (loss) income includes a write-off (expense) of deferred rent receivable of approximately $7.1 million and $3.4 million, respectively, due to the early termination of leases and replacement of operators.

Lease Accounting

The Company, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statement of operations as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as rental properties in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to the Company’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease. Such accretion was approximately $0.1 million, $0.1 million, and $0.2 million for the years ended December 31, 2011, 2010, and 2009, respectively.

All of the Company’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over the term of the respective underlying debt agreement.

Loan Receivables

Loan receivables consist of capital improvement loans to tenants and working capital loans to operators. Loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding loans and notes receivable for collectability. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators. As of December 31, 2011, and 2010, respectively, loan receivable reserves amounted to approximately $2.2 million and $0.8 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates.

Stock-Based Compensation

The Company follows ASC 718, Stock Compensation (ASC 718), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated statements of operations based on their grant date fair values. On September 17, 2010, the Company adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. A pro- rata allocation of non-cash stock-based compensation expense is made to the Company and noncontrolling interests for awards granted under the Plan. The Plan’s non-cash stock-based compensation expense by the Company through December 31, 2011 is summarized in Footnote 9.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

—	Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or;

—

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

—	Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s interest rate swaps are valued using models developed by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Company’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Company had outstanding mortgage and other notes payable obligations with a carrying value of approximately $600.5 million and $440.6 million as of December 31, 2011 and 2010, respectively. The fair values of debt as of December 31, 2011 was $597.7 million and as of December 31, 2010 approximates its carrying value based upon interest rates available to the Company on similar borrowings (Level 3). Management estimates the fair value of its loan receivables using a discounted cash flow analysis based upon the Company’s current interest rates for loan receivables with similar maturities and collateral securing the indebtedness. The Company had outstanding loan receivables with a carrying value of approximately $33.0 million and $36.6 million as of December 31, 2011 and 2010, respectively. The fair values of loan receivables as of December 31, 2011 and 2010 approximate their carrying value based upon interest rates available to the Company on similar borrowings.

Derivative Instruments

In the normal course of business, a variety of financial instrument are used to manage or hedge interest rate risk. The Company has implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of the Company’s derivative instruments are recorded in the consolidated statements of operations if the derivative does not qualify for or the Company does not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting. Derivative contracts are not entered into for trading or speculative purposes. Furthermore, the Company has a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors. Under certain circumstances, the Company may be required to replace a counterparty in the event that the counterparty does not maintain a specified credit rating.

Initial Public Offering Costs

During 2009, the Company pursued an initial public offering (the IPO) of common stock. Costs related to the IPO incurred by the Company were capitalized on the consolidated balance sheets in other assets as they were incurred.

On November 2, 2009, the Company abandoned its IPO effort. As a result, the Company wrote off the IPO costs incurred to date to the consolidated statements of operations. In the year ended December 31, 2009, approximately $6.9 million of IPO-related costs were expensed.

Income Taxes

For federal income tax purposes, the Company elected, with the filing of its initial 1120 REIT, U.S. Income Tax Return for Real Estate Investment Trusts, to be taxed as a Real Estate Investment Trust (REIT) effective at the time of the Merger. To qualify as a REIT, the Company must meet certain organizational, income, asset and distribution tests. The Company currently is in compliance with these requirements and intends to maintain REIT status. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not elect REIT status for four subsequent years. However, the Company may still be subject to federal excise tax. In addition, the Company may be subject to certain state and local income and franchise taxes. Historically, the Company and its predecessor have generally only incurred certain state and local income and franchise taxes, but these amounts were immaterial in each of the periods presented. Prior to the Merger, the Partnership was a limited partnership and the consolidated operating results were included in the income tax returns of the individual partners. No uncertain income tax positions exist as of December 31, 2011 and 2010, respectively.

The rental properties of the Company have an income tax basis of approximately $611,116,546 (unaudited) as of December 31, 2011.

Dividends paid to common stockholders, for federal income tax purposes, are as follows:

Year Ended December 31, 2011
Per Share:
Ordinary income	$56.46
Return of capital	14.28

Totals	$70.74

Risks and Uncertainties

The Company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and continuing regulation by federal, state, and local governments. Additionally, the Company is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on the Company’s consolidated financial position or results of operations.

Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements (ASU 2010-06), which expands required disclosures related to an entity’s fair value measurements. Certain provisions of ASU 2010-06 were effective for interim and annual reporting periods beginning after December 15, 2009, and the Company adopted those provisions as of January 1, 2010. The remaining provisions, which were effective for interim and annual reporting periods beginning after December 15, 2010, require additional disclosures related to purchases, sales, issuances and settlements in an entity’s reconciliation of recurring level three investments. The Company adopted the final provisions of ASU 2010-06 as of January 1, 2011. The adoption of ASU 2010-06 did not impact the notes to the Company’s consolidated financial statements.

In January 2011, the FASB issued ASU 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations (ASU 2010-29), affecting public entities who enter into business combinations that are material on an individual or aggregate basis. ASU 2010-29 specifies that a public entity presenting comparative financial statements should disclose revenues and earnings of the combined entity as though the business combination that occurred during the year occurred at the beginning of the prior annual reporting period when preparing the pro forma financial information for both the current and prior reporting periods. This guidance, which is effective for business combinations consummated in reporting periods beginning after December 15, 2010, also requires that pro forma disclosures be accompanied by a narrative description regarding the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the pro forma revenues and earnings. The adoption of this update did not have an impact on the notes to the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (ASU 2011-05). The guidance in ASU 2011-05 is effective for public companies for fiscal years, and interim periods within those years, beginning after December 15, 2011 and requires the components of net income and other comprehensive income and total comprehensive income for each interim period. The Company will incorporate the provisions of this update to its consolidated financial statements upon adoption.

3. Rental Property Activity

The Company had the following rental property activity during the year ended December 31, 2011 as described below:

—

In January 2011, Aviv Financing I acquired a property in Kansas from an unrelated third party for a purchase price of $3,045,000. The Company financed this purchase through cash and borrowings of $2,131,000 under the Acquisition Credit Line (see Footnote 7).

—	In March 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of approximately $2,200,000. The Company financed this purchase through cash.

—	In March 2011, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $9,581,000. The Company financed this purchase through cash.

—

In March 2011, Aviv Financing II acquired a property in Florida from an unrelated third party for a purchase price of approximately $10,000,000. The Company financed this purchase through borrowings of $10,200,000 under the 2014 Revolver (see Footnote 7).

—	In April 2011, Aviv Financing II acquired three properties in Ohio from an unrelated third party for a purchase price of $9,250,000. The Company financed this purchase through cash.

—	In April 2011, Aviv Financing II acquired a property in Kansas from an unrelated third party for a purchase price of $1,300,000. The Company financed this purchase through cash.

—	In April 2011, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $2,093,000. The Company financed this purchase through cash.

—	In April 2011, Aviv Financing II acquired three properties in Texas from an unrelated third party for a purchase price of $8,707,000. The Company financed this purchase through cash.

—	In May 2011, Aviv Financing II acquired three properties in Kansas from an unrelated third party for a purchase price of $2,273,000. The Company financed this purchase through cash.

—	In May 2011, Aviv Financing II acquired a property in Missouri from an unrelated third party for a purchase price of $5,470,000. The Company financed this purchase through cash.

—	In May 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $12,000,000. In addition, as part of this acquisition, the Company recognized an approximate $3,333,000 addition to the purchase price as per the guidance within ASC 805 as it relates to the earn-out provision defined at closing (Level 3). The Company financed this purchase through cash.

—

In August 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,100,000. The Company financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

—

In August 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $5,500,000. The Company financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

—

In September 2011, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of $3,200,000. The Company financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

—

In November 2011, Aviv Financing I acquired a property in Oklahoma from an unrelated third party for a purchase price of $3,300,000. The Company financed this purchase through cash and borrowings of $1,940,000 under the Acquisition Credit Line (see Footnote 7).

—	In November 2011, Aviv Financing I sold three vacant land parcels in Massachusetts to unrelated third parties for a sales price of $1,360,000 and recognized a gain of approximately $1,110,000.

—

In November 2011, Aviv Financing I acquired five properties in Kansas from an unrelated third party for a purchase price of $10,800,000. The Company financed this purchase through cash and borrowings of $7,560,000 under the Acquisition Credit Line (see Footnote 7).

—

In November 2011, Aviv Financing I acquired seven properties in Pennsylvania and Ohio from an unrelated third party for a purchase price of $50,142,813. The Company financed this purchase through cash and borrowings of approximately $37,340,000 under the Acquisition Credit Line (see Footnote 7).

—

In November 2011, Aviv Financing I acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,657,187. The Company financed this purchase through cash. In December 2011, the Company added borrowings of approximately $4,660,000 under the Acquisition Credit Line (see Footnote 7) in connection with this property.

—

In December 2011, Aviv Financing I acquired eleven properties in California and Nevada from an unrelated third party for a purchase price of $24,845,100. The Company financed this purchase through cash and borrowings of $17,392,000 under the Acquisition Credit Line (see Footnote 7).

—

In December 2011, Aviv Financing I acquired a property in Arkansas from an unrelated third party for a purchase price of $4,750,000. The Company financed this purchase through cash and borrowings of $3,325,000 under the Acquisition Credit Line (see Footnote 7).

—	In December 2011, Aviv Financing I sold a vacant land parcel in Massachusetts to an unrelated third party for a sales price of $150,000 and recognized a gain of approximately $60,000.

The following table illustrates the effect on total revenues and net income as if we had consummated the acquisitions during the year ended 2011 as of January 1, 2010 (unaudited):

	For the Year Ended December 31,
	2011	2010
Total revenues	$116,354,903	$115,408,277
Net income	18,244,478	46,329,779

Acquisition-related costs are not expected to have a continuing significant impact on our financial results and therefore have been excluded from these proforma results.

Related to the above business combinations, the Company incurred approximately $2,824,000 of acquisition costs that are expensed in general and administrative expenses in the consolidated statements of operations. In accordance with ASC 805, the Company allocated the approximate net purchase price paid for these properties acquired in 2011 as follows (excludes the earn-out provision discussed above) using Level 2 and Level 3 inputs:

Land	$26,264,000
Buildings and improvements	148,914,000
Furniture, fixtures and equipment	7,567,000
Above market leases	42,000
Below market leases	(2,437,000)
Lease intangibles	864,000

Borrowings and available cash	$181,214,000

The Company had the following rental property activity during the year ended December 31, 2010 as described below:

—

In March 2010, Aviv Financing III recognized an additional $8,121,000 addition to the purchase price for the August 2008 acquisitions of eight properties in California and Oregon from an unrelated third party as per the guidance within ASC 805. The addition is related to the earn-out provision defined at closing. Such $8,121,000 additions along with $1,480,000 previously accrued amounts at December 31, 2009 related to the acquisitions of two properties in April 2009 in California and Nevada under Aviv Financing I, were paid out in the amount of approximately $9,601,000.

—	In June 2010, Aviv Financing III acquired a property in Tennessee from an unrelated third party for a purchase price of approximately $3,380,000. The Company financed this purchase through cash.

—

In July 2010, Aviv Financing I disposed of two properties in California to an unrelated third party for a total selling price of approximately $3,988,000, which resulted in a gain on disposal of approximately $582,000. The proceeds from the sale were primarily used to pay down a portion of the existing Credit Facility (see Footnote 7) by approximately $3,883,000.

—

In September 2010, Aviv Financing I acquired a property in Virginia from an unrelated third party for a purchase price of approximately $5,000,000. The Company financed this purchase through borrowings of approximately $3,162,000 under the Revolver (see Footnote 7).

—

In October 2010, Aviv Financing I acquired four properties in Missouri from various unrelated third parties for a purchase price of approximately $10,460,000. The Company financed this purchase through borrowings of approximately $7,718,000 under the 2014 Revolver (see Footnote 7).

—

In November 2010, Aviv Financing III acquired a property in California from an unrelated third party for a purchase price of approximately $11,500,000. The Company financed this purchase through borrowings of approximately $7,800,000 under an acquisition loan.

—	In December 2010, Aviv Financing III acquired a property in Connecticut from an unrelated third party for a purchase price of approximately $2,600,000. The Company financed this purchase through cash.

—

In December 2010, Aviv Financing I acquired four properties in Kansas, Texas and Connecticut, from unrelated third parties for a purchase price of approximately $21,944,000. The Company financed this purchase through borrowings of approximately $15,666,000 under the 2014 Revolver (see Footnote 7).

—	In December 2010, Aviv Financing I sold a property located in Texas to an unrelated third party for a sales price of approximately $96,000.

Related to the above business combinations, the Company incurred approximately $618,000 of acquisition costs that are expensed in general and administrative expenses in the consolidated statements of operations. In accordance with ASC 805, the Company allocated the approximate net purchase price of these properties acquired in 2010 as follows using Level 2 and Level 3 inputs:

Land	$7,094,000
Buildings and improvements	52,087,000
Furniture, fixtures, and equipment	3,824,000

Borrowings and available cash	$63,005,000

The Company had the following rental property activity during the year ended December 31, 2009 as described below:

—

In January 2009, Aviv Financing III acquired a property in Arkansas from an unrelated third party for a purchase price of approximately $5,250,000. The Company financed this purchase through borrowings of approximately $2,625,000 via an acquisition loan, which was subsequently paid in full in August 2009.

—

In April 2009, Aviv Financing III acquired two properties in California and Nevada from an unrelated third party for a purchase price of approximately $12,606,000. The Company financed this purchase through borrowings of approximately $8,625,000 via an acquisition loan.

Related to the above business combinations, the Company incurred approximately $88,000 of acquisition costs that are expensed in general and administrative expenses in the consolidated statements of operations. In accordance with ASC 805, the Company allocated the approximate net purchase price of these properties acquired in 2009 as follows using Level 2 and Level 3 inputs:

Land	$4,675,000
Buildings and improvements	12,081,000
Furniture, fixtures, and equipment	1,100,000

Borrowings and available cash	$17,856,000

The Company considers renewals on above- or below-market leases when ascribing value to the in-place lease intangible liabilities at the date of a property acquisition. In those instances where the renewal lease rate pursuant to the terms of the lease does not adjust to a current market rent, the Company evaluates whether the stated renewal rate is above or below current market rates and considers the past and current operations of the property, the current rent coverage ratio of the tenant, and the number of years until potential renewal option exercise. If renewal is considered probable based on these factors, an additional lease intangible liability is recorded at acquisition and amortized over the renewal period.

4. Loan Receivables

The following summarizes the Company’s loan receivables at December 31, 2011 and 2010:

	2011	2010
Beginning balance	$36,610,638	$28,970,129
New capital improvement loans issued	4,073,410	1,415,579
Working capital and other loans issued	6,846,377	14,705,259
Reserve for uncollectible loans	(1,426,150)	(750,000)
Loan write offs	(86,156)	—
Loan amortization and repayments	(12,987,002)	(7,730,329)

	$33,031,117	$36,610,638

The Company’s reserve for uncollectible loan receivables balances at December 31, 2011 and 2010 was approximately $2.2 million and $0.8 million, respectively.

During 2011 and 2010, the Company funded loans for both working capital and capital improvement purposes to various operators and tenants. All loans held by the Company accrue interest. The payments received from the operator or tenant cover both interest accrued as well as amortization of the principal balance due. Any payments received from the tenant or operator made outside of the normal loan amortization schedule are considered principal prepayments and reduce the outstanding loan receivables balance.

Interest income earned on loan receivables for the years ended December 31, 2011, 2010, and 2009 was approximately $3.8 million, $3.8 million, and $2.1 million, respectively.

5. Deferred Finance Costs

The following summarizes the Company’s deferred finance costs at December 31, 2011 and 2010:

	2011	2010
Gross amount	$15,952,760	$10,567,931
Accumulated amortization	(2,810,430)	(610,295)

Net	$13,142,330	$9,957,636

Amortization of deferred financing costs is reported in the amortization expense line item in the consolidated statements of operations.

The estimated annual amortization of the deferred finance costs for each of the five succeeding years is as follows:

2012	$2,666,299
2013	2,665,455
2014	2,391,457
2015	1,988,338
2016	1,096,355
Thereafter	2,334,426

Total	$13,142,330

During the year ended December 31, 2011, the Company wrote-off deferred financing costs of approximately $4.3 million with approximately $0.5 million of accumulated amortization associated with the Mortgage (see Footnote 7) pay down for a net recognition as loss on extinguishment of debt of $3.8 million.

During the year ended December 31, 2010, in conjunction with the Merger, Aviv Financing I refinanced its debt paying off all existing mortgages on September 17, 2010. As a result of the debt refinancing, the Company wrote-off deferred financing costs of approximately $3.6 million with approximately $2.4 million of accumulated amortization associated with the old debt for a net recognition as loss on extinguishment of debt of approximately $1.2 million.

6. Lease Intangibles

The following summarizes the Company’s lease intangibles classified as part of other assets or other liabilities at December 31, 2011 and 2010, respectively:

	Assets
	2011			2010
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Above market leases	$7,501,851	$(3,339,335)	$4,162,516	$8,393,488	$(3,049,093)	$5,344,395
In-place lease assets	651,730	—	651,730	—	—	—
Tenant relationship	212,416	—	212,416	—	—	—

	$8,365,997	$(3,339,335)	$5,026,662	$8,393,488	$(3,049,093)	$5,344,395

	Liabilities
	2011			2010
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Below market leases	$26,525,395	$(14,929,137)	$11,596,258	$25,798,147	$(14,049,691)	$11,748,456

Amortization expense for in-place lease assets and tenant relationship was $0 for the years ended December 31, 2011, 2010, and 2009 as these assets were acquired on the last day of 2011. Amortization expense for the above market leases intangible asset for the years ended December 31, 2011, 2010, and 2009 was approximately $0.6 million, $0.7 million, and $1.0 million, respectively, and is included as a component of rental income in the consolidated statements of operations. Accretion for the below market leases intangible liability for the years ended December 31, 2011, 2010, and 2009 was approximately $2.0 million, $2.5 million, and $3.1 million respectively, and is included as a component of rental income in the consolidated statements of operations.

During 2011, the Company wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.3 million, and below market leases intangible liability of approximately $1.7 million with accumulated accretion of approximately $1.2 million, for a net recognition of approximately $35,000 loss in rental income from intangible amortization, respectively.

During 2010, the Company wrote-off in-place lease intangibles of approximately $2.9 million with accumulated amortization of approximately $1.5 million, and in-place lease liabilities of approximately $8.5 million with accumulated accretion of approximately $5.1 million, for a net recognition of approximately $2.0 million in rental income from intangible amortization, respectively.

The estimated annual amortization expense of the identified intangibles for each of the five succeeding years is as follows:

Year ending December 31,	Assets	Liabilities
2011	$667,947	$2,056,629
2012	660,225	1,942,010
2013	485,338	1,099,738
2014	425,524	891,331
2015	390,943	868,301
Thereafter	2,396,685	4,738,249

	$5,026,662	$11,596,258

7. Mortgage and Other Notes Payable

The Company’s mortgage and other notes payable consisted of the following:

	December 31, 2011	December 31, 2010
Mortgage (interest rates of 5.75% on December 31, 2011 and 2010, respectively)	$196,943,393	$402,794,111
Acquisition Credit Line (interest rates of 5.75% on December 31, 2011 and 2010, respectively)	72,216,570	28,677,230
Construction loan (interest rates of 5.95% on December 31, 2011 and 2010, respectively)	6,073,802	1,312,339
2014 Revolver (interest rate of 6.50% on December 31, 2011)	15,000,000	—
Acquisition loans (interest rates of 6.00% on December 31, 2011 and 2010, respectively)	7,687,686	7,792,236
Senior Notes (interest rate of 7.75% on December 31, 2011), inclusive of $2.6 million net premium balance	302,552,127	—

Total	$600,473,578	$440,575,916

The Mortgage

Principal payments on the Mortgage are payable in monthly installments beginning on November 1, 2010. The payment schedule for the Mortgage is based upon a 25-year mortgage style amortization as defined in the Credit Agreement. Interest rates, at the Company’s option, are based upon the base rate or Eurodollar base rate (0.37% at December 31, 2011 with a 1.25% floor) plus 4.5%. The base rate, as defined in the Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. The balance outstanding on the Mortgage as of December 31, 2011 was $196.9 million. This loan matures in September 2015 and has two one-year extensions.

The Acquisition Credit Line

Under the Credit Agreement, the Company also has a $100 million Acquisition Credit Line. On each payment date, the Company shall pay interest only in arrears on any outstanding principal balance of the Acquisition Credit Line. Interest rates, at the Company’s option, are based upon the base rate or Eurodollar base rate (0.37% at December 31, 2011 with a 1.25% floor) plus 4.5%. The base rate, as defined in the GE Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. Additionally, an unused fee equal to 1% per annum of the daily unused balance on the Acquisition Credit Line is due monthly.

As of December 31, 2011, approximately $72.2 million had been drawn on the Acquisition Credit Line. The ability to draw on the Acquisition Credit Line terminates in September 2013 at which time principal and interest are payable until its maturity date in September 2015.

Senior Notes

On February 4, 2011 and April 5, 2011, Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers) issued $200 million and $100 million of Senior Notes (the Senior Notes), respectively. The REIT is a guarantor of the Issuers’ Senior Notes. The Senior Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019. The Senior Notes bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2011. A premium of approximately $2.75 million was associated with the offering of the $100 million of Senior Notes on April 5, 2011. The premium will be amortized as an adjustment to the yield on the Senior Notes over their term. The Company used the proceeds, amongst other things, to pay down approximately $201.6 million on the Mortgage and the balance of approximately $28.7 million on the Acquisition Credit Line.

2014 Revolver

In conjunction with the Senior Notes issuance on February 4, 2011, the Company, under Aviv Financing IV, LLC, entered into a $25 million revolver with Bank of America (the 2014 Revolver). On each payment date, the Company pays interest only in arrears on any outstanding principal balance of the 2014 Revolver. The interest rate under the Company’s 2014 Revolver is generally based on LIBOR (subject to a floor of 1.0% and subject to the Company’s option to elect to use a prime base rate) plus a margin that is determined by the Company’s leverage ratio from time to time. As of December 31, 2011 the interest rates are based upon the base rate (3.25% at December 31, 2011) plus the applicable percentage based on the consolidated leverage ratio (3.25% at December 31, 2011). The base rate is the rate announced by Bank of America as the “prime rate”. Additionally, an unused fee equal to 0.5% per annum of the daily unused balance on the 2014 Revolver is due monthly. The 2014 Revolver commitment terminates and matures in February 2014. The 2014 Revolver had an outstanding balance of $15.0 million at December 31, 2011.

Other Loans

On November 1, 2010, a subsidiary of Aviv Financing III entered into two acquisition loan agreements on the same terms that provided for borrowings of approximately $7.8 million. Principal and interest payments are due monthly beginning on December 1, 2010 through the maturity date of December 1, 2015. Interest is a fixed rate of 6.00%. These loans are collateralized by a skilled nursing facility controlled by Aviv Financing III. The balance outstanding on these loans at December 31, 2011 was approximately $7.7 million.

On November 12, 2010, a subsidiary of Aviv Financing III entered into a construction loan agreement that provides for borrowings up to $6.4 million. Interest-only payments at the prime rate (3.25% at December 31, 2011) plus 0.38%, or a minimum of 5.95%, are due monthly from December 1, 2010 through April 1, 2012. From May 1, 2012 through the maturity date of December 1, 2013, monthly payments of principal and interest are due based on a 20-year amortization schedule. This loan is collateralized by a skilled nursing facility controlled by Aviv Financing III. The balance outstanding on this loan at December 31, 2011 was approximately $6.1 million.

Future annual maturities of all debt obligations for five fiscal years subsequent to December 31, 2011, are as follows:

2012	$4,221,548
2013	10,726,144
2014	20,967,284
2015	263,278,701
2016	379,168
Thereafter	300,900,733

$600,473,578

8. Partnership Equity and Incentive Program

In conjunction with the formation of the Partnership, the Partnership issued 10,323,213 Class A Units and 3,294,733 Class B Units in exchange for all ownership interests of the roll-up contributed to the Partnership in 2005. The Partnership issued an additional 3,144,010 Class A Units and 1,228,372 Class B Units in 2006. The Class A Units issued as a result of the formation of the Partnership have a par value of $10.00 per unit, while Class A Units issued on December 29, 2006, as a result of the addition of additional properties have a par value of $11.49 per unit. Operating distributions accrue at the rate of 10% per year for Class A Units or as defined in the Partnership Agreement. The Class A Units have distribution preference, which decreases ratably after the full return of capital to the Class A Unitholders through distributions, and also have a liquidation preference and a profit interest in the event of sale, disposition, or refinancing as defined in the Agreement of Limited Partnership (the Partnership Agreement).

Also in connection with the formation of the Partnership, the Partnership awarded Class C Unit profit interests. These Class C Units do not have a par value, and no capital was contributed in consideration for their issuance. These Class C Units were issued to the General Partner of the Partnership, which is owned by two parties that have significant ownership holdings in the Partnership. When operating distributions are paid in full to the Class A Units as described above, the Class B and Class C Units receive all excess distributions, with 40% to Class B Unitholders and 60% to the Class C Unitholders until the Class B Units receive approximately $2.9 million in any partnership year to the extent that all Class B Units have been issued per the Partnership Agreement. After reaching this threshold, the remaining distributions are allocated 100% to the Class C Unitholders.

The Class D Units represent profit interests in the Partnership, which may be granted periodically to employees of AAM. A total of 10,000 Class D Units have been authorized. A total of 8,050 and 8,050 Class D Units are outstanding at December 31, 2011 and 2010, respectively. The Class D Units are not entitled to any distributions of the Partnership, except in the event of sale, disposition, or refinancing as defined. Class C Units also have an interest in these proceeds. The terms of the Class D Units were amended at the Merger. Part of the Class D Units are defined as performance-based awards under ASC 718 and require employment of the recipient on the date of sale, disposition, or refinancing (Liquidity Event). If the employee is no longer employed on such date, the award is forfeited. For accounting purposes, the grant date fair value will be recognized as an expense when a Liquidity Event becomes imminent and such fair value on the grant date was determined to be $0.9 million. The remainder of the Class D Units are time-based awards under ASC 718 and such fair value determined on the grant date is recognized over the vesting period. During 2011 and 2010, 1,610 and 3,220 of the time-based Class D Units vested, respectively resulting in the recognition of approximately $0.4 million and $0.9 million, respectively in expense. No expense relating to these awards was recognized in 2009.

Distributions to the Partnership’s partners are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2011	$6,733,720	$2,894,457	$7,040,689	$—	$—	$2,215,044	$23,162,935
2010	$13,594,547	$2,894,457	$12,683,113	$—	$5,342,466	$3,792,881	$6,092,935
2009	$13,562,740	$2,894,457	$10,339,900	$—	$6,898,235	$4,430,085	$—

Weighted-average Units outstanding are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2011	13,467,223	4,523,145	2	8,050	—	2,684,900	240,103
2010	13,467,223	4,523,145	2	7,386	5,342,489	4,597,432	65,338
2009	13,467,223	4,523,145	2	8,033	6,901,950	5,369,800	—

The Partnership had established an officer incentive program linked to its future value. Awards vest annually over a five-year period assuming continuing employment by the recipient. The awards can be settled in Class C Units or cash at the Company’s discretion at the settlement date of December 31, 2012. For accounting purposes, expense recognition under the program commenced in 2008, and the related expense for the year ended December 31, 2011, 2010 and 2009 was approximately $0.4 million, $0.4 million and $0.4 million, respectively.

As a result of the Merger on September 17, 2010, such incentive program was modified such that 40% of the previously granted award settled immediately on the Merger date with another 20% vesting and settling on December 31, 2010. The remaining 40% will vest equally on December 31, 2011 and December 31, 2012, and will settle in 2018, subject to the terms and conditions of the amended incentive program agreement. In accordance with ASC 718, Compensation – Stock Compensation (ASC 718), such incentive program will continue to be expensed through general and administrative expenses as non-cash compensation on the statements of operations through the ultimate vesting date of December 31, 2012.

9. Option Awards

On September 17, 2010, the Company adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. Two thirds of the options granted are performance based awards whose criteria for vesting is tied to a future liquidity event (as defined) and also contingent upon meeting certain return thresholds (as defined). At this time the Company does not believe it is probable that these options will vest and therefore has not recorded any expense in the December 31, 2011 or 2010 consolidated financial statements in accordance with ASC 718. The grant date fair value associated with all performance based award options of the Company aggregates approximately $4.5 million and $4.0 million as of December 31, 2011 and 2010, respectively. One third of the options granted were time based awards and the service period for these options is four years with shares vesting at a rate of 25% ratably from the grant date.

The following table represents the time based option awards activity for the years ended December 31, 2011 and 2010.

	2011	2010
Outstanding at January 1	21,866	—
Granted	1,610	21,866
Exercised	—	—
Cancelled/Forfeited	—	—

Outstanding at December 31	23,476	21,866

Options exercisable at end of period	—	—
Weighted average fair value of options granted to date	$112.62	$108.55

Weighted average remaining contractual life (years)	8.71	9.72

The following table represents the time based option awards outstanding for years ended December 31, 2011 and 2010 as well as other Plan data:

	2011	2010
Range of exercise prices	$1,000 - $1,139	$1,000 - $1,084
Outstanding	23,476	21,866
Remaining contractual life (years)	8.71	9.72
Weighted average exercise price	$1,011	$1,002

The Company has used the Black-Scholes option pricing model to estimate the grant date fair value of the options. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2011 and 2010.

2011 Grants
Weighted average dividend yield	8.13%
Weighted average risk-free interest rate	2.02%
Weighted average expected life	7.0 years
Weighted average estimated volatility	38.10%
Weighted average exercise price	$1,134.76
Weighted average fair value of options granted (per option)	$168.01

2010 Grants
Weighted average dividend yield	10.28%
Weighted average risk-free interest rate	2.1%
Weighted average expected life	7.0 years
Weighted average estimated volatility	38.00%
Weighted average exercise price	$1,001.83
Weighted average fair value of options granted (per option)	$108.55

The Company recorded non-cash compensation expenses of approximately $1.1 million and $0.3 million for the years ended December 31, 2011 and 2010, related to the time based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations, respectively.

At December 31, 2011, the total compensation cost related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to approximately $1.2 million.

For the year ended December 31,	Options
2012	$671,430
2013	353,381
2014	143,969
2015	11,161

Total	$1,179,941

Dividend equivalent rights associated with the Plan amounted to $2.2 million and $0.6 million for the years ended December 31, 2011 and 2010. These dividend rights will be paid in four installments as the option vests.

10. Minimum Future Rentals

The Company’s rental properties are leased under noncancelable triple-net operating leases. Under the provisions of the leases, the Company receives fixed minimum monthly rentals, generally with annual increases, and the tenants are responsible for the payment of all operating expenses, including repairs and maintenance, insurance, and real estate taxes of the property throughout the term of the leases.

At December 31, 2011, future minimum annual rentals to be received under the noncancelable lease terms are as follows:

2012	$107,432,234
2013	111,436,447
2014	110,012,490
2015	109,992,794
2016	108,497,485
Thereafter	514,788,003

$1,062,159,453

11. Quarterly Results of Operations (Unaudited)

The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2011 and 2010 (in thousands). The sum of individual quarterly amounts may not agree to the annual amounts included in the consolidated statements of income due to rounding.

	Year Ended December 31, 2011
	1st Quarter (1)	2nd Quarter	3rd Quarter (2)	4th Quarter (3)
Total revenues	$22,869	$27,550	$24,944	$29,385

Net income attributable to common stockholders	$1,716	$7,002	$314	$2,281

	Year Ended December 31, 2010
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter (4)
Total revenues	$23,811	$24,342	$24,573	$24,182

Net income attributable to common stockholders	$11,629	$11,326	$9,007	$6,020

(1)	The results include $3.0 million in deferred rent write-offs and $3.1 million in deferred financing costs write-offs in connection with our senior note issuance during the first quarter.

(2)	The results include $3.5 million in deferred rent write-offs, $2.2 million of indemnity expense related to a tenant transition, and $0.9 million of impairment recognized in the third quarter.

(3)	The results include $5.2 million of impairment recognized in the fourth quarter.

(4)	The results include $1.1 million in deferred rent write offs recognized in the fourth quarter.

12. Related Parties

Related party receivables and payables represent amounts due from/to various affiliates of the Company, including advances to members of the Company, amounts due to certain acquired companies and limited liability companies for transactions occurring prior to the formation of the Company, and various advances to entities controlled by affiliates of the Company’s management. An officer of the Company received a loan of approximately $0.3 million, which has been paid off in full as of April 29, 2011.

The Partnership had entered into a management agreement, as amended, effective April 1, 2005, with AAM, an entity affiliated by common ownership. Under the management agreement, AAM had been granted the exclusive right to oversee the portfolio of the Partnership, providing, among other administrative services, accounting and all required financial services; legal administration and regulatory compliance; investor, tenant, and lender relationship services; and transactional support to the Partnership. Except as otherwise provided in the Partnership Agreement, all management powers of the business and affairs of the Partnership were exclusively vested in the General Partner. The annual fee for such services equaled six-tenths of one percent (0.6%) of the aggregate fair market value of the properties as determined by the Partnership and AAM annually. This fee arrangement was amended as discussed below. In addition, the Partnership reimbursed AAM for all reasonable and necessary out-of-pocket expenses incurred in AAM’s conduct of its business, including, but not limited to, travel, legal, appraisal, and brokerage fees, fees and expenses incurred in connection with the acquisition, disposition, or refinancing of any property, and reimbursement of compensation and benefits of the officers and employees of AAM. This agreement was terminated on September 17, 2010 when the Merger occurred, effectively consolidating AAM into the Company, and eliminating the necessity for reimbursement.

On October 16, 2007, the Company legally acquired AAM through a Manager Contribution and Exchange Agreement dated October 16, 2007 (the Contribution Agreement). As stipulated in the Contribution Agreement and the Second Amended and Restated Agreement of Limited Partnership on October 16, 2007 (Partnership Agreement), the Company issued a new class of Company Unit, Class F Units, as consideration to the contributing members of AAM. The contributing members of AAM served as the general partner of the Partnership. With respect to distributions other than to the holders of the Class G Units, the Class F Units have subordinated payment and liquidity preference to the Class E Units (which were subsequently cancelled) but are senior in payment and liquidity preference, where applicable, to the Class A, B, C, and D Units of the Partnership. The Class F Units paid in quarterly installments an annual dividend of 8.25% of the preliminary face amount of approximately $53.7 million (of which half were subsequently redeemed). The preliminary pricing was based upon trading multiples of comparably sized publicly traded healthcare REITs. The ultimate Class F Unit valuation is subject to a true-up formula at the time of a Liquidity Event, as defined in the Partnership Agreement.

For accounting purposes, prior to the Merger, AAM had not been consolidated by the Company, nor had any value been ascribed to the Class F Units issued due to the ability of the Class E Unitholders prior to the Merger to unwind the acquisition as described below. Such action was outside the control of the Company, and accordingly, the acquisition is not viewed as having been consummated. The dividends earned by the Class F Unitholders were reflected as a component of management fees as described above. Prior to the Merger, the fee for management services to the Company was equal to the dividend earned on the Class F Unit.

Under certain circumstances, the Partnership Agreement did permit the Class E Unitholders to unwind this transaction and required the Company to redeem the Class F Units by returning to the affiliates all membership interests in AAM. On September 17, 2010, the Company settled the investment with JER Aviv Acquisition, LLC (JER), the sole Class E Unitholder, and cancelled all outstanding Class E Units. For accounting purposes, this treatment triggered the retroactive consolidation of AAM by the Company.

The original and follow-on investments of Class E unitholders were made subject to the Unit Purchase Agreement and related documents (UPA) between the Company and JER dated May 26, 2006. The UPA did not give either party the right to settle the investment prior to May 26, 2011. However, the UPA did have an economic arrangement as to how either party could settle the arrangement on or after that date. This economic construct guided the discussions and negotiations of settlement. The UPA allowed the Company to call the E Units and warrants anytime after May 26, 2011 as long as it provided JER with a 15% IRR from date of inception. The IRR would be calculated factoring interim distributions as well as exit payments. The units were settled for approximately $92.0 million contemporaneous with the Merger. A portion of the settlement related to outstanding warrants held by JER and originally issued in connection with the E units issuance.

Coincident with the Merger, 50% of the Class F Unit was purchased and settled by the Company for approximately $23.6 million and is reported as a component of distributions to partners and accretion on Class E Preferred Units in the consolidated statements of changes in equity. The remaining Class F Units will pay in quarterly installments an annual dividend of 9.38% of the face amount of approximately $23.6 million.

13. Derivatives

During the periods presented, the Company was party to various interest rate swaps, which were purchased to fix the variable interest rate on the denoted notional amount under the original debt agreements.

At December 31, 2011, the Company is party to two interest rate swaps, with identical terms for $100 million each. They were purchased to fix the variable interest rate on the denoted notional amount under the Mortgage which was obtained in September 2010, and qualify for hedge accounting. For presentational purposes they are shown as one derivative due to the identical nature of their economic terms.

Total notional amount	$200,000,000
Fixed rates	6.49% (1.99% effective swap base rate plus 4.5% spread per credit agreement)
Floor rate	1.25%
Effective date	November 9, 2010
Termination date	September 17, 2015
Asset balance at December 31, 2011 (included in other assets)	$—
Asset balance at December 31, 2010 (included in other assets)	$4,094,432
Liability balance at December 31, 2011 (included in other liabilities)	$(3,297,342)
Liability balance at December 31, 2010 (included in other liabilities)	$—

The fair value of each interest rate swap agreement may increase or decrease due to changes in market conditions but will ultimately decrease to zero over the term of each respective agreement.

For the years ended December 31, 2011, 2010, and 2009, the Partnership recognized approximately $0, $2.9 million, and $7.0 million of net income, respectively, in the consolidated statements of operations related to the change in the fair value of interest rate swap agreements where the Partnership did not elect to apply hedge accounting. Such instruments that did not elect to apply hedge accounting were settled at the Merger date.

The following table provides the Company’s derivative assets and liabilities carried at fair value as measured on a recurring basis as of December 31, 2011 (dollars in thousands):

	Total Carrying Value at December 31, 2011	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative assets	$—	$—	$—	$—
Derivative liabilities	(3,297)	—	(3,297)	—

	$(3,297)	$—	$(3,297)	$—

The Company’s derivative assets and liabilities include interest rate swaps that effectively convert a portion of the Company’s variable rate debt to fixed rate debt. The derivative positions are valued using models developed by the respective counterparty that use as their basis readily observable market parameters (such as forward yield curves) and are classified within Level 2 of the valuation hierarchy. The Company considers its own credit risk as well as the credit risk of its counterparties when evaluating the fair value of its derivatives.

14. Commitments and Contingencies

The Company has a contractual arrangement with a tenant to reimburse quality assurance fees levied by the California Department of Health Care Services from August 1, 2005 through July 31, 2008. The Company is obligated to reimburse the fees to the tenant if and when the state withholds these fees from the tenant’s Medi-Cal reimbursements associated with 5 facilities that were formerly leased to Trinity Health Systems. The total possible obligation for these fees is approximately $1.7 million, of which approximately $1.4 million has been paid to date. For the year ended December 31, 2011, the Company’s indemnity expense for these fees was approximately $0.4 million which equaled the actual amount paid during the period, and are included as a component of general and administrative expense in the consolidated statements of operations.

Judicial proceedings seeking declaratory relief for these fees are in process which if successful would provide for recovery of such amounts from the State of California. The Company has certain rights to seek relief against Trinity Health Systems for monies paid out under the indemnity claim; however, it is uncertain whether the Company will be successful in receiving any amounts from Trinity.

During 2011, the Company entered into a contractual arrangement with a tenant in one of its facilities to reimburse any liabilities, obligations or claims of any kind or nature resulting from the actions of the former tenant in such facility, Brighten Health Care Group. The Company is obligated to reimburse the fees to the tenant if and when the tenant incurs such expenses associated with certain Indemnified Events, as defined therein. The total possible obligation for these fees is estimated to be $2.0 million, of which approximately $0.5 million has been paid to date. The remaining $1.5 million was accrued and included as a component of general and administrative expense in the consolidated statements of operations for the year ended December 31, 2011.

In the normal course of business, the Company is involved in legal actions arising from the ownership of its property. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the financial position, operations, or liquidity of the Company.

15. Concentration of Credit Risk

As of December 31, 2011, the Company’s portfolio of investments consisted of 223 healthcare facilities, located in 26 states and operated by 35 third party operators. At December 31, 2011, approximately 47.4% (measured as a percentage of total assets) were leased by five private operators: Saber Health Group (15.6%), Evergreen Healthcare (10.4%), Sun Mar Healthcare (8.2%), Daybreak Healthcare (7.3%), and Benchmark (5.9%). No other operator represents more than 5.5% of our total assets. The five states in which the Partnership had its highest concentration of total assets were California (17.4%), Texas (10.5%), Arkansas, (8.0%), Ohio (8.0%), and Pennsylvania (7.5%), at December 31, 2011.

For the year ended December 31, 2011, the Company’s rental income from operations totaled approximately $92.3 million, of which approximately $11.8 million was from Evergreen Healthcare (12.8%), $10.4 million from Saber Health Group (11.2%), $10.3 million from Daybreak Healthcare (11.2%) and $9.7 million was from Sun Mar Healthcare (10.5%). No other operator generated more than 7.6% of the Partnership’s rental income from operations for the year ended December 31, 2011.

Below is a summary of unaudited financial information as of and for the year ended December 31, 2010 for the two lessees (operators) of our properties whose total assets, in the aggregate, exceeds 10% of the Company’s total assets at December 31, 2011. Financial performance under the terms of lease agreements with these lessees is, by agreement, guaranteed by the entities whose financial data is as follows:

	Saber Health Group (1)	Evergreen Healthcare (1)
Financial position
Current assets	$42,059,735	$55,783,765
Noncurrent assets	66,595,199	37,838,811
Current liabilities	51,254,068	58,002,968
Noncurrent liabilities	62,179,656	110,994,815
(Deficit) equity	(4,778,790)	(75,375,207)
Results of operations
Revenues	$220,567,203	$254,813,588
Gross profit	8,192,999	23,700,852
Income from continuing operations	4,823,729	7,662,953
Net income	4,404,671	7,662,953

(1)	Represents the financial information as of December 31, 2010 as the December 31, 2011 financial information was not available as of and for the year ended December 31, 2011.

16. Subsequent Events

On January 6, 2012, Aviv Financing II acquired a vacant parcel of land in Ohio from an unrelated third party for a purchase price of $275,000. The Company financed this purchase through cash.

On January 31, 2012, the Company, under Aviv Financing V entered into a $187.5 million secured revolving credit facility with General Electric Capital Corporation and certain other lenders party thereto (the 2016 Revolver). On each payment date, the Company pays interest only in arrears on any outstanding principal balance of the 2016 Revolver. The interest rate under our 2016 Revolver is generally based on LIBOR (subject to a floor of 1.0%) plus 4.25%. The initial term of the 2016 Revolver expires in January 2016 with a one-year extension option, provided that certain conditions precedent are satisfied (as defined). The proceeds from the 2016 Revolver are available for general corporate purposes. The amount of the 2016 Revolver may be increased by up to $87.5 million (resulting in total availability of up to $275 million), provided that certain conditions precedent are satisfied (as defined).

On March 1, 2012, Aviv Financing I acquired seven properties in Iowa and one in Nebraska from two unrelated third parties for a purchase price of $16,400,000. The Company financed the purchase through cash and borrowings of $10,360,000 under the Acquisition Credit Line.

On March 1, 2012, Aviv Financing I acquired a property in Nevada from an unrelated third party for a purchase price of $4,800,000. The Company financed the purchase through cash and borrowings of $3,339,000 under the Acquisition Credit Line.

On March 2, 2012, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of $2,500,000. The Company financed the purchase through cash and borrowings of $1,750,000 under the Acquisition Credit Line.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Accounts Receivable and Loans Receivable Allowance for Doubtful Accounts

	Balance at Beginning of Year	Charged to (Recovered from) Costs and Expenses	Deductions and Write-offs	Balance at End of Year
Allowance for uncollectible accounts receivable
Year ended December 31, 2011	$—	$79,812	$—	$79,812
Year ended December 31, 2010	223,803	(40,459)	(183,344)	—
Year ended December 31, 2009	113,932	335,868	(225,997)	223,803
Allowance for uncollectible loan receivable
Year ended December 31, 2011	$750,000	$1,512,305	$(86,156)	$2,176,149
Year ended December 31, 2010	28,828	721,172	—	750,000
Year ended December 31, 2009	—	28,828	—	28,828

SCHEDULE III

Rental Properties

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
SunBridge Care/Rehab- Broadway	(a	)	(2)	Methuen	MA	$31,469	$495,552	$—	$(130,000)	$31,469	$365,552	$(164,498)	1910	1993	40 years
SunBridge-Colonial Heights	(a	)	(2)	Lawrence	MA	63,160	958,681	—	(225,000)	63,160	733,681	(330,157)	1963	1993	40 years
SunBridge-Fall River	(c	)		Fall River	MA	90,707	1,308,677	—	(1,399,384)	—	—	—	—	1993	40 years
SunBridge Care Center- Glenwood	(a	)	(2)	Lowell	MA	82,483	1,210,652	—	(252,500)	82,483	958,152	(431,164)	1964	1993	40 years
SunBridge-Hammond House	(a	)	(2)	Worchester	MA	42,062	663,598	488,598	(663,598)	42,062	488,598	(219,869)	1965	1993	40 years
SunBridge for North Reading	(a	)	(2)	North Reading	MA	113,195	1,567,397	—	(252,500)	113,195	1,314,897	(591,703)	1966	1993	40 years
Robbin House Nursing and Rehab	(c	)		Quincy	MA	66,000	1,051,668	—	(1,117,668)	—	—	—	—	1993	40 years
SunBridge Care Center- Rosewood	(a	)	(2)	Fall River	MA	31,893	512,984	—	(142,501)	31,893	370,483	(166,717)	1882	1993	40 years
SunBridge Care/Rehab- Sandalwood	(a	)	(2)	Oxford	MA	64,435	940,982	497,782	(192,500)	64,435	1,246,264	(384,714)	1966	1993	40 years
SunBridge-Spring Valley	(a	)	(2)	Worchester	MA	71,084	1,030,725	—	(205,000)	71,084	825,725	(371,576)	1960	1993	40 years
SunBridge Care/Rehab-Town Manor	(c	)		Lawrence	MA	89,790	1,305,518	—	(1,395,308)	—	—	—	—	1993	40 years
SunBridge Care/Rehab-Woodmill	(a	)	(2)	Lawrence	MA	61,210	946,028	—	(235,000)	61,210	711,028	(319,963)	1965	1993	40 years
SunBridge Care/Rehab- Worcester	(c	)		Worchester	MA	92,512	1,374,636	—	(1,467,148)	—	—	—	—	1993	40 years
Countryside Community	(a	)	(2)	South Haven	MI	221,000	4,239,161	12,959	—	221,000	4,252,120	(829,923)	1975	2005	40 years
Pepin Manor	(a	)	(2)	Pepin	WI	318,000	1,569,959	182,045	—	318,000	1,752,004	(309,980)	1978	2005	40 years
Highland Health Care Center	(a	)	(2)	Highland	IL	189,921	1,723,523	—	—	189,921	1,723,523	(362,626)	1963	2005	40 years
Nebraska Skilled Nursing/Rehab	(a	)	(2)	Omaha	NE	211,000	6,694,584	—	(1,510)	209,490	6,694,584	(1,477,526)	1971	2005	40 years
Casa Real	(a	)	(2)	Santa Fe	NM	1,029,800	2,692,295	630,608	—	1,029,800	3,322,903	(688,502)	1985	2005	40 years
Clayton Nursing and Rehab	(a	)	(2)	Clayton	NM	41,000	790,476	—	—	41,000	790,476	(227,029)	1960	2005	40 years
Country Cottage Care/Rehab Center	(a	)	(2)	Hobbs	NM	9,000	671,536	—	—	9,000	671,536	(225,301)	1963	2005	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Bloomfield Nursing/Rehab Center	(a	)	(2)	Bloomfield	NM	343,800	4,736,296	—	—	343,800	4,736,296	(954,321)	1985	2005	40 years
Espanola Valley Center	(a	)	(2)	Espanola	NM	216,000	4,143,364	—	—	216,000	4,143,364	(919,478)	1984	2005	40 years
Sunshine Haven Lordsburg	(a	)	(2)	Lordsburg	NM	57,041	1,881,927	—	—	57,041	1,881,927	(350,477)	1972	2005	40 years
Silver City Care Center	(a	)	(2)	Silver City	NM	305,000	5,843,505	—	—	305,000	5,843,505	(1,143,540)	1984	2005	40 years
Raton Nursing and Rehab Center	(a	)	(2)	Raton	NM	128,000	1,509,456	—	—	128,000	1,509,456	(417,333)	1985	2005	40 years
Red Rocks Care Center	(a	)	(2)	Gallup	NM	329,000	3,952,779	—	—	329,000	3,952,779	(841,101)	1978	2005	40 years
Heritage Villa Nursing/Rehab	(a	)	(2)	Dayton	TX	18,000	435,568	9,400	—	18,000	444,968	(107,714)	1964	2005	40 years
Wellington Oaks Nursing/Rehab	(a	)	(2)	Ft. Worth	TX	137,000	1,147,400	(9,400)	—	137,000	1,138,000	(287,720)	1963	2005	40 years
Seven Oaks Nursing and Rehab	(a	)	(2)	Bonham	TX	63,000	2,583,389	—	—	63,000	2,583,389	(541,131)	1970	2005	40 years
Birchwood Nursing and Rehab	(a	)	(2)	Cooper	TX	96,000	2,726,580	8,304	—	96,000	2,734,884	(559,753)	1966	2005	40 years
Smith Nursing and Rehab	(a	)	(2)	Wolfe City	TX	49,000	1,010,304	(8,304)	—	49,000	1,002,000	(225,281)	1946	2005	40 years
Blanco Villa Nursing and Rehab	(a	)	(3)	San Antonio	TX	341,847	1,931,216	951,592	—	341,847	2,882,808	(549,348)	1969	2005	40 years
Forest Hill Nursing Center	(a	)		Ft. Worth	TX	87,904	1,764,129	—	(1,852,033)	—	—	—	—	2005	40 years
Garland Nursing and Rehab	(a	)	(3)	Garland	TX	56,509	1,058,409	1,401,030	—	56,509	2,459,439	(290,688)	1964	2005	40 years
Hillcrest Nursing and Rehab	(a	)	(3)	Wylie	TX	209,992	2,683,768	5,438	—	209,992	2,689,206	(559,464)	1975	2005	40 years
Mansfield Nursing and Rehab	(a	)	(3)	Mansfield	TX	486,958	2,142,550	(17,723)	—	486,958	2,124,827	(474,635)	1964	2005	40 years
Westridge Nursing and Rehab	(a	)	(3)	Lancaster	TX	625,790	1,847,633	(15,270)	—	625,790	1,832,363	(481,431)	1973	2005	40 years
Clifton Nursing and Rehab	(a	)	(4)	Clifton	TX	125,000	2,974,643	—	—	125,000	2,974,643	(666,780)	1995	2005	40 years
Brownwood Nursing and Rehab	(a	)	(2)	Brownwood	TX	140,000	3,463,711	844,609	—	140,000	4,308,320	(708,624)	1968	2005	40 years
Irving Nursing and Rehab	(a	)	(2)	Irving	TX	137,000	1,248,284	(10,284)	—	137,000	1,238,000	(290,419)	1972	2005	40 years
Stanton Nursing and Rehab	(a	)	(3)	Stanton	TX	261,000	1,017,599	11,707	—	261,000	1,029,306	(231,828)	1972	2005	40 years
Valley Mills Nursing and Rehab	(a	)	(3)	Valley Mills	TX	34,000	1,091,210	(8,977)	—	34,000	1,082,233	(235,395)	1971	2005	40 years
Hometown Care Center	(a	)		Moody	TX	13,000	328,263	—	(341,263)	—	—	—	—	2005	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Shuksan Healthcare Center	(a	)	(3)	Bellingham	WA	61,000	491,085	1,983,432	—	61,000	2,474,517	(265,694)	1965	2005	40 years
Orange Villa Nursing and Rehab	(a	)	(4)	Orange	TX	97,500	1,948,490	17,468	—	97,500	1,965,958	(423,569)	1973	2005	40 years
Pinehurst Nursing and Rehab	(a	)	(4)	Orange	TX	98,500	2,072,051	22,567	—	98,500	2,094,618	(466,572)	1955	2005	40 years
Wheeler Nursing and Rehab	(a	)	(2)	Wheeler	TX	17,000	1,369,290	—	—	17,000	1,369,290	(313,914)	1982	2005	40 years
North Pointe Nursing and Rehab	(a	)	(4)	Watauga	TX	1,061,000	3,845,890	—	—	1,061,000	3,845,890	(767,548)	1999	2005	40 years
ABC Health Center	(a	)	(2)	Harrisonville	MO	143,500	1,922,391	122,010	—	143,500	2,044,401	(391,399)	1970	2005	40 years
Camden Health Center	(a	)	(2)	Harrisonville	MO	189,000	2,531,961	68,462	—	189,000	2,600,423	(482,866)	1977	2005	40 years
Cedar Valley Health Center	(a	)	(2)	Rayton	MO	252,000	3,375,981	58,200	—	252,000	3,434,181	(710,737)	1978	2005	40 years
Monett Healthcare Center	(a	)	(2)	Monett	MO	259,000	3,469,761	(26,381)	—	259,000	3,443,380	(693,357)	1976	2005	40 years
White Ridge Health Center	(a	)	(2)	Lee’s Summit	MO	292,250	3,914,964	32,514	—	292,250	3,947,478	(768,828)	1986	2005	40 years
The Orchards Rehab/Care Center	(a	)	(3)	Lewiston	ID	201,000	4,319,316	35,324	—	201,000	4,354,640	(1,002,064)	1958	2005	40 years
SunBridge for Payette	(a	)	(3)	Payette	ID	179,000	3,165,530	(26,331)	—	179,000	3,139,199	(557,003)	1964	2005	40 years
Magic Valley Manor-Assisted Living	(b	)	(3)	Wendell	ID	177,000	405,331	1,005,334	—	177,000	1,410,665	(152,005)	1911	2005	40 years
McCall Rehab and Living Center	(a	)	(3)	McCall	ID	213,000	675,976	(5,624)	—	213,000	670,352	(146,885)	1965	2005	40 years
Menlo Park Health Care	(a	)	(3)	Portland	OR	112,000	2,205,297	—	—	112,000	2,205,297	(564,499)	1959	2005	40 years
Burton Care Center	(a	)	(4)	Burlington	WA	115,000	1,169,629	—	—	115,000	1,169,629	(234,027)	1930	2005	40 years
Columbia View Care Center	(a	)	(2)	Cathlamet	WA	49,200	504,900	—	—	49,200	504,900	(119,562)	1965	2005	40 years
Pinehurst Park Terrace	(a	)		Seattle	WA	—	360,236	—	(360,236)	—	—	—	—	2005	40 years
Grandview Healthcare Center	(a	)	(3)	Grandview	WA	19,300	1,155,216	14,917	—	19,300	1,170,133	(329,071)	1964	2005	40 years
Hillcrest Manor	(a	)	(3)	Sunnyside	WA	102,000	1,638,826	5,269,826	—	102,000	6,908,652	(415,870)	1970	2005	40 years
Evergreen Foothills Center	(a	)	(3)	Phoenix	AZ	500,000	4,537,644	—	—	500,000	4,537,644	(1,166,270)	1997	2005	40 years
Evergreen Hot Springs Center	(a	)	(4)	Hot Springs	MT	103,500	1,942,861	19,412	—	103,500	1,962,273	(388,214)	1963	2005	40 years
Evergreen Polson Center	(a	)	(4)	Polson	MT	121,000	2,357,612	(19,412)	—	121,000	2,338,200	(496,834)	1971	2005	40 years
Evergreen Sun City Center	(a	)	(3)	Sun City	AZ	476,231	5,697,720	60,161	—	476,231	5,757,881	(1,206,101)	1985	2005	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Sunset Gardens at Mesa	(b	)	(3)	Mesa	AZ	123,000	1,640,673	(13,547)	—	123,000	1,627,126	(326,721)	1974	2005	40 years
Evergreen Mesa Christian Center	(a	)	(3)	Mesa	AZ	466,000	6,231,061	(46,614)	(615,000)	466,000	5,569,447	(1,329,657)	1973	2005	40 years
Evergreen The Dalles Center	(a	)	(2)	The Dalles	OR	200,000	3,831,789	91,952	—	200,000	3,923,741	(731,577)	1964	2005	40 years
Evergreen Vista Health Center	(a	)	(2)	LaGrande	OR	281,000	4,783,790	248,354	—	281,000	5,032,144	(891,795)	1961	2005	40 years
Whitman Health and Rehab Center	(a	)	(2)	Colfax	WA	231,000	6,271,162	38,289	—	231,000	6,309,451	(1,119,667)	1985	2005	40 years
Fountain Retirement Hotel	(b	)	(3)	Youngtown	AZ	101,300	1,939,835	163,302	—	101,300	2,103,137	(435,071)	1971	2005	40 years
Gilmer Care Center	(a	)	(3)	Gilmer	TX	257,000	2,992,894	362,306	—	257,000	3,355,200	(625,255)	1967	2005	40 years
Columbus Nursing and Rehab Center	(a	)	(2)	Columbus	WI	352,000	3,476,920	209,328	—	352,000	3,686,248	(655,099)	1950	2005	40 years
San Juan Rehab and Care Center	(a	)	(3)	Anacortes	WA	625,000	1,184,855	2,041,630	—	625,000	3,226,485	(574,072)	1965	2005	40 years
Infinia at Faribault	(a	)	(3)	Faribault	MN	70,000	1,484,598	102,124	—	70,000	1,586,722	(355,658)	1958	2005	40 years
Infinia at Owatonna	(a	)	(3)	Owatonna	MN	125,000	2,321,296	(19,308)	—	125,000	2,301,988	(474,594)	1963	2005	40 years
Infinia at Willmar	(a	)	(3)	Wilmar	MN	70,000	1,341,155	19,645	—	70,000	1,360,800	(284,125)	1998	2005	40 years
Infinia at Florence Heights	(a	)	(2)	Omaha	NE	413,000	3,516,247	4,353	—	413,000	3,520,600	(827,102)	1999	2005	40 years
Infinia at Ogden	(a	)	(3)	Ogden	UT	233,800	4,478,450	600,246	—	233,800	5,078,696	(874,854)	1977	2005	40 years
Prescott Manor Nursing Center	(a	)	(3)	Prescott	AR	43,500	1,461,860	209,056	—	43,500	1,670,916	(405,386)	1965	2005	40 years
Star City Nursing Center	(a	)	(3)	Star City	AR	28,000	1,068,891	80,125	—	28,000	1,149,016	(226,920)	1969	2005	40 years
Westview Manor of Peabody	(a	)	(2)	Peabody	KS	22,000	502,177	—	—	22,000	502,177	(103,727)	1963	2005	40 years
Orchard Grove Extended Care Center	(a	)	(2)	Benton Harbor	MI	166,000	3,185,496	361,939	—	166,000	3,547,435	(673,395)	1971	2005	40 years
Marysville Care Center	(a	)		Marysville	CA	281,000	1,319,608	—	(1,600,608)	—	—	—	—	2005	40 years
Yuba City Care Center	(a	)		Yuba City	CA	177,385	2,129,584	—	(2,306,969)	—	—	—	—	2005	40 years
Lexington Care Center	(a	)	(3)	Lexington	MO	151,000	2,943,170	325,142	—	151,000	3,268,312	(660,259)	1970	2005	40 years
Twin Falls Care Center	(a	)	(2)	Twin Falls	ID	448,000	5,144,793	—	—	448,000	5,144,793	(1,012,401)	1961	2005	40 years
Gordon Lane Care Center	(a	)	(2)	Fullerton	CA	2,982,000	3,648,346	—	—	2,982,000	3,648,346	(705,956)	1966	2005	40 years
Sierra View Care Center	(a	)	(4)	Baldwin Park	CA	868,400	1,748,141	6,377	—	868,400	1,754,518	(388,845)	1938	2005	40 years
Villa Maria Care Center	(a	)		Long Beach	CA	139,600	766,778	—	(906,378)	—	—	—	—	2005	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
High Street Care Center	(a	)	(3)	Oakland	CA	246,000	684,695	11,776	—	246,000	696,471	(141,024)	1961	2005	40 years
MacArthur Care Center	(a	)	(3)	Oakland	CA	246,000	1,415,776	(11,776)	—	246,000	1,404,000	(384,497)	1960	2005	40 years
Pomona Vista Alzheimer’s Center	(a	)	(4)	Pomona	CA	403,000	954,853	—	—	403,000	954,853	(215,325)	1959	2005	40 years
Rose Convalescent Hospital	(a	)	(4)	Baldwin Park	CA	1,308,000	486,043	—	—	1,308,000	486,043	(127,236)	1963	2005	40 years
Country Oaks Nursing Center	(a	)	(3)	Pomona	CA	1,393,000	2,426,180	—	—	1,393,000	2,426,180	(483,625)	1964	2005	40 years
Evergreen Nursing/Rehab Center	(a	)	(3)	Effingham	IL	317,388	3,461,794	—	—	317,388	3,461,794	(702,211)	1974	2005	40 years
Deseret at Hutchinson	(a	)	(2)	Hutchinson	KS	180,000	2,546,991	—	—	180,000	2,546,991	(532,129)	1963	2005	40 years
Northridge Healthcare/Rehab	(a	)	(3)	Little Rock	AR	465,000	3,011,597	55,321	—	465,000	3,066,918	(893,375)	1969	2005	40 years
Doctors Nursing and Rehab Center	(a	)	(3)	Salem	IL	125,000	4,663,792	900,000	—	125,000	5,563,792	(971,791)	1972	2005	40 years
Woodland Hills Health/Rehab	(a	)	(3)	Little Rock	AR	270,000	4,006,007	—	—	270,000	4,006,007	(688,890)	1979	2005	40 years
North Richland Hills	(a	)		North Richland Hills	TX	980,458	—	5,067,466	(6,047,924)	—	—	—	—	2005	40 years
Chenal Heights	(a	)	(2)	Little Rock	AR	1,411,446	—	7,330,169	—	1,411,446	7,330,169	(1,063,673)	2008	2006	40 years
Willis Nursing and Rehab	(a	)	(2)	Willis	TX	212,000	2,407,367	—	—	212,000	2,407,367	(387,518)	1975	2006	40 years
Blanchette Place Care Center	(a	)	(3)	St. Charles	MO	1,300,000	10,777,312	3,586	—	1,300,000	10,780,898	(1,559,506)	1994	2006	40 years
Cathedral Gardens Care Center	(a	)	(3)	St. Louis	MO	1,600,000	9,524,876	51,229	—	1,600,000	9,576,105	(1,424,929)	1979	2006	40 years
Heritage Park Skilled Care	(a	)	(3)	Rolla	MO	1,200,000	7,840,918	59,901	—	1,200,000	7,900,819	(1,114,401)	1993	2006	40 years
Oak Forest Skilled Care	(a	)	(3)	Ballwin	MO	550,000	3,995,129	42,870	—	550,000	4,037,999	(601,075)	2004	2006	40 years
Richland Care and Rehab	(a	)	(3)	Olney	IL	350,000	2,484,264	—	—	350,000	2,484,264	(416,970)	2004	2006	40 years
Bonham Nursing and Rehab	(a	)	(3)	Bonham	TX	76,000	1,129,849	—	—	76,000	1,129,849	(171,900)	1969	2006	40 years
Columbus Nursing and Rehab	(a	)	(2)	Columbus	TX	150,000	1,808,552	—	—	150,000	1,808,552	(292,895)	1974	2006	40 years
Denison Nursing and Rehab	(a	)	(2)	Denison	TX	178,000	1,945,000	—	—	178,000	1,945,000	(297,461)	1958	2006	40 years
Falfurrias Nursing and Rehab	(a	)	(2)	Falfurias	TX	92,000	1,065,000	—	—	92,000	1,065,000	(177,455)	1974	2006	40 years
Houston Nursing and Rehab	(a	)	(2)	Houston	TX	228,000	2,451,893	—	—	228,000	2,451,893	(374,068)	1976	2006	40 years
Kleburg County Nursing/Rehab	(a	)	(4)	Kingsville	TX	315,000	3,688,676	—	—	315,000	3,688,676	(562,364)	1947	2006	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Terry Haven Nursing and Rehab	(a	)	(2)	Mount Vernon	TX	180,000	1,970,861	—	—	180,000	1,970,861	(327,443)	2004	2006	40 years
Deseret at Mansfield	(b	)	(3)	Mansfield	OH	146,000	2,689,968	15,748	—	146,000	2,705,716	(377,139)	1980	2006	40 years
Clarkston Care Center	(a	)	(3)	Clarkston	WA	161,633	7,038,367	4,537,514	—	161,633	11,575,881	(1,244,562)	1970	2006	40 years
Highland Terrace Nursing Center	(a	)	(3)	Camas	WA	592,776	3,921,159	5,234,581	—	592,776	9,155,740	(866,012)	1970	2006	40 years
Richland Rehabilitation Center	(a	)	(4)	Richland	WA	693,000	9,307,000	145,819	—	693,000	9,452,819	(1,302,072)	2004	2006	40 years
Evergreen Milton-Freewater Center	(a	)	(2)	Milton Freewater	OR	700,000	5,403,570	—	—	700,000	5,403,570	(814,211)	1965	2006	40 years
Douglas Rehab and Care Center	(a	)	(3)	Matoon	IL	250,000	2,390,779	260,000	(13,246)	250,000	2,637,533	(360,740)	1963	2006	40 years
Hillside Living Center	(a	)	(3)	Yorkville	IL	560,000	3,073,603	—	(3,168)	560,000	3,070,435	(497,520)	1963	2006	40 years
Arbor View Nursing / Rehab Center	(a	)	(3)	Zion	IL	147,000	5,235,290	139,889	(3,855,328)	30,355	1,636,496	(666,850)	1970	2006	40 years
Ashford Hall	(a	)	(3)	Irving	TX	1,746,000	11,418,567	113,706	(142,702)	1,746,000	11,389,571	(1,648,057)	1964	2006	40 years
Belmont Nursing and Rehab Center	(a	)	(3)	Madison	WI	480,000	1,861,061	6,207	—	480,000	1,867,268	(329,630)	1974	2006	40 years
Blue Ash Nursing and Rehab Center	(a	)	(3)	Cincinnati	OH	125,000	6,278,450	447,530	—	125,000	6,725,980	(1,119,598)	1969	2006	40 years
West Chester Nursing/Rehab Center	(a	)	(3)	West Chester	OH	100,000	5,663,460	368,689	—	100,000	6,032,149	(1,000,968)	1965	2006	40 years
Wilmington Nursing/Rehab Center	(a	)	(3)	Willmington	OH	125,000	6,078,450	472,388	—	125,000	6,550,838	(1,083,737)	1951	2006	40 years
Extended Care Hospital of Riverside	(a	)	(2)	Riverside	CA	1,091,000	5,646,826	—	(26,375)	1,091,000	5,620,451	(1,227,831)	1967	2006	40 years
Heritage Manor	(a	)	(2)	Monterey Park	CA	1,585,508	9,274,154	—	(23,200)	1,585,508	9,250,954	(1,790,583)	1965	2006	40 years
French Park Care Center	(a	)	(2)	Santa Ana	CA	1,076,447	5,983,614	596,442	—	1,076,447	6,580,056	(942,477)	1967	2006	40 years
North Valley Nursing Center	(a	)	(2)	Tujunga	CA	613,800	5,031,473	—	(25,382)	613,800	5,006,091	(865,367)	1967	2006	40 years
Villa Rancho Bernardo Care Center	(a	)	(2)	San Diego	CA	1,425,347	9,652,911	65,349	(57,067)	1,425,347	9,661,193	(1,444,220)	1994	2006	40 years
Austin Nursing Center	(a	)	(3)	Austin	TX	1,501,040	4,504,643	185,833	—	1,501,040	4,690,476	(590,439)	2007	2007	40 years
Dove Hill Care Center and Villas	(a	)	(3)	Hamilton	TX	58,397	5,781,296	—	—	58,397	5,781,296	(706,056)	1998	2007	40 years
Brighten at Medford	(a	)	(3)	Medford	MA	2,365,610	6,612,915	291,912	(858,916)	2,122,533	6,288,988	(926,808)	1978	2007	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Brighten at Ambler	(a	)	(3)	Ambler	PA	370,010	5,111,673	(681,580)	—	370,010	4,430,093	(562,528)	1963	2007	40 years
Brighten at Broomall	(a	)	(3)	Broomall	PA	607,870	3,930,013	590,503	—	607,870	4,520,516	(631,641)	1955	2007	40 years
Brighten at Bryn Mawr	(a	)	(3)	Bryn Mawr	PA	708,300	6,352,474	1,187,886	—	708,300	7,540,360	(918,492)	1972	2007	40 years
Brighten at Julia Ribaudo	(a	)	(3)	Lake Ariel	PA	369,050	7,559,765	730,412	—	369,050	8,290,177	(1,094,149)	1980	2007	40 years
Good Samaritan Nursing Home	(a	)	(2)	Avon	OH	393,813	8,856,210	108,495	—	393,813	8,964,705	(1,298,381)	1964	2007	40 years
Belleville Illinois	(a	)	(3)	Belleville	IL	670,481	3,431,286	—	—	670,481	3,431,286	(419,366)	1978	2007	40 years
Homestead Various Leases (f)	(a	)	(3)		TX	345,197	4,352,982	5,504	—	345,197	4,358,486	(550,921)	—	2007	40 years
Byrd Haven Nursing Home	(a	)	(3)	Searcy	AR	772,501	2,413,388	761,524	—	772,501	3,174,912	(324,347)	1961	2008	40 years
Evergreen Arvin Healthcare	(a	)	(2)	Arvin	CA	900,000	4,764,928	758,102	—	1,020,441	5,402,589	(525,044)	1984	2008	40 years
Evergreen Bakersfield Healthcare	(a	)	(2)	Bakersfield	CA	1,000,000	12,154,112	1,760,333	—	1,133,824	13,780,621	(1,207,162)	1987	2008	40 years
Evergreen Lakeport Healthcare	(a	)	(2)	Lakeport	CA	1,100,000	5,237,033	848,045	—	1,247,206	5,937,872	(590,241)	1987	2008	40 years
New Hope Care Center	(a	)	(2)	Tracy	CA	1,900,000	10,293,920	1,631,836	—	2,154,265	11,671,491	(1,041,255)	1987	2008	40 years
Olive Ridge Care Center	(a	)	(2)	Oroville	CA	800,000	8,609,470	1,933,101	—	907,059	10,435,512	(931,776)	1987	2008	40 years
Twin Oaks Health & Rehab	(a	)	(2)	Chico	CA	1,300,000	8,397,558	1,297,764	—	1,473,971	9,521,351	(928,551)	1988	2008	40 years
Evergreen Health & Rehab	(a	)	(2)	LaGrande	OR	1,400,000	808,374	295,533	—	1,587,353	916,554	(113,142)	1975	2008	40 years
Evergreen Bremerton Health & Rehab	(a	)	(2)	Bremerton	WA	650,000	1,366,315	269,830	(1,390,033)	258,285	637,827	(146,113)	1969	2008	40 years
Four Fountains	(a	)	(3)	Belleville	IL	989,489	5,007,411	—	—	989,489	5,007,411	(442,198)	1972	2008	40 years
Brookside Health & Rehab	(a	)	(3)	Little Rock	AR	750,690	4,421,289	1,613,473	—	750,690	6,034,762	(538,746)	1969	2008	40 years
Skilcare Nursing Center	(a	)	(3)	Jonesboro	AR	417,050	7,007,007	—	—	417,050	7,007,007	(678,534)	1973	2008	40 years
Stoneybrook Health & Rehab Center	(a	)	(3)	Benton	AR	250,231	3,170,134	—	—	250,231	3,170,134	(330,209)	1968	2008	40 years
Trumann Health & Rehab	(a	)	(3)	Trumann	AR	166,821	3,587,185	—	—	166,821	3,587,185	(343,416)	1971	2008	40 years
Deseret at McPherson	(a	)	(2)	McPherson	KS	92,001	1,874,921	—	—	92,001	1,874,921	(168,969)	1970	2008	40 years
Mission Nursing Center	(a	)	(4)	Riverside	CA	230,000	1,209,976	—	—	230,000	1,209,976	(112,123)	1957	2008	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
New Byrd Haven Nursing Home	(a	)	(3)	Searcy	AR	—	10,213,112	—	—	—	10,213,112	(823,174)	2009	2009	40 years
Evergreen Health & Rehab of Petaluma	(a	)	(2)	Petaluma	CA	748,668	2,459,910	—	—	748,668	2,459,910	(264,529)	1969	2009	40 years
Evergreen Mountain View Health & Rehab	(a	)	(2)	Carson City	NV	3,454,723	5,942,468	—	—	3,454,723	5,942,468	(459,236)	1977	2009	40 years
Little Rock Health and Rehab	(a	)	(1)	Little Rock	AR	471,169	4,778,831	6,795,588	—	471,169	11,574,419	(421,853)	1971	2009	40 years
Hidden Acres Health Care	(a	)	(3)	Mount Pleasant	TN	67,413	3,312,587	—	—	67,413	3,312,587	(139,369)	1979	2010	40 years
Community Care and Rehab	(a	)	(1)	Riverside	CA	1,648,067	9,851,933	—	—	1,648,067	9,851,933	(382,768)	1965	2010	40 years
Heritage Gardens of Portageville	(a	)	(3)	Portageville	MO	223,658	3,088,802	—	—	223,658	3,088,802	(108,656)	1995	2010	40 years
Heritage Gardens of Greenville	(a	)	(3)	Greenville	MO	118,925	2,218,775	—	—	118,925	2,218,775	(79,850)	1990	2010	40 years
Heritage Gardens of Senath	(a	)	(3)	Senath	MO	108,843	2,773,194	263,143	—	108,843	3,036,337	(107,963)	1980	2010	40 years
Heritage Gardens of Senath South	(a	)	(3)	Senath	MO	72,805	1,854,998	—	—	72,805	1,854,998	(67,959)	1980	2010	40 years
The Carrington	(a	)	(2)	Lynchburg	VA	705,888	4,294,112	—	—	705,888	4,294,112	(138,011)	1994	2010	40 years
Arma Care Center	(a	)	(2)	Arma	KS	57,452	2,897,772	—	—	57,452	2,897,772	(85,877)	1970	2010	40 years
Yates Center Nursing and Rehab	(a	)	(2)	Yates	KS	54,340	2,990,435	—	—	54,340	2,990,435	(88,193)	1967	2011	40 years
Great Bend Health & Rehab Center	(a	)	(2)	Great Bend	KS	111,482	4,588,518	288,312	—	111,482	4,876,830	(172,122)	1965	2010	40 years
Maplewood at Norwalk	(b	)	(3)	Norwalk	CT	1,589,950	1,010,050	4,611,873	—	1,589,950	5,621,923	(25,251)	1983	2010	40 years
Carrizo Springs Nursing & Rehab	(a	)	(3)	Carrizo Springs	TX	45,317	1,954,683	—	—	45,317	1,954,683	(63,153)	1965	2010	40 years
Maplewood at Orange	(b	)	(2)	Orange	CT	1,133,533	11,155,287	2,131,478	—	1,133,533	13,286,765	(351,534)	1999	2010	40 years
Wellington Leasehold	(a	)	(3)	Wellington	KS	—	—	1,403,108	—	—	1,403,108	(19,769)	1957	2010	21 years
St. James Nursing & Rehab	(a	)	(3)	Carrabelle	FL	1,144,155	8,855,845	—	—	1,144,155	8,855,845	(214,960)	2009	2011	40 years
University Manor	(a	)	(3)	Cleveland	OH	886,425	8,694,575	—	—	886,425	8,694,575	(183,827)	1982	2011	40 years
Grand Rapids Care Center	(a	)	(3)	Grand Rapids	OH	288,249	1,516,629	—	—	288,249	1,516,629	(28,633)	1993	2011	40 years
Bellevue Care Center	(a	)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(64,119)	1988	2011	40 years
Orchard Grove Assisted Living	(b	)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(64,120)	1998	2011	40 years
Woodland Manor Nursing and Rehabilitation	(a	)	(3)	Conroe	TX	576,518	2,090,586	115,000	—	576,518	2,205,586	(51,016)	1975	2011	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Fredericksburg Nursing and Rehabilitation	(a	)	(3)	Fredericksburg	TX	326,731	3,046,370	—	—	326,731	3,046,370	(58,617)	1970	2011	40 years
Jasper Nursing and Rehabilitation	(a	)	(3)	Jasper	TX	113,083	2,554,020	—	—	113,083	2,554,020	(46,490)	1972	2011	40 years
Legacy Park Community Living Center	(a	)	(3)	Peabody	KS	33,420	1,266,580	—	—	33,420	1,266,580	(25,752)	1963	2011	40 years
Lakewood Senior Living of Pratt	(a	)	(3)	Pratt	KS	18,503	502,901	—	—	18,503	502,901	(12,496)	1964	2011	40 years
Lakewood Senior Living of Seville	(a	)	(3)	Wichita	KS	93,731	896,938	—	—	93,731	896,938	(19,176)	1977	2011	40 years
Lakewood Senior Living of Haviland	(a	)	(3)	Haviland	KS	112,480	648,771	—	—	112,480	648,771	(15,506)	1971	2011	40 years
Oak Manor Nursing and Rehabilitation	(a	)	(3)	Commerce	TX	224,899	1,867,793	78,806	—	224,899	1,946,599	(41,184)	1963	2011	40 years
Loma Linda Healthcare	(a	)	(3)	Moberly	MO	913,017	4,556,983	—	—	913,017	4,556,983	(89,139)	1987	2011	40 years
Maplewood at Newtown	(b	)	(3)	Newtown	CT	4,941,584	7,058,416	3,332,745	—	6,314,004	9,018,742	(175,867)	2000	2011	40 years
Chatham Acres Nursing Home	(a	)	(3)	Chatham	PA	203,431	1,996,569	—	—	203,431	1,996,569	(47,735)	1873	2011	40 years
Transitions Healthcare Gettysburg	(a	)	(3)	Gettysburg	PA	241,994	5,858,005	67,696	—	241,994	5,925,701	(70,586)	1950	2011	40 years
Maplewood at Darien	(b	)	(3)	Darien	CT	2,430,458	3,069,542	1,132,247	—	2,430,458	4,201,789	(26,305)	2012	2011	40 years
Crawford Manor	(a	)	(2)	Cleveland	OH	119,877	3,080,123	—	—	119,877	3,080,123	(27,412)	1994	2011	40 years
Aviv Asset Management	(d	)	(3)	Chicago	IL	—	—	411,969	—	—	411,969	(156,747)	—
Skagit Aviv	(e	)	(3)	Mt. Vernon	WA	—	—	422,205	—	—	422,205	—	—
Chatham Acres	(e	)	(3)	Chatham	PA	—	—	274,318	—	—	274,318	—	—
Amberwood Manor Nursing Home Rehabilitation	(a	)	(5)	New Philadelphia	PA	450,642	3,264,346	—	—	450,642	3,264,346	(14,435)	1962	2011	40 years
Caring Heights Community Care & Rehabilitation Center	(a	)	(5)	Coroapolis	PA	1,546,079	10,018,012	—	—	1,546,079	10,018,012	(44,480)	1983	2011	40 years
Dunmore Healthcare Group	(a	)	(5)	Dunmore	PA	398,110	6,812,777	—	—	398,110	6,812,777	(30,530)	2002	2011	40 years
Eagle Creek Healthcare Group	(a	)	(5)	West Union	OH	1,055,733	5,774,130	—	—	1,055,733	5,774,130	(25,726)	1981	2011	40 years
Edison Manor Nursing & Rehabilitation	(a	)	(5)	New Castle	PA	393,475	8,246,253	—	—	393,475	8,246,253	(37,098)	1982	2011	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Indian Hills Health & Rehabilitation Center	(a	)	(5)	Euclid	OH	852,677	8,425,268	—	—	852,677	8,425,268	(37,367)	1989	2011	40 years
Milcrest Nursing Center	(a	)	(5)	Marysville	OH	735,942	2,169,369	—	—	735,942	2,169,369	(9,872)	1968	2011	40 years
Scranton Healthcare Center	(a	)	(5)	Scranton	PA	1,120,202	5,536,985	—	—	1,120,202	5,536,985	(24,174)	2002	2011	40 years
Deseret Nursing & Rehabilitation at Colby	(a	)	(5)	Colby	KS	569,437	2,798,928	—	—	569,437	2,798,928	(12,144)	1974	2011	40 years
Deseret Nursing & Rehabilitation at Kensington	(a	)	(5)	Kensington	KS	279,893	1,418,766	—	—	279,893	1,418,766	(6,514)	1959	2011	40 years
Deseret Nursing & Rehabilitation at Onaga	(a	)	(5)	Onaga	KS	86,863	2,866,488	—	—	86,863	2,866,488	(12,426)	1959	2011	40 years
Deseret Nursing & Rehabilitation at Oswego	(a	)	(5)	Oswego	KS	183,378	839,678	—	—	183,378	839,678	(3,981)	1960	2011	40 years
Deseret Nursing & Rehabilitation at Smith Center	(a	)	(5)	Smith Center	KS	106,166	1,650,402	—	—	106,166	1,650,402	(7,359)	1964	2011	40 years
Burford Manor	(a	)	(5)	Davis	OK	80,000	3,220,000	—	—	80,000	3,220,000	(14,292)	1969	2011	40 years
Care Meridian Cowan Heights	(h	)	(5)	Santa Ana	CA	219,887	1,129,422	—	—	219,887	1,129,422	—	1989	2011	40 years
Care Meridian Escondido	(h	)	(5)	Escondido	CA	169,913	1,139,416	—	—	169,913	1,139,416	—	1990	2011	40 years
Care Meridian Fresno-Marks	(h	)	(5)	Fresno	CA	269,862	1,709,125	—	—	269,862	1,709,125	—	1990	2011	40 years
Care Meridian La Habra Heights	(h	)	(5)	La Habra	CA	199,898	1,339,314	—	—	199,898	1,339,314	—	1990	2011	40 years
Care Meridian Sacramento	(h	)	(5)	Elk Grove	CA	219,887	1,649,155	—	—	219,887	1,649,155	—	1992	2011	40 years
Care Meridian Oxnard	(h	)	(5)	Oxnard	CA	99,949	1,219,375	—	—	99,949	1,219,375	—	1994	2011	40 years
Care Meridian Santiago Canyon	(h	)	(5)	Silverado	CA	549,718	1,039,468	—	—	549,718	1,039,468	—	1999	2011	40 years
Care Meridian Marin	(h	)	(5)	Fairfax	CA	319,836	2,148,899	—	—	319,836	2,148,899	—	2000	2011	40 years
Care Meridian Gilroy	(h	)	(5)	Gilroy	CA	1,089,442	1,759,099	—	—	1,089,442	1,759,099	—	2000	2011	40 years
Care Meridian Artesia	(h	)	(5)	Artesia	CA	179,908	1,389,288	—	—	179,908	1,389,288	—	2002	2011	40 years

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Care Meridian Las Vegas	(a	)	(5)	Las Vegas	NV	759,611	7,776,017	—	—	759,611	7,776,017	—	2004	2011	40 years
Sandalwood Healthcare	(a	)	(5)	Little Rock	AR	1,040,000	3,710,000	—	—	1,040,000	3,710,000	—	1996	2011	40 years
Bath Creek			(3)	Cuyahoga Falls	OH	—	—	—	—	—	—	—
										—	—

						$103,199,886	$754,151,054	$79,222,090	$(28,105,445)	$102,925,122	$805,542,464	$(96,796,028)

Assets under direct financing leases

Description	Type of Asset		Encumbrances	City	State	Initial Cost to Company	Accretion/ Amortization	Impairment/ Dispositions	Gross Amount Carried at December 31, 2011	Year of Construction	Date Acquired
Fountain Lake	(a	)	(2)	Hot Springs	AR	$10,418,738	$497,443	$—	$10,916,181	2007	2008

						$10,418,738	$497,443	$—	$10,916,181

(a)	Skilled Nursing Facilities (SNFs)

(b)	Assisted Living Facilities (ALFs)

(c)	Vacant Land

(d)	Assets relating to corporate office space

(e)	Developmental asset

(f)	Includes six properties all located in Texas

(g)	The aggregate cost for federal income tax purposes of the real estate as of December 31, 2011 is $611,116,546 (unaudited)

(h)	Traumatic Brain Injury Center (TBIs)

Encumbrances:	(1) Standalone first mortgage

(2) The Mortgage

(3) Unencumbered

(4) The 2014 Revolver

(5) The Acquisition Credit Line

	For the Years Ended December 31,
	2011	2010	2009
Reconciliation of real estate:
Carrying cost:
Balance at beginning of period	$703,049,477	$636,409,268	$606,691,800
Additions during period:
Acquisitions	186,078,338	63,005,000	17,856,000
Development of rental properties and capital expenditures	36,686,682	7,815,209	11,861,468
Dispositions:
Sale of assets	(339,009)	(4,084,000)	—
Impairment (i)	(6,091,721)	(96,000)	—

Balance at end of period	$919,383,767	$703,049,477	$636,409,268

Accumulated depreciation:
Balance at beginning of period	$75,948,944	$58,673,377	$42,091,996
Additions during period:
Depreciation expense	20,847,084	17,853,799	17,527,656
Dispositions:
Sale of assets	—	(578,232)	(946,275)
Impairment (i)	—	—	—

Balance at end of period	$96,796,028	$75,948,944	$58,673,377

(i)	Represents the write-down of carrying cost and accumulated depreciation on assets where impairment charges were taken.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Partners

Aviv Healthcare Properties Limited Partnership and Subsidiaries

We have audited the accompanying consolidated balance sheets of Aviv Healthcare Properties Limited Partnership and Subsidiaries (the Partnership) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2011. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviv Healthcare Properties Limited Partnership and Subsidiaries at December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Chicago, Illinois

March 13, 2012

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2011	2010
Assets
Cash and cash equivalents	$39,203,727	$13,028,474
Deferred rent receivable	29,926,203	30,660,773
Tenant receivables, net	6,007,800	1,168,842
Rental properties and financing leases, at cost:
Land	102,925,122	76,466,020
Buildings and improvements	750,130,484	568,959,630
Furniture, fixtures and equipment	55,411,980	46,846,643
Assets under direct financing leases	10,916,181	10,777,184

	919,383,767	703,049,477
Less accumulated depreciation	(96,796,028)	(75,948,944)

Net rental properties	822,587,739	627,100,533

Deferred finance costs, net	13,142,330	9,957,636
Loan receivables, net	33,031,117	36,610,638
Other assets	5,864,045	12,872,323

Total assets	$949,762,961	$731,399,219

Liabilities and equity
Accounts payable and accrued expenses	$18,124,167	$6,012,809
Tenant security and escrow deposits	15,739,917	13,658,384
Other liabilities	33,167,333	25,996,492
Deferred contribution	35,000,000	—
Mortgage and other notes payable	600,473,578	440,575,916

Total liabilities	702,504,995	486,243,601

Equity:
Partners’ equity	250,555,308	241,061,186
Accumulated other comprehensive (loss) income	(3,297,342)	4,094,432

Total equity	247,257,966	245,155,618

Total liabilities and equity	$949,762,961	$731,399,219

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31
	2011	2010	2009
Revenues
Rental income	$92,326,121	$85,240,144	$82,775,078
Tenant recoveries	7,174,851	6,441,786	6,055,703
Interest on loans to lessees—capital expenditures	1,267,275	1,779,620	1,662,107
Interest on loans to lessees—working capital and capital lease	3,978,754	3,446,226	1,830,791

Total revenues	104,747,001	96,907,776	92,323,679

Expenses
Rent and other operating expenses	890,812	574,646	612,185
General and administrative	17,589,024	11,475,122	7,741,087
Offering costs	—	—	6,863,948
Real estate taxes	7,281,628	6,475,230	6,231,776
Depreciation	20,847,084	17,853,799	17,527,656
Loss on impairment	6,091,721	96,000	—

Total expenses	52,700,269	36,474,797	38,976,652

Operating income	52,046,732	60,432,979	53,347,027

Other income and expenses:
Interest and other income	843,794	133,286	466,177
Interest expense	(36,010,044)	(22,722,785)	(26,570,071)
Change in fair value of derivatives	—	2,931,309	6,987,825
Amortization of deferred financing costs	(2,664,934)	(1,008,059)	(550,327)
Earnout accretion	(266,902)	—	—
Gain on sale of assets, net	1,170,991	511,552	—
Loss on extinguishment of debt	(3,806,513)	(2,295,562)	—

Total other income and expenses	(40,733,608)	(22,450,259)	(19,666,396)

Net income	11,313,124	37,982,720	33,680,631
Distributions and accretion on Class E Preferred Units	—	(17,371,893)	(14,569,875)
Net income allocable to noncontrolling interests	—	(241,622)	(221,154)

Net income allocable to common units	$11,313,124	$20,369,205	$18,889,602

Net income allocable to common units	$11,313,124	$37,982,720
Unrealized (loss) gain on derivative instruments	(7,391,774)	4,094,432

Total comprehensive income allocable to common units	$3,921,350	$42,077,152

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Changes in Equity

Years Ended December 31, 2011, 2010 and 2009

	Partners’ Equity	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
Balance at January 1, 2009	$76,915,331	$—	$955,861	$77,871,192
Net income	33,459,477	—	221,154	33,680,631
Issuance of warrants	8,399,117	—	—	8,399,117
Non-cash stock based compensation	406,000	—	—	406,000
Distributions to partners and accretion on Class E Preferred Units and other	(45,794,832)	—	—	(45,794,832)

Balance at December 31, 2009	73,385,093	—	1,177,015	74,562,108
Net income	37,741,098	—	241,622	37,982,720
Non-cash stock based compensation	1,631,998	—	—	1,631,998
Distributions to partners and accretion on Class E Preferred Units and other	(79,980,308)	—	—	(79,980,308)
Redemption of warrants	(17,001,453)	—	—	(17,001,453)
Capital contributions	223,597,219	—	268,902	223,866,121
Unrealized gain on derivative instruments	—	4,094,432	—	4,094,432
Capital contributions of noncontrolling interests	1,687,539	—	(1,687,539)	—

Balance at December 31, 2010	241,061,186	4,094,432	—	245,155,618
Non-cash stock-based compensation	1,971,905	—	—	1,971,905
Distributions to partners	(44,210,664)	—	—	(44,210,664)
Capital contributions	40,419,757	—	—	40,419,757
Unrealized loss on derivative instruments	—	(7,391,774)	—	(7,391,774)
Net income	11,313,124	—	—	11,313,124

Balance at December 31, 2011	$250,555,308	$(3,297,342)	$—	$247,257,966

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2011	2010	2009
Operating activities
Net income	$11,313,124	$37,982,720	$33,680,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,847,084	17,853,799	17,527,656
Amortization of deferred financing costs	2,664,934	1,008,059	550,327
Accretion of debt premium	(197,873)	—	—
Change in fair value of derivatives	—	(2,931,309)	(6,987,825)
Deferred rental loss (income), net	466,595	(3,056,430)	(6,388,600)
Rental income from intangible amortization, net	(1,365,836)	(3,681,109)	(2,097,655)
Non-cash stock (unit)-based compensation	1,971,905	1,631,998	406,000
Gain on sale of assets, net	(1,170,991)	(511,552)	—
Non-cash loss on extinguishment of debt	3,806,513	1,437,233	—
Loss on impairment of assets	6,091,721	96,000	—
Reserve for uncollectible loan receivables	1,426,149	750,000	—
Accretion of earn-out provision for previously acquired rental properties	266,902	—	—
Changes in assets and liabilities:
Due from related parties	—	15,816	10,000
Tenant receivables	(6,103,511)	(317,123)	(365,523)
Other assets	2,596,091	177,666	3,022,578
Accounts payable and accrued expenses	6,146,173	3,357,961	145,652
Tenant security deposits and other liabilities	1,672,037	866,527	1,141,304
Due to related parties	—	—	(602,253)

Net cash provided by operating activities	50,431,017	54,680,256	40,042,292

Investing activities
Purchase of rental properties	(181,214,201)	(54,884,043)	(16,375,694)
Proceeds from sales of rental properties	1,510,000	4,085,825	—
Payment of earn-out provision for previously acquired rental properties	—	(9,600,731)	—
Capital improvements and other developments	(30,769,934)	(7,883,130)	(13,507,673)
Loan receivables received from (funded to) others, net	3,417,924	(6,834,568)	(8,609,528)

Net cash used in investing activities	(207,056,211)	(75,116,647)	(38,492,895)

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Cash Flows (continued)

	Year Ended December 31,
	2011	2010	2009
Financing activities
Borrowings of debt	$404,928,032	$442,789,570	$35,651,073
Repayment of debt	(244,832,497)	(482,522,690)	(19,091,756)
Payment of financing costs	(9,607,704)	(10,567,931)	(102,803)
Payment for swap termination	—	(3,380,160)	—
Capital contributions	40,419,757	223,866,121	—
Deferred contribution	35,000,000	—	—
Redemption of Class E Preferred Units and warrants	—	(92,001,451)	—
Redemption of Class F Units	—	(23,602,649)	—
Proceeds from issuance of warrants	—	—	8,399,117
Net proceeds from issuance of Class E Preferred Units	—	—	17,898,975
Cash distributions to partners	(43,107,141)	(36,658,452)	(38,122,989)

Net cash provided by financing activities	182,800,447	17,922,358	4,631,617

Net increase (decrease) in cash and cash equivalents	26,175,253	(2,514,033)	6,181,014
Cash and cash equivalents:
Beginning of year	13,028,474	15,542,507	9,361,493

End of year	$39,203,727	$13,028,474	$15,542,507

Supplemental cash flow information
Cash paid for interest	$29,025,490	$20,983,000	$27,771,260

Supplemental disclosure of noncash activity
Accrued distributions payable to partners	$13,029,927	$11,339,775	$3,650,000
Write-off of deferred rent receivable	$7,093,438	$3,367,164	$—
Write-off of in-place lease intangibles, net	$35,536	$1,392,034	$—
Write-off of deferred finance costs, net	$3,806,513	$1,235,969	$—
Write-off of debt discount	$—	$202,307	$—

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Description of Operations and Formation

Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and Subsidiaries (the Partnership) was formed in 2005 and directly or indirectly owned or leased 223 properties, principally skilled nursing facilities, across the United States at December 31, 2011. The Partnership generates the majority of its revenues by entering into long-term triple-net leases with qualified local, regional, and national operators. In addition to the base rent, leases provide for tenants to pay the Partnership an ongoing escrow for real estate taxes. Furthermore, all operating and maintenance costs of the buildings are the responsibility of the tenants. Substantially all depreciation expense reflected in the consolidated statements of operations relates to the ownership of real estate properties. The Partnership manages its business as a single business segment as defined in Accounting Standards Codification (ASC) 280, Segment Reporting.

The Partnership is the general partner of Aviv Healthcare Properties Operating Partnership I, L.P. (the Operating Partnership), a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware company. The Operating Partnership has five wholly owned subsidiaries: Aviv Financing I, LLC (Aviv Financing I), a Delaware limited liability company; Aviv Financing II, LLC (Aviv Financing II), a Delaware limited liability company; Aviv Financing III, LLC (Aviv Financing III), a Delaware limited liability company; Aviv Financing IV, LLC (Aviv Financing IV), a Delaware limited liability company; and Aviv Financing V, LLC (Aviv Financing V), a Delaware limited liability company.

On September 17, 2010, the predecessor to the Partnership entered into an agreement (the Merger Agreement), by and among Aviv REIT, Inc. (the REIT), a Maryland corporation, Aviv Healthcare Merger Sub LP (Merger Sub), a Delaware limited partnership of which the REIT is the general partner, Aviv Healthcare Merger Sub Partner LLC, a Delaware limited liability company and a wholly owned subsidiary of the REIT, and the Partnership. Effective on such date, the REIT is the sole general partner of the Partnership. Pursuant to the Merger Agreement, the predecessor to the Partnership merged (the Merger) with and into Merger Sub, with Merger Sub continuing as the surviving entity with the identical name (the Surviving Partnership). Following the Merger, the REIT remains as the sole general partner of the Surviving Partnership and the Surviving Partnership, as the successor to the predecessor to the Partnership, became the general partner of the Operating Partnership.

All of the business, assets and operations will continue to be held by the Operating Partnership and its subsidiaries. The REIT equity interest in the Surviving Partnership will be linked to future investments in the REIT, such that future equity issuances by the REIT (pursuant to the Stockholders Agreement, the REIT’s management incentive plan or otherwise as agreed between the parties) will result in a corresponding increase in the REIT’s equity interest in the Surviving Partnership. The REIT is authorized to issue 2 million shares of common stock (par value ($0.01) and 1,000 shares of preferred stock (par value $1,000)). At December 31, 2011, there are 262,237 shares of common stock and 125 shares of preferred stock outstanding.

As a result of the common control of the REIT (which was newly formed) and the predecessor to the Partnership, the Merger, for accounting purposes, did not result in any adjustment to the historical carrying value of the assets or liabilities of the Partnership. The REIT was funded in September 2010 with approximately $235 million from its stockholders, and such amounts, net of costs, was contributed to the Partnership in September 2010 in exchange for Class G Units in the Partnership. An additional $10 million and $30 million were contributed by the REIT’s stockholders on January 25, 2011 and October 28, 2011, respectively. Subsequently, an additional $35 million was contributed by the REIT’s stockholders on December 27, 2011. The contribution received prior to year end and the issuance of the shares is recognized as a liability as of December 31, 2011 as the shares of common stock were not issued until after December 31, 2011. As of December 31, 2011, the REIT owned 57.01% of the Partnership. The REIT’s weighted average ownership of the Partnership for the year ended

December 31, 2011 was 54.9%. On December 27, 2011, the REIT’s stockholders contributed $35 million to the REIT which was further contributed to the Partnership, increasing the REIT’s ownership of the Partnership to 59.7% in January 2012.

2. Summary of Significant Accounting Policies

Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership, the Surviving Partnership, the Operating Partnership, and all controlled subsidiaries. The Partnership considers itself to control an entity if it is the majority owner of and has voting control over such entity or the power to control a variable interest entity. The portion of the net income or loss attributed to third parties is reported as net income allocable to noncontrolling interests on the consolidated statements of operations, and such parties’ portion of the net equity in such subsidiaries is reported on the consolidated balance sheets as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. The Partnership maintains cash and cash equivalents in United States banking institutions that exceed amounts insured by the Federal Deposit Insurance Corporation. The Partnership believes the risk of loss from exceeding this insured level is minimal.

Rental Properties

The Partnership periodically assesses the carrying value of rental properties and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the rental properties will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the rental properties and related intangibles to their estimated fair value. The estimated fair value of the Partnership’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis. As part of the impairment evaluation during 2011, three buildings were impaired for approximately $6.1 million to reflect the difference between the book value and the estimated selling price less costs to dispose (Level 3). As part of the impairment evaluation during 2010, a building in Hometown, Texas was impaired for $96,000 to reflect the difference between the book value and estimated selling price less costs to dispose (Level 3). The property was sold on December 31, 2010, with an immaterial gain subsequent to the impairment of $96,000 previously taken. The impairment evaluation during 2009 did not result in any recognition of impairment.

Buildings and building improvements are recorded at cost and have been assigned estimated 40-year lives and are depreciated on the straight-line method. Personal property, furniture, and equipment have been assigned estimated lives ranging from 7 to 10 years and are depreciated on the straight-line method.

The Partnership may advance monies to its lessees for the purchase, generally, of furniture, fixtures, or equipment or other purposes. Required minimum lease payments due from the lessee increase to provide for the repayment of such amounts over a stated term. These advances in the instance where the depreciable life of the newly purchased asset is less than the remaining lease term are reflected as loan receivables on the consolidated balance sheets, and the incremental lease payments are bifurcated between principal and interest over the stated term. In the instance where the depreciable life of the newly purchased assets is longer than the remaining lease term, the purchase is recorded as property. In other instances, explicit loans are made to lessees for working capital and other funding needs and provide for monthly principal and interest payments generally ranging from 5 to 10 years.

Purchase Accounting

The Partnership allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed, the Partnership makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of the Partnership’s diverse operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a requirement of the Mortgage (Level 3). The Partnership allocates the purchase price of facilities to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

The Partnership determines fair values as follows:

—	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

—	Rental properties are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

—	The Partnership allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

—	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Partnership determines the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within the Partnership’s portfolio, or third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain tenants, including tenant allowances, tenant improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Partnership also estimates the value of tenant or other customer relationships acquired by considering the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with such tenant, such tenant’s credit quality, expectations of lease renewals with such tenant, and the potential for significant, additional future leasing arrangements with such tenant. The Partnership amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations in rental income.

Prior to the Merger on September 17, 2010, Aviv Asset Management, L.L.C. (AAM) was a nonconsolidated management company to the Partnership based on the application of appropriate accounting guidance (as discussed in Footnote 12). Upon the Merger, AAM became a consolidated entity of the Company and is presented as such for all periods included herein with all periods shown at historical cost (carryover basis with no adjustments to fair value). This treatment is in accordance with ASC 805 due to the fact that AAM was under common control prior and subsequent to the Merger.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to deferred rent receivable. Income recognized from this policy is titled deferred rental income. Additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred and are reflected as tenant recoveries on the consolidated statements of operations.

Below is a summary of the components of rental income for the years ended December 31, 2011, 2010, and 2009:

	2011	2010	2009
Cash rental income	$91,426,880	$78,502,605	$74,288,823
Deferred rental (loss) income	(466,595)	3,056,430	6,388,600
Rental income from intangible amortization	1,365,836	3,681,109	2,097,655

Total rental income	$92,326,121	$85,240,144	$82,775,078

During the years ended December 31, 2011 and 2010, deferred rental (loss) income includes a write-off (expense) of deferred rent receivable of approximately $7.1 million and $3.4 million, respectively, due to the early termination of leases and replacement of operators.

Lease Accounting

The Partnership, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statement of operations as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as rental properties in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to the Partnership’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease. Such accretion was approximately $0.1 million, $0.1 million, and $0.2 million for the years ended December 31, 2011, 2010, and 2009, respectively.

All of the Partnership’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over the term of the respective underlying debt agreement.

Loan Receivables

Loan receivables consist of capital improvement loans to tenants and working capital loans to operators. Loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding loans and notes receivable for collectability. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators. As of December 31, 2011, and 2010, respectively, loan receivable reserves amounted to approximately $2.2 million and $0.8 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates.

Stock-Based Compensation

The Partnership follows ASC 718, Stock Compensation (ASC 718), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated statements of operations based on their grant date fair values. On September 17, 2010, the Partnership adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. A pro- rata allocation of non-cash stock-based compensation expense is made to the Partnership and noncontrolling interests for awards granted under the Plan. The Plan’s non-cash stock-based compensation expense by the Partnership through December 31, 2011 is summarized in Footnote 9.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

—	Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or;

—

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

—	Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Partnership’s interest rate swaps are valued using models developed by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the

Partnership’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Partnership had outstanding mortgage and other notes payable obligations with a carrying value of approximately $600.5 million and $440.6 million as of December 31, 2011 and 2010, respectively. The fair values of debt as of December 31, 2011 was $597.7 million and as of December 31, 2010 approximates its carrying value based upon interest rates available to the Partnership on similar borrowings (Level 3). Management estimates the fair value of its loan receivables using a discounted cash flow analysis based upon the Partnership’s current interest rates for loan receivables with similar maturities and collateral securing the indebtedness. The Partnership had outstanding loan receivables with a carrying value of approximately $33.0 million and $36.6 million as of December 31, 2011 and 2010, respectively. The fair values of loan receivables as of December 31, 2011 and 2010 approximate their carrying value based upon interest rates available to the Partnership on similar borrowings.

Derivative Instruments

In the normal course of business, a variety of financial instruments are used to manage or hedge interest rate risk. The Partnership has implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of the Partnership’s derivative instruments are recorded in the consolidated statements of operations if the derivative does not qualify for or the Partnership does not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting. Derivative contracts are not entered into for trading or speculative purposes. Furthermore, the Partnership has a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors. Under certain circumstances, the Partnership may be required to replace a counterparty in the event that the counterparty does not maintain a specified credit rating.

Initial Public Offering Costs

During 2009, the Partnership pursued an initial public offering (the IPO) of common stock. Costs related to the IPO incurred by the Partnership were capitalized on the consolidated balance sheets in other assets as they were incurred.

On November 2, 2009, the Partnership abandoned its IPO effort. As a result, the Partnership wrote off the IPO costs incurred to date to the consolidated statements of operations. In the year ended December 31, 2009, approximately $6.9 million of IPO-related costs were expensed.

Income Taxes

As a limited partnership, the consolidated operating results are included in the income tax returns of the individual partners. Accordingly, the Partnership does not provide for federal income taxes. State income taxes were not significant in any of the periods presented. No uncertain income tax positions exist as of December 31, 2011 and 2010, respectively.

Risks and Uncertainties

The Partnership is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and continuing regulation by federal, state, and local governments. Additionally, the Partnership is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on the Partnership’s consolidated financial position or results of operations.

Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements (ASU 2010-06), which expands required disclosures related to an entity’s fair value measurements. Certain provisions of ASU 2010-06 were effective for interim and annual reporting periods beginning after December 15, 2009, and the Partnership adopted those provisions as of January 1, 2010. The remaining provisions, which were effective for interim and annual reporting periods beginning after December 15, 2010, require additional disclosures related to purchases, sales, issuances and settlements in an entity’s reconciliation of recurring level three investments. The Partnership adopted the final provisions of ASU 2010-06 as of January 1, 2011. The adoption of ASU 2010-06 did not impact the notes to the Partnership’s consolidated financial statements.

In January 2011, the FASB issued ASU 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations (ASU 2010-29), affecting public entities who enter into business combinations that are material on an individual or aggregate basis. ASU 2010-29 specifies that a public entity presenting comparative financial statements should disclose revenues and earnings of the combined entity as though the business combination that occurred during the year occurred at the beginning of the prior annual reporting period when preparing the pro forma financial information for both the current and prior reporting periods. This guidance, which is effective for business combinations consummated in reporting periods beginning after December 15, 2010, also requires that pro forma disclosures be accompanied by a narrative description regarding the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the pro forma revenues and earnings. The adoption of this update did not have an impact on the notes to the Partnership’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (ASU 2011-05). The guidance in ASU 2011-05 is effective for public companies for fiscal years, and interim periods within those years, beginning after December 15, 2011 and requires the components of net income and other comprehensive income and total comprehensive income for each interim period. The Partnership will incorporate the provisions of this update to its consolidated financial statements upon adoption.

3. Rental Property Activity

The Partnership had the following rental property activity for the year ended December 31, 2011 as described below:

—

In January 2011, Aviv Financing I acquired a property in Kansas from an unrelated third party for a purchase price of $3,045,000. The Partnership financed this purchase through cash and borrowings of $2,131,000 under the Acquisition Credit Line (see Footnote 7).

—

In March 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of approximately $2,200,000. The Partnership financed this purchase through cash.

—	In March 2011, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $9,581,000. The Partnership financed this purchase through cash.

—

In March 2011, Aviv Financing II acquired a property in Florida from an unrelated third party for a purchase price of approximately $10,000,000. The Partnership financed this purchase through borrowings of $10,200,000 under the 2014 Revolver (see Footnote 7).

—	In April 2011, Aviv Financing II acquired three properties in Ohio from an unrelated third party for a purchase price of $9,250,000. The Partnership financed this purchase through cash.

—	In April 2011, Aviv Financing II acquired a property in Kansas from an unrelated third party for a purchase price of $1,300,000. The Partnership financed this purchase through cash.

—	In April 2011, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $2,093,000. The Partnership financed this purchase through cash.

—	In April 2011, Aviv Financing II acquired three properties in Texas from an unrelated third party for a purchase price of $8,707,000. The Partnership financed this purchase through cash.

—	In May 2011, Aviv Financing II acquired three properties in Kansas from an unrelated third party for a purchase price of $2,273,000. The Partnership financed this purchase through cash.

—	In May 2011, Aviv Financing II acquired a property in Missouri from an unrelated third party for a purchase price of $5,470,000. The Partnership financed this purchase through cash.

—

In May 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $12,000,000. In addition, as part of this acquisition, the Partnership recognized an approximate $3,333,000 addition to the purchase price as per the guidance within ASC 805 as it relates to the earn-out provision defined at closing (Level 3). The Partnership financed this purchase through cash.

—

In August 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,100,000. The Partnership financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

—

In August 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $5,500,000. The Partnership financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

—

In September 2011, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of $3,200,000. The Partnership financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

—

In November 2011, Aviv Financing I acquired a property in Oklahoma from an unrelated third party for a purchase price of $3,300,000. The Partnership financed this purchase through cash and borrowings of $1,940,000 under the Acquisition Credit Line (see Footnote 7).

—	In November 2011, Aviv Financing I sold three vacant land parcels in Massachusetts to unrelated third parties for a sales price of $1,360,000 and recognized a gain of approximately $1,110,000.

—

In November 2011, Aviv Financing I acquired five properties in Kansas from an unrelated third party for a purchase price of $10,800,000. The Partnership financed this purchase through cash and borrowings of $7,560,000 under the Acquisition Credit Line (see Footnote 7).

—

In November 2011, Aviv Financing I acquired seven properties in Pennsylvania and Ohio from an unrelated third party for a purchase price of $50,142,813. The Partnership financed this purchase through cash and borrowings of approximately $37,340,000 under the Acquisition Credit Line (see Footnote 7).

—

In November 2011, Aviv Financing I acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,657,187. The Partnership financed this purchase through cash. In December 2011, the Partnership added borrowings of approximately $4,660,000 under the Acquisition Credit Line (see Footnote 7) in connection with this property.

—

In December 2011, Aviv Financing I acquired eleven properties in California and Nevada from an unrelated third party for a purchase price of $24,845,100. The Partnership financed this purchase cash and through borrowings of $17,392,000 under the Acquisition Credit Line (see Footnote 7).

—

In December 2011, Aviv Financing I acquired a property in Arkansas from an unrelated third party for a purchase price of $4,750,000. The Partnership financed this purchase through cash and borrowings of $3,325,000 under the Acquisition Credit Line (see Footnote 7).

—	In December 2011, Aviv Financing I sold a vacant land parcel in Massachusetts to an unrelated third party for a sales price of $150,000 and recognized a gain of approximately $60,000.

The following table illustrates the effect on total revenues and net income as if we had consummated the acquisitions during the year ended 2011 as of January 1, 2010 (unaudited):

	For the Year Ended December 31,
	2011	2010
Total Revenues	$116,354,903	$115,408,277
Net Income	18,244,478	46,329,779

Acquisition-related costs are not expected to have a continuing significant impact on our financial results and therefore have been excluded from these proforma results.

Related to the above business combinations, the Partnership incurred approximately $2,824,000 of acquisition costs that are expensed in general and administrative expenses in the consolidated statements of operations. In accordance with ASC 805, the Partnership allocated the approximate net purchase price paid for these properties acquired in 2011 as follows (excludes the earn-out provision discussed above) using Level 2 and Level 3 inputs:

Land	$26,264,000
Buildings and improvements	148,914,000
Furniture, fixtures and equipment	7,567,000
Above market leases	42,000
Below market leases	(2,437,000)
Lease intangibles	864,000

Borrowings and available cash	$181,214,000

The Partnership had the following rental property activity during the year ended December 31, 2010 as described below:

—

In March 2010, Aviv Financing III recognized an additional $8,121,000 addition to the purchase price for the August 2008 acquisitions of eight properties in California and Oregon from an unrelated third party as per the guidance within ASC 805. The addition is related to the earn-out provision defined at closing. Such $8,121,000 additions along with $1,480,000 previously accrued amounts at December 31, 2009 related to the acquisitions of two properties in April 2009 in California and Nevada under Aviv Financing I, were paid out in the amount of approximately $9,601,000.

—	In June 2010, Aviv Financing III acquired a property in Tennessee from an unrelated third party for a purchase price of approximately $3,380,000. The Partnership financed this purchase through cash.

—

In July 2010, Aviv Financing I disposed of two properties in California to an unrelated third party for a total selling price of approximately $3,988,000, which resulted in a gain on disposal of approximately $582,000. The proceeds from the sale were primarily used to pay down a portion of the existing Credit Facility (see Footnote 7) by approximately $3,883,000.

—

In September 2010, Aviv Financing I acquired a property in Virginia from an unrelated third party for a purchase price of approximately $5,000,000. The Partnership financed this purchase through borrowings of approximately $3,162,000 under the 2014 Revolver (see Footnote 7).

—

In October 2010, Aviv Financing I acquired four properties in Missouri from various unrelated third parties for a purchase price of approximately $10,460,000. The Partnership financed this purchase through borrowings of approximately $7,718,000 under the 2014 Revolver (see Footnote 7).

—

In November 2010, Aviv Financing III acquired a property in California from an unrelated third party for a purchase price of approximately $11,500,000. The Partnership financed this purchase through borrowings of approximately $7,800,000 under an acquisition loan.

—

In December 2010, Aviv Financing III acquired a property in Connecticut from an unrelated third party for a purchase price of approximately $2,600,000. The Partnership financed this purchase through cash.

—

In December 2010, Aviv Financing I acquired four properties in Kansas, Texas and Connecticut, from unrelated third parties for a purchase price of approximately $21,944,000. The Partnership financed this purchase through borrowings of approximately $15,666,000 under the 2014 Revolver (see Footnote 7).

—	In December 2010, Aviv Financing I sold a property located in Texas to an unrelated third party for a sales price of approximately $96,000.

Related to the above business combinations, the Partnership incurred approximately $618,000 of acquisition costs that are expensed in general and administrative expenses in the consolidated statements of operations. In accordance with ASC 805, the Partnership allocated the approximate net purchase price of these properties acquired in 2010 as follows using Level 2 and Level 3 inputs:

Land	$7,094,000
Buildings and improvements	52,087,000
Furniture, fixtures, and equipment	3,824,000

Borrowings and available cash	$63,005,000

The Partnership had the following rental property activity during the year ended December 31, 2009 as described below:

—

In January 2009, Aviv Financing III acquired a property in Arkansas from an unrelated third party for a purchase price of approximately $5,250,000. The Partnership financed this purchase through borrowings of approximately $2,625,000 via an acquisition loan, which was subsequently paid in full in August 2009.

—

In April 2009, Aviv Financing III acquired two properties in California and Nevada from an unrelated third party for a purchase price of approximately $12,606,000. The Partnership financed this purchase through borrowings of approximately $8,625,000 via an acquisition loan.

Related to the above business combinations, the Partnership incurred approximately $88,000 of acquisition costs that are expensed in general and administrative expenses in the consolidated statements of operations. In accordance with ASC 805, the Partnership allocated the approximate net purchase price of these properties acquired in 2009 as follows using Level 2 and Level 3 inputs:

Land	$4,675,000
Buildings and improvements	12,081,000
Furniture, fixtures, and equipment	1,100,000

Borrowings and available cash	$17,856,000

The Partnership considers renewals on above- or below-market leases when ascribing value to the in-place lease intangible liabilities at the date of a property acquisition. In those instances where the renewal lease rate pursuant to the terms of the lease does not adjust to a current market rent, the Partnership evaluates whether the stated renewal rate is above or below current market rates and considers the past and current operations of the property, the current rent coverage ratio of the tenant, and the number of years until potential renewal option exercise. If renewal is considered probable based on these factors, an additional lease intangible liability is recorded at acquisition and amortized over the renewal period.

4. Loan Receivables

The following summarizes the Partnership’s loan receivables at December 31, 2011 and 2010:

	2011	2010
Beginning balance	$36,610,638	$28,970,129
New capital improvement loans issued	4,073,410	1,415,579
Working capital and other loans issued	6,846,377	14,705,259
Reserve for uncollectible loans	(1,426,150)	(750,000)
Loan write offs	(86,156)	—
Loan amortization and repayments	(12,987,002)	(7,730,329)

	$33,031,117	$36,610,638

The Partnership’s reserve for uncollectible loan receivables balances at December 31, 2011 and 2010 was $2.2 million and $0.8 million, respectively.

During 2011 and 2010, the Partnership funded loans for both working capital and capital improvement purposes to various operators and tenants. All loans held by the Partnership accrue interest. The payments received from the operator or tenant cover both interest accrued as well as amortization of the principal balance due. Any payments received from the tenant or operator made outside of the normal loan amortization schedule are considered principal prepayments and reduce the outstanding loan receivables balance.

Interest income earned on loan receivables for the years ended December 31, 2011, 2010, and 2009 was $3.8 million, $3.8 million, and $2.1 million, respectively.

5. Deferred Finance Costs

The following summarizes the Partnership’s deferred finance costs at December 31, 2011 and 2010:

	2011	2010
Gross amount	$15,952,760	$10,567,931
Accumulated amortization	(2,810,430)	(610,295)

Net	$13,142,330	$9,957,636

Amortization of deferred financing costs is reported in the amortization expense line item in the consolidated statements of operations.

The estimated annual amortization of the deferred finance costs for each of the five succeeding years is as follows:

2012	$2,666,299
2013	2,665,455
2014	2,391,457
2015	1,988,338
2016	1,096,355
Thereafter	2,334,426

Total	$13,142,330

During the year ended December 31, 2011, the Partnership wrote-off deferred financing costs of $4.3 million with $0.5 million of accumulated amortization associated with the Mortgage (see Footnote 7) pay down for a net recognition as loss on extinguishment of debt of $3.8 million.

During the year ended December 31, 2010, in conjunction with the Merger, Aviv Financing I refinanced its debt paying off all existing mortgages on September 17, 2010. As a result of the debt refinancing, the Partnership wrote-off deferred financing costs of approximately $3.6 million with approximately $2.4 million of accumulated amortization associated with the old debt for a net recognition as a loss on extinguishment of debt of approximately $1.2 million.

6. Lease Intangibles

The following summarizes the Partnership’s lease intangibles classified as part of other assets or other liabilities at December 31, 2011 and 2010, respectively:

	Assets
	2011			2010
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Above market leases	$7,501,851	$(3,339,335)	$4,162,516	$8,393,488	$(3,049,093)	$5,344,395
In-place lease assets	651,730	—	651,730	—	—	—
Tenant relationship	212,416	—	212,416	—	—	—

	$8,365,997	$(3,339,335)	$5,026,662	$8,393,488	$(3,049,093)	$5,344,395

	Liabilities
	2011			2010
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Below market leases	$26,525,395	$(14,929,137)	$11,596,258	$25,798,147	$(14,049,691)	$11,748,456

Amortization expense for in-place lease assets and tenant relationship was $0 for the years ended December 31, 2011, 2010, and 2009 as these assets were acquired on the last day of 2011. Amortization expense for the above market leases intangible asset for the years ended December 31, 2011, 2010, and 2009 was approximately $0.6 million, $0.7 million, and $1.0 million, respectively, and is included as a component of rental income in the consolidated statements of operations. Accretion for the below market leases intangible liability for the years ended December 31, 2011, 2010, and 2009 was $2.0 million, $2.5 million, and $3.1 million, respectively, and is included as a component of rental income in the consolidated statements of operations.

For the year ended December 31, 2011, the Partnership wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.3 million, and below market leases intangible liability of approximately $1.7 million with accumulated accretion of approximately $1.2 million, for a net recognition of approximately $35,000 in rental income from intangible amortization, respectively.

For the year ended December 31, 2010, the Partnership wrote-off in-place lease intangible assets of approximately $2.9 million with accumulated amortization of approximately $1.5 million, and in-place lease intangible liabilities of approximately $8.5 million with accumulated accretion of approximately $5.1 million, for a net recognition of approximately $1.9 million in rental income from intangible amortization, respectively.

The estimated annual amortization expense of the identified intangibles for each of the five succeeding years is as follows:

	Assets	Liabilities
Year ending December 31,
2012	$667,947	$2,056,629
2013	660,225	1,942,010
2014	485,338	1,099,738
2015	425,524	891,331
2016	390,943	868,301
Thereafter	2,396,685	4,738,249

	$5,026,662	$11,596,258

7. Mortgage and Other Notes Payable

The Partnership’s mortgage and other notes payable consisted of the following:

	December 31, 2011	December 31, 2010
Mortgage (interest rates of 5.75% on December 31, 2011 and 2010, respectively)	$196,943,393	$402,794,111
Acquisition Credit Line (interest rates of 5.75% on December 31, 2011 and 2010, respectively)	72,216,570	28,677,230
Construction loan (interest rates of 5.95% on December 31, 2011 and 2010, respectively)	6,073,802	1,312,339
2014 Revolver (interest rate of 6.50% on December 31, 2011)	15,000,000	—
Acquisition loans (interest rates of 6.00% on December 31, 2011 and 2010, respectively)	7,687,686	7,792,236
Senior Notes (interest rate of 7.75% on December 31, 2011), inclusive of $2.6 million net premium balance	302,552,127	—

Total	$600,473,578	$440,575,916

The Mortgage

Principal payments on the Mortgage are payable in monthly installments beginning on November 1, 2010. The payment schedule for the Mortgage is based upon a 25-year mortgage style amortization as defined in the Credit Agreement. Interest rates, at the Partnership’s option, are based upon the base rate or Eurodollar base rate (0.37% at December 31, 2011 with a 1.25% floor) plus 4.5%. The base rate, as defined in the Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. The balance outstanding on the Mortgage as of December 31, 2011 was $196.9 million. This loan matures in September 2015 and has two one-year extensions.

The Acquisition Credit Line

Under the Credit Agreement, the Partnership also has a $100 million Acquisition Credit Line. On each payment date, the Partnership shall pay interest only in arrears on any outstanding principal balance of the Acquisition Credit Line. Interest rates, at the Partnership’s option, are based upon the base rate or Eurodollar base rate (0.37% at December 31, 2011 with a 1.25% floor) plus 4.5%. The base rate, as defined in the GE Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. Additionally, an unused fee equal to 1% per annum of the daily unused balance on the Acquisition Credit Line is due monthly.

As of December 31, 2011, approximately $72.2 million had been drawn on the Acquisition Credit Line. The ability to draw on the Acquisition Credit Line terminates in September 2013 at which time principal and interest are payable until its maturity date in September 2015.

Senior Notes

On February 4, 2011 and April 5, 2011, Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers) issued $200 million and $100 million of Senior Notes (the Senior Notes), respectively. The Company is a guarantor of the Issuers’ Senior Notes. The Senior Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019. The Senior Notes bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2011. A premium of approximately $2.75 million was associated with the offering of the $100 million of Senior Notes on April 5, 2011. The premium will be amortized as an adjustment to the yield on the Senior Notes over their term. The Partnership used the proceeds, amongst other things, to pay down approximately $201.6 million on the Mortgage and the balance of approximately $28.7 million on the Acquisition Credit Line.

2014 Revolver

In conjunction with the Senior Notes issuance on February 4, 2011, the Partnership, under Aviv Financing IV, LLC, entered into a $25 million revolver with Bank of America (the 2014 Revolver). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2014 Revolver. The interest rate under the Partnership’s 2014 Revolver is generally based on LIBOR (subject to a floor of 1.0% and subject to the Partnership’s option to elect to use a prime base rate) plus a margin that is determined by the Partnership’s leverage ratio from time to time. As of December 31, 2011 the interest rates are based upon the base rate (3.25% at December 31, 2011) plus the applicable percentage based on the consolidated leverage ratio (3.25% at December 31, 2011). The base rate is the rate announced by Bank of America as the “prime rate”. Additionally, an unused fee equal to 0.5% per annum of the daily unused balance on the 2014 Revolver is due monthly. The 2014 Revolver commitment terminates and matures in February 2014. The 2014 Revolver had an outstanding balance of $15.0 million at December 31, 2011.

Other Loans

On November 1, 2010, a subsidiary of Aviv Financing III entered into two acquisition loan agreements on the same terms that provided for borrowings of approximately $7.8 million. Principal and interest payments are due monthly beginning on December 1, 2010 through the maturity date of December 1, 2015. Interest is a fixed rate of 6.00%. These loans are collateralized by a skilled nursing facility controlled by Aviv Financing III. The balance outstanding on these loans at December 31, 2011 was approximately $7.7 million.

On November 12, 2010, a subsidiary of Aviv Financing III entered into a construction loan agreement that provides for borrowings up to $6.4 million. Interest-only payments at the prime rate (3.25% at December 31, 2011) plus 0.38%, or a minimum of 5.95%, are due monthly from December 1, 2010 through April 1, 2012. From May 1, 2012 through the maturity date of December 1, 2013, monthly payments of principal and interest are due based on a 20-year amortization schedule. This loan is collateralized by a skilled nursing facility controlled by Aviv Financing III. The balance outstanding on this loan at December 31, 2011 was approximately $6.1 million.

Future annual maturities of all debt obligations for five fiscal years subsequent to December 31, 2011, are as follows:

2012	$4,221,548
2013	10,726,144
2014	20,967,284
2015	263,278,701
2016	379,168
Thereafter	300,900,733

$600,473,578

8. Partnership Equity and Incentive Program

In conjunction with the formation of the Partnership, the Partnership issued 10,323,213 Class A Units and 3,294,733 Class B Units in exchange for all ownership interests of the roll-up contributed to the Partnership in 2005. The Partnership issued an additional 3,144,010 Class A Units and 1,228,372 Class B Units in 2006. The Class A Units issued as a result of the formation of the Partnership have a par value of $10.00 per unit, while

Class A Units issued on December 29, 2006, as a result of the addition of additional properties have a par value of $11.49 per unit. Operating distributions accrue at the rate of 10% per year for Class A Units or as defined in the Partnership Agreement. The Class A Units have distribution preference, which decreases ratably after the full return of capital to the Class A Unitholders through distributions, and also have a liquidation preference and a profit interest in the event of sale, disposition, or refinancing as defined in the Agreement of Limited Partnership (the Partnership Agreement).

Also in connection with the formation of the Partnership, the Partnership awarded Class C Unit profit interests. These Class C Units do not have a par value, and no capital was contributed in consideration for their issuance. These Class C Units were issued to the General Partner of the Partnership, which is owned by two parties that have significant ownership holdings in the Partnership. When operating distributions are paid in full to the Class A Units as described above, the Class B and Class C Units receive all excess distributions, with 40% to Class B Unitholders and 60% to the Class C Unitholders until the Class B Units receive approximately $2.9 million in any partnership year to the extent that all Class B Units have been issued per the Partnership Agreement. After reaching this threshold, the remaining distributions are allocated 100% to the Class C Unitholders.

The Class D Units represent profit interests in the Partnership, which may be granted periodically to employees of AAM. A total of 10,000 Class D Units have been authorized. A total of 8,050 and 8,050 Class D Units are outstanding at December 31, 2011 and 2010, respectively. The Class D Units are not entitled to any distributions of the Partnership, except in the event of sale, disposition, or refinancing as defined. Class C Units also have an interest in these proceeds. The terms of the Class D Units were amended at the Merger. Part of the Class D Units are defined as performance-based awards under ASC 718 and require employment of the recipient on the date of sale, disposition, or refinancing (Liquidity Event). If the employee is no longer employed on such date, the award is forfeited. For accounting purposes, the grant date fair value will be recognized as an expense when a Liquidity Event becomes imminent and such fair value on the grant date was determined to be $0.9 million. The remainder of the Class D Units are time-based awards under ASC 718 and such fair value determined on the grant date is recognized over the vesting period. For the years ended December 31, 2011 and 2010, 1,610 and 3,220 of the time-based Class D Units vested, respectively resulting in the recognition of approximately $0.4 million and $0.9 million, respectively in expense. No expense relating to these awards was recognized in 2009.

Distributions to the Partnership’s partners are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2011	$6,733,720	$2,894,457	$7,040,689	$—	$—	$2,215,044	$23,162,935
2010	$13,594,547	$2,894,457	$12,683,113	$—	$5,342,466	$3,792,881	$6,092,935
2009	$13,562,740	$2,894,457	$10,339,900	$—	$6,898,235	$4,430,085	$—
Weighted-average Units outstanding are summarized as follows for the years ended December 31:
	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2011	13,467,223	4,523,145	2	8,050	—	2,684,900	240,103
2010	13,467,223	4,523,145	2	7,386	5,342,489	4,597,432	65,338
2009	13,467,223	4,523,145	2	8,033	6,901,950	5,369,800	—

The Partnership had established an officer incentive program linked to its future value. Awards vest annually over a five-year period assuming continuing employment by the recipient. The awards can be settled in Class C Units or cash at the Partnership’s discretion at the settlement date of December 31, 2012. For accounting purposes, expense recognition under the program commenced in 2008, and the related expense for the year ended December 31, 2011, 2010 and 2009 was approximately $0.4 million, $0.4 million and $0.4 million, respectively.

As a result of the Merger on September 17, 2010, such incentive program was modified such that 40% of the previously granted award settled immediately on the Merger date with another 20% vesting and settling on

December 31, 2010. The remaining 40% will vest equally on December 31, 2011 and December 31, 2012, and will settle in 2018, subject to the terms and conditions of the amended incentive program agreement. In accordance with ASC 718, Compensation—Stock Compensation (ASC 718), such incentive program will continue to be expensed through general and administrative expenses as non-cash compensation on the statements of operations through the ultimate vesting date of December 31, 2012.

9. Option Awards

On September 17, 2010, the Company adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. Two thirds of the options granted are performance based awards whose criteria for vesting is tied to a future liquidity event (as defined) and also contingent upon meeting certain return thresholds (as defined). At this time the Partnership does not believe it is probable that these options will vest and therefore has not recorded any expense in the December 31, 2011 or 2010 consolidated financial statements in accordance with ASC 718. The grant date fair value associated with all performance based award options of the Partnership aggregates to approximately $4.5 million and $4.0 million as of December 31, 2011 and 2010, respectively. One third of the options granted were time based awards and the service period for these options is four years with shares vesting at a rate of 25% ratably from the grant date.

The following table represents the time based option awards activity for the years ended December 31, 2011 and 2010.

	2011	2010
Outstanding at January 1	21,866	—
Granted	1,610	21,866
Exercised	—	—
Cancelled/Forfeited	—	—

Outstanding at December 31	23,476	21,866

Options exercisable at end of period	—	—
Weighted average fair value of options granted to date	$112.62	$108.55

Weighted average remaining contractual life (years)	8.71	9.72

The following table represents the time based option awards outstanding for years ended December 31, 2011 and 2010 as well as other Plan data:

	2011	2010
Range of exercise prices	$1,000-$1,139	$1,000-$1,084
Outstanding	23,476	21,866
Remaining contractual life (years)	8.71	9.72
Weighted average exercise price	$1,011	$1,002

The Partnership has used the Black-Scholes option pricing model to estimate the grant date fair value of the options. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2011 and 2010.

2011 Grants
Weighted average dividend yield	8.13%
Weighted average risk-free interest rate	2.02%
Weighted average expected life	7.0 years
Weighted average estimated volatility	38.10%
Weighted average exercise price	$1,134.76
Weighted average fair value of options granted (per option)	$168.01

2010 Grants
Weighted average dividend yield	10.28%
Weighted average risk-free interest rate	2.1%
Weighted average expected life	7.0 years
Weighted average estimated volatility	38.00%
Weighted average exercise price	$1,001.83
Weighted average fair value of options granted (per option)	$108.55

The Partnership recorded non-cash compensation expenses of approximately $1.1 million and $0.3 million for the years ended December 31, 2011 and 2010, related to the time based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations, respectively.

At December 31, 2011, the total compensation cost related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to approximately $1,180,000.

For the year ended December 31,	Options
2012	$671,430
2013	353,381
2014	143,969
2015	11,161

Total	$1,179,941

Dividend equivalent rights associated with the Plan amounted to $2.2 million and $0.6 million for the years ended December 31, 2011 and 2010, respectively. These dividend rights will be paid in four installments as the option vests.

10. Minimum Future Rentals

The Partnership’s rental properties are leased under noncancelable triple-net operating leases. Under the provisions of the leases, the Partnership receives fixed minimum monthly rentals, generally with annual increases, and the tenants are responsible for the payment of all operating expenses, including repairs and maintenance, insurance, and real estate taxes of the property throughout the term of the leases.

At December 31, 2011, future minimum annual rentals to be received under the noncancelable lease terms are as follows:

2012	$107,432,234
2013	111,436,447
2014	110,012,490
2015	109,992,794
2016	108,497,485
Thereafter	514,788,003

$1,062,159,453

11. Quarterly Results of Operations (Unaudited)

The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2011 and 2010 (in thousands). The sum of individual quarterly amounts may not agree to the annual amounts included in the consolidated statements of income due to rounding.

	Year Ended December 31, 2011
	1st Quarter (1)	2nd Quarter	3rd Quarter (2)	4th Quarter (3)
Total revenues	$22,869	$27,550	$24,944	$29,385

Net income attributable to common stockholders	$1,716	$7,002	$314	$2,281

	Year Ended December 31, 2010
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter (4)
Total revenues	$23,811	$24,342	$24,573	$24,182

Net income attributable to common stockholders	$11,629	$11,326	$9,007	$6,020

(1)	The results include $3.0 million in deferred rent write-offs and $3.1 million in deferred financing costs write-offs in connection with our senior note issuance during the first quarter.

(2)	The results include $3.5 million in deferred rent write-offs, $2.2 million of indemnity expense related to a tenant transition, and $0.9 million of impairment recognized in the third quarter.

(3)	The results include $5.2 million of impairment recognized in the fourth quarter.

(4)	The results include $1.1 million in deferred rent write offs recognized in the fourth quarter.

12. Related Parties

Related party receivables and payables represent amounts due from/to various affiliates of the Partnership, including advances to members of the Partnership, amounts due to certain acquired companies and limited liability companies for transactions occurring prior to the formation of the Partnership, and various advances to entities controlled by affiliates of the Partnership’s management. An officer of the Partnership received a loan of approximately $0.3 million, which has been paid off in full as of April 29, 2011.

The Partnership had entered into a management agreement, as amended, effective April 1, 2005, with AAM, an entity affiliated by common ownership. Under the management agreement, AAM had been granted the exclusive right to oversee the portfolio of the Partnership, providing, among other administrative services, accounting and all required financial services; legal administration and regulatory compliance; investor, tenant, and lender relationship services; and transactional support to the Partnership. Except as otherwise provided in the Partnership Agreement, all management powers of the business and affairs of the Partnership were exclusively vested in the General Partner. The annual fee for such services equaled six-tenths of one percent (0.6%) of the aggregate fair market value of the properties as determined by the Partnership and AAM annually. This fee arrangement was amended as discussed below. In addition, the Partnership reimbursed AAM for all reasonable and necessary out-of-pocket expenses incurred in AAM’s conduct of its business, including, but not limited to, travel, legal, appraisal, and brokerage fees, fees and expenses incurred in connection with the acquisition, disposition, or refinancing of any property, and reimbursement of compensation and benefits of the officers and employees of AAM. This agreement was terminated on September 17, 2010 when the Merger occurred, effectively consolidating AAM into the Partnership, and eliminating the necessity for reimbursement.

On October 16, 2007, the Partnership legally acquired AAM through a Manager Contribution and Exchange Agreement dated October 16, 2007 (the Contribution Agreement). As stipulated in the Contribution Agreement and the Second Amended and Restated Agreement of Limited Partnership on October 16, 2007 (Partnership Agreement), the Partnership issued a new class of Partnership Unit, Class F Units, as consideration to the contributing members of AAM. The contributing members of AAM served as the general partner of the Partnership. With respect to distributions other than to the holders of the Class G Units, the Class F Units have subordinated payment and liquidity preference to the Class E Units (which were subsequently cancelled) but are senior in payment and liquidity preference, where applicable, to the Class A, B, C, and D Units of the Partnership. The Class F Units paid in quarterly installments an annual dividend of 8.25% of the preliminary face amount of approximately $53.7 million (of which half were subsequently redeemed). The preliminary pricing was based upon trading multiples of comparably sized publicly traded healthcare Real Estate Investment Trusts. The ultimate Class F Unit valuation is subject to a true-up formula at the time of a Liquidity Event, as defined in the Partnership Agreement.

For accounting purposes, prior to the Merger, AAM had not been consolidated by the Partnership, nor had any value been ascribed to the Class F Units issued due to the ability of the Class E Unitholders prior to the Merger to unwind the acquisition as described below. Such action was outside the control of the Partnership, and accordingly, the acquisition is not viewed as having been consummated. The dividends earned by the Class F Unitholders were reflected as a component of management fees as described above. Prior to the Merger, the fee for management services to the Partnership was equal to the dividend earned on the Class F Unit.

Under certain circumstances, the Partnership Agreement did permit the Class E Unitholders to unwind this transaction and required the Partnership to redeem the Class F Units by returning to the affiliates all membership interests in AAM. On September 17, 2010, the Partnership settled the investment with JER Aviv Acquisition, LLC (JER), the sole Class E Unitholder, and cancelled all outstanding Class E Units. For accounting purposes, this treatment triggered the retroactive consolidation of AAM by the Partnership.

The original and follow-on investments of Class E unitholders were made subject to the Unit Purchase Agreement and related documents (UPA) between the Partnership and JER dated May 26, 2006. The UPA did not give either party the right to settle the investment prior to May 26, 2011. However, the UPA did have an economic arrangement as to how either party could settle the arrangement on or after that date. This economic construct guided the discussions and negotiations of settlement. The UPA allowed the Partnership to call the E Units and warrants anytime after May 26, 2011 as long as it provided JER with a 15% IRR from date of inception. The IRR would be calculated factoring interim distributions as well as exit payments. The units were settled for $92.0 million contemporaneous with the Merger. A portion of the settlement related to outstanding warrants held by JER and originally issued in connection with the E units issuance.

Coincident with the Merger, 50% of the Class F Unit was purchased and settled by the Partnership for $23.6 million and is reported as a component of distributions to partners and accretion on Class E Preferred Units in the consolidated statements of changes in equity. The remaining Class F Units will pay in quarterly installments an annual dividend of 9.38% of the face amount of $23.6 million.

13. Derivatives

During the periods presented, the Partnership was party to various interest rate swaps, which were purchased to fix the variable interest rate on the denoted notional amount under the original debt agreements.

At December 31, 2011, the Partnership is party to two interest rate swaps, with identical terms for $100 million each. They were purchased to fix the variable interest rate on the denoted notional amount under the Mortgage which was obtained in September 2010, and qualify for hedge accounting. For presentational purposes they are shown as one derivative due to the identical nature of their economic terms.

Total notional amount	$200,000,000
Fixed rates	6.49% (1.99% effective swap base rate plus 4.5% spread per credit agreement)
Floor rate	1.25%
Effective date	November 9, 2010
Termination date	September 17, 2015
Asset balance at December 31, 2011 (included in other assets)	$—
Asset balance at December 31, 2010 (included in other assets)	$4,094,432
Liability balance at December 31, 2011 (included in other liabilities)	$(3,297,342)
Liability balance at December 31,2010 (included in other liabilities)	$—

The fair value of each interest rate swap agreement may increase or decrease due to changes in market conditions but will ultimately decrease to zero over the term of each respective agreement.

For the years ended December 31, 2011, 2010, and 2009, the Partnership recognized approximately $0, $2.9 million, and $7.0 million of net income, respectively, in the consolidated statements of operations related to the change in the fair value of interest rate swap agreements where the Partnership did not elect to apply hedge accounting. Such instruments that did not elect to apply hedge accounting were settled at the Merger date.

The following table provides the Partnership’s derivative assets and liabilities carried at fair value as measured on a recurring basis as of December 31, 2011 (dollars in thousands):

	Total Carrying Value at December 31, 2011	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative assets	$—	$—	$—	$—
Derivative liabilities	(3,297)	—	(3,297)	—

	$(3,297)	$—	$(3,297)	$—

The Partnership’s derivative assets and liabilities include interest rate swaps that effectively convert a portion of the Partnership’s variable rate debt to fixed rate debt. The derivative positions are valued using models developed by the respective counterparty that use as their basis readily observable market parameters (such as forward yield curves) and are classified within Level 2 of the valuation hierarchy. The Partnership considers its own credit risk as well as the credit risk of its counterparties when evaluating the fair value of its derivatives.

14. Commitments and Contingencies

The Partnership has a contractual arrangement with a tenant to reimburse quality assurance fees levied by the California Department of Health Care Services from August 1, 2005 through July 31, 2008. The Partnership is obligated to reimburse the fees to the tenant if and when the state withholds these fees from the tenant’s Medi-Cal reimbursements associated with 5 facilities that were formerly leased to Trinity Health Systems. The total possible obligation for these fees is approximately $1.7 million, of which approximately $1.4 million has been paid to date. For the year ended December 31, 2011, the Partnership’s indemnity expense for these fees was approximately $0.4 million which equaled the actual amount paid during the period, and are included as a component of general and administrative expense in the consolidated statements of operations.

Judicial proceedings seeking declaratory relief for these fees are in process which if successful would provide for recovery of such amounts from the State of California. The Partnership has certain rights to seek relief against Trinity Health Systems for monies paid out under the indemnity claim; however, it is uncertain whether the Partnership will be successful in receiving any amounts from Trinity.

During 2011, the Partnership entered into a contractual arrangement with a tenant in one of its facilities to reimburse any liabilities, obligations or claims of any kind or nature resulting from the actions of the former tenant in such facility, Brighten Health Care Group. The Partnership is obligated to reimburse the fees to the tenant if and when the tenant incurs such expenses associated with certain Indemnified Events, as defined therein. The total possible obligation for these fees is estimated to be $2.0 million, of which approximately $0.5 million has been paid to date. The remaining $1.5 million was accrued and included as a component of general and administrative expense in the consolidated statements of operations for the year ended December 31, 2011.

In the normal course of business, the Partnership is involved in legal actions arising from the ownership of its property. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the financial position, operations, or liquidity of the Partnership.

15. Concentration of Credit Risk

As of December 31, 2011, the Partnership’s portfolio of investments consisted of 223 healthcare facilities, located in 26 states and operated by 35 third party operators. At December 31, 2011, approximately 47.4% (measured as a percentage of total assets) were leased by five private operators: Saber Health Group (15.6%), Evergreen Healthcare (10.4%), Sun Mar Healthcare (8.2%), Daybreak Healthcare (7.3%), and Benchmark (5.9%). No other operator represents more than 5.5% of our total assets. The five states in which the Partnership had its highest concentration of total assets were California (17.4%), Texas (10.5%), Arkansas (8.0%), Ohio (8.0%), and Pennsylvania (7.5%) at December 31, 2011.

For the year ended December 31, 2011, the Partnership’s rental income from operations totaled approximately $92.3 million, of which approximately $11.8 million was from Evergreen Healthcare (12.8%), $10.4 million from Saber Health Group (11.2%), $10.3 million from Daybreak Healthcare (11.2%) and $9.7 million was from Sun Mar Healthcare (10.5%). No other operator generated more than 7.6% of the Partnership’s rental income from operations for the year ended December 31, 2011.

Below is a summary of unaudited financial information as of and for the year ended December 31, 2010 for the two lessees (operators) of our properties whose total assets, in the aggregate, exceeds 10% of the Partnership’s total assets at December 31, 2011. Financial performance under the terms of lease agreements with these lessees is, by agreement, guaranteed by the entities whose financial data is as follows:

	Saber Health Group (1)	Evergreen Healthcare (1)
Financial position
Current assets	$42,059,735	$55,783,765
Noncurrent assets	66,595,199	37,838,811
Current liabilities	51,254,068	58,002,968
Noncurrent liabilities	62,179,656	110,994,815
(Deficit) equity	(4,778,790)	(75,375,207)

Results of operations
Revenues	$220,567,203	$254,813,588
Gross profit	8,192,999	23,700,852
Income from continuing operations	4,823,729	7,662,953
Net income	4,404,671	7,662,953

(1)	Represents the financial information as of December 31, 2010 as the December 31, 2011 financial information was not available as of and for the year ended December 31, 2011.

16. Subsequent Events

On January 6, 2012, Aviv Financing II acquired a vacant parcel of land in Ohio from an unrelated third party for a purchase price of $275,000. The Partnership financed this purchase through cash.

On January 31, 2012, the Partnership, under Aviv Financing V entered into a $187.5 million secured revolving credit facility with General Electric Capital Corporation and certain other lenders party thereto (the 2016 Revolver). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2016 Revolver. The interest rate under our 2016 Revolver is generally based on LIBOR (subject to a floor of 1.0%) plus 4.25%. The initial term of the 2016 Revolver expires in January 2016 with a one-year extension option, provided that certain conditions precedent are satisfied (as defined). The proceeds from the 2016 Revolver are available for general corporate purposes. The amount of the 2016 Revolver may be increased by up to $87.5 million (resulting in total availability of up to $275 million), provided that certain conditions precedent are satisfied (as defined).

On March 1, 2012, Aviv Financing I acquired seven properties in Iowa and one in Nebraska from two unrelated third parties for a purchase price of $16,400,000. The Partnership financed the purchase through cash and borrowings of $10,360,000 under the Acquisition Credit Line.

On March 1, 2012, Aviv Financing I acquired a property in Nevada from an unrelated third party for a purchase price of $4,800,000. The Partnership financed the purchase through cash and borrowings of $3,339,000 under the Acquisition Credit Line.

On March 2, 2012, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of $2,500,000. The Partnership financed the purchase through cash and borrowings of $1,750,000 under the Acquisition Credit Line.

17. Condensed Consolidating Information

The REIT and certain of the Partnership’s direct and indirect wholly owned subsidiaries (the Subsidiary Guarantors and Subordinated Subsidiary Guarantors) fully and unconditionally guaranteed on a joint and several basis, the obligation to pay principal and interest with respect to the Senior Notes issued in February 2011 and April 2011. These Senior Notes were issued by Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers). Separate financial statements of the guarantors are not provided as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of the assets held by and the operations of the respective guarantor and non-guarantor subsidiaries. Other wholly owned subsidiaries (Non- Guarantor Subsidiaries) that were not included among the Subsidiary Guarantors or Subordinated Subsidiary Guarantors were not obligated with respect to the Senior Notes. The Non-Guarantor Subsidiaries are subject to mortgages. The following summarizes our condensed consolidating information as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010, and 2009:

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2011

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Cash and cash equivalents	$42,354,896	$(2,639,048)	$6,630	$(518,751)	$—	$39,203,727
Net rental properties	—	374,278,067	425,568,706	22,740,966	—	822,587,739
Deferred financing costs, net	7,777,902	—	5,335,606	28,822	—	13,142,330
Other	16,119,370	27,324,577	31,161,998	223,220	—	74,829,165
Investment in and due from related parties, net	541,083,875	(5,807,374)	(316,073,840)	(6,958,782)	(212,243,879)	—

Total assets	$607,336,043	$393,156,222	$145,999,100	$15,515,475	$(212,243,879)	$949,762,961

Liabilities and equity
Mortgage and other notes payable	$302,552,127	$—	$284,159,963	$13,761,488	$—	$600,473,578
Due to related parties	6,726,541	—	—	—	—	6,726,541
Tenant security and escrow deposits	385,000	6,505,204	8,623,432	226,281	—	15,739,917
Accounts payable and accrued expenses	9,476,684	4,774,819	3,181,640	691,024	—	18,124,167
Other liabilities	40,937,725	6,457,934	14,045,133	—	—	61,440,792

Total liabilities	360,078,077	17,737,957	310,010,168	14,678,793	—	702,504,995
Total equity	247,257,966	375,418,265	(164,011,068)	836,682	(212,243,879)	247,257,966

Total liabilities and equity	$607,336,043	$393,156,222	$145,990,100	$15,515,475	$(212,243,879)	$949,762,961

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2010

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets

Cash and cash equivalents	$12,126,776	$131,590	$777,022	$(6,914)	$—	$13,028,474
Net rental properties	—	286,113,584	323,858,529	17,128,420	—	627,100,533
Deferred financing costs, net	100,000	—	9,834,291	23,345	—	9,957,636
Other	13,380,055	28,003,734	39,892,306	36,481	—	81,312,576
Investment in and due from related parties, net	232,906,755	47,656,869	(90,503,883)	(6,964,810)	(183,094,931)	—

Total assets	$258,513,586	$361,905,777	$283,858,265	$10,216,522	$(183,094,931)	$731,399,219

Liabilities and equity

Mortgage and other notes payable	$—	$—	$431,471,341	$9,104,575	$—	$440,575,916
Due to related parties	6,092,936	—	—	—	—	6,092,936
Tenant security and escrow deposits	—	6,738,399	6,684,306	235,679	—	13,658,384
Accounts payable and accrued expenses	1,431,564	735,161	3,367,345	478,739	—	6,012,809
Other liabilities	5,833,468	4,039,938	10,030,150	—	—	19,903,556

Total liabilities	13,357,968	11,513,498	451,553,142	9,818,993	—	486,243,601
Total equity	245,155,618	350,392,279	(167,694,877)	397,529	(183,094,931)	245,155,618

Total liabilities and equity	$258,513,586	$361,905,777	$283,858,265	$10,216,522	$(183,094,931)	$731,399,219

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$40,794,037	$50,163,450	$1,368,634	$—	$92,326,121
Tenant recoveries	—	3,538,119	3,429,174	207,558	—	7,174,851
Interest on loans to lessees	2,234,012	1,078,695	1,933,322	—	—	5,246,029

Total revenues	2,234,012	45,410,851	55,637,855	1,576,192	—	104,747,001

Expenses
Rent and other operating expenses	176,215	104,225	610,372	—	—	890,812
General and administrative	6,765,070	2,039,652	8,779,576	4,726	—	17,589,024
Real estate taxes	—	3,537,729	3,536,341	207,558	—	7,281,628
Depreciation	—	10,281,857	10,096,522	468,705	—	20,847,084
Loss on impairment	—	4,701,687	1,390,034	—	—	6,091,721

Total expenses	6,941,285	20,665,150	24,412,845	680,989	—	52,700,269

Operating (loss) income	(4,707,273)	24,745,701	31,113,101	895,203	—	52,046,732
Total other income and expenses	(20,440,511)	221,158	(20,041,698)	(472,557)	—	(40,733,608)

Net (loss) income	(25,147,784)	24,966,859	11,071,403	422,646	—	11,313,124

Equity in income (loss) of subsidiaries	36,460,908	—	—	—	(36,460,908)	—

Net income (loss) allocable to common units	$11,313,124	$24,966,859	$11,071,403	$422,646	$(36,460,908)	$11,313,124

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$38,033,292	$46,881,545	$325,307	$—	$85,240,144
Tenant recoveries	—	3,062,445	3,298,859	80,482	—	6,441,786
Interest on loans to lessees	1,384,731	1,514,931	2,326,184	—	—	5,225,846

Total revenues	1,384,731	42,610,668	52,506,588	405,789	—	96,907,776
Expenses
Rent and other operating expenses	31,142	57,496	486,008	—	—	574,646
General and administrative	4,395,948	91,972	6,958,099	29,103	—	11,475,122
Real estate taxes	—	3,146,075	3,248,673	80,482	—	6,475,230
Depreciation	—	8,663,670	8,995,191	194,938	—	17,853,799
Loss on impairment	—	96,000	—	—	—	96,000

Total expenses	4,427,090	12,055,213	19,687,971	304,523	—	36,474,797

Operating (loss) income	(3,042,359)	30,555,455	32,818,617	101,266	—	60,432,979
Total other income and expenses	(300,317)	(1,504,835)	(20,566,055)	(79,052)	—	(22,450,259)

Net (loss) income	(3,342,676)	29,050,620	12,252,562	22,214	—	37,982,720

Distributions and accretion on Class E Preferred Units	(17,371,893)	—	—	—	—	(17,371,893)
Net income attributable to noncontrolling interests	(241,622)	—	—	—	—	(241,622)
Equity in income (loss) of subsidiaries	41,325,396	—	—	—	(41,325,396)	—

Net income (loss) allocable to common units	$20,369,205	$29,050,620	$12,252,562	$22,214	$(41,325,396)	$20,369,205

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2009

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$37,687,859	$44,452,047	$635,172	$—	$82,775,078
Tenant recoveries	—	2,803,548	3,174,392	77,763	—	6,055,703
Interest on loans to lessees	355,037	1,000,230	2,137,631	—	—	3,492,898

Total revenues	355,037	41,491,637	49,764,070	712,935	—	92,323,679

Expenses
Rent and other operating expenses	—	39,216	572,969	—	—	612,185
General and administrative	1,977,321	708,431	4,988,277	67,058	—	7,741,087
Offering costs	6,863,948	—	—	—	—	6,863,948
Real estate taxes	—	2,814,096	3,339,917	77,763	—	6,231,776
Depreciation	—	8,066,646	9,320,031	140,979	—	17,527,656

Total expenses	8,841,269	11,628,389	18,221,194	285,800	—	38,976,652

Operating (loss) income	(8,486,232)	29,863,248	31,542,876	427,135	—	53,347,027
Total other income and expenses	(459,317)	(543,641)	(18,611,618)	(51,820)	—	(19,666,396)

Net (loss) income	(8,945,549)	29,319,607	12,931,258	375,315	—	33,680,631

Distributions and accretion on Class E Preferred Units	(14,569,875)	—	—	—	—	(14,569,875)
Net income attributable to noncontrolling interests	(221,154)	—	—	—	—	(221,154)
Equity in income (loss) of subsidiaries	42,626,180	—	—	—	(42,626,180)	—

Net income (loss) allocable to common units	$18,889,602	$29,319,607	$12,931,258	$375,315	$(42,626,180)	$18,889,602

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2011

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(293,472,178)	$90,160,280	$253,507,819	$235,096	$—	$50,431,017
Net cash used in investing activities	(2,768,778)	(92,930,918)	(105,966,269)	(5,390,246)	—	(207,056,211)
Financing activities
Borrowings of debt	302,750,000	—	97,416,570	4,761,462	—	404,928,032
Repayment of debt	—	—	(244,727,948)	(104,549)	—	(244,832,497)
Payment of financing costs	(8,593,540)	—	(1,000,564)	(13,600)	—	(9,607,704)
Deferred contribution	35,000,000	—	—	—	—	35,000,000
Capital contributions	40,419,757	—	—	—	—	40,419,757
Cost of raising capital	—	—	—	—	—	—
Cash distributions to partners	(43,107,141)	—	—	—	—	(43,107,141)

Net cash provided by (used in) financing activities	326,469,076	—	(148,311,942)	4,643,313	—	182,800,447

Net increase (decrease) in cash and cash equivalents	30,228,120	(2,770,638)	(770,392)	(511,837)	—	26,175,253
Cash and cash equivalents:
Beginning of year	12,126,776	131,590	777,022	(6,914)	—	13,028,474

End of year	$42,354,896	$(2,639,048)	$6,630	$(518,751)	$—	$39,203,727

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2010

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(70,625,627)	$47,525,428	$74,653,171	$3,127,284	$—	$54,680,256
Net cash used in investing activities	(2,734,426)	(29,643,803)	(30,524,081)	(12,214,337)	—	(75,116,647)
Financing activities
Borrowings of debt	—	—	433,677,230	9,112,340	—	442,789,570
Repayment of debt	(12,000,000)	(18,950,549)	(451,564,376)	(7,765)	—	(482,522,690)
Payment of financing costs	(100,000)	—	(10,443,495)	(24,436)	—	(10,567,931)
Payment for swap termination	—	—	(3,380,160)	—	—	(3,380,160)
Capital contributions	223,866,121	—	—	—	—	223,866,121
Redemption of Class E Preferred Units and warrants	(92,001,451)	—	—	—	—	(92,001,451)
Redemption of Class F Units	—	—	(23,602,649)	—	—	(23,602,649)
Cash distributions to partners	(34,534,439)	—	(2,124,013)	—	—	(36,658,452)

Net cash provided by (used in) financing activities	85,230,231	(18,950,549)	(57,437,463)	9,080,139	—	17,922,358

Net increase (decrease) in cash and cash equivalents	11,870,178	(1,068,924)	(13,308,373)	(6,914)	—	(2,514,033)
Cash and cash equivalents:
Beginning of year	256,598	1,200,514	14,085,395	—	—	15,542,507

End of year	$12,126,776	$131,590	$777,022	$(6,914)	$—	$13,028,474

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2009

	Issuers	Subsidiary Guarantors	Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$16,614,404	$7,931,821	$10,246,067	$5,250,000	$—	$40,042,292
Net cash used in investing activities	(7,160,265)	(11,920,991)	(14,161,639)	(5,250,000)	—	(38,492,895)
Financing activities
Borrowings of debt	—	4,705,816	28,320,257	2,625,000	—	35,651,073
Repayment of debt	(1,500,000)	(199,549)	(14,767,207)	(2,625,000)	—	(19,091,756)
Payment of financing costs	—	—	(102,803)	—	—	(102,803)
Proceeds from issuance of warrants	8,399,117	—	—	—	—	8,399,117
Redemption of Class E Preferred Units and warrants	17,898,975	—	—	—	—	17,898,975
Cash distributions to partners	(33,695,587)	—	(4,427,402)	—	—	(38,122,989)

Net cash (used in) provided by financing activities	(8,897,495)	4,506,267	9,022,845	—	—	4,631,617

Net increase in cash and cash equivalents	556,644	517,097	5,107,273	—	—	6,181,014
Cash and cash equivalents:
Beginning of year	(300,046)	683,417	8,978,122	—	—	9,361,493

End of year	$256,598	$1,200,514	$14,085,395	$—	$—	$15,542,507

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Accounts Receivable and Loans Receivable Allowance for doubtful Accounts

	Balance at Beginning of Year	Charged to (Recovered from) Costs and Expenses	Deductions and Write-offs	Balance at End of Year
Allowance for uncollectible accounts receivable
Year ended December 31, 2011	$—	$79,812	$—	$79,812
Year ended December 31, 2010	223,803	(40,459)	(183,344)	—
Year ended December 31, 2009	113,932	335,868	(225,997)	223,803

Allowance for uncollectible loan receivable
Year ended December 31, 2011	$750,000	$1,512,305	$(86,156)	$2,176,149
Year ended December 31, 2010	28,828	721,172	—	750,000
Year ended December 31, 2009	—	28,828	—	28,828

SCHEDULE III

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
SunBridge Care/Rehab-Broadway	(a)	(2)	Methuen	MA	$31,469	$495,552	$—	$(130,000)	$31,469	$365,552	$(164,498)	1910	1993	40 years
SunBridge—Colonial Heights	(a)	(2)	Lawrence	MA	63,160	958,681	—	(225,000)	63,160	733,681	(330,157)	1963	1993	40 years
SunBridge—Fall River	(c)		Fall River	MA	90,707	1,308,677	—	(1,399,384)	—	—	—	—	1993	40 years
SunBridge Care Center- Glenwood	(a)	(2)	Lowell	MA	82,483	1,210,652	—	(252,500)	82,483	958,152	(431,164)	1964	1993	40 years
SunBridge—Hammond House	(a)	(2)	Worchester	MA	42,062	663,598	488,598	(663,598)	42,062	488,598	(219,869)	1965	1993	40 years
SunBridge for North Reading	(a)	(2)	North Reading	MA	113,195	1,567,397	—	(252,500)	113,195	1,314,897	(591,703)	1966	1993	40 years
Robbin House Nursing and Rehab	(c)		Quincy	MA	66,000	1,051,668	—	(1,117,668)	—	—	—	—	1993	40 years
SunBridge Care Center—Rosewood	(a)	(2)	Fall River	MA	31,893	512,984	—	(142,501)	31,893	370,483	(166,717)	1882	1993	40 years
SunBridge Care/Rehab-Sandalwood	(a)	(2)	Oxford	MA	64,435	940,982	497,782	(192,500)	64,435	1,246,264	(384,714)	1966	1993	40 years
SunBridge—Spring Valley	(a)	(2)	Worchester	MA	71,084	1,030,725	—	(205,000)	71,084	825,725	(371,576)	1960	1993	40 years
SunBridge Care/Rehab-Town Manor	(c)		Lawrence	MA	89,790	1,305,518	—	(1,395,308)	—	—	—	—	1993	40 years
SunBridge Care/Rehab-Woodmill	(a)	(2)	Lawrence	MA	61,210	946,028	—	(235,000)	61,210	711,028	(319,963)	1965	1993	40 years
SunBridge Care/Rehab-Worcester	(c)		Worchester	MA	92,512	1,374,636	—	(1,467,148)	—	—	—	—	1993	40 years
Countryside Community	(a)	(2)	South Haven	MI	221,000	4,239,161	12,959	—	221,000	4,252,120	(829,923)	1975	2005	40 years
Pepin Manor	(a)	(2)	Pepin	WI	318,000	1,569,959	182,045	—	318,000	1,752,004	(309,980)	1978	2005	40 years
Highland Health Care Center	(a)	(2)	Highland	IL	189,921	1,723,523	—	—	189,921	1,723,523	(362,626)	1963	2005	40 years
Nebraska Skilled Nursing/Rehab	(a)	(2)	Omaha	NE	211,000	6,694,584	—	(1,510)	209,490	6,694,584	(1,477,526)	1971	2005	40 years
Casa Real	(a)	(2)	Santa Fe	NM	1,029,800	2,692,295	630,608	—	1,029,800	3,322,903	(688,502)	1985	2005	40 years
Clayton Nursing and Rehab	(a)	(2)	Clayton	NM	41,000	790,476	—	—	41,000	790,476	(227,029)	1960	2005	40 years
Country Cottage Care/Rehab Center	(a)	(2)	Hobbs	NM	9,000	671,536	—	—	9,000	671,536	(225,301)	1963	2005	40 years
Bloomfield Nursing/Rehab Center	(a)	(2)	Bloomfield	NM	343,800	4,736,296	—	—	343,800	4,736,296	(954,321)	1985	2005	40 years
Espanola Valley Center	(a)	(2)	Espanola	NM	216,000	4,143,364	—	—	216,000	4,143,364	(919,478)	1984	2005	40 years
Sunshine Haven Lordsburg	(a)	(2)	Lordsburg	NM	57,041	1,881,927	—	—	57,041	1,881,927	(350,477)	1972	2005	40 years
Silver City Care Center	(a)	(2)	Silver City	NM	305,000	5,843,505	—	—	305,000	5,843,505	(1,143,540)	1984	2005	40 years
Raton Nursing and Rehab Center	(a)	(2)	Raton	NM	128,000	1,509,456	—	—	128,000	1,509,456	(417,333)	1985	2005	40 years
Red Rocks Care Center	(a)	(2)	Gallup	NM	329,000	3,952,779	—	—	329,000	3,952,779	(841,101)	1978	2005	40 years
Heritage Villa Nursing/Rehab	(a)	(2)	Dayton	TX	18,000	435,568	9,400	—	18,000	444,968	(107,714)	1964	2005	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Wellington Oaks Nursing/Rehab	(a)	(2)	Ft. Worth	TX	137,000	1,147,400	(9,400)	—	137,000	1,138,000	(287,720)	1963	2005	40 years
Seven Oaks Nursing and Rehab	(a)	(2)	Bonham	TX	63,000	2,583,389	—	—	63,000	2,583,389	(541,131)	1970	2005	40 years
Birchwood Nursing and Rehab	(a)	(2)	Cooper	TX	96,000	2,726,580	8,304	—	96,000	2,734,884	(559,753)	1966	2005	40 years
Smith Nursing and Rehab	(a)	(2)	Wolfe City	TX	49,000	1,010,304	(8,304)	—	49,000	1,002,000	(225,281)	1946	2005	40 years
Blanco Villa Nursing and Rehab	(a)	(3)	San Antonio	TX	341,847	1,931,216	951,592	—	341,847	2,882,808	(549,348)	1969	2005	40 years
Forest Hill Nursing Center	(a)		Ft. Worth	TX	87,904	1,764,129	—	(1,852,033)	—	—	—	—	2005	40 years
Garland Nursing and Rehab	(a)	(3)	Garland	TX	56,509	1,058,409	1,401,030	—	56,509	2,459,439	(290,688)	1964	2005	40 years
Hillcrest Nursing and Rehab	(a)	(3)	Wylie	TX	209,992	2,683,768	5,438	—	209,992	2,689,206	(559,464)	1975	2005	40 years
Mansfield Nursing and Rehab	(a)	(3)	Mansfield	TX	486,958	2,142,550	(17,723)	—	486,958	2,124,827	(474,635)	1964	2005	40 years
Westridge Nursing and Rehab	(a)	(3)	Lancaster	TX	625,790	1,847,633	(15,270)	—	625,790	1,832,363	(481,431)	1973	2005	40 years
Clifton Nursing and Rehab	(a)	(4)	Clifton	TX	125,000	2,974,643	—	—	125,000	2,974,643	(666,780)	1995	2005	40 years
Brownwood Nursing and Rehab	(a)	(2)	Brownwood	TX	140,000	3,463,711	844,609	—	140,000	4,308,320	(708,624)	1968	2005	40 years
Irving Nursing and Rehab	(a)	(2)	Irving	TX	137,000	1,248,284	(10,284)	—	137,000	1,238,000	(290,419)	1972	2005	40 years
Stanton Nursing and Rehab	(a)	(3)	Stanton	TX	261,000	1,017,599	11,707	—	261,000	1,029,306	(231,828)	1972	2005	40 years
Valley Mills Nursing and Rehab	(a)	(3)	Valley Mills	TX	34,000	1,091,210	(8,977)	—	34,000	1,082,233	(235,395)	1971	2005	40 years
Hometown Care Center	(a)		Moody	TX	13,000	328,263	—	(341,263)	—	—	—	—	2005	40 years
Shuksan Healthcare Center	(a)	(3)	Bellingham	WA	61,000	491,085	1,983,432	—	61,000	2,474,517	(265,694)	1965	2005	40 years
Orange Villa Nursing and Rehab	(a)	(4)	Orange	TX	97,500	1,948,490	17,468	—	97,500	1,965,958	(423,569)	1973	2005	40 years
Pinehurst Nursing and Rehab	(a)	(4)	Orange	TX	98,500	2,072,051	22,567	—	98,500	2,094,618	(466,572)	1955	2005	40 years
Wheeler Nursing and Rehab	(a)	(2)	Wheeler	TX	17,000	1,369,290	—	—	17,000	1,369,290	(313,914)	1982	2005	40 years
North Pointe Nursing and Rehab	(a)	(4)	Watauga	TX	1,061,000	3,845,890	—	—	1,061,000	3,845,890	(767,548)	1999	2005	40 years
ABC Health Center	(a)	(2)	Harrisonville	MO	143,500	1,922,391	122,010	—	143,500	2,044,401	(391,399)	1970	2005	40 years
Camden Health Center	(a)	(2)	Harrisonville	MO	189,000	2,531,961	68,462	—	189,000	2,600,423	(482,866)	1977	2005	40 years
Cedar Valley Health Center	(a)	(2)	Rayton	MO	252,000	3,375,981	58,200	—	252,000	3,434,181	(710,737)	1978	2005	40 years
Monett Healthcare Center	(a)	(2)	Monett	MO	259,000	3,469,761	(26,381)	—	259,000	3,443,380	(693,357)	1976	2005	40 years
White Ridge Health Center	(a)	(2)	Lee’s Summit	MO	292,250	3,914,964	32,514	—	292,250	3,947,478	(768,828)	1986	2005	40 years
The Orchards Rehab/Care Center	(a)	(3)	Lewiston	ID	201,000	4,319,316	35,324	—	201,000	4,354,640	(1,002,064)	1958	2005	40 years
SunBridge for Payette	(a)	(3)	Payette	ID	179,000	3,165,530	(26,331)	—	179,000	3,139,199	(557,003)	1964	2005	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Magic Valley Manor-Assisted Living	(b)	(3)	Wendell	ID	177,000	405,331	1,005,334	—	177,000	1,410,665	(152,005)	1911	2005	40 years
McCall Rehab and Living Center	(a)	(3)	McCall	ID	213,000	675,976	(5,624)	—	213,000	670,352	(146,885)	1965	2005	40 years
Menlo Park Health Care	(a)	(3)	Portland	OR	112,000	2,205,297	—	—	112,000	2,205,297	(564,499)	1959	2005	40 years
Burton Care Center	(a)	(4)	Burlington	WA	115,000	1,169,629	—	—	115,000	1,169,629	(234,027)	1930	2005	40 years
Columbia View Care Center	(a)	(2)	Cathlamet	WA	49,200	504,900	—	—	49,200	504,900	(119,562)	1965	2005	40 years
Pinehurst Park Terrace	(a)		Seattle	WA	—	360,236	—	(360,236)	—	—	—	—	2005	40 years
Grandview Healthcare Center	(a)	(3)	Grandview	WA	19,300	1,155,216	14,917	—	19,300	1,170,133	(329,071)	1964	2005	40 years
Hillcrest Manor	(a)	(3)	Sunnyside	WA	102,000	1,638,826	5,269,826	—	102,000	6,908,652	(415,870)	1970	2005	40 years
Evergreen Foothills Center	(a)	(3)	Phoenix	AZ	500,000	4,537,644	—	—	500,000	4,537,644	(1,166,270)	1997	2005	40 years
Evergreen Hot Springs Center	(a)	(4)	Hot Springs	MT	103,500	1,942,861	19,412	—	103,500	1,962,273	(388,214)	1963	2005	40 years
Evergreen Polson Center	(a)	(4)	Polson	MT	121,000	2,357,612	(19,412)	—	121,000	2,338,200	(496,834)	1971	2005	40 years
Evergreen Sun City Center	(a)	(3)	Sun City	AZ	476,231	5,697,720	60,161	—	476,231	5,757,881	(1,206,101)	1985	2005	40 years
Sunset Gardens at Mesa	(b)	(3)	Mesa	AZ	123,000	1,640,673	(13,547)	—	123,000	1,627,126	(326,721)	1974	2005	40 years
Evergreen Mesa Christian Center	(a)	(3)	Mesa	AZ	466,000	6,231,061	(46,614)	(615,000)	466,000	5,569,447	(1,329,657)	1973	2005	40 years
Evergreen The Dalles Center	(a)	(2)	The Dalles	OR	200,000	3,831,789	91,952	—	200,000	3,923,741	(731,577)	1964	2005	40 years
Evergreen Vista Health Center	(a)	(2)	LaGrande	OR	281,000	4,783,790	248,354	—	281,000	5,032,144	(891,795)	1961	2005	40 years
Whitman Health and Rehab Center	(a)	(2)	Colfax	WA	231,000	6,271,162	38,289	—	231,000	6,309,451	(1,119,667)	1985	2005	40 years
Fountain Retirement Hotel	(b)	(3)	Youngtown	AZ	101,300	1,939,835	163,302	—	101,300	2,103,137	(435,071)	1971	2005	40 years
Gilmer Care Center	(a)	(3)	Gilmer	TX	257,000	2,992,894	362,306	—	257,000	3,355,200	(625,255)	1967	2005	40 years
Columbus Nursing and Rehab Center	(a)	(2)	Columbus	WI	352,000	3,476,920	209,328	—	352,000	3,686,248	(655,099)	1950	2005	40 years
San Juan Rehab and Care Center	(a)	(3)	Anacortes	WA	625,000	1,184,855	2,041,630	—	625,000	3,226,485	(574,072)	1965	2005	40 years
Infinia at Faribault	(a)	(3)	Faribault	MN	70,000	1,484,598	102,124	—	70,000	1,586,722	(355,658)	1958	2005	40 years
Infinia at Owatonna	(a)	(3)	Owatonna	MN	125,000	2,321,296	(19,308)	—	125,000	2,301,988	(474,594)	1963	2005	40 years
Infinia at Willmar	(a)	(3)	Wilmar	MN	70,000	1,341,155	19,645	—	70,000	1,360,800	(284,125)	1998	2005	40 years
Infinia at Florence Heights	(a)	(2)	Omaha	NE	413,000	3,516,247	4,353	—	413,000	3,520,600	(827,102)	1999	2005	40 years
Infinia at Ogden	(a)	(3)	Ogden	UT	233,800	4,478,450	600,246	—	233,800	5,078,696	(874,854)	1977	2005	40 years
Prescott Manor Nursing Center	(a)	(3)	Prescott	AR	43,500	1,461,860	209,056	—	43,500	1,670,916	(405,386)	1965	2005	40 years
Star City Nursing Center	(a)	(3)	Star City	AR	28,000	1,068,891	80,125	—	28,000	1,149,016	(226,920)	1969	2005	40 years
Westview Manor of Peabody	(a)	(2)	Peabody	KS	22,000	502,177	—	—	22,000	502,177	(103,727)	1963	2005	40 years
Orchard Grove Extended Care Center	(a)	(2)	Benton Harbor	MI	166,000	3,185,496	361,939	—	166,000	3,547,435	(673,395)	1971	2005	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Marysville Care Center	(a)		Marysville	CA	281,000	1,319,608	—	(1,600,608)	—	—	—	—	2005	40 years
Yuba City Care Center	(a)		Yuba City	CA	177,385	2,129,584	—	(2,306,969)	—	—	—	—	2005	40 years
Lexington Care Center	(a)	(3)	Lexington	MO	151,000	2,943,170	325,142	—	151,000	3,268,312	(660,259)	1970	2005	40 years
Twin Falls Care Center	(a)	(2)	Twin Falls	ID	448,000	5,144,793	—	—	448,000	5,144,793	(1,012,401)	1961	2005	40 years
Gordon Lane Care Center	(a)	(2)	Fullerton	CA	2,982,000	3,648,346	—	—	2,982,000	3,648,346	(705,956)	1966	2005	40 years
Sierra View Care Center	(a)	(4)	Baldwin Park	CA	868,400	1,748,141	6,377	—	868,400	1,754,518	(388,845)	1938	2005	40 years
Villa Maria Care Center	(a)		Long Beach	CA	139,600	766,778	—	(906,378)	—	—	—	—	2005	40 years
High Street Care Center	(a)	(3)	Oakland	CA	246,000	684,695	11,776	—	246,000	696,471	(141,024)	1961	2005	40 years
MacArthur Care Center	(a)	(3)	Oakland	CA	246,000	1,415,776	(11,776)	—	246,000	1,404,000	(384,497)	1960	2005	40 years
Pomona Vista Alzheimer’s Center	(a)	(4)	Pomona	CA	403,000	954,853	—	—	403,000	954,853	(215,325)	1959	2005	40 years
Rose Convalescent Hospital	(a)	(4)	Baldwin Park	CA	1,308,000	486,043	—	—	1,308,000	486,043	(127,236)	1963	2005	40 years
Country Oaks Nursing Center	(a)	(3)	Pomona	CA	1,393,000	2,426,180	—	—	1,393,000	2,426,180	(483,625)	1964	2005	40 years
Evergreen Nursing/Rehab Center	(a)	(3)	Effingham	IL	317,388	3,461,794	—	—	317,388	3,461,794	(702,211)	1974	2005	40 years
Deseret at Hutchinson	(a)	(2)	Hutchinson	KS	180,000	2,546,991	—	—	180,000	2,546,991	(532,129)	1963	2005	40 years
Northridge Healthcare/Rehab	(a)	(3)	Little Rock	AR	465,000	3,011,597	55,321	—	465,000	3,066,918	(893,375)	1969	2005	40 years
Doctors Nursing and Rehab Center	(a)	(3)	Salem	IL	125,000	4,663,792	900,000	—	125,000	5,563,792	(971,791)	1972	2005	40 years
Woodland Hills Health/Rehab	(a)	(3)	Little Rock	AR	270,000	4,006,007	—	—	270,000	4,006,007	(688,890)	1979	2005	40 years
North Richland Hills	(a)		North Richland Hills	TX	980,458	—	5,067,466	(6,047,924)	—	—	—	—	2005	40 years
Chenal Heights	(a)	(2)	Little Rock	AR	1,411,446	—	7,330,169	—	1,411,446	7,330,169	(1,063,673)	2008	2006	40 years
Willis Nursing and Rehab	(a)	(2)	Willis	TX	212,000	2,407,367	—	—	212,000	2,407,367	(387,518)	1975	2006	40 years
Blanchette Place Care Center	(a)	(3)	St. Charles	MO	1,300,000	10,777,312	3,586	—	1,300,000	10,780,898	(1,559,506)	1994	2006	40 years
Cathedral Gardens Care Center	(a)	(3)	St. Louis	MO	1,600,000	9,524,876	51,229	—	1,600,000	9,576,105	(1,424,929)	1979	2006	40 years
Heritage Park Skilled Care	(a)	(3)	Rolla	MO	1,200,000	7,840,918	59,901	—	1,200,000	7,900,819	(1,114,401)	1993	2006	40 years
Oak Forest Skilled Care	(a)	(3)	Ballwin	MO	550,000	3,995,129	42,870	—	550,000	4,037,999	(601,075)	2004	2006	40 years
Richland Care and Rehab	(a)	(3)	Olney	IL	350,000	2,484,264	—	—	350,000	2,484,264	(416,970)	2004	2006	40 years
Bonham Nursing and Rehab	(a)	(3)	Bonham	TX	76,000	1,129,849	—	—	76,000	1,129,849	(171,900)	1969	2006	40 years
Columbus Nursing and Rehab	(a)	(2)	Columbus	TX	150,000	1,808,552	—	—	150,000	1,808,552	(292,895)	1974	2006	40 years
Denison Nursing and Rehab	(a)	(2)	Denison	TX	178,000	1,945,000	—	—	178,000	1,945,000	(297,461)	1958	2006	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Falfurrias Nursing and Rehab	(a)	(2)	Falfurias	TX	92,000	1,065,000	—	—	92,000	1,065,000	(177,455)	1974	2006	40 years
Houston Nursing and Rehab	(a)	(2)	Houston	TX	228,000	2,451,893	—	—	228,000	2,451,893	(374,068)	1976	2006	40 years
Kleburg County Nursing/Rehab	(a)	(4)	Kingsville	TX	315,000	3,688,676	—	—	315,000	3,688,676	(562,364)	1947	2006	40 years
Terry Haven Nursing and Rehab	(a)	(2)	Mount Vernon	TX	180,000	1,970,861	—	—	180,000	1,970,861	(327,443)	2004	2006	40 years
Deseret at Mansfield	(b)	(3)	Mansfield	OH	146,000	2,689,968	15,748	—	146,000	2,705,716	(377,139)	1980	2006	40 years
Clarkston Care Center	(a)	(3)	Clarkston	WA	161,633	7,038,367	4,537,514	—	161,633	11,575,881	(1,244,562)	1970	2006	40 years
Highland Terrace Nursing Center	(a)	(3)	Camas	WA	592,776	3,921,159	5,234,581	—	592,776	9,155,740	(866,012)	1970	2006	40 years
Richland Rehabilitation Center	(a)	(4)	Richland	WA	693,000	9,307,000	145,819	—	693,000	9,452,819	(1,302,072)	2004	2006	40 years
Evergreen Milton-Freewater Center	(a)	(2)	Milton Freewater	OR	700,000	5,403,570	—	—	700,000	5,403,570	(814,211)	1965	2006	40 years
Douglas Rehab and Care Center	(a)	(3)	Matoon	IL	250,000	2,390,779	260,000	(13,246)	250,000	2,637,533	(360,740)	1963	2006	40 years
Hillside Living Center	(a)	(3)	Yorkville	IL	560,000	3,073,603	—	(3,168)	560,000	3,070,435	(497,520)	1963	2006	40 years
Arbor View Nursing / Rehab Center	(a)	(3)	Zion	IL	147,000	5,235,290	139,889	(3,855,328)	30,355	1,636,496	(666,850)	1970	2006	40 years
Ashford Hall	(a)	(3)	Irving	TX	1,746,000	11,418,567	113,706	(142,702)	1,746,000	11,389,571	(1,648,057)	1964	2006	40 years
Belmont Nursing and Rehab Center	(a)	(3)	Madison	WI	480,000	1,861,061	6,207	—	480,000	1,867,268	(329,630)	1974	2006	40 years
Blue Ash Nursing and Rehab Center	(a)	(3)	Cincinnati	OH	125,000	6,278,450	447,530	—	125,000	6,725,980	(1,119,598)	1969	2006	40 years
West Chester Nursing/Rehab Center	(a)	(3)	West Chester	OH	100,000	5,663,460	368,689	—	100,000	6,032,149	(1,000,968)	1965	2006	40 years
Wilmington Nursing/Rehab Center	(a)	(3)	Willmington	OH	125,000	6,078,450	472,388	—	125,000	6,550,838	(1,083,737)	1951	2006	40 years
Extended Care Hospital of Riverside	(a)	(2)	Riverside	CA	1,091,000	5,646,826	—	(26,375)	1,091,000	5,620,451	(1,227,831)	1967	2006	40 years
Heritage Manor	(a)	(2)	Monterey Park	CA	1,585,508	9,274,154	—	(23,200)	1,585,508	9,250,954	(1,790,583)	1965	2006	40 years
French Park Care Center	(a)	(2)	Santa Ana	CA	1,076,447	5,983,614	596,442	—	1,076,447	6,580,056	(942,477)	1967	2006	40 years
North Valley Nursing Center	(a)	(2)	Tujunga	CA	613,800	5,031,473	—	(25,382)	613,800	5,006,091	(865,367)	1967	2006	40 years
Villa Rancho Bernardo Care Center	(a)	(2)	San Diego	CA	1,425,347	9,652,911	65,349	(57,067)	1,425,347	9,661,193	(1,444,220)	1994	2006	40 years
Austin Nursing Center	(a)	(3)	Austin	TX	1,501,040	4,504,643	185,833	—	1,501,040	4,690,476	(590,439)	2007	2007	40 years
Dove Hill Care Center and Villas	(a)	(3)	Hamilton	TX	58,397	5,781,296	—	—	58,397	5,781,296	(706,056)	1998	2007	40 years
Brighten at Medford	(a)	(3)	Medford	MA	2,365,610	6,612,915	291,912	(858,916)	2,122,533	6,288,988	(926,808)	1978	2007	40 years
Brighten at Ambler	(a)	(3)	Ambler	PA	370,010	5,111,673	(681,580)	—	370,010	4,430,093	(562,528)	1963	2007	40 years
Brighten at Broomall	(a)	(3)	Broomall	PA	607,870	3,930,013	590,503	—	607,870	4,520,516	(631,641)	1955	2007	40 years
Brighten at Bryn Mawr	(a)	(3)	Bryn Mawr	PA	708,300	6,352,474	1,187,886	—	708,300	7,540,360	(918,492)	1972	2007	40 years
Brighten at Julia Ribaudo	(a)	(3)	Lake Ariel	PA	369,050	7,559,765	730,412	—	369,050	8,290,177	(1,094,149)	1980	2007	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Good Samaritan Nursing Home	(a)	(2)	Avon	OH	393,813	8,856,210	108,495	—	393,813	8,964,705	(1,298,381)	1964	2007	40 years
Belleville Illinois	(a)	(3)	Belleville	IL	670,481	3,431,286	—	—	670,481	3,431,286	(419,366)	1978	2007	40 years
Homestead Various Leases (f)	(a)	(3)		TX	345,197	4,352,982	5,504	—	345,197	4,358,486	(550,921)	—	2007	40 years
Byrd Haven Nursing Home	(a)	(3)	Searcy	AR	772,501	2,413,388	761,524	—	772,501	3,174,912	(324,347)	1961	2008	40 years
Evergreen Arvin Healthcare	(a)	(2)	Arvin	CA	900,000	4,764,928	758,102	—	1,020,441	5,402,589	(525,044)	1984	2008	40 years
Evergreen Bakersfield Healthcare	(a)	(2)	Bakersfield	CA	1,000,000	12,154,112	1,760,333	—	1,133,824	13,780,621	(1,207,162)	1987	2008	40 years
Evergreen Lakeport Healthcare	(a)	(2)	Lakeport	CA	1,100,000	5,237,033	848,045	—	1,247,206	5,937,872	(590,241)	1987	2008	40 years
New Hope Care Center	(a)	(2)	Tracy	CA	1,900,000	10,293,920	1,631,836	—	2,154,265	11,671,491	(1,041,255)	1987	2008	40 years
Olive Ridge Care Center	(a)	(2)	Oroville	CA	800,000	8,609,470	1,933,101	—	907,059	10,435,512	(931,776)	1987	2008	40 years
Twin Oaks Health & Rehab	(a)	(2)	Chico	CA	1,300,000	8,397,558	1,297,764	—	1,473,971	9,521,351	(928,551)	1988	2008	40 years
Evergreen Health & Rehab	(a)	(2)	LaGrande	OR	1,400,000	808,374	295,533	—	1,587,353	916,554	(113,142)	1975	2008	40 years
Evergreen Bremerton Health & Rehab	(a)	(2)	Bremerton	WA	650,000	1,366,315	269,830	(1,390,033)	258,285	637,827	(146,113)	1969	2008	40 years
Four Fountains	(a)	(3)	Belleville	IL	989,489	5,007,411	—	—	989,489	5,007,411	(442,198)	1972	2008	40 years
Brookside Health & Rehab	(a)	(3)	Little Rock	AR	750,690	4,421,289	1,613,473	—	750,690	6,034,762	(538,746)	1969	2008	40 years
Skilcare Nursing Center	(a)	(3)	Jonesboro	AR	417,050	7,007,007	—	—	417,050	7,007,007	(678,534)	1973	2008	40 years
Stoneybrook Health & Rehab Center	(a)	(3)	Benton	AR	250,231	3,170,134	—	—	250,231	3,170,134	(330,209)	1968	2008	40 years
Trumann Health & Rehab	(a)	(3)	Trumann	AR	166,821	3,587,185	—	—	166,821	3,587,185	(343,416)	1971	2008	40 years
Deseret at McPherson	(a)	(2)	McPherson	KS	92,001	1,874,921	—	—	92,001	1,874,921	(168,969)	1970	2008	40 years
Mission Nursing Center	(a)	(4)	Riverside	CA	230,000	1,209,976	—	—	230,000	1,209,976	(112,123)	1957	2008	40 years
New Byrd Haven Nursing Home	(a)	(3)	Searcy	AR	—	10,213,112	—	—	—	10,213,112	(823,174)	2009	2009	40 years
Evergreen Health & Rehab of Petaluma	(a)	(2)	Petaluma	CA	748,668	2,459,910	—	—	748,668	2,459,910	(264,529)	1969	2009	40 years
Evergreen Mountain View Health & Rehab	(a)	(2)	Carson City	NV	3,454,723	5,942,468	—	—	3,454,723	5,942,468	(459,236)	1977	2009	40 years
Little Rock Health and Rehab	(a)	(1)	Little Rock	AR	471,169	4,778,831	6,795,588	—	471,169	11,574,419	(421,853)	1971	2009	40 years
Hidden Acres Health Care	(a)	(3)	Mount Pleasant	TN	67,413	3,312,587	—	—	67,413	3,312,587	(139,369)	1979	2010	40 years
Community Care and Rehab	(a)	(1)	Riverside	CA	1,648,067	9,851,933	—	—	1,648,067	9,851,933	(382,768)	1965	2010	40 years
Heritage Gardens of Portageville	(a)	(3)	Portageville	MO	223,658	3,088,802	—	—	223,658	3,088,802	(108,656)	1995	2010	40 years
Heritage Gardens of Greenville	(a)	(3)	Greenville	MO	118,925	2,218,775	—	—	118,925	2,218,775	(79,850)	1990	2010	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Heritage Gardens of Senath	(a)	(3)	Senath	MO	108,843	2,773,194	263,143	—	108,843	3,036,337	(107,963)	1980	2010	40 years
Heritage Gardens of Senath South	(a)	(3)	Senath	MO	72,805	1,854,998	—	—	72,805	1,854,998	(67,959)	1980	2010	40 years
The Carrington	(a)	(2)	Lynchburg	VA	705,888	4,294,112	—	—	705,888	4,294,112	(138,011)	1994	2010	40 years
Arma Care Center	(a)	(2)	Arma	KS	57,452	2,897,772	—	—	57,452	2,897,772	(85,877)	1970	2010	40 years
Yates Center Nursing and Rehab	(a)	(2)	Yates	KS	54,340	2,990,435	—	—	54,340	2,990,435	(88,193)	1967	2011	40 years
Great Bend Health & Rehab Center	(a)	(2)	Great Bend	KS	111,482	4,588,518	288,312	—	111,482	4,876,830	(172,122)	1965	2010	40 years
Maplewood at Norwalk	(b)	(3)	Norwalk	CT	1,589,950	1,010,050	4,611,873	—	1,589,950	5,621,923	(25,251)	1983	2010	40 years
Carrizo Springs Nursing & Rehab	(a)	(3)	Carrizo Springs	TX	45,317	1,954,683	—	—	45,317	1,954,683	(63,153)	1965	2010	40 years
Maplewood at Orange	(b)	(2)	Orange	CT	1,133,533	11,155,287	2,131,478	—	1,133,533	13,286,765	(351,534)	1999	2010	40 years
Wellington Leasehold	(a)	(3)	Wellington	KS	—	—	1,403,108	—	—	1,403,108	(19,769)	1957	2010	21 years
St. James Nursing & Rehab	(a)	(3)	Carrabelle	FL	1,144,155	8,855,845	—	—	1,144,155	8,855,845	(214,960)	2009	2011	40 years
University Manor	(a)	(3)	Cleveland	OH	886,425	8,694,575	—	—	886,425	8,694,575	(183,827)	1982	2011	40 years
Grand Rapids Care Center	(a)	(3)	Grand Rapids	OH	288,249	1,516,629	—	—	288,249	1,516,629	(28,633)	1993	2011	40 years
Bellevue Care Center	(a)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(64,119)	1988	2011	40 years
Orchard Grove Assisted Living	(b)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(64,120)	1998	2011	40 years
Woodland Manor Nursing and Rehabilitation	(a)	(3)	Conroe	TX	576,518	2,090,586	115,000	—	576,518	2,205,586	(51,016)	1975	2011	40 years
Fredericksburg Nursing and Rehabilitation	(a)	(3)	Fredericksburg	TX	326,731	3,046,370	—	—	326,731	3,046,370	(58,617)	1970	2011	40 years
Jasper Nursing and Rehabilitation	(a)	(3)	Jasper	TX	113,083	2,554,020	—	—	113,083	2,554,020	(46,490)	1972	2011	40 years
Legacy Park Community Living Center	(a)	(3)	Peabody	KS	33,420	1,266,580	—	—	33,420	1,266,580	(25,752)	1963	2011	40 years
Lakewood Senior Living of Pratt	(a)	(3)	Pratt	KS	18,503	502,901	—	—	18,503	502,901	(12,496)	1964	2011	40 years
Lakewood Senior Living of Seville	(a)	(3)	Wichita	KS	93,731	896,938	—	—	93,731	896,938	(19,176)	1977	2011	40 years
Lakewood Senior Living of Haviland	(a)	(3)	Haviland	KS	112,480	648,771	—	—	112,480	648,771	(15,506)	1971	2011	40 years
Oak Manor Nursing and Rehabilitation	(a)	(3)	Commerce	TX	224,899	1,867,793	78,806	—	224,899	1,946,599	(41,184)	1963	2011	40 years
Loma Linda Healthcare	(a)	(3)	Moberly	MO	913,017	4,556,983	—	—	913,017	4,556,983	(89,139)	1987	2011	40 years
Maplewood at Newtown	(b)	(3)	Newtown	CT	4,941,584	7,058,416	3,332,745	—	6,314,004	9,018,742	(175,867)	2000	2011	40 years
Chatham Acres Nursing Home	(a)	(3)	Chatham	PA	203,431	1,996,569	—	—	203,431	1,996,569	(47,735)	1873	2011	40 years
Transitions Healthcare Gettysburg	(a)	(3)	Gettysburg	PA	241,994	5,858,005	67,696	—	241,994	5,925,701	(70,586)	1950	2011	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Maplewood at Darien	(b)	(3)	Darien	CT	2,430,458	3,069,542	1,132,247	—	2,430,458	4,201,789	(26,305)	2012	2011	40 years
Crawford Manor	(a)	(2)	Cleveland	OH	119,877	3,080,123	—	—	119,877	3,080,123	(27,412)	1994	2011	40 years
Aviv Asset Management	(d)	(3)	Chicago	IL	—	—	411,969	—	—	411,969	(156,747)	—
Skagit Aviv	(e)	(3)	Mt. Vernon	WA	—	—	422,205	—	—	422,205	—	—
Chatham Acres	(e)	(3)	Chatham	PA	—	—	274,318	—	—	274,318	—	—
Amberwood Manor Nursing Home Rehabilitation	(a)	(5)	New Philadelphia	PA	450,642	3,264,346	—	—	450,642	3,264,346	(14,435)	1962	2011	40 years
Caring Heights Community Care & Rehabilitation Center	(a)	(5)	Coroapolis	PA	1,546,079	10,018,012	—	—	1,546,079	10,018,012	(44,480)	1983	2011	40 years
Dunmore Healthcare Group	(a)	(5)	Dunmore	PA	398,110	6,812,777	—	—	398,110	6,812,777	(30,530)	2002	2011	40 years
Eagle Creek Healthcare Group	(a)	(5)	West Union	OH	1,055,733	5,774,130	—	—	1,055,733	5,774,130	(25,726)	1981	2011	40 years
Edison Manor Nursing & Rehabilitation	(a)	(5)	New Castle	PA	393,475	8,246,253	—	—	393,475	8,246,253	(37,098)	1982	2011	40 years
Indian Hills Health & Rehabilitation Center	(a)	(5)	Euclid	OH	852,677	8,425,268	—	—	852,677	8,425,268	(37,367)	1989	2011	40 years
Milcrest Nursing Center	(a)	(5)	Marysville	OH	735,942	2,169,369	—	—	735,942	2,169,369	(9,872)	1968	2011	40 years
Scranton Healthcare Center	(a)	(5)	Scranton	PA	1,120,202	5,536,985	—	—	1,120,202	5,536,985	(24,174)	2002	2011	40 years
Deseret Nursing & Rehabilitation at Colby	(a)	(5)	Colby	KS	569,437	2,798,928	—	—	569,437	2,798,928	(12,144)	1974	2011	40 years
Deseret Nursing & Rehabilitation at Kensington	(a)	(5)	Kensington	KS	279,893	1,418,766	—	—	279,893	1,418,766	(6,514)	1959	2011	40 years
Deseret Nursing & Rehabilitation at Onaga	(a)	(5)	Onaga	KS	86,863	2,866,488	—	—	86,863	2,866,488	(12,426)	1959	2011	40 years
Deseret Nursing & Rehabilitation at Oswego	(a)	(5)	Oswego	KS	183,378	839,678	—	—	183,378	839,678	(3,981)	1960	2011	40 years
Deseret Nursing & Rehabilitation at Smith Center	(a)	(5)	Smith Center	KS	106,166	1,650,402	—	—	106,166	1,650,402	(7,359)	1964	2011	40 years
Burford Manor	(a)	(5)	Davis	OK	80,000	3,220,000	—	—	80,000	3,220,000	(14,292)	1969	2011	40 years
Care Meridian Cowan Heights	(h)	(5)	Santa Ana	CA	219,887	1,129,422	—	—	219,887	1,129,422	—	1989	2011	40 years
Care Meridian Escondido	(h)	(5)	Escondido	CA	169,913	1,139,416	—	—	169,913	1,139,416	—	1990	2011	40 years
Care Meridian Fresno-Marks	(h)	(5)	Fresno	CA	269,862	1,709,125	—	—	269,862	1,709,125	—	1990	2011	40 years
Care Meridian La Habra Heights	(h)	(5)	La Habra	CA	199,898	1,339,314	—	—	199,898	1,339,314	—	1990	2011	40 years
Care Meridian Sacramento	(h)	(5)	Elk Grove	CA	219,887	1,649,155	—	—	219,887	1,649,155	—	1992	2011	40 years

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2011 (g)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements	Impairment /Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Care Meridian Oxnard	(h)	(5)	Oxnard	CA	99,949	1,219,375	—	—	99,949	1,219,375	—	1994	2011	40 years
Care Meridian Santiago Canyon	(h)	(5)	Silverado	CA	549,718	1,039,468	—	—	549,718	1,039,468	—	1999	2011	40 years
Care Meridian Marin	(h)	(5)	Fairfax	CA	319,836	2,148,899	—	—	319,836	2,148,899	—	2000	2011	40 years
Care Meridian Gilroy	(h)	(5)	Gilroy	CA	1,089,442	1,759,099	—	—	1,089,442	1,759,099	—	2000	2011	40 years
Care Meridian Artesia	(h)	(5)	Artesia	CA	179,908	1,389,288	—	—	179,908	1,389,288	—	2002	2011	40 years
Care Meridian Las Vegas	(a)	(5)	Las Vegas	NV	759,611	7,776,017	—	—	759,611	7,776,017	—	2004	2011	40 years
Sandalwood Healthcare	(a)	(5)	Little Rock	AR	1,040,000	3,710,000	—	—	1,040,000	3,710,000	—	1996	2011	40 years
Bath Creek		(3)	Cuyahoga Falls	OH	—	—	—	—	—	—	—
									—	—

					$103,199,886	$754,151,054	$79,222,090	$(28,105,445)	$102,925,122	$805,542,464	$(96,796,028)

Assets under direct financing leases

Description	Type of Asset	Encumbrances	City	State	Initial Cost to Company	Accretion/ Amortization	Impairment/ Dispositions	Gross Amount Carried at December 31, 2011	Year of Construction	Date Acquired
Fountain Lake	(a)	(2)	Hot Springs	AR	$10,418,738	$497,443	$—	$10,916,181	2007	2008

					$10,418,738	$497,443	$—	$10,916,181

(a)	Skilled Nursing Facilities (SNFs)

(b)	Assisted Living Facilities (ALFs)

(c)	Vacant Land

(d)	Assets relating to corporate office space

(e)	Devlopmental asset

(f)	Includes six properties all located in Texas

(g)	The aggregate cost for federal income tax purposes of the real estate as of December 31, 2011 is $611,116,546 (unaudited)

(h)	Traumatic Brain Injury Center (TBIs)

Encumbrances:	(1) Standalone first mortgage

(2) The Mortgage

(3) Unencumbered

(4) The 2014 Revolver

(5) The Acquisition Credit Line

	For the Years Ended December 31,
	2011	2010	2009
Reconciliation of real estate:
Carrying cost:
Balance at beginning of period	$703,049,477	$636,409,268	$606,691,800
Additions during period:
Acquisitions	186,078,338	63,005,000	17,856,000
Development of rental properties and capital expenditures	36,686,682	7,815,209	11,861,468
Dispositions:
Sale of assets	(339,009)	(4,084,000)	—
Impairment (i)	(6,091,721)	(96,000)	—

Balance at end of period	$919,383,767	$703,049,477	$636,409,268

Accumulated depreciation:
Balance at beginning of period	$75,948,944	$58,673,377	$42,091,996
Additions during period:
Depreciation expense	20,847,084	17,853,799	17,527,656
Dispositions:
Sale of assets	—	(578,232)	(946,275)
Impairment (i)	—	—	—

Balance at end of period	$96,796,028	$75,948,944	$58,673,377

(i)	Represents the write-down of carrying cost and accumulated depreciation on assets where impairment charges were taken.

$100,000,000

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

Exchange Offer for

7  3/4% Senior Notes due 2019

P R O S P E C T U S

                    , 2012

Until                     , 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Aviv REIT, Inc.

The charter and bylaws of Aviv REIT, Inc. provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the Maryland General Corporation Law, or MGCL, as amended from time to time.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Aviv Healthcare Properties Limited Partnership

Section 17–108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The Amended and Restated Agreement of Limited Partnership of Aviv Healthcare Properties Limited Partnership provides, to the fullest extent permitted by Delaware law, for the indemnification of any general partner, director, officer, employee, agent, trustee or affiliate of the partnership, any former general partner, or such other persons as the general partner may designate from time to time against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed with gross negligence, willful misconduct or in bad faith or was the result of active and deliberate dishonesty; or (ii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Aviv Healthcare Properties Limited Partnership may purchase and maintain insurance on behalf of the indemnitees and such other persons as the general partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person in connection with the Aviv Healthcare Properties Limited Partnership’s activities, regardless of whether Aviv Healthcare Properties Limited Partnership would have the power to indemnify such person against such liability under the provisions of the Amended and Restated Agreement of Limited Partnership.

Aviv Healthcare Properties Limited Partnership also maintains insurance on behalf of its general partner, Aviv REIT, Inc., whereby the insurer shall pay any loss the general partner is legally obligated to pay which is not indemnified by the partnership.

Aviv Healthcare Capital Corporation

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The certificate of incorporation of Aviv Healthcare Capital Corporation provides that Aviv Healthcare Capital Corporation shall have the power, to the full maximum extent permitted by law, to indemnify any individual who is a present or former director or officer or any individual who, while a director or officer of Aviv Healthcare Capital Corporation and at the request of Aviv Healthcare Capital Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity.

ITEM 21.EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Index to Exhibits on page II-11.

(b) Financial Statements and Financial Statement Schedules

See Index to Financial Statements on page F-1.

ITEM 22.UNDERTAKINGS.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 16, 2012.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP By: Aviv REIT, Inc., its general partner
By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
AVIV HEALTHCARE CAPITAL CORPORATION AVIV REIT, INC.
By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
AVIV ASSET MANAGEMENT, L.L.C. AVIV OP LIMITED PARTNER, L.L.C. By: Aviv Healthcare Properties Limited Partnership, their sole member By: Aviv REIT, Inc., its general partner
By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P. By: Aviv Healthcare Properties Limited Partnership, its general partner By: Aviv REIT, Inc., its general partner
By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV FINANCING I, L.L.C.

AVIV FINANCING II, L.L.C.

AVIV FINANCING III, L.L.C.

AVIV FINANCING IV, L.L.C.

AVIV FINANCING V, L.L.C.

By: Aviv Healthcare Properties Operating Partnership I, L.P., their sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

ALAMOGORDO AVIV, L.L.C.

ARMA YATES, L.L.C.

AVIV LIBERTY, L.L.C.

BENTON HARBOR, L.L.C.

BRADENTON ALF PROPERTY, L.L.C.

CALIFORNIA AVIV, L.L.C.

CALIFORNIA AVIV TWO, L.L.C.

CHENAL ARKANSAS, L.L.C.

CHIPPEWA VALLEY, L.L.C.

CLAYTON ASSOCIATES, L.L.C.

COLUMBUS TEXAS AVIV, L.L.C.

COLUMBUS WESTERN AVENUE, L.L.C.

COMMERCE NURSING HOMES, L.L.C.

DENISON TEXAS, L.L.C.

FALFURRIAS TEXAS, L.L.C.

FLORENCE HEIGHTS ASSOCIATES, L.L.C.

FREEWATER OREGON, L.L.C.

FULLERTON CALIFORNIA, L.L.C.

GERMANTOWN PROPERTY, L.L.C.

HERITAGE MONTEREY ASSOCIATES, L.L.C.

HIGHLAND LEASEHOLD, L.L.C.

HOBBS ASSOCIATES, L.L.C.

HOT SPRINGS AVIV, L.L.C.

HOUSTON TEXAS AVIV, L.L.C.

HUTCHINSON KANSAS, L.L.C.

KANSAS FIVE PROPERTY, L.L.C.

MANOR ASSOCIATES, L.L.C.

MCCARTHY STREET PROPERTY, L.L.C.

MISSOURI REGENCY ASSOCIATES, L.L.C.

N.M. BLOOMFIELD THREE PLUS ONE LIMITED COMPANY

N.M. ESPANOLA THREE PLUS ONE LIMITED COMPANY

N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY

N.M. SILVER CITY THREE PLUS ONE LIMITED COMPANY

OMAHA ASSOCIATES, L.L.C.

ORANGE ALF PROPERTY, L.L.C.

RATON PROPERTY LIMITED COMPANY

RED ROCKS, L.L.C.

RIVERSIDE NURSING HOME ASSOCIATES, L.L.C.

SANTA ANA-BARTLETT, L.L.C.

SAVOY/BONHAM VENTURE, L.L.C.

SOUTHERN CALIFORNIA NEVADA, L.L.C.

TUJUNGA, L.L.C.

VRB AVIV, L.L.C.

WASHINGTON-OREGON ASSOCIATES, L.L.C.

WHEELER HEALTHCARE ASSOCIATES, L.L.C.

WILLIS TEXAS AVIV, L.L.C.

By: Aviv Financing I, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

ARKANSAS AVIV, L.L.C.

AVIV FOOTHILLS, L.L.C.

AVON OHIO, L.L.C.

BELLEVILLE ILLINOIS, L.L.C.

BELLINGHAM II ASSOCIATES, L.L.C.

BHG AVIV, L.L.C.

BIGLERVILLE ROAD, L.L.C.

BONHAM TEXAS, L.L.C.

BURTON NH PROPERTY, L.L.C.

CAMAS ASSOCIATES, L.L.C.

CHATHAM AVIV, L.L.C.

CLARKSTON CARE, L.L.C.

COLONIAL MADISON ASSOCIATES, L.L.C.

COLUMBIA VIEW ASSOCIATES, L.L.C.

CROOKED RIVER ROAD, L.L.C.

CR AVIV, L.L.C.

CUYAHOGA FALLS PROPERTY, L.L.C.

DARIEN ALF PROPERTY, L.L.C.

EFFINGHAM ASSOCIATES, L.L.C.

EAST ROLLINS STREET, L.L.C.

ELITE MATTOON, L.L.C.

ELITE YORKVILLE, L.L.C.

FOUNTAIN ASSOCIATES, L.L.C.

FOUR FOUNTAINS AVIV, L.L.C.

GARDNERVILLE PROPERTY, L.L.C.

GILTEX CARE, L.L.C.

GREAT BEND PROPERTY, L.L.C.

HHM AVIV, L.L.C.

HIDDEN ACRES PROPERTY, L.L.C.

IDAHO ASSOCIATES, L.L.C.

IOWA LINCOLN COUNTY PROPERTY, L.L.C.

KARAN ASSOCIATES, L.L.C.

KARAN ASSOCIATES TWO, L.L.C.

KB NORTHWEST ASSOCIATES, L.L.C.

MANSFIELD AVIV, L.L.C.

MASSACHUSETTS NURSING HOMES, L.L.C.

MINNESOTA ASSOCIATES, L.L.C.

MONTEREY PARK LEASEHOLD MORTGAGE, L.L.C.

MT. VERNON TEXAS, L.L.C.

MURRAY COUNTY, L.L.C.

NEWTOWN ALF PROPERTY, L.L.C.

NORTHRIDGE ARKANSAS, L.L.C.

NORWALK ALF PROPERTY, L.L.C.

OAKLAND NURSING HOMES, L.L.C.

OCTOBER ASSOCIATES, L.L.C.

OGDEN ASSOCIATES, L.L.C.

OHIO AVIV, L.L.C.

OHIO AVIV THREE, L.L.C.

OHIO AVIV TWO, L.L.C.

OHIO PENNSYLVANIA PROPERTY, L.L.C.

OREGON ASSOCIATES, L.L.C.

PEABODY ASSOCIATES, L.L.C.

PRESCOTT ARKANSAS, L.L.C.

RICHLAND WASHINGTON, L.L.C.

SALEM ASSOCIATES, L.L.C.

SAN JUAN NH PROPERTY, L.L.C.

SANDALWOOD ARKANSAS PROPERTY, L.L.C.

SANTA FE MISSOURI ASSOCIATES, L.L.C.

SEARCY AVIV, L.L.C.

SKAGIT AVIV, L.L.C.

SKYVIEW ASSOCIATES, L.L.C.

STAR CITY ARKANSAS, L.L.C.

SUN-MESA PROPERTIES, L.L.C.

WELLINGTON LEASEHOLD, L.L.C.

WEST PEARL STREET, L.L.C.

WOODLAND ARKANSAS, L.L.C.

XION, L.L.C.

YUBA AVIV, L.L.C.

By: Aviv Financing II, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

CASA/SIERRA CALIFORNIA ASSOCIATES, L.L.C.

COMMERCE STERLING HART DRIVE, L.L.C.

CONROE RIGBY OWEN ROAD, L.L.C.

FREDERICKSBURG SOUTH ADAMS STREET, L.L.C.

JASPER SPRINGHILL STREET, L.L.C.

KINGSVILLE TEXAS, L.L.C.

MISSOURI ASSOCIATES, L.L.C.

MONTANA ASSOCIATES, L.L.C.

ORANGE, L.L.C.

PEABODY ASSOCIATES TWO, L.L.C.

POMONA VISTA, L.L.C.

ROSE BALDWIN PARK PROPERTY, L.L.C.

SEDGWICK PROPERTIES, L.L.C.

SOUTHEAST MISSOURI PROPERTY, L.L.C.

TEXAS FIFTEEN PROPERTY, L.L.C.

WATAUGA ASSOCIATES, L.L.C.

By: Aviv Financing V, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Craig M. Bernfield and Steven J. Insoft, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 16, 2012.

Signature	Title

/s/ Craig M. Bernfield Craig M. Bernfield	Chairman of the Board, Chief Executive Officer and President of Aviv REIT, Inc. (Principal Executive Officer)

/s/ Steven J. Insoft Steven J. Insoft	Chief Operating Officer, Chief Financial Officer and Treasurer of Aviv REIT, Inc. (Principal Financial Officer)

/s/ Donna O’Neill Donna O’Neill	Senior Vice President, Finance and Principal Accounting Officer of Aviv REIT, Inc. (Principal Accounting Officer)

/s/ Michael W. Dees Michael W. Dees	Director of Aviv REIT, Inc.

/s/ Alan E. Goldberg Alan E. Goldberg	Director of Aviv REIT, Inc.

/s/ Robert D. Lindsay Robert D. Lindsay	Director of Aviv REIT, Inc.

/s/ Ari Ryan Ari Ryan	Director of Aviv REIT, Inc.

/s/ J. Russell Triedman J. Russell Triedman	Director of Aviv REIT, Inc.

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Articles of Amendment and Restatement of Aviv REIT, Inc., filed with the State Department of Assessments and Taxation of the State of Maryland on September 14, 2010, included as Exhibit 3.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.2	Amended and Restated Bylaws of Aviv REIT, Inc., included as Exhibit 3.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.3	Certificate of Limited Partnership of Aviv Healthcare Merger Sub LP (now known as Aviv Healthcare Properties Limited Partnership), filed with the Secretary of State of the State of Delaware on July 30, 2010, included as Exhibit 3.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.3.1	Certificate of Merger of Aviv Healthcare Merger Sub LP (now known as Aviv Healthcare Properties Limited Partnership), filed with the Secretary of State of the State of Delaware on September 17, 2010, included as Exhibit 3.3.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.4	Amended and Restated Agreement of Limited Partnership of Aviv Healthcare Merger Sub LP (now known as Aviv Healthcare Properties Limited Partnership), dated September 17, 2010, included as Exhibit 3.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.5	Certificate of Incorporation of Aviv Healthcare Capital Corporation, filed with the Secretary of State of the State of Delaware on January 3, 2011, included as Exhibit 3.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.6	Bylaws of Aviv Healthcare Capital Corporation, included as Exhibit 3.6 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.7	Articles of Organization of Alamogordo Aviv, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on May 12, 2005, included as Exhibit 3.7 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.7.1	Articles of Merger of Alamogordo Aviv, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on June 16, 2005, included as Exhibit 3.7.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.8	Operating Agreement of Alamogordo Aviv, L.L.C. dated June 30, 2005, included as Exhibit 3.8 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.9	Certificate of Formation of Arkansas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on October 14, 2008, included as Exhibit 3.9 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.10	Limited Liability Company Agreement of Arkansas Aviv, L.L.C. dated October 14, 2008, included as Exhibit 3.10 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.11	Certificate of Formation of Arma Yates, L.L.C., filed with the Secretary of the State of the State of Delaware on November 12, 2010, included as Exhibit 3.11 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.12	Limited Liability Company Agreement of Arma Yates, L.L.C. dated November 12, 2010, included as Exhibit 3.12 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.13	Certificate of Formation of Aviv Asset Management, L.L.C., filed with the Secretary of the State of the State of Delaware on March 17, 2005, included as Exhibit 3.13 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.14	Amended and Restated Operating Agreement of Aviv Asset Management, L.L.C. dated September 9, 2010, included as Exhibit 3.14 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.15	Certificate of Formation of Aviv Financing I, L.L.C., filed with the Secretary of the State of the State of Delaware on March 17, 2005, included as Exhibit 3.15 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.16	Limited Liability Company Agreement of Aviv Financing I, L.L.C. dated April 6, 2005, included as Exhibit 3.16 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.17	Certificate of Formation of Aviv Financing II, L.L.C., filed with the Secretary of the State of the State of Delaware on November 2, 2006, included as Exhibit 3.17 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.18	Limited Liability Company Agreement of Aviv Financing II, L.L.C. dated November 2, 2006, included as Exhibit 3.18 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.19	Certificate of Formation of Aviv Financing III, L.L.C., filed with the Secretary of the State of the State of Delaware on October 1, 2008, included as Exhibit 3.19 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.20	Limited Liability Company Agreement of Aviv Financing III, L.L.C. dated October 1, 2008, included as Exhibit 3.20 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.21	Certificate of Formation of Aviv Asset Financing IV, L.L.C., filed with the Secretary of the State of the State of Delaware on August 28, 2009, included as Exhibit 3.21 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.22	Limited Liability Company Agreement of Aviv Financing IV, L.L.C. dated August 28, 2009, included as Exhibit 3.22 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.23	Certificate of Formation of Aviv Financing V, L.L.C., filed with the Secretary of the State of the State of Delaware on August 28, 2009, included as Exhibit 3.23 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.24	Limited Liability Company Agreement of Aviv Financing V, L.L.C. dated August 28, 2009, included as Exhibit 3.24 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.25	Certificate of Formation of Aviv Foothills, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.25 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.25.1	Certificate of Merger of Aviv Foothills, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.25.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.26	Limited Liability Company Agreement of Aviv Foothills, L.L.C. dated April 6, 2005, included as Exhibit 3.26 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.27	Certificate of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P., filed with the Secretary of the State of the State of Delaware on March 17, 2005, included as Exhibit 3.27 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.28	Agreement of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P. dated April 13, 2005, included as Exhibit 3.28 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.28.1	First Amendment to Agreement of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P. dated October 16, 2007, included as Exhibit 3.28.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.29	Certificate of Formation of Aviv Liberty, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.29 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.29.1	Certificate of Merger of Aviv Liberty, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.29.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.30	Limited Liability Company Agreement of Aviv Liberty, L.L.C. dated April 6, 2005, included as Exhibit 3.30 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.31	Certificate of Formation of Aviv OP Limited Partner, L.L.C., filed with the Secretary of the State of the State of Delaware on August 11, 2010, included as Exhibit 3.31 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.32	Limited Liability Company Agreement of Aviv OP Limited Partner, L.L.C. dated September 17, 2010, included as Exhibit 3.32 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.33	Certificate of Formation of Avon Ohio, L.L.C., filed with the Secretary of the State of the State of Delaware on January 24, 2007, included as Exhibit 3.33 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.34	Limited Liability Company Agreement of Avon Ohio, L.L.C. dated January 24, 2007, included as Exhibit 3.34 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.35	Certificate of Formation of Belleville Illinois, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2006, included as Exhibit 3.35 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.36	Limited Liability Company Agreement of Belleville Illinois, L.L.C. dated November 22, 2006, included as Exhibit 3.36 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.37	Certificate of Formation of Bellingham II Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.37 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.37.1	Certificate of Merger of Bellingham II Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.37.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.38	Limited Liability Company Agreement of Bellingham II Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.38 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.39	Articles of Organization of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on December 9, 1997, included as Exhibit 3.39 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.39.1	Articles of Amendment of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on November 7, 2002, included as Exhibit 3.39.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.39.2	Articles of Amendment of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.39.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.39.3	Articles of Amendment of Benton Harbor, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.39.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.40	Amended and Restated Operating Agreement of Benton Harbor, L.L.C. dated June 14, 2005, included as Exhibit 3.40 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.41	Certificate of Formation of BHG Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on January 24, 2007, included as Exhibit 3.41 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.42	Limited Liability Company Agreement of BHG Aviv, L.L.C. dated January 24, 2007, included as Exhibit 3.42 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.43	Certificate of Formation of Bonham Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.43 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.44	Limited Liability Company Agreement of Bonham Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.44 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.45	Certificate of Formation of Burton NH Property, L.L.C., filed with the Secretary of the State of the State of Delaware on March 8, 2004, included as Exhibit 3.45 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.46	Amended and Restated Limited Liability Company Agreement of Burton NH Property, L.L.C. dated June 6, 2005, included as Exhibit 3.46 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.47	Certificate of Formation of California Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on June 10, 2008, included as Exhibit 3.47 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.48	Limited Liability Company Agreement of California Aviv, L.L.C. dated June 10, 2008, included as Exhibit 3.48 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.49	Certificate of Formation of California Aviv Two, L.L.C., filed with the Secretary of the State of the State of Delaware on January 26, 2009, included as Exhibit 3.49 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.50	Limited Liability Company Agreement of California Aviv Two, L.L.C. dated January 26, 2009, included as Exhibit 3.50 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.51	Certificate of Formation of Camas Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 15, 1999, included as Exhibit 3.51 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.52	Amended and Restated Limited Liability Company Agreement of Camas Associates, L.L.C. dated 2006, included as Exhibit 3.52 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.53	Certificate of Formation of Casa/Sierra California Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.53 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.53.1	Certificate of Merger of Casa/Sierra California Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.53.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.54	Limited Liability Company Agreement of Casa/Sierra California Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.54 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.55	Certificate of Formation of Chatham Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on June 9, 2009, included as Exhibit 3.55 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.56	Limited Liability Company Agreement of Chatham Aviv, L.L.C. dated June 9, 2009, included as Exhibit 3.56 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.57	Certificate of Formation of Chenal Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on December 6, 2005, included as Exhibit 3.57 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.58	Limited Liability Company Agreement of Chenal Arkansas, L.L.C. dated December 6, 2005, included as Exhibit 3.58 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.58.1	Assignment dated January 1, 2007 between Aviv Development JV, L.L.C. and Aviv Financing I, L.L.C. , included as Exhibit 3.58.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.59	Articles of Organization of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on February 22, 1996, included as Exhibit 3.59 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.59.1	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on April 2, 1997, included as Exhibit 3.59.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.59.2	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on February 2, 1998, included as Exhibit 3.59.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.59.3	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on March 5, 2002, included as Exhibit 3.59.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.59.4	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.59.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.59.5	Articles of Amendment of Chippewa Valley, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.59.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.60	Amended and Restated Operating Agreement of Chippewa Valley, L.L.C. dated June 14, 2005, included as Exhibit 3.60 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.61	Certificate of Formation of Clarkston Care, L.L.C., filed with the Secretary of the State of the State of Delaware on November 8, 2005, included as Exhibit 3.61 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.61.1	Certificate of Merger of Clarkston Care, L.L.C., filed with the Secretary of the State of the State of Delaware on June 19, 2006, included as Exhibit 3.61.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.62	Limited Liability Company Agreement of Clarkston Care, L.L.C. dated June 14, 2006, included as Exhibit 3.62 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.63	Certificate of Organization of Clayton Associates, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on March 28, 2005, included as Exhibit 3.63 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.63.1	Articles of Merger of Clayton Associates, L.L.C., filed with the Office of the Public Regulation Commission of the State of New Mexico on June 14, 2005, included as Exhibit 3.63.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.64	Operating Agreement of Clayton Associates, L.L.C. dated June 6, 2005, included as Exhibit 3.64 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.65	Certificate of Formation of Colonial Madison Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 7, 2006, included as Exhibit 3.65 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.65.1	Certificate of Merger of Colonial Madison Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 28, 2006, included as Exhibit 3.65.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.66	Limited Liability Company Agreement of Colonial Madison Associates, L.L.C. dated December 12, 2006, included as Exhibit 3.66 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.67	Certificate of Formation of Columbia View Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.67 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.67.1	Certificate of Merger of Columbia View Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.67.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.68	Limited Liability Company Agreement of Columbia View Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.68 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.69	Certificate of Formation of Columbus Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.69 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.69.1	Certificate of Amendment of Columbus Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 20, 2006, included as Exhibit 3.69.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.70	Limited Liability Company Agreement of Columbus Texas Aviv, L.L.C. dated December 6, 2005, included as Exhibit 3.70 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.71	Certificate of Formation of Columbus Western Avenue, L.L.C., filed with the Secretary of the State of the State of Delaware on February 2, 2004, included as Exhibit 3.71 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.72	Amended and Restated Limited Liability Company Agreement of Columbus Western Avenue, L.L.C. dated June 6, 2005, included as Exhibit 3.72 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.73	Articles of Organization of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on January 2, 1997, included as Exhibit 3.73 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.73.1	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on December 30, 1997, included as Exhibit 3.73.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.73.2	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on December 9, 2002, included as Exhibit 3.73.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.73.3	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.73.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.73.4	Articles of Amendment of Commerce Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.73.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.74	Amended and Restated Operating Agreement of Commerce Nursing Homes, L.L.C. dated June 14, 2005, included as Exhibit 3.74 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.75	Certificate of Formation of CR Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on August 9, 2006, included as Exhibit 3.75 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.76	Limited Liability Company Agreement of CR Aviv, L.L.C. dated August 9, 2006, included as Exhibit 3.76 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.77	Certificate of Formation of Denison Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.77 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.78	Limited Liability Company Agreement of Denison Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.78 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.79	Articles of Organization of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 16, 1997, included as Exhibit 3.79 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.79.1	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 3, 2002, included as Exhibit 3.79.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.79.2	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on December 27, 2002, included as Exhibit 3.79.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.79.3	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 7, 2003, included as Exhibit 3.79.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.79.4	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.79.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.79.5	Articles of Amendment of Effingham Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.79.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.80	Amended and Restated Operating Agreement of Effingham Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.80 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.81	Certificate of Formation of Elite Mattoon, L.L.C., filed with the Secretary of the State of the State of Delaware on July 9, 2001, included as Exhibit 3.81 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.82	Amended and Restated Limited Liability Company Agreement of Elite Mattoon, L.L.C. dated December 29, 2006, included as Exhibit 3.82 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.83	Certificate of Formation of Elite Yorkville, L.L.C., filed with the Secretary of the State of the State of Delaware on July 10, 2001, included as Exhibit 3.83 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.84	Amended and Restated Limited Liability Company Agreement of Elite Yorkville, L.L.C. dated December 29, 2006, included as Exhibit 3.84 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.85	Certificate of Formation of Falfurrias Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.85 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.86	Limited Liability Company Agreement of Falfurrias Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.86 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.87	Certificate of Formation of Florence Heights Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.87 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.87.1	Certificate of Merger of Florence Heights Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.87.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.88	Limited Liability Company Agreement of Florence Heights Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.88 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.89	Certificate of Formation of Fountain Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.89 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.89.1	Certificate of Merger of Fountain Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.89.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.90	Limited Liability Company Agreement of Fountain Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.90 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.91	Certificate of Formation of Four Fountains Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on January 24, 2007, included as Exhibit 3.91 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.92	Amended and Restated Operating Agreement of Four Fountains Aviv, L.L.C. dated January 11, 2008, included as Exhibit 3.92 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.93	Certificate of Formation of Freewater Oregon, L.L.C., filed with the Secretary of the State of the State of Delaware on October 4, 2006, included as Exhibit 3.93 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.94	Limited Liability Company Agreement of Freewater Oregon, L.L.C. dated October 4, 2006, included as Exhibit 3.94 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.95	Certificate of Formation of Fullerton California, L.L.C., filed with the Secretary of the State of the State of Delaware on November 14, 2001, included as Exhibit 3.95 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.96	Amended and Restated Limited Liability Company Agreement of Fullerton California, L.L.C. dated June 6, 2005, included as Exhibit 3.96 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.97	Certificate of Formation of Giltex Care, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.97 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.97.1	Certificate of Merger of Giltex Care, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.97.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.98	Limited Liability Company Agreement of Giltex Care, L.L.C. dated April 6, 2005, included as Exhibit 3.98 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.99	Certificate of Formation of Great Bend Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 12, 2010, included as Exhibit 3.99 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.100	Limited Liability Company Agreement of Great Bend Property, L.L.C. dated November 12, 2010, included as Exhibit 3.100 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.101	Articles of Organization of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 5, 1995, included as Exhibit 3.101 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.101.1	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.101.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.101.2	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2002, included as Exhibit 3.101.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.101.3	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on January 11, 2007, included as Exhibit 3.101.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.101.4	Articles of Amendment of Heritage Monterey Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.101.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.102	Amended and Restated Operating Agreement of Heritage Monterey Associates, L.L.C. dated December 1, 2006, included as Exhibit 3.102 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.103	Certificate of Formation of HHM Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on June 5, 2007, included as Exhibit 3.103 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.104	Limited Liability Company Agreement of HHM Aviv, L.L.C. dated June 6, 2007, included as Exhibit 3.104 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.105	Certificate of Formation of Hidden Acres Property, L.L.C., filed with the Secretary of the State of the State of Delaware on April 28, 2010, included as Exhibit 3.105 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.106	Limited Liability Company Agreement of Hidden Acres Property, L.L.C. dated April 28, 2010, included as Exhibit 3.106 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.107	Certificate of Formation of Highland Leasehold, L.L.C., filed with the Secretary of the State of the State of Delaware on May 2, 2005, included as Exhibit 3.107 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.108	Amended and Restated Limited Liability Company Agreement of Highland Leasehold, L.L.C. dated September 17, 2009, included as Exhibit 3.108 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.109	Articles of Organization of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 13, 1997, included as Exhibit 3.109 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.109.1	Articles of Amendment of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on July 8, 2002, included as Exhibit 3.109.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.109.2	Articles of Amendment of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.109.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.109.3	Articles of Amendment of Hobbs Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.109.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.110	Amended and Restated Operating Agreement of Hobbs Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.110 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.111	Certificate of Formation of Hot Springs Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on March 11, 2008, included as Exhibit 3.111 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.112	Limited Liability Company Agreement of Hot Springs Aviv, L.L.C. dated March 11, 2008, included as Exhibit 3.112 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.113	Certificate of Formation of Houston Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.113 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.114	Limited Liability Company Agreement of Houston Texas Aviv, L.L.C. dated December 6, 2005, included as Exhibit 3.114 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.115	Certificate of Formation of Hutchinson Kansas, L.L.C., filed with the Secretary of the State of the State of Delaware on November 14, 2005, included as Exhibit 3.115 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.116	Limited Liability Company Agreement of Hutchinson Kansas, L.L.C. dated November 14, 2005, included as Exhibit 3.116 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.117	Articles of Organization of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on November 18, 1996, included as Exhibit 3.117 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.117.1	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 28, 1997, included as Exhibit 3.117.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.117.2	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on November 5, 1997, included as Exhibit 3.117.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.117.3	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 4, 2002, included as Exhibit 3.117.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.117.4	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 22, 2005, included as Exhibit 3.117.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.117.5	Articles of Amendment of Idaho Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.115.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.118	Amended and Restated Operating Agreement of Idaho Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.118 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.119	Certificate of Formation of Karan Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.119 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.119.1	Certificate of Merger of Karan Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.119.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.120	Limited Liability Company Agreement of Karan Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.120 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.121	Certificate of Formation of Karan Associates Two, L.L.C., filed with the Secretary of the State of the State of Delaware on December 7, 2006, included as Exhibit 3.121 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.121.1	Certificate of Merger of Karan Associates Two, L.L.C., filed with the Secretary of the State of the State of Delaware on December 28, 2006, included as Exhibit 3.121.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.122	Limited Liability Company Agreement of Karan Associates Two, L.L.C. dated December 12, 2006, included as Exhibit 3.122 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.123	Certificate of Formation of KB Northwest Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.123 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.123.1	Certificate of Merger of KB Northwest Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on October 6, 2009, included as Exhibit 3.123.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.124	Limited Liability Company Agreement of KB Northwest Associates, L.L.C. dated October 5, 2009, included as Exhibit 3.124 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.125	Certificate of Formation of Kingsville Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.125 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.126	Limited Liability Company Agreement of Kingsville Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.126 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.127	Certificate of Formation of Manor Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 28, 2005, included as Exhibit 3.127 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.127.1	Certificate of Merger of Manor Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.127.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.128	Limited Liability Company Agreement of Manor Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.128 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.129	Certificate of Formation of Mansfield Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on October 6, 2006, included as Exhibit 3.129 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.130	Limited Liability Company Agreement of Mansfield Aviv, L.L.C. dated October 6, 2006, included as Exhibit 3.130 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.130.1	Assignment dated January 1, 2007 between Aviv Development JV, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.130.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.131	Certificate of Formation of Massachusetts Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on May 2, 2005, included as Exhibit 3.131 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.131.1	Certificate of Merger of Massachusetts Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.131.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.132	Amended and Restated Operating Agreement of Massachusetts Nursing Homes, L.L.C. dated June 30, 2005, included as Exhibit 3.132 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.133	Certificate of Formation of Minnesota Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on September 5, 2001, included as Exhibit 3.133 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.134	Amended and Restated Limited Liability Company Agreement of Minnesota Associates, L.L.C. dated June 6, 2005, included as Exhibit 3.134 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.135	Certificate of Formation of Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.135 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.135.1	Certificate of Merger of Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.135.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.136	Limited Liability Company Agreement of Missouri Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.136 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.137	Certificate of Formation of Missouri Regency Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.137 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.137.1	Certificate of Merger of Missouri Regency Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.137.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.138	Limited Liability Company Agreement of Missouri Regency Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.138 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.139	Articles of Organization of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on February 10, 1997, included as Exhibit 3.139 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.139.1	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on January 30, 1998, included as Exhibit 3.139.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.139.2	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on February 4, 2003, included as Exhibit 3.139.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.139.3	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.139.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.139.4	Articles of Amendment of Montana Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.139.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.140	Amended and Restated Operating Agreement of Montana Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.140 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.141	Certificate of Formation of Monterey Park Leasehold Mortgage, L.L.C., filed with the Secretary of the State of the State of Delaware on November 3, 2008, included as Exhibit 3.141 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.142	Limited Liability Company Agreement of Monterey Park Leasehold Mortgage, L.L.C. dated November 3, 2008, included as Exhibit 3.142 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.143	Certificate of Formation of Mt. Vernon Texas, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.143 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.144	Limited Liability Company Agreement of Mt. Vernon Texas, L.L.C. dated December 6, 2005, included as Exhibit 3.144 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.145	Certificate of Formation of Newton ALF Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2010, included as Exhibit 3.145 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.146	Limited Liability Company Agreement of Newton ALF Property, L.L.C. dated November 22, 2010, included as Exhibit 3.146 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.147	Articles of Organization of N.M. Bloomfield Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.147 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.147.1	Articles of Amendment of N.M. Bloomfield Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.147.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.147.2	Articles of Amendment of N.M. Bloomfield Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.147.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.148	Amended and Restated Operating Agreement of N.M. Bloomfield Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.148 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.149	Articles of Organization of N.M. Espanola Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.149 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.149.1	Articles of Amendment of N.M. Espanola Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.149.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.149.2	Articles of Amendment of N.M. Espanola Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.149.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.150	Amended and Restated Operating Agreement of N.M. Espanola Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.150 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.151	Articles of Organization of N.M. Lordsburg Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.151 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.151.1	Articles of Amendment of N.M. Lordsburg Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.151.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.151.2	Articles of Amendment of N.M. Lordsburg Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.151.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.152	Amended and Restated Operating Agreement of N.M. Lordsburg Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.152 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.153	Articles of Organization of N.M. Silver City Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on February 15, 1995, included as Exhibit 3.153 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.153.1	Articles of Amendment of N.M. Silver City Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 23, 2005, included as Exhibit 3.153.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.153.2	Articles of Amendment of N.M. Silver City Three Plus One Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.153.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.154	Amended and Restated Operating Agreement of N.M. Silver City Three Plus One Limited Company dated June 30, 2005, included as Exhibit 3.154 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.155	Certificate of Formation of Northridge Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on December 6, 2005, included as Exhibit 3.155 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.156	Limited Liability Company Agreement of Northridge Arkansas, L.L.C. dated December 6, 2005, included as Exhibit 3.156 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.157	Certificate of Formation of Norwalk ALF Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2010, included as Exhibit 3.157 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.158	Limited Liability Company Agreement of Norwalk ALF Property, L.L.C. dated November 22, 2010, included as Exhibit 3.158 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.159	Certificate of Formation of Oakland Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.159 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.159.1	Certificate of Merger of Oakland Nursing Homes, L.L.C., filed with the Secretary of the State of the State of Delaware on June 22, 2005, included as Exhibit 3.159.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.160	Limited Liability Company Agreement of Oakland Nursing Homes, L.L.C. dated June 30, 2005, included as Exhibit 3.160 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.161	Certificate of Formation of October Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.161 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.161.1	Certificate of Merger of October Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.161.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.162	Limited Liability Company Agreement of October Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.162 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.163	Certificate of Formation of Ogden Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on January 5, 2001, included as Exhibit 3.163 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.164	Amended and Restated Limited Liability Agreement of Ogden Associates, L.L.C. dated June 6, 2005, included as Exhibit 3.164 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.165	Certificate of Formation of Ohio Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on November 2, 2006, included as Exhibit 3.165 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.166	Limited Liability Company Agreement of Ohio Aviv, L.L.C. dated November 2, 2006, included as Exhibit 3.166 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.166.1	Assignment dated October 1, 2007 between Aviv Financing II, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.166.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167	Certificate of Formation of Omaha Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.167 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.167.1	Certificate of Merger of Omaha Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.167.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.168	Limited Liability Company Agreement of Omaha Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.168 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.169	Certificate of Formation of Orange ALF Property, L.L.C., filed with the Secretary of the State of the State of Delaware on November 22, 2010, included as Exhibit 3.169 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.170	Limited Liability Company Agreement of Orange ALF Property, L.L.C. dated November 22, 2010, included as Exhibit 3.170 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171	Articles of Organization of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on July 19, 1996, included as Exhibit 3.171 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171.1	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on July 30, 1997, included as Exhibit 3.171.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171.2	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on May 31, 2002, included as Exhibit 3.171.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171.3	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on August 14, 2003, included as Exhibit 3.171.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171.4	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.171.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.171.5	Articles of Amendment of Orange, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.171.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.172	Amended and Restated Limited Liability Agreement of Orange, L.L.C. dated June 14, 2005, included as Exhibit 3.172 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.173	Certificate of Formation of Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.173 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.173.1	Certificate of Merger of Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 15, 2005, included as Exhibit 3.173.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.174	Limited Liability Company Agreement of Oregon Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.174 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.175	Certificate of Formation of Peabody Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.175 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.175.1	Certificate of Merger of Peabody Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.175.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.176	Limited Liability Company Agreement of Peabody Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.176 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177	Articles of Organization of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on October 24, 1996, included as Exhibit 3.177 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177.1	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.177.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177.2	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2002, included as Exhibit 3.177.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177.3	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.177.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.177.4	Articles of Amendment of Pomona Vista, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.177.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.178	Amended and Restated Operating Agreement of Pomona Vista, L.L.C. dated June 14, 2005, included as Exhibit 3.178 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.179	Certificate of Formation of Prescott Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on December 6, 2005, included as Exhibit 3.179 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.180	Limited Liability Company Agreement of Prescott Arkansas, L.L.C. dated December 6, 2005, included as Exhibit 3.180 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.181	Articles of Organization of Raton Property Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on October 21, 1996, included as Exhibit 3.181 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.181.1	Articles of Amendment of Raton Property Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on June 14, 2005, included as Exhibit 3.181.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.181.2	Articles of Amendment of Raton Property Limited Company, filed with the Office of the Public Regulation Commission of the State of New Mexico on August 19, 2010, included as Exhibit 3.181.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.182	Amended and Restated Operating Agreement of Raton Property Limited Company dated May 2005, included as Exhibit 3.182 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.183	Articles of Organization of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on November 18, 1997, included as Exhibit 3.183 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.183.1	Articles of Amendment of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on October 11, 2002, included as Exhibit 3.183.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.183.2	Articles of Amendment of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on June 22, 2005, included as Exhibit 3.183.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.183.3	Articles of Amendment of Red Rocks, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.183.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.184	Amended and Restated Operating Agreement of Red Rocks, L.L.C. dated June 30, 2005, included as Exhibit 3.184 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.185	Certificate of Formation of Richland Washington, L.L.C., filed with the Secretary of the State of the State of Delaware on December 10, 2003, included as Exhibit 3.185 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.186	Amended and Restated Limited Liability Agreement of Richland Washington, L.L.C. dated December 29, 2006, included as Exhibit 3.186 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.187	Certificate of Formation of Riverside Nursing Home Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on December 16, 1999, included as Exhibit 3.187 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.188	Amended and Restated Limited Liability Agreement of Riverside Nursing Home Associates, L.L.C. dated December 1, 2006, included as Exhibit 3.188 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.189	Articles of Organization of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on October 24, 1996, included as Exhibit 3.189 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.189.1	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.189.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.189.2	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on September 3, 2002, included as Exhibit 3.189.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.189.3	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.189.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.189.4	Articles of Amendment of Rose Baldwin Park Property, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.189.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.190	Amended and Restated Operating Agreement of Rose Baldwin Park Property, L.L.C. dated June 14, 2005, included as Exhibit 3.190 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.191	Certificate of Formation of Salem Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.191 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.191.1	Certificate of Merger of Salem Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.191.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.192	Limited Liability Company Agreement of Salem Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.192 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.193	Certificate of Formation of San Juan NH Property, L.L.C., filed with the Secretary of the State of the State of Delaware on March 8, 2004, included as Exhibit 3.193 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.194	Amended and Restated Operating Agreement of San Juan NH Property, L.L.C. dated June 6, 2005, included as Exhibit 3.194 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.195	Articles of Organization of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on February 5, 1998, included as Exhibit 3.195 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.195.1	Articles of Amendment of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on March 31, 2002, included as Exhibit 3.195.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.195.2	Articles of Amendment of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on December 7, 2007, included as Exhibit 3.195.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.195.3	Articles of Amendment of Santa Ana—Bartlett, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.195.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.196	Amended and Restated Operating Agreement of Santa Ana—Bartlett, L.L.C. dated December 1, 2006, included as Exhibit 3.196 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.197	Articles of Organization of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 26, 1997, included as Exhibit 3.197 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.197.1	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on October 29, 1997, included as Exhibit 3.197.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.197.2	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on May 10, 2002, included as Exhibit 3.197.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.197.3	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 9, 2003, included as Exhibit 3.197.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.197.4	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 22, 2005, included as Exhibit 3.197.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.197.5	Articles of Amendment of Santa Fe Missouri Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.197.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.198	Amended and Restated Operating Agreement of Santa Fe Missouri Associates, L.L.C. dated June 30, 2005, included as Exhibit 3.198 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.199	Certificate of Formation of Savoy/Bonham Venture, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.199 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.199.1	Certificate of Merger of Savoy/Bonham Venture, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.199.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.200	Limited Liability Company Agreement of Savoy/Bonham Venture, L.L.C. dated April 6, 2005, included as Exhibit 3.200 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.201	Certificate of Formation of Searcy Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on March 11, 2008, included as Exhibit 3.201 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.202	Limited Liability Company Agreement of Searcy Aviv, L.L.C. dated March 11, 2008, included as Exhibit 3.202 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.203	Certificate of Formation of Skagit Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on May 9, 2008, included as Exhibit 3.203 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.204	Limited Liability Company Agreement of Skagit Aviv, L.L.C. dated May 9, 2008, included as Exhibit 3.204 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.205	Certificate of Formation of Skyview Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on March 22, 2005, included as Exhibit 3.205 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.205.1	Certificate of Merger of Skyview Associates, L.L.C., filed with the Secretary of the State of the State of Delaware on April 13, 2005, included as Exhibit 3.205.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.206	Limited Liability Company Agreement of Skyview Associates, L.L.C. dated April 6, 2005, included as Exhibit 3.206 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.207	Certificate of Formation of Southeast Missouri Property, L.L.C., filed with the Secretary of the State of the State of Delaware on September 21, 2010, included as Exhibit 3.207 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.208	Limited Liability Company Agreement of Southeast Missouri Property, L.L.C. dated September 21, 2010, included as Exhibit 3.208 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.209	Certificate of Formation of Star City Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on September 21, 2005, included as Exhibit 3.209 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.210	Limited Liability Company Agreement of Star City Arkansas, L.L.C. dated September 22, 2005, included as Exhibit 3.210 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211	Articles of Organization of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on October 12, 1995, included as Exhibit 3.211 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.1	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on October 31, 1997, included as Exhibit 3.211.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.2	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2002, included as Exhibit 3.211.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.3	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.211.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.211.4	Articles of Amendment of Sun-Mesa Properties, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.211.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.212	Amended and Restated Operating Agreement of Sun-Mesa Properties, L.L.C. dated June 14, 2005, included as Exhibit 3.212 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.213	Certificate of Formation of Tujunga, L.L.C., filed with the Secretary of the State of the State of Delaware on August 23, 2000, included as Exhibit 3.213 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.214	Amended and Restated Limited Liability Agreement of Tujunga, L.L.C. dated December 1, 2006, included as Exhibit 3.214 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.215	Certificate of Formation of VRB Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on November 8, 2005, included as Exhibit 3.215 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.215.1	Certificate of Merger of VRB Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on December 1, 2006, included as Exhibit 3.215.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.216	Limited Liability Company Agreement of VRB Aviv, L.L.C. dated December 1, 2006, included as Exhibit 3.216 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.217	Articles of Organization of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on September 24, 1997, included as Exhibit 3.217 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.217.1	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 27, 2000, included as Exhibit 3.217.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.217.2	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 1, 2002, included as Exhibit 3.217.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.217.3	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on September 4, 2003, included as Exhibit 3.217.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.217.4	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.217.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.217.5	Articles of Amendment of Washington-Oregon Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.217.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.218	Amended and Restated Operating Agreement of Washington-Oregon Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.218 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.219	Articles of Organization of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on March 23, 1997, included as Exhibit 3.219 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.219.1	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 20, 1998, included as Exhibit 3.219.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.219.2	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on April 18, 2002, included as Exhibit 3.219.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.219.3	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on June 14, 2005, included as Exhibit 3.219.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.219.4	Articles of Amendment of Watauga Associates, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.219.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.220	Amended and Restated Operating Agreement of Watauga Associates, L.L.C. dated June 14, 2005, included as Exhibit 3.220 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.221	Certificate of Formation of Wellington Leasehold, L.L.C., filed with the Secretary of the State of the State of Delaware on November 12, 2010, included as Exhibit 3.221 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.222	Limited Liability Company Agreement of Wellington Leasehold, L.L.C. dated November 12, 2010, included as Exhibit 3.222 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.223	Certificate of Formation of West Pearl Street, L.L.C., filed with the Secretary of the State of the State of Delaware on October 15, 2003, included as Exhibit 3.223 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.224	Amended and Restated Limited Liability Agreement of West Pearl Street, L.L.C. dated June 6, 2005, included as Exhibit 3.224 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.225	Articles of Organization of Wheeler Healthcare Associates, L.L.C., filed with the Secretary of the State of the State of Texas on June 16, 1995, included as Exhibit 3.225 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.225.1	Articles of Amendment of Wheeler Healthcare Associates, L.L.C., filed with the Secretary of the State of the State of Texas on June 13, 2005, included as Exhibit 3.225.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.226	Amended and Restated Operating Agreement of Wheeler Healthcare Associates, L.L.C. dated June 13, 2005, included as Exhibit 3.226 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.227	Certificate of Formation of Willis Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 18, 2006, included as Exhibit 3.227 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.227.1	Certificate of Amendment of Willis Texas Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on April 20, 2006, included as Exhibit 3.227.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.228	Limited Liability Company Agreement of Willis Texas Aviv, L.L.C. dated December 6, 2005, included as Exhibit 3.228 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.229	Certificate of Formation of Woodland Arkansas, L.L.C., filed with the Secretary of the State of the State of Delaware on December 6, 2005, included as Exhibit 3.229 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.230	Limited Liability Company Agreement of Woodland Arkansas, L.L.C. dated December 6, 2005, included as Exhibit 3.230 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.231	Articles of Organization of Xion, L.L.C., filed with the Secretary of the State of the State of Illinois on February 8, 1996, included as Exhibit 3.231 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.231.1	Articles of Amendment of Xion, L.L.C., filed with the Secretary of the State of the State of Illinois on February 29, 1996, included as Exhibit 3.231.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.231.2	Articles of Amendment of Xion, L.L.C., filed with the Secretary of the State of the State of Illinois on March 6, 2002, included as Exhibit 3.231.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.231.3	Articles of Amendment of Xion, L.L.C., filed with the Secretary of the State of the State of Illinois on January 11, 2007, included as Exhibit 3.231.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

3.231.4	Articles of Amendment of Xion, L.L.C., filed with the Secretary of the State of the State of Illinois on August 19, 2010, included as Exhibit 3.231.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.232	Amended and Restated Operating Agreement of Xion, L.L.C. dated December 29, 2006, included as Exhibit 3.232 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.233	Certificate of Formation of Yuba Aviv, L.L.C., filed with the Secretary of the State of the State of Delaware on May 2, 2005, included as Exhibit 3.233 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.234	Amended and Restated Limited Liability Agreement of Yuba Aviv, L.L.C. dated September 17, 2009, included as Exhibit 3.234 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.235	Assignment of Limited Liability Company Interests dated September 17, 2010 between Aviv Development JV, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.235 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.236	Assignment of Limited Liability Company Interests dated September 17, 2010 between Aviv Financing III, L.L.C. and Aviv Financing I, L.L.C., included as Exhibit 3.236 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.237	Assignment of Limited Liability Company Interests dated January 21, 2011 between Aviv Development JV, L.L.C., and Aviv Financing II, L.L.C., included as Exhibit 3.237 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.238	Assignment of Limited Liability Company Interests dated February 4, 2011 between Aviv Financing I, L.L.C. and Aviv Financing II, L.L.C., included as Exhibit 3.238 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.239	Assignment of Limited Liability Company Interests dated February 4, 2011 between Aviv Financing I, L.L.C. and Aviv Financing IV, L.L.C., included as Exhibit 3.239 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.240	Assignment of Limited Liability Company Interests dated February 4, 2011 between Aviv Financing III, L.L.C. and Aviv Financing II, L.L.C., included as Exhibit 3.240 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.241	Assignment of Limited Liability Company Interests dated April 5, 2011 between Aviv Financing I, L.L.C. and Aviv Financing II, L.L.C., included as Exhibit 3.241 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

3.242*	Assignment of Limited Liability Company Interest dated January 25, 2011 between Aviv Financing IV, L.L.C., and Aviv Financing II, L.L.C.

3.243*	Assignment of Limited Liability Company Interests dated March 28, 2011 between Aviv Financing I, L.L.C., and Aviv Financing II, L.L.C.

3.244*	Assignment of Limited Liability Company Interests dated December 20, 2011 between Aviv Financing II, L.L.C., and Aviv Financing I, L.L.C.

3.245*	Assignment of Limited Liability Company Interests dated January 25, 2012 between Aviv Financing IV, L.L.C., and Aviv Financing V, L.L.C.

3.246*	Assignment of Limited Liability Company Interests dated January 25, 2012 between Aviv Financing II, L.L.C., and Aviv Financing V, L.L.C.

EXHIBIT NO.	DESCRIPTION

3.247*	Assignment of Limited Liability Company Interests dated March 28, 2012 between Aviv Financing I, L.L.C., and Aviv Financing II, L.L.C.

3.248*	Certificate of Formation of Biglerville Road, L.L.C., filed with the Secretary of State of the State of Delaware on May 11, 2011.

3.249*	Limited Liability Company Agreement of Biglerville Road, L.L.C., dated May 11, 2011.

3.250*	Certificate of Formation of Bradenton ALF Property, L.L.C., filed with the Secretary of State of the State of Delaware on February 3, 2012.

3.251*	Limited Liability Company Agreement of Bradenton ALF Property, L.L.C., dated February 3, 2012.

3.252*	Certificate of Formation of Commerce Sterling Hart Drive, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011.

3.253*	Limited Liability Company Agreement of Commerce Sterling Hart Drive, L.L.C., dated March 8, 2011.

3.254*	Certificate of Formation of Conroe Rigby Owen Road, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011.

3.255*	Limited Liability Company Agreement of Conroe Rigby Owen Road, L.L.C., dated March 8, 2011.

3.256*	Certificate of Formation of Crooked River Road, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011.

3.257*	Limited Liability Company Agreement of Crooked River Road, L.L.C., dated February 18, 2011.

3.258*	Certificate of Formation of Cuyahoga Falls Property, L.L.C., filed with the Secretary of State of the State of Delaware on August 2, 2011.

3.259*	Limited Liability Company Agreement of Cuyahoga Falls Property, L.L.C., dated August 2, 2011.

3.260*	Certificate of Formation of Darien ALF Property, L.L.C., filed with the Secretary of State of the State of Delaware on July 20, 2011.

3.261*	Limited Liability Company Agreement of Darien ALF Property, L.L.C., dated July 20, 2011.

3.262*	Certificate of Formation of East Rollins Street, L.L.C., filed with the Secretary of State of the State of Delaware on April 5, 2011.

3.263*	Limited Liability Company Agreement of East Rollins Street, L.L.C., dated April 5, 2011.

3.264*	Certificate of Formation of Fredericksburg South Adams Street, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011.

3.265*	Limited Liability Company Agreement of Fredericksburg South Adams Street, L.L.C., dated March 8, 2011.

3.266*	Certificate of Formation of Gardnerville Property, L.L.C., filed with the Secretary of State of the State of Delaware on December 13, 2011.

3.267*	Limited Liability Company Agreement of Gardnerville Property, L.L.C., dated December 13, 2011.

3.268*	Certificate of Formation of Germantown Property, L.L.C., filed with the Secretary of State of the State of Delaware on February 3, 2012.

EXHIBIT NO.	DESCRIPTION

3.269*	Limited Liability Company Agreement of Germantown Property, L.L.C., dated February 3, 2012.

3.270*	Certificate of Formation of Iowa Lincoln County Property, L.L.C., filed with the Secretary of State of the State of Delaware on January 31, 2012.

3.271*	Limited Liability Company Agreement of Iowa Lincoln County Property, L.L.C., dated January 31, 2012.

3.272*	Certificate of Formation of Jasper Springhill Street, L.L.C., filed with the Secretary of State of the State of Delaware on March 8, 2011.

3.273*	Limited Liability Company Agreement of Jasper Springhill Street, L.L.C., dated March 8, 2011.

3.274*	Certificate of Formation of Kansas Five Property, L.L.C., filed with the Secretary of State of the State of Delaware on September 8, 2011.

3.275*	Limited Liability Company Agreement of Kansas Five Property, L.L.C., dated September 8, 2011.

3.276*	Certificate of Formation of McCarthy Street Property, L.L.C., filed with the Secretary of State of the State of Delaware on October 27, 2011.

3.277*	Limited Liability Company Agreement of McCarthy Street Property, L.L.C., dated October 28, 2011.

3.278*	Certificate of Formation of Murray County, L.L.C., filed with the Secretary of State of the State of Delaware on September 8, 2011.

3.279*	Limited Liability Company Agreement of Murray County, L.L.C., dated September 8, 2011.

3.280*	Certificate of Formation of Ohio Aviv Two, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011.

3.281*	Limited Liability Company Agreement of Ohio Aviv Two, L.L.C., dated February 18, 2011.

3.282*	Certificate of Formation of Ohio Aviv Three, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011.

3.283*	Limited Liability Company Agreement of Ohio Aviv Three, L.L.C., dated February 18, 2011.

3.284*	Certificate of Formation of Ohio Pennsylvania Property, L.L.C., filed with the Secretary of State of the State of Delaware on July 20, 2011.

3.285*	Limited Liability Company Agreement of Ohio Pennsylvania Property, L.L.C., dated July 20, 2011.

3.286*	Certificate of Formation of Peabody Associates Two, L.L.C., filed with the Secretary of State of the State of Delaware on February 18, 2011.

3.287*	Limited Liability Company Agreement of Peabody Associates Two, L.L.C., dated February 18, 2011.

3.288*	Certificate of Formation of Sandalwood Arkansas Property, L.L.C., filed with the Secretary of State of the State of Delaware on November 10, 2011.

3.289*	Limited Liability Company Agreement of Sandalwood Arkansas Property, L.L.C., dated November 10, 2011.

3.290*	Certificate of Formation of Sedgwick Properties, L.L.C., filed with the Secretary of State of the State of Delaware on March 31, 2011.

EXHIBIT NO.	DESCRIPTION

3.291*	Limited Liability Company Agreement of Sedgwick Properties, L.L.C., dated March 31, 2011.

3.292*	Certificate of Formation of Southern California Nevada, L.L.C., filed with the Secretary of State of the State of Delaware on November 10, 2011.

3.293*	Limited Liability Company Agreement of Southern California Nevada, L.L.C., dated November 10, 2011.

3.294*	Certificate of Formation of Texas Fifteen Property, L.L.C., filed with the Secretary of State of the State of Delaware on February 8, 2012.

3.295*	Limited Liability Company Agreement of Texas Fifteen Property, L.L.C., dated February 8, 2012.

4.1	Indenture, dated as of February 4, 2011, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee, included as Exhibit 4.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

4.1.1	First Supplemental Indenture, dated as of March 22, 2011, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee, included as Exhibit 4.1.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

4.1.2	Second Supplemental Indenture, dated as of November 1, 2011, among Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee, included as Exhibit 4.1.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and incorporated herein by reference thereto.

4.1.3	Third Supplemental Indenture, dated as of December 29, 2011, among Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee, included as Exhibit 4.1.3 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 333-173824) and incorporated herein by reference thereto.

4.1.4*	Fourth Supplemental Indenture, dated as of March 28, 2012, among Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2*	Registration Rights Agreement, dated as of March 28, 2012, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, Aviv REIT, Inc., the other Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Representative of the several Initial Purchasers.

4.3	Form of 7 3/4% Senior Notes due 2019 (included in Exhibit 4.1).

5.1**	Opinion of Sidley Austin LLP.

5.2**	Opinion of Venable LLP.

5.3**	Opinion of Jones & Smith Law Firm, LLC.

5.4**	Opinion of McDonald Sanders, P.C.

EXHIBIT NO.	DESCRIPTION

10.1	Credit Agreement, dated as of September 17, 2010, among Aviv Financing I, L.L.C., as the Parent Borrower, the other borrowers named therein, as Borrowers, General Electric Capital Corporation, as Administrative Agent and Lender, and the other financial institutions named therein, as Lenders, included as Exhibit 10.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.1.1	Amendment No. 1 to Credit Agreement, dated as of February 4, 2011, among Aviv Financing I, L.L.C., as the Parent Borrower, the other borrowers named therein, as Borrowers, General Electric Capital Corporation, as Administrative Agent and Lender, and the other financial institutions named therein, as Lenders, included as Exhibit 10.1.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.1.2	Amendment No. 2 to Credit Agreement, dated as of April 5, 2011, among Aviv Financing I, L.L.C., as the Parent Borrower, the other borrowers named therein, as Borrowers, General Electric Capital Corporation, as Administrative Agent and Lender, and the other financial institutions named therein, as Lenders, included as Exhibit 10.1.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.1.3	Borrower Joinder Agreement and Affirmation Agreement, dated as of October 1, 2010, among Southeast Missouri Property, L.L.C., as Additional Borrower, Yuba Aviv, L.L.C., Aviv Financing I, L.L.C., as Parent Borrower, and General Electric Capital Corporation, as Administrative Agent, included as Exhibit 10.1.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.1.4	Borrower Joinder and Affirmation Agreement, dated as of December 30, 2010, among Great Bend Property, L.L.C., Arma Yates, L.L.C., Orange ALF Property, L.L.C., each as Additional Borrowers, October Associates, L.L.C., Aviv Financing I, L.L.C., as Parent Borrower, and General Electric Capital Corporation, as Administrative Agent, included as Exhibit 10.1.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.1.5	Release Agreement, dated as of February 4, 2011, by General Electric Capital Corporation, as Administrative Agent, in favor of Aviv Financing I, L.L.C., as Parent Borrower, included as Exhibit 10.1.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.1.6	Release Agreement, dated as of April 5, 2011, by General Electric Capital Corporation, as Administrative Agent, in favor of Aviv Financing I, L.L.C., as Parent Borrower, included as Exhibit 10.1.6 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.1.7	Borrower Joinder and Affirmation Agreement, dated as of November 1, 2011, among Ohio Pennsylvania Property, L.L.C., Kansas Five Property, L.L.C., Murray County, L.L.C., each as Additional Borrowers, Aviv Financing I, L.L.C., as Parent Borrower, and General Electric Capital Corporation, as Administrative Agent, included as Exhibit 10.1.7 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (File No. 333-173824) and incorporated herein by reference thereto.

10.1.8	Borrower Joinder and Affirmation Agreement, dated as of December 29, 2011, among McCarthy Street Property, L.L.C., Sandalwood Arkansas Property, L.L.C. and Southern California Nevada, L.L.C., each as Additional Borrowers, Aviv Financing I, L.L.C., as Parent Borrower, and General Electric Capital Corporation, as Administrative Agent, included as Exhibit 10.1.8 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 333-173824) and incorporated herein by reference thereto.

EXHIBIT NO.	DESCRIPTION

10.1.9*	Consent under Credit Agreement dated March 13, 2012 among Aviv Financing I, L.L.C., as the Parent Borrower, the other borrowers named therein, as Borrowers, General Electric Capital Corporation, as Administrative Agent and Lender, and the other financial institutions named therein.

10.2	Credit Agreement, dated as of February 4, 2011, among Aviv Financing IV, L.L.C., as the Parent Borrower, the other borrowers named therein, as Borrowers, Aviv REIT, Inc., Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Properties Operating Partnership I, L.P. and each of the other guarantors named therein, as Guarantors, Bank of America, N.A., as Administrative Agent, and the other financial institutions named therein, as Lenders, included as Exhibit 10.2 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.2.1	Amendment No. 1 to Credit Agreement, dated as of March 22, 2011, among Aviv Financing IV, L.L.C., as the Parent Borrower, the other borrowers named therein, as Borrowers, Aviv REIT, Inc., Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Properties Operating Partnership I, L.P. and each of the other guarantors named therein, as Guarantors, Bank of America, N.A., as Administrative Agent, and the other financial institutions named therein, as Lenders, included as Exhibit 10.2.1 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.3	Credit Agreement, dated as of January 31, 2012, among Aviv Financing V, L.L.C., as Parent Borrower, the other Borrowers party thereto, Aviv REIT, Inc., as REIT Guarantor, Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Properties Operating Partnership I, L.P., as Guarantors, and the other Guarantors party thereto, the Lenders party thereto, and General Electric Capital Corporation, as Administrative Agent, Sole Lead Arranger and Sole Book Manager, included as Exhibit 10.1.8 to Registrant’s Current Report on Form 8-K filed February 3, 2012 (File No. 333-173824) and incorporated herein by reference thereto.

10.4†	Aviv REIT, Inc. 2010 Management Incentive Plan, included as Exhibit 10.3 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.5†	Form of Time-Based Nonqualified Stock Option Award Agreement under the Aviv REIT, Inc. 2010 Management Incentive Plan, included as Exhibit 10.4 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.6†	Form of Nonlimited Performance-Based Nonqualified Stock Option Award Agreement under the Aviv REIT, Inc. 2010 Management Incentive Plan, included as Exhibit 10.5 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.7†	Form of Aviv Healthcare Properties Limited Partnership Class D Unit Award Agreement (for new grants) , included as Exhibit 10.6 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.8†	Form of Aviv Healthcare Properties Limited Partnership Class D Unit Award Agreement (for replacement grants) , included as Exhibit 10.7 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

10.9†	Amended and Restated Phantom Partnership Unit Award Agreement, dated as of September 17, 2010, among Aviv Asset Management, L.L.C., Steven J. Insoft and Aviv Healthcare Properties Limited Partnership, included as Exhibit 10.8 to Registrant’s Form S-4 Registration Statement No. 333-173824 and incorporated herein by reference thereto.

12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1*	List of Subsidiaries of Aviv REIT, Inc.

23.1*	Consent of Ernst & Young LLP.

EXHIBIT NO.	DESCRIPTION

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3	Consent of Venable LLP (included in Exhibit 5.2).

23.4	Consent of Jones & Smith Law Firm, LLC (included in Exhibit 5.3).

23.5	Consent of McDonald Sanders, P.C. (included in Exhibit 5.4).

24.1	Powers of Attorney (contained on the signature page to this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

101	Sections of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, formatted in XBRL (eXtensible Business Reporting Language): (i) Condensed Consolidated Balance Sheets; (ii) Consolidated Statements of Operations; (iii) Consolidated Statements of Changes in Equity; (iv) Consolidated Statements of Cash Flows; and (v) Notes to Consolidated Financial Statements, included as Exhibit 101 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 333-173824), and incorporated herein by reference thereto.

*	Filed herewith.

**	To be filed by amendment.

†	Management contract or compensatory plan or arrangement.